     As filed with the Securities and Exchange Commission on April 28, 1998

                                                      Registration No. 333

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933




                       APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



                  DELAWARE                                        7336                                   13-3864004
(State or Other Jurisdiction of Incorporation  (Primary Standard Industrial Classification  (I.R.S. Employer Identification No.)
              or Organization)                                Code Number)

                        450 WEST 33RD STREET, 11TH FLOOR
                          NEW YORK, NEW YORK 10001-2681
                                 (212) 716-6600
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)



            APPLIED GRAPHICS TECHNOLOGIES, INC.                                        DEVON GROUP, INC.
              450 WEST 33RD STREET, 3RD FLOOR                                   281 TRESSER BOULEVARD, SUITE 501
               NEW YORK, NEW YORK 10001-2681                                    STAMFORD, CONNECTICUT 06901-3227
              ATTENTION: MARTIN D. KRALL, ESQ.                                 ATTENTION: ROBERT A. FRASCO, ESQ.
                       (212) 210-2100                                                    (203) 964-1444

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)



                                   Copies to:

                    JEFFREY J. WEINBERG                                                LAWRENCE G. GRAEV
                 WEIL, GOTSHAL & MANGES LLP                                     O'SULLIVAN GRAEV & KARABELL, LLP
                      767 FIFTH AVENUE                                                30 ROCKEFELLER PLAZA
                  NEW YORK, NEW YORK 10153                                                 41ST FLOOR
                       (212) 310-8000                                               NEW YORK, NEW YORK 10112
                                                                                         (212) 408-2400



Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the business combination of Applied Graphics Technologies, Inc. and Devon Group, Inc. pursuant to the Agreement and Plan of Merger, dated as of February 13, 1998, described in the enclosed Proxy Statement/Prospectus have been satisfied or waived.

If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.      [ ]



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same of offering.     [ ]



If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                               [ ]



                                             (Cover Page continued on next page)

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                 Proposed Maximum       Proposed Maximum
 Title of Each Class of Securities to be     Amount to be       Offering Price Per     Aggregate Offering         Amount of
               Registered                     Registered               Unit                 Price(1)         Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------------------
Applied Graphics Technologies, Inc.
Common Stock, par value $.01 per
share....................................      4,427,290              $48.88            $216,406,867.30           $63,840.02
==================================================================================================================================


(1) Estimated in accordance with Rule 457(f) of the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The maximum aggregate offering price is based upon the value of the shares of common stock of Devon Group, Inc., $.01 par value per share, to be received by the Registrant (calculated based upon the average of the high and low sales prices per share of the common stock of Devon Group, Inc., as reported on the Nasdaq National Market on April 23, 1998) in the merger (the "Merger") of Devon Group, Inc. with and into AGT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Applied Graphics Technologies, Inc., a Delaware corporation, pursuant to which, among other things, each share of Devon Common Stock outstanding immediately prior to the Merger will be converted into the right to receive, subject to adjustment, $30.00 in cash and .6 share of common stock of Applied Graphics Technologies, Inc., $.01 par value per share, and AGT Acquisition Corp. (as the surviving corporation) will remain a wholly-owned subsidiary of Applied Graphics Technologies, Inc., upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of February 13, 1998 attached as Exhibit A to and incorporated by reference in the Proxy Statement/Prospectus included in this Registration Statement.

(2) $90,681.23 of the registration fee was paid on March 26, 1998 in connection with Applied Graphics Technologies, Inc.'s preliminary proxy materials.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.
                              450 WEST 33RD STREET
                            NEW YORK, NEW YORK 10001
                            ------------------------

      NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1998

                            ------------------------

To our stockholders:

     NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 1998 annual meeting of stockholders (the "Meeting") of Applied Graphics Technologies, Inc. ("AGT") will be held at 450 West 33rd Street, 3rd Floor, New York, New York on Wednesday, May 27, 1998 at 10:00 a.m., local time, for the following purposes:

          1. to approve the issuance of 4,427,290 shares of common stock, par value $.01 per share ("AGT Common Stock"), of AGT in connection with the merger (the "Merger") of Devon Group, Inc. ("Devon") with and into AGT Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of AGT, pursuant to which, among other things, each share of Devon common stock outstanding immediately prior to the consummation of the Merger will be converted into the right to receive, subject to adjustment, $30.00 in cash and .6 share of AGT Common Stock and Acquisition (as the surviving corporation) will remain a wholly-owned subsidiary of AGT, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger dated as of February 13, 1998 (the "Merger Agreement");

          2. to authorize an increase in the number of authorized shares of AGT Common Stock from 40,000,000 to 150,000,000 shares;

          3. to approve the adoption of the 1998 Incentive Compensation Plan;

          4. to elect ten directors of AGT for terms expiring at the 1999 annual meeting of stockholders; and

          5. to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on April 27, 1998 will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the Meeting, during normal business hours, for ten days prior to the Meeting, at the offices of AGT, 450 West 33rd Street, New York, New York 10001.

                                          By Order of the Board of Directors,

                                          MARTIN D. KRALL
                                          Secretary

Dated: April 28, 1998

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                               DEVON GROUP, INC.
                        281 TRESSER BOULEVARD, SUITE 501
                        STAMFORD, CONNECTICUT 06901-3227

                        SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1998

                                                                  April 28, 1998

To the Stockholders of Devon Group, Inc.:

     It is my pleasure to invite you to attend a Special Meeting of Stockholders (the "Meeting") of Devon Group, Inc. ("Devon"). The Meeting will be held at Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut, at 10:00 a.m., local time, on Wednesday, May 27, 1998.

     At this important Meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 13, 1998 (the "Merger Agreement"), by and among Devon, Applied Graphics Technologies, Inc., a Delaware corporation ("AGT"), and AGT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AGT ("Acquisition"). Pursuant to the Merger Agreement, Devon will be merged with and into Acquisition (the "Merger"). Following the Merger, the separate corporate existence of Devon will cease and Acquisition, as the surviving corporation (the "Surviving Corporation"), will remain a wholly-owned subsidiary of AGT. Details of the proposed Merger are set forth in the accompanying Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), which you should read carefully. The full text of the Merger Agreement is attached to the Proxy Statement/Prospectus as Exhibit A and should be read carefully, in its entirety.

     Subject to the terms and conditions of the Merger Agreement, and as more fully described in the Proxy Statement/Prospectus, each share of common stock, par value $.01 per share, of Devon (the "Devon Common Stock") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger will be converted into and represent the right to receive, subject to adjustment, $30.00 in cash and .6 share of common stock, par value $.01 per share, of AGT (the "AGT Common Stock") (collectively, the "Merger Consideration"). Cash will be paid in lieu of any fractional shares of AGT Common Stock.

     It is intended that Devon stockholders will not recognize gain or loss for federal income tax purposes on their receipt of AGT Common Stock in the Merger in exchange for Devon Common Stock, although the receipt of cash and cash in lieu of fractional shares will be taxable.

     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS BELIEVES THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, DEVON AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS OF DEVON HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER) AND RECOMMENDS THAT ALL DEVON STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. The Board has received a written opinion, dated February 13, 1998, of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), financial advisor to Devon, to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration was fair to the holders of Devon Common Stock from a financial point of view. The full text of such opinion is attached to the Proxy Statement/Prospectus as Exhibit B and should be read carefully, in its entirety.

     Pursuant to a certain stockholders agreement, dated as of February 13, 1998, entered into in connection with the Merger Agreement (the "Stockholders Agreement"), Marne Obernauer, Jr., Devon's Chairman and Chief Executive Officer, John W. Dinzole, Devon's President and Chief Operating Officer and other members of Devon's management and Board of Directors, who in the aggregate beneficially own approximately 24% of the outstanding Devon Common Stock, have agreed with AGT, subject to certain conditions, to vote all shares held of record or beneficially owned by them for approval and adoption of the Merger Agreement and against certain other transactions which could impede or delay consummation of the Merger. The Stockholders

Agreement is attached to the Proxy Statement/Prospectus as Exhibit D and should be read carefully, in its entirety.

     All Devon stockholders are invited to attend the Meeting in person. The affirmative vote of the holders of a majority of the outstanding shares of Devon Common Stock will be necessary for approval and adoption of the Merger Agreement. If you abstain from voting, your shares will, in effect, be counted as being voted against the Merger Agreement. The vote of every stockholder of Devon is important, regardless of the number of shares you own. Your Board of Directors appreciates your support and cooperation, and urges you to vote FOR approval and adoption of the Merger Agreement.

     IN VIEW OF THE IMPORTANCE OF THE ACTION TO BE TAKEN AT THE MEETING, WE URGE YOU TO READ THE ENCLOSED MATERIAL CAREFULLY. IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, YOU ARE URGED PROMPTLY TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON YOU MAY, IF YOU WISH, VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE MEETING EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                          Very truly yours,

                                          MARNE OBERNAUER, JR.
                                          Chairman

                               DEVON GROUP, INC.
                        281 TRESSER BOULEVARD, SUITE 501
                        STAMFORD, CONNECTICUT 06901-3227
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 27, 1998

To the Stockholders of Devon Group, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Devon Group, Inc. ("Devon") will be held at Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut, on Wednesday, May 27, 1998, at 10:00 a.m., local time, for the following purposes:

          1. to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 13, 1998 (the "Merger Agreement"), by and among Devon, Applied Graphics Technologies, Inc. ("AGT") and AGT Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of AGT, pursuant to which, among other things, the following will occur:

             (a) Devon shall be merged with and into Acquisition (the "Merger"), with Acquisition (as the surviving corporation) remaining a wholly-owned subsidiary of AGT; and

             (b) each outstanding share of common stock, par value $.01 per share ("Devon Common Stock"), of Devon outstanding immediately prior to the consummation of the Merger will be converted into and represent the right to receive, subject to adjustment, $30.00 in cash and .6 share of common stock, par value $.01 per share, of AGT; and

          2. to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Only Devon stockholders of record at the close of business on April 27, 1998 are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the Meeting, during ordinary business hours, for ten days prior to the Meeting, at the offices of Devon, 281 Tresser Boulevard, Suite 501, Stamford, Connecticut 06901-3227.

     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

     The Board of Directors of Devon unanimously has determined that the Merger is fair to, and in the best interests of, Devon and its stockholders, has approved the Merger Agreement (and the transactions contemplated thereby, including the Merger) and recommends that holders of Devon Common Stock vote FOR approval and adoption of the Merger Agreement.

                                          By Order of the Board of Directors

                                          ROBERT A. FRASCO
                                          Secretary

April 28, 1998

     THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF DEVON COMMON STOCK IS REQUIRED TO APPROVE AND ADOPT THE MERGER AGREEMENT. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT/PROSPECTUS. ANY STOCKHOLDER PRESENT AT THE MEETING, INCLUDING ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, MAY REVOKE HIS OR HER PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE MEETING.

                           PROXY STATEMENT/PROSPECTUS

DEVON GROUP, INC.   APPLIED GRAPHICS
   281 TRESSER     TECHNOLOGIES, INC.
     BOULEVARD       450 WEST 33RD
  STAMFORD, CT           STREET
     06901-3227    NEW YORK, NY 10001

                  PROXY STATEMENT RELATING TO SPECIAL MEETING
                   IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                     OF APPLIED GRAPHICS TECHNOLOGIES, INC.
                           TO BE HELD ON MAY 27, 1998
                                      AND
                       SPECIAL MEETING OF STOCKHOLDERS OF
                               DEVON GROUP, INC.
                           TO BE HELD ON MAY 27, 1998

            PROSPECTUS RELATING TO 4,427,290 SHARES OF COMMON STOCK,
             $.01 PAR VALUE, OF APPLIED GRAPHICS TECHNOLOGIES, INC.

     This Proxy Statement/Prospectus is being furnished to (i) the holders of common stock, par value $.01 per share ("AGT Common Stock"), of Applied Graphics Technologies, Inc., a Delaware corporation ("AGT"), in connection with the solicitation of proxies by the Board of Directors of AGT (the "AGT Board") for use at a special meeting in lieu of the Annual Meeting of stockholders of AGT to be held at 10:00 a.m., local time, on Wednesday, May 27, 1998, at 450 West 33rd Street, 3rd Floor, New York, New York, including any adjournment or postponement thereof (the "AGT Meeting"), and (ii) the holders of common stock, par value $.01 per share (the "Devon Common Stock"), of Devon Group, Inc., a Delaware corporation ("Devon"), in connection with the solicitation of proxies by the Board of Directors of Devon (the "Devon Board") for use at a Special Meeting of stockholders of Devon to be held at 10:00 a.m., local time, on May 27, 1998, at Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut, including any adjournment or postponement thereof (the "Devon Meeting" and together with the AGT Meeting, the "Meetings"). This Proxy Statement/Prospectus, and the attached Notice of Special Meeting in lieu of Annual Meeting of Stockholders and proxy card (the "AGT Proxy Card"), are first being mailed to stockholders of AGT on or about May 1, 1998. This Proxy Statement/Prospectus, and the attached Notice of Special Meeting of Stockholders and proxy card (the "Devon Proxy Card"), are first being mailed to stockholders of Devon on or about May 1, 1998.

PROPOSALS TO BE CONSIDERED AT THE MEETINGS

     The Devon Meeting has been called to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 13, 1998 (the "Merger Agreement"), by and among Devon, AGT and AGT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of AGT ("Acquisition"), pursuant to which Devon will be merged with and into Acquisition (the "Merger"), the separate corporate existence of Devon will cease and Acquisition (as the surviving corporation) will remain a wholly-owned subsidiary of AGT. Subject to the terms and conditions of the Merger Agreement, each share of Devon Common Stock outstanding immediately prior to the Effective Time (as defined) of the Merger will be converted into and represent the right to receive, subject to adjustment, $30.00 in cash and .6 share of AGT Common Stock.

     The AGT Stockholders will be asked at the AGT Meeting to consider and vote upon the following proposals (collectively, the "Proposals"):

          1. to approve the issuance of 4,427,290 shares of AGT Common Stock in connection with the Merger of Devon with and into Acquisition, pursuant to which, among other things, each share of Devon

     Common Stock outstanding immediately prior to the consummation of the Merger will be converted into the right to receive, subject to adjustment, $30.00 in cash and .6 share of AGT Common Stock and Acquisition (as the surviving corporation) will remain a wholly-owned subsidiary of AGT, upon the terms and subject to the conditions set forth in the Merger Agreement ("Proposal 1");

          2. to approve an increase in the number of authorized shares of AGT Common Stock from 40,000,000 to 150,000,000 shares ("Proposal 2");

          3. to approve the adoption of the 1998 Incentive Compensation Plan ("Proposal 3"); and

          4. to elect ten directors of the Company for terms expiring at the 1999 annual meeting of stockholders ("Proposal 4").

     The AGT Common Stock is listed for trading under the symbol "AGTX" on the Nasdaq National Market ("NASDAQ"). The Devon Common Stock is listed for trading under the symbol "DEVN" on the NASDAQ. On April 24, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price of the AGT Common Stock as reported on the NASDAQ was $50 per share and the closing price of the Devon Common Stock as reported on the NASDAQ was $59.41 per share.

     Pursuant to a certain stockholders agreement dated as of February 13, 1998 entered into in connection with the Merger Agreement (the "Stockholders Agreement"), Marne Obernauer, Jr., Devon's Chairman and Chief Executive Officer, John W. Dinzole, Devon's President and Chief Operating Officer, and other members of Devon's management and the Devon Board who in the aggregate beneficially own approximately 24% of the outstanding Devon Common Stock, have agreed with AGT, subject to certain conditions, to vote at the Devon Meeting all shares held of record or beneficially owned by them for approval and adoption of the Merger Agreement and against certain other transactions which could impede or delay consummation of the Merger. The Stockholders Agreement is attached to this Proxy Statement/Prospectus as Exhibit D and should be read carefully and in its entirety.

     This Proxy Statement/Prospectus constitutes (a) the proxy statement of Devon relating to the solicitation of proxies by the Devon Board for use at the Devon Meeting to approve and adopt the Merger Agreement, (b) the proxy statement of AGT relating to the solicitation of proxies by the AGT Board for use at the AGT Meeting to approve and adopt the Proposals and (c) the prospectus of AGT included as part of a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") with respect to the registration of the shares of AGT Common Stock to be received by holders of Devon Common Stock upon consummation of the Merger. All information regarding Devon and its affiliates in this Proxy Statement/Prospectus has been supplied by Devon, and all information regarding AGT and its affiliates in this Proxy Statement/Prospectus has been supplied by AGT.

     THE DEVON BOARD UNANIMOUSLY HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, DEVON AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER) AND RECOMMENDS THAT THE DEVON STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     THE AGT BOARD UNANIMOUSLY RECOMMENDS THAT THE AGT STOCKHOLDERS VOTE FOR APPROVAL OF EACH OF THE PROPOSALS.

     IN REVIEWING THIS PROXY STATEMENT/PROSPECTUS, AGT AND DEVON STOCKHOLDERS SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 13.

 THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

         The date of this Proxy Statement/Prospectus is April 28, 1998.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
SUMMARY OF PROXY STATEMENT/PROSPECTUS.......................      1
     The Companies..........................................      1
     Trading Markets and Market Price Data..................      1
     Meetings...............................................      1
     Vote Required; Proxies.................................      2
     Stock Ownership of Devon Management....................      3
     The Proposed Merger....................................      4
     Interests of Certain Persons in the Merger.............      4
     Conditions to the Merger...............................      4
     Other Acquisition Proposals............................      5
     Termination............................................      5
     Termination Fees.......................................      6
     Regulatory Approvals...................................      6
     Financing the Merger...................................      6
     Certain Federal Income Tax Consequences of the
      Merger................................................      6
     Rights of Dissenting Devon Stockholders................      6
     Certain Differences in the Rights of Devon
      Stockholders..........................................      7
     Resale Restrictions....................................      7
     Percentage Ownership Interest of Devon Stockholders
      After the Merger......................................      7
     Devon Board's Recommendation...........................      7
     Opinion of Financial Advisor to Devon..................      7
     AGT Board's Recommendation.............................      7
     Opinion of Financial Advisor to AGT....................      8
     Selected Financial and Pro Forma Consolidated Data of
      AGT...................................................      9
     Selected Consolidated Financial Data of Devon..........     10
     Comparative Per Share Data.............................     11
     Comparative Market Price Data and Dividends............     12
RISK FACTORS................................................     13
     Risk of Integration....................................     13
     Competition............................................     13
     Dependence on Key Customers............................     14
     Limited Number of Multi-Year Contracts and Arrangements
      With Prepress Customers...............................     14
     Growth Through Acquisitions; Management of Growth......     14
     Potential Obstacles to Marketing Strategies............     15
     Rapid Technological Change.............................     15
     Implementation of New Technology in Broadcast Media
      Distribution..........................................     15
     Potential Disadvantages to Stockholders of an Increase
      in the Number of AGT Shares Authorized for Issuance...     15
     Incurrence of Indebtedness.............................     16
     Dependence on Key Personnel; Potential Time
      Conflicts.............................................     16
     Concentration of Share Ownership and Control of AGT by
      Principal Stockholder.................................     17
     Potential Conflicts of Interest........................     17
     Digital Imaging Services Dependent on Emerging Market
      for New Media.........................................     17
     Limited Proprietary Rights.............................     17
     Susceptibility to Change in Economic Conditions........     18
     Fluctuations in Quarterly Operating Results............     18
     Potential Stock Price Volatility.......................     18
     Provisions with Potential Antitakeover Effects.........     19
     Dividend Policy........................................     19
     Shares Eligible for Future Sale........................     19

                                                              PAGE
                                                              -----
     Year 2000 Issue........................................     20
THE MEETING OF AGT STOCKHOLDERS.............................     21
     General................................................     21
     Matters to Be Considered at the AGT Meeting............     21
     Record Date............................................     21
     Quorum.................................................     21
     Votes Required; Voting Rights..........................     21
     Solicitation of Proxies................................     22
THE MEETING OF DEVON STOCKHOLDERS...........................     23
     General................................................     23
     Matters to Be Considered at the Devon Meeting..........     23
     Record Date............................................     23
     Quorum.................................................     23
     Votes Required; Voting Rights..........................     23
     Solicitation of Proxies................................     24
THE MERGER AND THE SHARE ISSUANCE...........................     26
     General................................................     26
     Background of the Merger...............................     26
     Reasons for the Merger.................................     27
     Recommendation of the AGT Board........................     29
     Recommendation of the Devon Board......................     29
     Percentage Ownership Interest of Devon Stockholders
      After the Merger......................................     30
     Management of AGT and Devon After the Merger...........     30
     Conduct of the Business of AGT and Devon if the Merger
      Is Not Consummated....................................     30
     Material Contracts between AGT and Devon...............     30
     Interests of Certain Persons in the Merger.............     30
     Accounting Treatment...................................     32
     Certain United States Federal Income Tax
      Consequences..........................................     32
     Regulatory Approvals...................................     34
     Financing the Merger...................................     34
     Restrictions on Sales of Shares by Affiliates..........     34
     Stock Exchange Listing.................................     34
     Agreement to Vote in Favor of Merger...................     35
     Rights of Dissenting Devon Stockholders................     35
OPINION OF FINANCIAL ADVISOR TO DEVON.......................     38
OPINION OF FINANCIAL ADVISOR TO AGT.........................     42
THE MERGER AGREEMENT........................................     46
     The Merger.............................................     46
     Effective Time.........................................     46
     Conversion of Shares; Exchange of Stock Certificates;
      No Fractional Shares..................................     46
     Treatment of Stock Options.............................     47
     Representations and Warranties.........................     47
     Certain Covenants......................................     48
     Conditions to the Merger...............................     52
     Termination............................................     53
     Fees and Expenses......................................     54
     Modification or Amendment..............................     55
     Waiver.................................................     55

                                                              PAGE
                                                              -----
PROPOSALS TO BE CONSIDERED AT AGT MEETING...................     56
     Proposal 1 -- Share Issuance...........................     56
     Proposal 2 -- Increase in Authorized AGT Common
      Stock.................................................     56
     Proposal 3 -- Adoption of 1998 Incentive Compensation
      Plan..................................................     57
     Proposal 4 -- Election of Directors....................     64
AGT'S BUSINESS..............................................     67
     Strategy...............................................     68
     Services...............................................     69
     Related Services.......................................     71
     Recent Developments....................................     71
     Technology.............................................     71
     Competition............................................     72
     Facilities.............................................     74
     Intellectual Property..................................     74
     Employees..............................................     74
     Legal Proceedings......................................     74
AGT'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS.......................     75
EXECUTIVE OFFICERS OF AGT...................................     79
     Executive Officers.....................................     79
     Potential Conflicts of Interest........................     79
AGT'S EXECUTIVE COMPENSATION................................     81
     Summary Compensation Table.............................     81
     Stock Option Grants in 1997............................     82
     Executive Employment Contracts.........................     82
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
  DIRECTORS OF AGT ON EXECUTIVE COMPENSATION................     83
AGT COMPENSATION COMMITTEE INTERLOCKS AND CERTAIN
  TRANSACTIONS..............................................     86
     Formation of AGT.......................................     86
     Prepress, Graphic and Digital Imaging Services for
      Affiliates............................................     86
     Shared Services Agreements.............................     87
     Other Transactions.....................................     87
     Vendor Agreement.......................................     88
     Potential Agreement with Snyder Communications, Inc....     88
DEVON'S BUSINESS............................................     89
     General................................................     89
     Recent Developments....................................     89
     Prepress Services......................................     89
     Publishing.............................................     90
     Facilities.............................................     91
     Backlog................................................     92
     Sources and Availability of Materials..................     92
     Competition............................................     92
     Employees..............................................     92
     Acquisitions...........................................     92
     Legal Proceedings......................................     92
AGT PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
  (UNAUDITED)...............................................     93

                                                              PAGE
                                                              -----
DESCRIPTION OF AGT CAPITAL STOCK............................     99
     Common Stock...........................................     99
     Preferred Stock........................................     99
     Certain Charter Provisions.............................     99
     Transfer Agent and Registrar...........................     99
COMPARATIVE RIGHTS OF STOCKHOLDERS..........................    100
     Directors..............................................    100
     Amendment of Bylaws....................................    101
     Stockholder Vote Required for Action...................    101
     Power to Call Special Stockholders' Meeting............    101
     Interested Directors...................................    102
     Preferred Stock........................................    102
SECURITY OWNERSHIP OF AGT...................................    103
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE BY
  AGT.......................................................    104
STOCKHOLDER PROPOSALS FOR AGT'S 1999 ANNUAL MEETING.........    104
SECURITY OWNERSHIP OF DEVON.................................    105
AVAILABLE INFORMATION.......................................    106
LEGAL MATTERS...............................................    106
EXPERTS.....................................................    106
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    107
INDEX TO FINANCIAL STATEMENTS...............................   FS-1

EXHIBIT A  The Merger Agreement
EXHIBIT B  Opinion of Donaldson, Lufkin & Jenrette
  Securities Corporation
EXHIBIT C  Opinion of Goldman, Sachs & Co.
EXHIBIT D  Stockholders Agreement
EXHIBIT E  AGT 1998 Incentive Compensation Plan
EXHIBIT F  Section 262 of the Delaware General Corporation
  Law

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

     The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus. This summary is not intended to be complete and is subject to and qualified in its entirety by reference to the more detailed information and financial statements contained elsewhere in this Proxy Statement/Prospectus, including the Exhibits hereto. Stockholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Exhibits. As used in this Proxy Statement/Prospectus, "Devon" refers to Devon Group, Inc. and "AGT" refers to Applied Graphics Technologies, Inc., and, in each case, unless the context otherwise requires, their respective subsidiaries. Certain capitalized terms which are used but not defined in this summary are defined elsewhere in this Proxy Statement/Prospectus.

     STOCKHOLDERS OF DEVON AND AGT ARE URGED TO READ THIS PROXY
STATEMENT/PROSPECTUS AND THE EXHIBITS HERETO IN THEIR ENTIRETY AND SHOULD CAREFULLY CONSIDER THE INFORMATION SET FORTH BELOW UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 13.

THE COMPANIES

     AGT. The principal executive offices of AGT are located at 450 West 33rd Street, New York, New York 10001 and its telephone number is (212) 716-6600. See "AGT's Business."

     Devon. Devon's principal executive offices are located at 281 Tresser Boulevard, Suite 501, Stamford, Connecticut 06901-3227 and its telephone number is (203) 944-1444. See "Devon's Business."

TRADING MARKETS AND MARKET PRICE DATA

     The AGT Common Stock is listed and traded on the NASDAQ under the symbol "AGTX." The Devon Common Stock is listed and traded on the NASDAQ under the symbol "DEVN." On February 13, 1998, the last full trading day prior to the public announcement of the Merger, the closing price of AGT Common Stock, as reported on the NASDAQ, was $50.125 per share and the closing price of Devon Common Stock, as reported on the NASDAQ, was $46.50 per share. On April 24, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, the closing price of AGT Common Stock, as reported on the NASDAQ, was $50 per share, and the closing price of Devon Common Stock, as reported on the NASDAQ, was $59.41 per share. See "Comparative Market Price Data and Dividends."

MEETINGS

  AGT STOCKHOLDERS:

     Date, Time and Place. The AGT Meeting will be held on Wednesday, May 27, 1998, at 10:00 a.m., local time, at 450 West 33rd Street, 3rd Floor, New York, New York.

     Purpose of the AGT Meeting. Holders of AGT Common Stock will consider and vote upon each of the following Proposals:

          1. to approve the issuance of 4,427,290 shares of AGT Common Stock (the "Share Issuance") in connection with the Merger of Devon with and into Acquisition, pursuant to which among other things, each share of Devon Common Stock will be converted into the right to receive, subject to adjustment, $30.00 in cash and .6 share of AGT Common Stock (collectively, the "Merger Consideration") and Acquisition (as the surviving corporation) will remain a wholly-owned subsidiary of AGT, upon the terms and subject to the conditions set forth in the Merger Agreement ("Proposal 1");

          2. to authorize an increase in the number of authorized shares of AGT Common Stock from 40,000,000 to 150,000,000 shares ("Proposal 2");

          3. to approve the adoption of the 1998 Incentive Compensation Plan ("Proposal 3"); and

          4. to elect ten directors of AGT for terms expiring at the 1999 annual meeting of stockholders ("Proposal 4").

     Record Date; Quorum. The close of business on Monday, April 27, 1998 (the "AGT Record Date") has been fixed as the record date for determining holders of outstanding shares of AGT Common Stock entitled to notice of and to vote at the AGT Meeting. Accordingly, only holders of record of AGT Common Stock at the close of business on that date will be entitled to notice of and to vote at the AGT Meeting. As of the AGT Record Date, 17,904,486 shares of AGT Common Stock were outstanding and held of record by approximately 3,525 holders. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of AGT Common Stock entitled to vote at the AGT Meeting is necessary to constitute a quorum for the transaction of business at the AGT Meeting. For purposes of voting at the AGT Meeting, abstentions and broker non-votes will be counted in determining whether a quorum exists to transact business at the AGT Meeting, but will not be voted. See "The Meeting of AGT Stockholders -- Record Date" and "-- Quorum."

  DEVON STOCKHOLDERS:

     Date, Time and Place. The Devon Meeting will be held on Wednesday, May 27, 1998, at 10:00 a.m., local time, at Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut.

     Purpose of the Devon Meeting. Holders of Devon Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, Devon would be merged with and into Acquisition. A copy of the Merger Agreement is attached to this Proxy Statement/ Prospectus as Exhibit
A. See "The Meeting of Devon Stockholders" and "The Merger and the Share Issuance."

     Record Date; Quorum. The close of business on Monday, April 27, 1998 (the "Devon Record Date") has been fixed as the record date for determining holders of outstanding shares of Devon Common Stock entitled to notice of and to vote at the Devon Meeting. Accordingly, only holders of record of Devon Common Stock at the close of business on that date will be entitled to notice of and to vote at the Devon Meeting. As of the Devon Record Date, 7,358,817 shares of Devon Common Stock were outstanding and held of record by approximately 100 holders. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Devon Common Stock entitled to vote at the Devon Meeting is necessary to constitute a quorum for the transaction of business at the Devon Meeting. For purposes of voting at the Devon Meeting, abstentions and broker non-votes will be counted in determining whether a quorum exists to transact business at the Devon Meeting, but will not be voted. See "The Meeting of Devon
Stockholders -- Record Date" and "-- Quorum."

VOTE REQUIRED; PROXIES

  AGT STOCKHOLDERS:

     Under the General Corporation Law of the State of Delaware (the "DGCL"), the affirmative vote of the holders of at least a majority of the votes cast or represented by proxy at the AGT Meeting is required to approve and adopt Proposals 1 and 3. Proposal 2 requires the affirmative vote of the holders of at least a majority of the outstanding shares of AGT Common Stock. Proposal 4 requires the affirmative vote of a plurality of the votes cast or represented by proxy at the AGT Meeting. Each share of AGT Common Stock is entitled to cast one vote in person or by proxy with respect to the approval and adoption of each of the Proposals at the AGT Meeting.

     All shares of AGT Common Stock represented by properly executed proxies received prior to or at the AGT Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Stockholders are encouraged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxies. If no instructions are indicated, shares represented by a proxy will be voted FOR approval of each Proposal and, in the discretion of the persons named in the proxy, on such other matters as may properly be presented at the AGT Meeting. Abstentions and broker non-votes will have the effect of a vote AGAINST each Proposal.

     A stockholder may revoke its proxy at any time prior to its use by delivering to the Secretary of AGT a signed notice of revocation or a later dated and signed proxy, or by attending the AGT Meeting and voting in person. Attendance at the AGT Meeting will not in itself constitute the revocation of a proxy. See "The Meeting of AGT Stockholders -- Votes Required; Voting Rights."

     The cost of solicitation of proxies will be paid by AGT. In addition to solicitation by mail, directors, officers and other employees of AGT may solicit proxies by telephone, telegram or personal interviews. Such persons will receive no additional compensation for such services. AGT will reimburse brokers and certain other persons for their charges and expenses in forwarding proxy material to the beneficial owners of AGT Common Stock held of record by such persons. See "The Meeting of AGT Stockholders -- Solicitation of Proxies."

  DEVON STOCKHOLDERS:

     Under the DGCL, the affirmative vote of the holders of at least a majority of the outstanding shares of Devon Common Stock is required to approve and adopt the Merger Agreement at the Devon Meeting. Each share of Devon Common Stock is entitled to cast one vote in person or by proxy with respect to the approval and adoption of the Merger Agreement at the Devon Meeting.

     All shares of Devon Common Stock represented by properly executed proxies received prior to or at the Devon Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Stockholders are encouraged to specify the way they wish to vote their shares by marking the appropriate boxes on the enclosed proxies. If no instructions are indicated, shares represented by a proxy will be voted FOR approval and adoption of the Merger Agreement and, in the discretion of the persons named in the proxy, on such other matters as may properly be presented at the Devon Meeting. Abstentions and broker non-votes will have the effect of a vote AGAINST the Merger Agreement.

     A stockholder may revoke its proxy at any time prior to its use by delivering to the Secretary of Devon a signed notice of revocation or a later dated and signed proxy, or by attending the Devon Meeting and voting in person. Attendance at the Devon Meeting will not in itself constitute the revocation of a proxy. See "The Meeting of Devon Stockholders -- Votes Required; Voting Rights."

     The cost of solicitation of proxies will be paid by Devon. In addition to solicitation by mail, directors, officers and other employees of Devon may solicit proxies by telephone, telegram or personal interviews. Such persons will receive no additional compensation for such services. Devon will reimburse brokers and certain other persons for their charges and expenses in forwarding proxy material to the beneficial owners of Devon Common Stock held of record by such persons. See "The Meeting of Devon Stockholders -- Solicitation of Proxies."

STOCK OWNERSHIP OF DEVON MANAGEMENT

     At the close of business on the Devon Record Date, directors and executive officers of Devon and their affiliates were the beneficial owners of an aggregate of 1,759,834 (approximately 24%) shares of Devon Common Stock then outstanding. See "Security Ownership of Devon." The directors and executive officers of Devon have indicated that they intend to vote their shares for approval and adoption of the Merger Agreement.

     On February 13, 1998, each of Marne Obernauer, Jr., John W. Dinzole and seven additional holders of Devon Common Stock entered into the Stockholders Agreement, which provides, among other things, that if a stockholder vote to approve the Merger Agreement is held, such stockholders will vote the shares of Devon Common Stock owned by them, or over which they have the power to vote, in favor of the Merger Agreement. As of the date of the Stockholders Agreement, such stockholders owned or had the power to vote approximately 1,759,834 shares of Devon Common Stock, representing approximately 24% of the total outstanding shares of Devon Common Stock. A copy of the Stockholders Agreement is attached to this Proxy Statement/Prospectus as Exhibit D, and should be read carefully by holders of Devon Common Stock. See "The Merger and the Share
Issuance -- Agreement to Vote in Favor of the Merger" and "The Merger and the Share Issuance -- Interests of Certain Persons in the Merger -- Stockholders Agreement."

THE PROPOSED MERGER

     General. At the Effective Time, Devon will be merged with and into Acquisition, which will continue in existence as a wholly-owned subsidiary of AGT, and the separate corporate existence of Devon will cease.

     Closing; Effective Time. The Merger and the Share Issuance will become effective upon the execution and filing of a Certificate of Merger with the Secretary of State of Delaware in accordance with the DGCL, or at such later time as is agreed between the parties and specified in the Certificate of Merger (the "Effective Time"). Such filing will be made as soon as practicable after the date of the closing of the Merger (the "Closing" or the "Closing Date"). The Closing will take place at a time and on a date specified by the parties, but no later than the third business day after satisfaction of the conditions set forth in the Merger Agreement. See "The Merger Agreement -- The Merger."

     Conversion of Shares. In the Merger, each share of Devon Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive, subject to adjustment, $30.00 in cash and .6 share of AGT Common Stock. A detailed description of the Merger is set forth in this Proxy Statement/Prospectus, and the Merger Agreement is attached hereto as Exhibit A and incorporated herein by reference. See "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Shares."

     No fractional shares of AGT Common Stock will be issued in the Merger. In lieu thereof, each holder of Devon Common Stock who otherwise would have been entitled to a fractional share of AGT Common Stock will receive cash in an amount equal to such fraction multiplied by the closing price of AGT Common Stock on the NASDAQ on the date of the Effective Time. See "The Merger
Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Shares."

     Exchange of Devon Stock Certificates. Upon consummation of the Merger, each holder of a certificate or certificates representing shares of Devon Common Stock (the "Certificates") outstanding immediately prior to the Merger will, upon the surrender thereof to an exchange agent designated by AGT and reasonably acceptable to Devon (the "Exchange Agent"), be entitled to receive, subject to adjustment, $30.00 per share of Devon Common Stock in cash and a certificate or certificates representing the number of whole shares of AGT Common Stock into which such shares of Devon Common Stock will have been automatically converted as a result of the Merger, together with cash in lieu of any fractional share which such Devon stockholder may be entitled to receive. After the consummation of the Merger, the Exchange Agent will mail a letter of transmittal with instructions to all holders of record of Devon Common Stock as of the Effective Time for use in surrendering their Certificates in exchange for certificates representing shares of AGT Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED UNTIL THE LETTER OF TRANSMITTAL AND INSTRUCTIONS ARE RECEIVED. See "The Merger Agreement -- Conversion of Shares; Exchange of Stock Certificates; No Fractional Shares."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Devon Board with respect to the Merger Agreement, Devon stockholders should be aware that certain members of Devon's management and the Devon Board have certain interests in the Merger that are in addition to the interests of stockholders of Devon generally (including, without limitation, certain employment agreements for certain executive officers of Devon, AGT's agreement to indemnify past and present officers and directors of Devon and, subject to certain limitations, provide directors' and officers' liability insurance for not less than six years after the Effective Time). The Devon Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement. See "The Merger and the Share Issuance -- Interests of Certain Persons in the Merger" and "The Merger Agreement -- Certain Covenants."

CONDITIONS TO THE MERGER

     The respective obligations of Devon, AGT and Acquisition to consummate the Merger are subject to a number of conditions, including, among others (i) the approval and adoption of the Merger Agreement by the

Devon stockholders; (ii) the approval of the Share Issuance by the AGT stockholders; (iii) the absence of any order or injunction prohibiting the consummation of the Merger; (iv) the Registration Statement having become effective and not being the subject of any stop order proceedings; (v) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the early termination of which was received on March 3, 1998; (vi) the approval for listing on the NASDAQ of the AGT Common Stock issuable in the Merger; (vii) the receipt by Devon and AGT of an opinion from each of their respective counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); (viii) the performance by each party of all of its respective obligations contained in the Merger Agreement in all material respects; (ix) the representations and warranties of each party to the Merger Agreement being true and correct in all material respects at Closing; (x) there having been no events, changes or effects on either party which would have a material adverse effect on the properties, business, results of operations or condition (financial or otherwise) of either party and its respective subsidiaries, taken as a whole (a "Material Adverse Effect") (other than a change in the price of AGT Common Stock); (xi) the number of directors of AGT having been increased by two and the vacancies created having been initially filled by Marne Obernauer, Jr. and a designee to be determined jointly by Devon and AGT, (xii) the Dissenting Shares (as defined below) not constituting more than 10% of the shares of Devon Common Stock issued and outstanding immediately prior to the Effective Time (each, a "Share"), (xiii) the delivery by Devon to AGT of certain notices and certain consents necessary to effect valid assignments of certain contracts and (xiv) the effectiveness of certain employment agreements with certain employees of a subsidiary of Devon. Devon and AGT may determine to modify or waive any condition to the consummation of the Merger, to the extent permitted by law. Neither Devon nor AGT presently contemplates waiving or modifying any of the foregoing conditions. See "The Merger Agreement -- Conditions to the Merger" and "-- Modification or Amendment."

OTHER ACQUISITION PROPOSALS

     The Merger Agreement provides that prior to the consummation or termination of the Merger Agreement, Devon, its subsidiaries and their respective officers, directors, employees, representatives and agents or affiliates will not directly or indirectly, initiate, solicit or knowingly encourage, or take any other action to facilitate any discussions or negotiations with, or provide any information to, any entity concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving Devon or any significant subsidiary or significant division of Devon, in each case subject to certain exceptions necessary to comply with the Devon Board's fiduciary obligations to the Devon stockholders. See "The Merger Agreement -- Certain Covenants."

TERMINATION

     The Merger Agreement provides that it may be terminated and the Merger abandoned at any time prior to the Effective Time, (i) by mutual consent of Devon, AGT and Acquisition, (ii) by either Devon or AGT and Acquisition if the Merger shall not have been consummated by July 31, 1998; (iii) by either AGT and Acquisition or Devon if (a) Devon shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve and adopt the Merger Agreement, (b) AGT shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve the Share Issuance, or (c) the U.S. Department of Justice or U.S. Federal Trade Commission has obtained or stated its intention in writing to seek an order, decree or ruling or taken any final action restraining, enjoining or otherwise preventing consummation of the Merger, (iv) by Devon if (a) there has been a breach by AGT or Acquisition of any representation or warranty such that the obligations of AGT or Acquisition would be incapable of being satisfied by July 31, 1998, (b) there has been a breach of any covenants or agreements by AGT or Acquisition having a Material Adverse Effect on AGT or Acquisition, which breach is not cured within fifteen days of notice, or (c) Devon enters into a definitive agreement relating to a Superior Proposal (as defined below), and (v) by AGT and Acquisition if (a) there has been a breach by Devon of any representation or warranty such that the obligations of Devon would be incapable of being satisfied by July 31, 1998, (b) there has been a breach of any covenants or agreements by Devon having a Material Adverse Effect on Devon, which breach is not cured within fifteen days of notice, (c) Devon enters into a definitive agreement relating to a Superior Proposal, or (d) the Devon Board shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement. See "The Merger Agreement -- Termination."

TERMINATION FEES

     If the Merger Agreement is terminated by either AGT or Devon for certain reasons, then under certain circumstances the Merger Agreement provides for the payment of break-up fees to AGT and reimbursement of out-of-pocket fees and expenses to either party following such termination. See "The Merger
Agreement -- Fees and Expenses."

REGULATORY APPROVALS

     The consummation of the Merger is subject to certain regulatory approvals, including the expiration or termination of the relevant waiting period under the HSR Act. Devon, AGT and Marne Obernauer, Jr. each filed notification and report forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Department of Justice (the "DOJ") on February 20, 1998. Early termination of the waiting period was granted on March 3, 1998. See "The Merger
Agreement -- Conditions to the Merger" and "The Merger and the Share
Issuance -- Regulatory Approvals."

FINANCING THE MERGER

     The total amount (the "Required Funding") required to pay the aggregate cash portion of the Merger Consideration to the holders of Devon Common Stock and to pay estimated fees, expenses and other transaction costs of AGT in connection with the Merger will be approximately $230 million. AGT presently has a revolving credit facility in the amount of $60 million and a commitment from a financial institution to replace such facility with a $250 million credit facility, which along with cash on hand would be sufficient to pay the Required Funding. Such commitment will expire June 15, 1998.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The Merger and the Share Issuance is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code such that, for federal income tax purposes, the Merger will not result in the recognition of gain or loss by Devon, AGT, Acquisition or, except to the extent they receive any cash in the Merger, the stockholders of Devon. AGT's obligation to effect the Merger is conditioned on the delivery of an opinion from Weil, Gotshal & Manges LLP, counsel to AGT, and Devon's obligation to effect the Merger is conditioned on the delivery of an opinion from O'Sullivan Graev & Karabell, LLP, counsel to Devon, each substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, for federal income tax purposes the Merger constitutes a reorganization within the meaning of
Section 368(a) of the Code. Stockholders are urged to consult their tax advisors as to the tax consequences of the Merger to them under federal, state, local or any other applicable law. See "The Merger and the Share Issuance -- Certain United States Federal Income Tax Consequences."

RIGHTS OF DISSENTING DEVON STOCKHOLDERS

     Pursuant to the DGCL, any holder of Devon Common Stock (i) who files a demand for appraisal in writing prior to the vote taken at the Devon Meeting,
(ii) whose shares are not voted in favor of the Merger Agreement and (iii) who follows certain other procedural requirements, shall be entitled to appraisal rights under Section 262 of the DGCL ("Section 262"). See "The Merger and the Share Issuance -- Rights of Dissenting Devon Stockholders." All of the holders of Devon Common Stock subject to the Stockholders' Agreement have waived their appraisal rights with respect to their shares of Devon Common Stock.

CERTAIN DIFFERENCES IN THE RIGHTS OF DEVON STOCKHOLDERS

     The rights of stockholders of Devon are currently governed by the Certificate of Incorporation and Bylaws of Devon. Upon consummation of the Merger, Devon stockholders will receive AGT Common Stock in the Merger and will become stockholders of AGT, and their rights will be governed by the Restated Certificate of Incorporation and Amended and Restated Bylaws of AGT. See "Description of AGT Capital Stock" and "Comparative Rights of Stockholders."

RESALE RESTRICTIONS

     All shares of AGT Common Stock received by Devon stockholders in the Merger have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be freely transferable, except that shares of AGT Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Devon at the time of the Devon Meeting may be resold by them only in certain permitted circumstances. Marne Obernauer, Jr. has agreed, subject to certain limited exceptions, not to sell the shares of AGT Common Stock received by him in the Merger for one year following the Effective Time. See "The Merger and the Share Issuance -- Restrictions on Sales of Shares by Affiliates" and "-- Interests of Certain Persons In the Merger."

PERCENTAGE OWNERSHIP INTEREST OF DEVON STOCKHOLDERS AFTER THE MERGER

     Based on the number of shares of AGT Common Stock outstanding on the AGT Record Date and assuming the issuance of 4,427,290 shares of AGT Common Stock in the Merger, upon consummation of the Merger there will be approximately 22,331,776 shares of AGT Common Stock outstanding at the Effective Time, of which the stockholders of Devon, in the aggregate, will own approximately 19.8% (approximately 18.0% assuming the exercise of all of the 2,219,200 options and warrants to purchase shares of AGT Common Stock outstanding as of March 31,
1998). See "Risk Factors -- Shares Eligible for Future Sale" and "-- Potential Disadvantages to Stockholders of an Increase in the Number of AGT Shares Authorized for Issuance" and "The Merger and the Share Issuance -- Percentage Ownership Interest of Devon Stockholders after the Merger."

DEVON BOARD'S RECOMMENDATION

     The Devon Board believes that the Merger is fair to, and in the best interests of, Devon and its stockholders. At a meeting held on February 13, 1998, the Devon Board unanimously approved the Merger Agreement (and the transactions contemplated thereby, including the Merger) and resolved to recommend that Devon stockholders vote FOR approval and adoption of the Merger Agreement. The Devon Board considered many factors in reaching its conclusion to approve the Merger Agreement and to recommend that Devon stockholders vote for approval and adoption of the Merger Agreement. See "The Merger and the Share Issuance -- Reasons for the Merger -- Devon"; "-- Recommendations of the Devon Board."

OPINION OF FINANCIAL ADVISOR TO DEVON

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Devon's financial advisor, has rendered a written opinion, dated February 13, 1998, to the Devon Board to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Merger Consideration was fair to the holders of Devon Common Stock from a financial point of view (the "DLJ Opinion"). A copy of the DLJ Opinion, which sets forth the assumptions made, matters considered and the limits of the review and procedures followed by DLJ, is attached to this Proxy Statement/Prospectus as Exhibit B and should be read carefully by holders of the Devon Common Stock. THE DLJ OPINION IS ADDRESSED TO THE DEVON BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF DEVON COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED MERGER. See "Opinion of Financial Advisor to Devon."

AGT BOARD'S RECOMMENDATION

     The AGT Board believes that the Merger is fair to, and in the best interests of, AGT and its stockholders. At a meeting held on February 13, 1998, the AGT Board unanimously approved the Merger Agreement (and the transactions contemplated thereby, including the Merger) and resolved to recommend that AGT stockholders vote FOR approval of the Share Issuance. The AGT Board considered many factors in reaching its conclusion to approve the Merger Agreement and to recommend that AGT stockholders vote for approval of the Share Issuance. See "The Merger and the Share Issuance -- Reasons for the
Merger -- AGT"; "-- Recommendations of the AGT Board."

OPINION OF FINANCIAL ADVISOR TO AGT

     Goldman, Sachs & Co. ("Goldman Sachs"), AGT's financial advisor, has rendered a written opinion dated February 13, 1998 to the AGT Board to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration is fair to AGT from a financial point of view. A copy of the Goldman Sachs opinion, which sets forth the qualifications and assumptions made and matters considered by Goldman Sachs, is attached to this Proxy Statement/Prospectus as Exhibit C and should be read carefully by holders of the AGT Common Stock. THE GOLDMAN SACHS OPINION IS ADDRESSED TO THE AGT BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF AGT COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO ANY MATTER TO BE VOTED UPON AT THE AGT MEETING. See "Opinion of Financial Advisor to AGT."

           SELECTED FINANCIAL AND PRO FORMA CONSOLIDATED DATA OF AGT

     The selected financial data of AGT as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 are derived from AGT's audited consolidated financial statements which, together with the notes thereto, are included in this Proxy Statement/Prospectus. The pro forma consolidated data gives effect to the acquisition of Flying Color Graphics, Inc. ("FCG"), which took place on January 16, 1998, and the Merger, as if each had occurred on January 1, 1997 with respect to the Statements of Operations Data and on December 31, 1997 with respect to the Balance Sheet Data. All such pro forma information gives effect to the acquisitions included therein under the purchase method of accounting. Such pro forma information does not purport to represent what the financial position or results of operations of AGT would actually have been had the transactions identified above occurred at the beginning of the relevant period or to project AGT's financial position or results of operations for any future date or period. The following historical and pro forma consolidated data should be read in conjunction with AGT's financial statements and respective notes thereto and "AGT's Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this Proxy Statement/Prospectus.

                                                                                       YEAR ENDED
                                                                                   DECEMBER 31, 1997
                                               HISTORICAL                        ----------------------
                          ----------------------------------------------------   PRO FORMA CONSOLIDATED
                                        YEAR ENDED DECEMBER 31,                  ----------------------
                          ----------------------------------------------------   (AGT AND    (AGT, FCG
                            1993     1994(1)    1995(1)      1996     1997(2)      FCG)      AND DEVON)
                          --------   --------   --------   --------   --------   ---------   ----------
                                          (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
STATEMENTS OF OPERATIONS
  DATA:
Revenues................  $103,973   $115,986   $117,802   $132,725   $184,993   $202,645     $442,776
Income (loss) before
  provision for income
  taxes.................  $    798   $ (8,757)  $ (7,812)  $ 10,820   $ 22,707   $ 24,477     $ 41,509
Net income (loss).......  $    798   $ (8,757)  $ (7,812)  $  9,955   $ 13,567   $ 14,625     $ 21,984
Earnings per common
  share(3):
  Basic.................                                   $   0.79   $   0.88   $   0.92     $   1.02
  Diluted...............                                   $   0.77   $   0.83   $   0.87     $   0.98

                                                                                DECEMBER 31, 1997
                                            HISTORICAL                        ----------------------
                       ----------------------------------------------------   PRO FORMA CONSOLIDATED
                                           DECEMBER 31,                       ----------------------
                       ----------------------------------------------------   (AGT AND    (AGT, FCG
                        1993       1994       1995       1996        1997       FCG)      AND DEVON)
                       -------    -------    -------    -------    --------   ---------   ----------
BALANCE SHEET DATA:
Total assets.........  $57,506    $53,859    $44,809    $72,147    $224,793   $231,276     $635,225
Long-term
  obligations........  $ 7,877    $ 5,411    $ 3,268    $ 7,270    $  2,823   $  3,226     $147,492

---------------
(1) Amounts for 1994 and 1995 include reorganization charges of $6,668 and $3,060, respectively.

(2) Amounts for 1997 include a charge of $2,487 related to the Chapter 11 bankruptcy filing of one of AGT's on-site facilities management customers, Nobody Beats the Wiz.

(3) 1996 amounts have been restated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share."

                 SELECTED CONSOLIDATED FINANCIAL DATA OF DEVON

     The selected consolidated financial information presented below for each of the fiscal years in the five-year period ended March 31, 1997 are derived from Devon's Consolidated Financial Statements which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. This data should be read in conjunction with Devon's Consolidated Financial Statements as of March 31, 1997 and 1996 and for the three-year period ended March 31, 1997 and the notes thereto included in this Proxy Statement/ Prospectus. The selected consolidated financial data for the nine-month periods ended December 31, 1997 and 1996 is derived from unaudited financial statements which, in the opinion of Devon management, reflect all adjustments, subject to normal recurring accrual adjustments, necessary to present fairly the information set forth therein. The results for the nine-month periods ended December 31, 1997 and 1996 are not necessarily indicative of the results that may be expected for the full year.

                                                                                   NINE-MONTH PERIOD
                                       FISCAL YEAR ENDED MARCH 31,                ENDED DECEMBER 31,
                           ----------------------------------------------------   -------------------
                             1993       1994       1995       1996       1997       1996       1997
                           --------   --------   --------   --------   --------   --------   --------
                               (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
STATEMENT OF OPERATIONS
  DATA:
Sales....................  $123,517   $143,218   $172,645   $194,442   $209,522   $159,411   $190,020
                           --------   --------   --------   --------   --------   --------   --------
Income from continuing
  operations.............  $  7,790   $ 11,805   $ 17,474   $ 21,962   $ 18,902   $ 15,379   $ 17,770
Income from discontinued
  operations.............     2,472      1,405      4,033      2,069      2,426      1,786      7,864
                           --------   --------   --------   --------   --------   --------   --------
Net income...............  $ 10,262   $ 13,210   $ 21,507   $ 24,031   $ 21,328   $ 17,165   $ 25,634
                           ========   ========   ========   ========   ========   ========   ========

Income per common
  share(1):
Basic
  Continuing
     operations..........  $   1.09   $   1.64   $   2.39   $   2.99   $   2.57   $   2.08   $   2.43
  Discontinued
     operations..........       .35        .19        .55        .28        .33        .24       1.07
                           --------   --------   --------   --------   --------   --------   --------
  Net income.............  $   1.44   $   1.83   $   2.94   $   3.27   $   2.90   $   2.32   $   3.50
                           ========   ========   ========   ========   ========   ========   ========
Diluted
  Continuing
     operations..........  $   1.08   $   1.61   $   2.34   $   2.92   $   2.53   $   2.05   $   2.38
  Discontinued
     operations..........       .34        .19        .54        .28        .32        .24       1.05
                           --------   --------   --------   --------   --------   --------   --------
  Net income.............  $   1.42   $   1.80   $   2.88   $   3.20   $   2.85   $   2.29   $   3.43
                           ========   ========   ========   ========   ========   ========   ========

                                                 MARCH 31,                           DECEMBER 31,
                            ---------------------------------------------------   -------------------
                             1993       1994       1995       1996       1997       1996       1997
                            -------   --------   --------   --------   --------   --------   --------
BALANCE SHEET DATA:
Cash, cash equivalents and
  short term
  investments.............  $ 2,882   $  1,334   $ 17,167   $ 27,857   $ 28,901   $ 20,704   $ 54,163
Working capital...........  $ 6,326   $ 26,967   $ 38,629   $ 60,355   $101,426   $ 98,776   $120,632
Total assets..............  $96,758   $111,504   $122,803   $147,030   $163,751   $160,423   $194,350
Long-term debt............  $ 2,344   $ 13,923   $  2,402   $  2,113   $  2,008   $  2,061   $  2,993
Stockholders' equity......  $51,802   $ 65,587   $ 88,153   $112,958   $131,081   $126,251   $157,131

---------------
(1) Amounts have been restated in accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share."

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical and pro forma financial data for AGT and certain historical financial data for Devon. The equivalent pro forma data for Devon represents the corresponding pro forma per share data for AGT multiplied by .6, the number of shares of AGT Common Stock a holder of Devon Common Stock will receive in the Merger, in addition to $30 in cash, in exchange for each share of Devon Common Stock, and is intended to represent such AGT pro forma per share data on a per share of Devon Common Stock equivalent basis. The pro forma data (FCG) (as well as the corresponding equivalent pro forma data) gives effect to the FCG acquisition (on January 16, 1998). The pro forma data (FCG and Devon) (as well as the corresponding equivalent pro forma data) gives effect to the FCG acquisition and the Merger. All such pro forma information gives effect to the acquisition included therein under the purchase method of accounting. The pro forma book value per share data gives effect to the transactions identified above, as applicable, as of December 31, 1997. All such pro forma income and dividend per share data gives effect to the Merger and the FCG acquisition, as applicable, as if they had occurred at the beginning of the periods presented.

     The pro forma comparative per share data does not purport to represent what the financial position or results of operations of AGT would actually have been had the transactions identified above occurred at the beginning of the relevant periods or to project AGT's financial position or results of operations for any future date or period. This data should be read in conjunction with AGT's Pro Forma Consolidated Financial Statements and the separate financial statements and notes thereto of AGT, Devon and FCG incorporated by reference or appearing elsewhere in this Proxy Statement/Prospectus.

                                      AGT

                                                                  YEAR ENDED DECEMBER 31, 1997
                                                           ------------------------------------------
                                                                            PRO FORMA CONSOLIDATED
                                                                         ----------------------------
                                                                           (AGT AND       (AGT, FCG
                                                           HISTORICAL        FCG)         AND DEVON)
                                                           ----------    ------------    ------------
Net income per Share -- Basic............................    $ 0.88         $ 0.92          $ 1.02
Net income per Share -- Diluted..........................    $ 0.83         $ 0.87          $ 0.98
Cash dividends per share.................................        --             --              --
Book value per share.....................................    $10.29         $10.43          $18.28

                                     DEVON

                                                                          YEAR ENDED DECEMBER 31, 1997
                                                                      ------------------------------------
                                           HISTORICAL                 EQUIVALENT PRO FORMA CONSOLIDATED(1)
                               -----------------------------------    ------------------------------------
                                 YEAR ENDED      NINE MONTHS ENDED      (AGT AND               (AGT, FCG
                               MARCH 31, 1997    DECEMBER 31, 1997        FCG)                AND DEVON)
                               --------------    -----------------    -------------          -------------
Net income per
  Share -- Basic.............      $ 2.90             $ 3.50              $0.55                 $ 0.61
Net income per
  Share -- Diluted...........      $ 2.85             $ 3.43              $0.52                 $ 0.59
Cash dividends per share.....          --                 --                 --                     --
Book value per share.........      $18.00             $21.35              $6.26                 $10.97

---------------
(1) The equivalent pro forma per share data for Devon represents the corresponding pro forma per share data for AGT multiplied by .6, the number of shares of AGT Common Stock a holder of Devon Common Stock will receive in the Merger, in addition to $30 in cash, in exchange for each share of Devon Common Stock so that the equivalent pro forma per share amounts correspond to the applicable value per share of Devon Common Stock (assuming consummation of the Merger).

                  COMPARATIVE MARKET PRICE DATA AND DIVIDENDS

     AGT Common Stock is listed and traded on the NASDAQ under the symbol "AGTX." Devon Common Stock is listed and traded on the NASDAQ under the symbol "DEVN." The AGT Common Stock commenced trading on April 17, 1996, the date of its initial public offering. The table below sets forth, for the quarters indicated, (i) the high and low sales prices of Devon Common Stock as reported on the NASDAQ and (ii) the high and low sales prices of AGT Common Stock as reported on the NASDAQ.

                                                           PRICE OF               PRICE OF
                                                             DEVON                   AGT
                                                         COMMON STOCK           COMMON STOCK
                                                        ---------------        ---------------
                                                        HIGH        LOW        HIGH        LOW
                                                        ----        ---        ----        ---
YEAR ENDED DECEMBER 31, 1996:
  First Quarter.......................................  $31 3/4     $27        $--         $--
  Second Quarter......................................   33 1/4      28 1/4     16 5/8      13 3/8
  Third Quarter.......................................   32 3/4      20 1/4     16          10 1/2
  Fourth Quarter......................................   30          23 1/4     29 1/8      14 3/4

YEAR ENDED DECEMBER 31, 1997:
  First Quarter.......................................   30          26         35 3/8      25 1/8
  Second Quarter......................................   36          27         39 3/4      28 3/8
  Third Quarter.......................................   41          34         57 7/8      36 1/4
  Fourth Quarter......................................   48 5/8      38 1/2     61 1/4      43 3/4

YEAR ENDED DECEMBER 31, 1998:
  First Quarter.......................................   64 3/4      39 1/8     61          43 7/8

     The closing prices of AGT Common Stock and Devon Common Stock on February 13, 1998, the last full trading day prior to the public announcement of the Merger, were $50.125 per share and $46.50 per share, respectively, as reported on the NASDAQ. The closing prices of AGT Common Stock and Devon Common Stock on April 24, 1998, the most recent practicable date prior to the printing of this Proxy Statement/Prospectus, were $50 per share and $59.41 per share, respectively, as reported on the NASDAQ. STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS.

     Since its initial public offering, Devon has not paid cash dividends on Devon Common Stock. Since its initial public offering, AGT has not paid cash dividends on AGT Common Stock and AGT has no present intention of paying cash dividends in the foreseeable future.

     On April 24, 1998, there were approximately 3,525 holders of record of AGT Common Stock and approximately 100 holders of record of Devon Common Stock.

                                  RISK FACTORS

     In considering whether to approve and adopt the Merger Agreement and the Share Issuance, the holders of Devon Common Stock and AGT Common Stock, respectively, should consider the following matters. Certain statements made in the Proxy Statement/Prospectus are "Forward-looking Statements" (within the meaning of the Private Securities Litigation Reform Act of 1995). Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of AGT to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include those risks factors set forth below, certain of which each of Devon and AGT have been subject to in the past, and all of which AGT will be subject to following consummation of the Merger.

RISK OF INTEGRATION

     The Merger involves the integration of two companies that have previously operated independently. Additionally, Devon's publishing business, which accounted for approximately 36.7% of Devon's revenues during the fiscal 1997 year, represents a new line of business for AGT. AGT and Devon believe that a key benefit to be realized from the Merger will be the integration of their strategies and product lines. No assurance can be given that AGT will be able to integrate the operations, strategies and product lines of Devon, including its publishing business, without encountering difficulties or experiencing the loss of key personnel or that the benefits expected from such integration will be realized. The integration of two companies with different operations and personnel with disparate business backgrounds and corporate cultures can create the risk of interruption of, or loss of momentum in, the activities of AGT's operations, which could have an adverse effect on AGT's business and financial condition. Furthermore, there can be no certainty that the Merger will not adversely effect the relationships with key customers of either AGT or Devon, which could also have an adverse effect on AGT's business and financial condition.

COMPETITION

     AGT competes with other providers of prepress and digital imaging services, with commercial printers that also provide prepress services and with businesses that perform prepress services in-house. Devon competes with a number of prepress companies and publishers of art, images and related products. The market for prepress services is highly fragmented, with several national and many regional participants. The publishing of art, images and related products is one of the most geographically dispersed industries in the United States and competition within this industry is intense. AGT and Devon face, and AGT will continue to face, competition in the prepress and publishing businesses from many sources, including national and large regional printing companies, some of which have greater financial, marketing and other resources. In addition, local and regional firms specializing in particular industry segments compete on the basis of specialized knowledge of such segments. Competition from businesses that perform prepress services in-house has increased as technologies have advanced. Competition for prepress services based on price is intense. In addition, commercial printers frequently "bundle" the cost of prepress services with the printing cost or substantially discount separate prepress services.

     AGT is also subject to competition in its digital imaging services business from technologically sophisticated systems integrators. AGT's management anticipates that such competition will intensify in the future. There can be no assurance that competitors will not introduce products or services that achieve greater market acceptance than, or are technologically superior to, AGT's digital imaging services offerings. Competitors and future competitors have or may have more extensive digital imaging services capabilities, more extensive experience and greater financial, marketing and other resources than AGT.

     In the broadcast media distribution business, AGT competes with many local and/or regional suppliers as well as certain other suppliers that provide these services on a national basis. These services are typically provided on a per-job basis. AGT generally has no contractual arrangements that would prevent a customer from changing providers. AGT believes competition is based on quality of duplication, speed and reliability of distribution as well as price.

     No assurance can be given that AGT will be able to compete successfully or that competitive pressures will not adversely affect AGT's business, financial condition and results of operations. See "AGT's Business -- Competition."

DEPENDENCE ON KEY CUSTOMERS

     AGT's twenty largest nonaffiliated customers accounted for approximately 53.4% of AGT's revenues in 1997. In 1997, approximately 9.1% of AGT's total revenues came from affiliates, including Applied Printing Technologies, L.P., U.S. News & World Report, L.P. and the Daily News, L.P., which are beneficially owned by Mortimer B. Zuckerman, Chairman of the Board of Directors of AGT, and Fred Drasner, Chairman and Chief Executive Officer and a director of AGT, and Snyder Communications, Inc. ("Snyder") of which both Messrs. Zuckerman and Drasner are members of the Board of Directors and in the aggregate own approximately 13% of its outstanding common stock. Services to Sears and Kmart, retail advertising customers of a subsidiary of Devon, accounted for approximately 35.9% of Devon's revenues in its fiscal year ended March 31, 1997. Revenues from many of AGT's large customers are an aggregation of revenues for services provided by AGT to different groups or publications within each such customer. AGT believes that the primary business decision on the selection of suppliers is made at the individual group and publication level, although there is no assurance that such a decision would not be made at a higher level and be applied across several groups and publications. While AGT seeks to build long-term customer relationships, revenues from any particular customer can fluctuate from period to period due to such customer's purchasing patterns. Any termination or significant disruption of AGT's relationships with any of its principal customers, including significant Devon customers, could have a material adverse effect on AGT's business, financial condition and results of operations. In addition, a deterioration in the financial condition, change in control or dissolution or bankruptcy of any of AGT's principal customers, including significant Devon customers, could expose AGT to the possibility of large accounts receivable write-offs, which could have a material adverse effect on AGT's financial condition, results of operations and cash flows.

LIMITED NUMBER OF MULTI-YEAR CONTRACTS AND ARRANGEMENTS WITH PREPRESS CUSTOMERS

     In 1997, approximately 7.0% of AGT's total revenues came from multi-year contracts with U.S. News & World Report, L.P. and Daily News, L.P., companies beneficially owned by Messrs. Zuckerman and Drasner, and an additional 34.8% of AGT's revenues were under multi-year contracts or arrangements with nonaffiliated customers. Devon performs services for its two largest customers, Sears and Kmart, as well as certain other customers, under multi-year contracts. Under certain of these multi-year contracts, the customer may terminate the arrangement prior to the scheduled expiration of the contract. In addition, as is customary in the prepress industry, AGT generally performs prepress services based upon a customer's request for which AGT is paid on a per-job basis according to a previously negotiated price. In most cases, there is no contractual arrangement that would prevent prepress customers from selecting a competitor of AGT to perform some or all of their prepress work.

GROWTH THROUGH ACQUISITIONS; MANAGEMENT OF GROWTH

     AGT in the normal course of its business evaluates acquisition opportunities on an ongoing basis. There can be no assurance that AGT will successfully identify, complete or integrate additional acquisitions or that any acquisitions will perform as expected or will contribute significant revenues or profits to AGT. In addition, AGT may pursue and consummate acquisitions that are dilutive to stockholders if it believes that such acquisitions are in the best interests of AGT. Additionally, in the future, AGT may face increased competition for acquisition opportunities, which may inhibit AGT's ability to consummate acquisitions on terms favorable to AGT.

     Any acquired companies may provide services that, although complementary, differ from the existing services offered by AGT and Devon. There can be no assurance that the anticipated benefits of these acquisitions will be achieved. Moreover, AGT has had limited experience in making acquisitions. Thus, AGT has not yet demonstrated the long-term ability to successfully manage an acquired business. There can be no assurance that AGT will be able to manage successfully the new service areas of AGT, the employees of such service areas or the customer base supported by such service areas.

     The ability of AGT to manage growth through acquisitions and its own internal growth depends on its ability to maintain the high quality of services that it provides to customers; to successfully integrate the different services that it provides; to recruit, motivate and retain qualified personnel; and to train existing sales representatives or recruit new sales representatives to cross-sell different services or products. There can be no assurance that AGT will be able to manage its expanding operations effectively or that it will be able to maintain its growth. A failure to successfully manage its expanding operations or to maintain its growth would have a material adverse effect on AGT's results of operations and financial condition.

POTENTIAL OBSTACLES TO MARKETING STRATEGIES

     In addition to traditional prepress services, AGT and Devon each perform prepress digital imaging and other services on an outsourcing basis, soliciting new customers that currently perform these services in-house. AGT could face potential obstacles to this marketing strategy. Some potential customers believe that outsourcing their internally performed functions might require them to relinquish some elements of their control of the prepress process and could cause temporary dislocations among in-house staff. There is no assurance that customers will accept the changes that outsourcing requires in exchange for the benefits. Although each of AGT and Devon have been successful in winning new customers despite such changes and each believes that customers find outsourcing services to be beneficial, there is no assurance that target customers will make similar decisions to outsource their prepress and digital imaging services. AGT and Devon focus on large, full service users seeking to reduce costs by selecting a single source provider. Consolidation of work divided among multiple prepress providers into a single provider requires a change in a customer's contracting practices. There is no assurance that customers will accept such changes.

RAPID TECHNOLOGICAL CHANGE

     AGT's and Devon's services and the equipment that each employs in delivering its services are subject to rapid technological change and rapid obsolescence. Accordingly, AGT's ability to grow will depend upon its ability to keep pace with technological advances on a continuing basis and to integrate available technologies with customer needs in a commercially appropriate manner. AGT's business may be adversely affected if it is unable to keep pace with relevant changes or if the technologies that it adopts do not receive widespread market acceptance.

IMPLEMENTATION OF NEW TECHNOLOGY IN BROADCAST MEDIA DISTRIBUTION

     AGT's broadcast media distribution services currently provide distribution of video commercials to television stations in analog format and distribution of audio commercials to radio stations in analog or digital format. The technology to distribute video in digital format is evolving. The technological standards that will be accepted by the marketplace for such a distribution service may still change. There is no assurance that the technology will involve the same or will be similar to technology then used by AGT. The financial investment to participate in the distribution of video commercials and programming may be greater than anticipated by AGT. To participate in the digital video distribution business, AGT will need to establish a distribution network not currently in place. There is no assurance that it will be able to establish such a network successfully.

POTENTIAL DISADVANTAGES TO STOCKHOLDERS OF AN INCREASE IN THE NUMBER OF AGT
SHARES
AUTHORIZED FOR ISSUANCE

     If the proposed increase in the authorized shares of AGT Common Stock is approved at the AGT Meeting, management will have authority to issue the shares to effect transactions that stockholders might not approve if they were given the opportunity to vote on the transactions. Under certain circumstances, there will be a potential for dilution to existing stockholders upon the issuance of AGT Common Stock. The authorized but unissued shares of AGT Common Stock could be used by management to make more difficult a change in control of AGT. Under certain circumstances, such shares could be used to frustrate persons seeking to effect a takeover or change in control of AGT or to effect a merger, sale of all or any part of AGT's assets or a similar transaction, since the issuance of shares could be used to dilute the stock ownership of shares of AGT voting stock held by such person. The ability of the AGT Board to issue additional shares of AGT Common Stock could prevent the proposal of transactions which some stockholders might consider to be in their best interest.

INCURRENCE OF INDEBTEDNESS

     The total amount required to pay the Required Funding will be approximately $230 million. AGT's revolving credit facility in the amount of $60 million plus cash on hand will not be sufficient to satisfy the Required Funding. AGT intends to finance the Required Funding through cash on hand and a line of credit with a financial institution, for which AGT has obtained a commitment in the amount of $250 million expiring on June 15, 1998.

     The incurrence of such debt may result in AGT utilizing all or a significant portion of its debt capacity and will result in AGT incurring significantly more debt than it currently has outstanding. The incurrence of such debt will also require payments of interest and principal from cash generated by AGT's and Devon's combined operations and may, therefore, diminish AGT's ability to execute its business strategy as described herein. See "AGT's Business -- Strategy."

     Additionally, there can be no assurance that future cash generated by AGT's and Devon's combined operations or its ability to obtain alternate forms of financing or issue common stock or other equity securities will permit it to repay such debt.

DEPENDENCE ON KEY PERSONNEL; POTENTIAL TIME CONFLICTS

     AGT's success depends to a large extent upon the contributions of a small number of senior managers, including Fred Drasner, Chairman and Chief Executive Officer and a director of AGT. Mr. Drasner is also Chief Executive Officer of Daily News, L.P. and Co-Publisher of the New York Daily News, Chief Executive Officer of U.S. News & World Report, L.P., Chairman and Chief Executive Officer of Applied Printing Technologies, L.P. ("Applied Printing"), Vice-Chairman and Chief Executive Officer of The Atlantic Monthly Company and a director of Snyder. Mr. Drasner is very active in AGT's management; his activities include, but are not limited to, establishing the strategic direction of AGT, evaluating potential acquisitions and reviewing major business decisions. However, Mr. Drasner is not committed to spending a particular amount of time at AGT nor is he able to devote his full time and resources to AGT, and it is expected that he will spend less than a majority of his time in managing AGT's activities. There can be no assurance that Mr. Drasner's inability to devote his full time to AGT will not adversely affect its business.

     In addition, AGT is dependent on other members of its senior management team and sales and marketing personnel, only a few of whom have entered into employment agreements with AGT. AGT also relies on its technical staff who specialize in prepress production and whose artistic and technical experience are not easily duplicated. Competition for management, sales, marketing and technical personnel is intense, and no assurance can be given that AGT will be able to attract and retain such personnel. The failure to attract and retain management, sales, marketing and technical personnel could have a material adverse effect on AGT's anticipated growth, revenues and results of operations. See "AGT's Business."

     After the Merger, AGT will also be dependent upon key members of Devon's management team and key members of management of the various operating subsidiaries of Devon. Devon has, and after the Merger, AGT will have, employment agreements with only a few of such persons. The failure to retain such persons could have a material adverse effect on AGT's anticipated growth, revenues and results of operations. See "The Merger and the Share
Issuance -- Interests of Certain Persons in the Merger -- Certain Employment Agreements."

     Devon's publishing business is also dependent on images supplied by creative artists, some of whom have executed licensing agreements with Devon. The failure to retain such artists could have a material adverse effect on AGT's financial condition, results of operations and cash flows.

CONCENTRATION OF SHARE OWNERSHIP AND CONTROL OF AGT BY PRINCIPAL STOCKHOLDER

     Applied Printing will own approximately 22% of the outstanding AGT Common Stock following the completion of the Merger. Mortimer B. Zuckerman, Chairman of the Board of Directors of AGT, and Fred Drasner, Chairman and Chief Executive Officer and a director of AGT, beneficially own all of the limited partnership interests of Applied Printing, and Mr. Zuckerman owns all of the capital stock of the corporate general partner of Applied Printing. Consequently, Applied Printing directly, and Mr. Zuckerman indirectly, will be able to exercise substantial influence over the outcome of all matters submitted to a vote of the AGT's stockholders, including election of the members of the Board of Directors, amendment of the Certificate of Incorporation and consummation of a merger, sale of substantially all of AGT's assets or other significant corporate transactions. See "Security Ownership of AGT."

POTENTIAL CONFLICTS OF INTEREST

     From time to time, Messrs. Zuckerman and Drasner may experience conflicts of interest in their management of AGT. Some of these conflicts may arise from their interests in Applied Printing, U.S. News & World Report, L.P. and Daily News, L.P. (collectively, the "Affiliated Businesses"). Such conflicts may arise from their overseeing of business decisions relating to AGT and the Affiliated Businesses and could include such matters related to the allocation of management time and services between AGT and an Affiliated Business and decisions regarding the amount or frequency of use of AGT's services by an Affiliated Business. Other conflicts may also arise. Mr. Zuckerman, in his capacity as Chairman of the Board, and Mr. Drasner, in his capacity as Chief Executive Officer, participate in and have ultimate authority to approve major business decisions including those in which they have a potential conflict of interest. In the past, AGT did not require the approval of its independent directors for material transactions which involved potential conflicts of interest. AGT believes that any such conflicts have been resolved in its best interests. AGT's independent directors have ratified all such existing transactions. AGT intends to have its independent directors approve all material transactions which involve a potential conflict of interest as they arise. See "Executive Officers of AGT -- Potential Conflicts of Interest."

DIGITAL IMAGING SERVICES DEPENDENT ON EMERGING MARKET FOR NEW MEDIA

     As part of its business objectives, AGT plans to continue to expand its digital imaging services, including the scope of its services, to customers delivering digitized content through new forms of electronic distribution such as the World Wide Web, e-mail, proprietary on-line services and CD-ROM. The market for digitized content and delivery through new electronic distribution channels has only recently begun to develop. There can be no assurance that demand for digital imaging and communication through new media will continue to grow. The use of new media in delivering digitized customer content, particularly by those who have historically relied on traditional means of delivering their content, such as print, generally requires the acceptance of a new way of conducting business and exchanging information. Although AGT has had success in marketing its new services to businesses utilizing the new media, there is no assurance that AGT will continue to be successful across a broad customer base and that the revenues derived from such new markets will exceed its costs in serving them. See "AGT's Business -- Strategy."

LIMITED PROPRIETARY RIGHTS

     AGT will seek to protect its proprietary software and know-how through copyright and trade secret laws and contractual restrictions on disclosure. Despite such measures, it may be possible for unauthorized third parties to copy aspects of AGT's software and processes or to obtain and use information that AGT regards as proprietary. In addition, no assurance can be given that protective measures taken by it will be sufficient to preclude competitors from developing competing or similar software or processes.

     AGT licenses from Kodak the right to decode images in the Photo CD format used in conjunction with its Digital Link System. This license is perpetual, and a royalty has been prepaid, but Kodak could terminate the license on 60 days' notice if AGT fails to treat the license confidentially or otherwise breaches the license agreement. If the license agreement is terminated, AGT would be required to replace such technology with an alternative technology. Alternative technologies are currently available. The loss of such license, however, would not have a material adverse effect on AGT's results of operations or financial condition.

SUSCEPTIBILITY TO CHANGE IN ECONOMIC CONDITIONS

     AGT's revenues and results of operations will be subject to fluctuations based upon the economic conditions of the United States in general, and the economic conditions of the publishing and advertising industries in particular. If there were to be a general economic downturn or a recession in the United States or one specifically affecting the publishing or advertising industries, AGT would expect that business enterprises, including its customers and potential customers, would substantially and immediately reduce both their prepress budgets and their expenditures on other digital services. In the event of such an economic downturn, there can be no assurance that AGT's business, operating results and financial condition would not be materially and adversely affected.

FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     AGT's and Devon's quarterly operating results have fluctuated in the past and AGT's quarterly results may fluctuate in the future as a result of a variety of factors, including timing of the completion of particular jobs, material reduction or cancellation of major projects or the loss of a major customer, timing of new business, timing of the hiring or loss of personnel, differences in the sales cycle between prepress and digital imaging services, sensitivity to general economic conditions and the health of the publishing and advertising industries, the relative mix of different types of work with differing margins, customers' purchasing patterns, changes in pricing strategies and other costs relating to the expansion of operations. Many of these factors are outside of AGT's control. Because of the high fixed-cost nature of AGT's business, it may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall, which would adversely affect operating results. For the foregoing reasons, AGT and Devon believe that period-to-period comparisons of their financial results should not be relied upon as an indication of future performance. In addition, the results of any quarterly period are not indicative of results to be expected for a full fiscal year. It is possible that, in certain future quarters, AGT's operating results may be below the expectations of public market analysts and investors. In such event, the price of the AGT Common Stock would likely be materially adversely affected.

     As a result of a margin decline in one unit of its pre-press business, the earnings of Devon for the fourth quarter and for the full year ended March 31, 1998 are expected to be less than a published analyst's estimate by approximately $725,000 after taxes, or $.10 a share, on a diluted basis. During such quarter, this business unit incurred incremental costs for personnel and outside services in connection with new business proposals and the formation of a new division to focus on the business-to-business marketplace. Such costs increased faster in the quarter than the revenues such costs were anticipated to generate.

POTENTIAL STOCK PRICE VOLATILITY

     The trading price of AGT Common Stock has been subject to, and may continue to be subject to, significant fluctuations in response to variations in quarterly operating results or other factors. Announcements concerning developments in the prepress, digital imaging, broadcast media distribution or related industries, results of AGT's operations and stock market conditions generally could have a significant impact on the market price of the AGT Common Stock. In addition, stock prices for many companies fluctuate widely for reasons that may be unrelated to those companies' results of operations. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of AGT Common Stock.

PROVISIONS WITH POTENTIAL ANTITAKEOVER EFFECTS

     AGT is subject to the provisions of Section 203 of the DGCL, which prevent certain Delaware corporations, including those whose securities are listed on NASDAQ, from engaging, under certain circumstances, in a "business combination" with any "interested stockholder" for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the law with an express provision in its original certificate of incorporation or an amendment either to its certificate of incorporation or to its bylaws approved by a majority of the outstanding voting shares. AGT has not opted out of the law, which may inhibit a third party "interested stockholder" from commencing a "business combination."

     In addition, AGT's Certificate of Incorporation and Bylaws contain provisions that may have the effect of discouraging certain transactions involving an actual or threatened change in control of AGT. The Bylaws provide that stockholders must own, in the aggregate, twenty-five percent of the Common Stock to be permitted to call a special meeting of the stockholders. The Certificate of Incorporation does not provide for cumulative voting in the election of directors. In addition, AGT's Certificate of Incorporation grants to the Board of Directors the authority to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the powers, preferences and rights of each such series without stockholder approval. The ability to issue such Preferred Stock could have the effect of diluting the AGT Common Stock received as Merger Consideration, discouraging unsolicited acquisition proposals or making it more difficult for a third party to commence such an acquisition.

DIVIDEND POLICY

     AGT does not anticipate declaring or paying cash dividends on the AGT Common Stock in the foreseeable future. Currently, AGT is unable to pay cash dividends under the terms of its existing credit facility without the approval of its lending institution.

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of a significant number of shares of AGT Common Stock in the public market following the Merger, or the perception that such sales could occur, could adversely affect the market price of AGT Common Stock and such sales could materially impair AGT's ability to raise capital through the future offering of equity securities. Upon completion of the Merger, AGT will have approximately 22,331,776 shares of AGT Common Stock outstanding and will have increased the number of shares that will be fully transferable without restriction from approximately 12,561,700 to approximately 15,229,156 shares. The remaining shares outstanding will be "restricted securities" as that term is defined in Rule 144 under the Securities Act. Of such shares, the 4,985,000 shares held by Applied Printing are eligible for resale subject to the volume limitations of Rule 144 or pursuant to the exercise of demand registration rights. In addition, 289,683 shares held by the Interpublic Group of Companies, 68,103 shares issued to Flying Color Graphics, Inc. and 1,759,834 shares to be issued to affiliates of Devon are or will be eligible for resale subject to the limitations of Rule
144. Of such 1,759,834 shares, 857,999 are subject to a one-year lockup following the Effective Time, subject to certain limited exceptions.

     Up to 2,209,200 additional shares of Common Stock may be purchased by certain employees and directors of AGT pursuant to the exercise of options (the "Options") granted under AGT's 1996 Stock Option Plan and Non-Employee Directors Nonqualified Stock Option Plan, of which 72,500 were vested as of March 1, 1998. The shares of AGT Common Stock issuable upon exercise of the Options are freely tradable under a registration statement on Form S-8 filed in April 1997.

     In June 1997, in connection with the acquisition of the assets of Digital Imagination, Inc. ("Digital Imagination"), AGT committed to grant warrants to purchase 19,000 shares of AGT Common Stock, of which warrants to purchase 10,000 shares have been issued. AGT may be required to issue up to an additional 43,500 warrants should the digital events photography division reach certain specified revenue targets in each of fiscal years ended August 31, 1998, 1999 and 2000. The exercise price for each of the warrants is $39.25, the fair market value of the AGT Common Stock at June 6, 1997.

     In connection with the 1997 acquisitions of MBA Graphics, Inc. ("MBA"), Vancor Color, Inc. ("Vancor") and AmuseMatte Corp. ("AmuseMatte"), AGT paid initial payments in cash and agreed to pay additional payments (the "Additional Payments") based on certain target earnings of each acquired company during calendar years 1997, 1998 and 1999. Based on the price of AGT Common Stock at March 1, 1998, a maximum of approximately 145,000 shares of AGT Common Stock may be issued as the Additional Payments. Holders of up to 109,000 of such shares may have demand registration rights, subject to certain limitations, for three years beginning April 30, 1998. The remaining shares of AGT Common Stock will not be registered and will be subject to restrictions on transfer.

YEAR 2000 ISSUE

     AGT and Devon have each assessed the impact of the Year 2000 issue on their respective operations. Devon has taken, or has planned for timely completion of remedial action in this regard and estimates that the related costs will not have a material impact on AGT's, Devon's or the combined entity's results of operations. In the first quarter of 1997, AGT initiated a program to substantially upgrade its information systems. See "AGT's Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." This investment in new information systems includes replacing and upgrading AGT's internal financial and operational systems, and will result in such systems being Year 2000 compliant. AGT expects to have these new systems implemented by the second quarter of 1999. There can be no assurance that these systems will be implemented by such time or that AGT will not have to expend additional amounts to make such systems Year 2000 compliant. In 1997 AGT conducted a review of its production systems with respect to Year 2000 issues. Based upon this review, AGT believes that all materially important production systems are Year 2000 compliant. Some of AGT's and Devon's suppliers and customers may face Year 2000 issues. Neither AGT nor Devon has fully evaluated the impact of Year 2000 issues with respect to its respective customers and suppliers. In the event that such customers and suppliers are unable to make their systems Year 2000 compliant, there can be no assurance that AGT's, Devon's or the combined entity's business would not be materially and adversely affected.

                        THE MEETING OF AGT STOCKHOLDERS

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of AGT Common Stock in connection with the solicitation of proxies by the AGT Board for use at the AGT Meeting to be held at 450 West 33rd Street, 3rd Floor, New York, New York, at 10:00 a.m., local time, on Wednesday, May 27, 1998, and any adjournment or postponement thereof.

     This Proxy Statement/Prospectus also constitutes the Prospectus of AGT included as part of its Registration Statement filed with the Commission under the Securities Act with respect to the issuance of shares of AGT Common Stock to be received by holders of Devon Common Stock upon consummation of the Merger.

     It is expected that representatives of Deloitte & Touche LLP, AGT's independent auditors, will be present at the AGT Meeting to respond to appropriate questions of holders of AGT Common Stock and to make a statement if they desire.

MATTERS TO BE CONSIDERED AT THE AGT MEETING

     At the AGT Meeting, the holders of AGT Common Stock will be asked to consider and vote upon each Proposal. The holders of AGT Common Stock will also be asked to consider and vote upon such other business as may properly come before the AGT Meeting.

RECORD DATE

     The AGT Board has fixed the close of business on April 27, 1998 as the AGT Record Date for the determination of holders of AGT Common Stock entitled to notice of the AGT Meeting. Only holders of AGT Common Stock as of the AGT Record Date will be entitled to vote at the AGT Meeting. On the AGT Record Date, there were 17,904,486 shares outstanding of AGT Common Stock held of record by approximately 3,525 holders.

QUORUM

     The presence, in person or by proxy, at the AGT Meeting of the holders of a majority of the shares of AGT Common Stock outstanding and entitled to vote at the AGT Meeting will be necessary to constitute a quorum for the transaction of business at the AGT Meeting. For purposes of voting at the AGT Meeting for the Proposals, abstentions and broker non-votes will be counted in determining whether a quorum exists to transact business at the AGT Meeting, but will not be voted.

VOTES REQUIRED; VOTING RIGHTS

     Under the DGCL, the affirmative vote of the holders of a majority of the votes cast or represented by proxy at the AGT Meeting is required to approve and adopt each of Proposals 1 and 3. Proposal 2 requires the affirmative vote of the holders of at least a majority of the outstanding shares of AGT Common Stock. Proposal 4 requires the affirmative vote of a plurality of the votes cast or represented by proxy at the AGT Meeting. Each share of AGT Common Stock is entitled to one vote with respect to the approval and adoption of each Proposal at the AGT Meeting.

     If fewer shares of AGT Common Stock are voted in favor of any Proposal than the number required for approval, it is expected that the AGT Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes. If a motion to adjourn the AGT Meeting is presented for the purpose of allowing additional time to solicit proxies, stockholders providing proxies that are not voted against the Proposals will be deemed to have conferred discretionary authority to vote for such adjournment, and shares voted against the Proposals shall be voted against a motion to adjourn such meeting. See "The Meeting of AGT
Stockholders -- Solicitation of Proxies."

SOLICITATION OF PROXIES

     If a stockholder attends the AGT Meeting, he or she may vote by ballot. However, many of AGT stockholders might be unable to attend the AGT Meeting. Therefore, the AGT Board is soliciting proxies so that each holder of AGT Common Stock on the AGT Record Date has the opportunity to vote on the Proposals to be considered at the AGT Meeting on which each is entitled to vote.

     When a proxy is returned properly signed and dated, the shares of AGT Common Stock represented thereby will be voted in accordance with the instructions on the proxy. If a stockholder does not return a signed proxy or vote in person at the AGT Meeting, his or her shares will not be voted. Stockholders are urged to mark the boxes on the proxy to indicate how their shares are to be voted. If a holder of AGT Common Stock returns a signed proxy, but does not indicate how his or her shares are to be voted, the shares of AGT Common Stock represented by the proxy will be voted FOR approval of each Proposal and, in the discretion of the person named in the proxy, on such other matters as may properly be presented at the AGT Meeting.

     The AGT Board does not know of any matters other than those described in the notice of the AGT Meeting that are to come before the AGT Meeting. If any other matters are properly brought before the AGT Meeting, including, among other things, a motion to adjourn or postpone the AGT Meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to the Proposals or soliciting additional proxies in favor of the Proposals, one or more of the persons named on the proxy card will vote the shares represented by such proxy upon such matters as determined in their best judgment and consistent with the voting rights of such shares as provided by the AGT Bylaws; provided, however, that no proxy that is voted against the Proposals will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the AGT Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the AGT Meeting, except for proxies that have been effectively revoked or withdrawn prior to such reconvened meeting. See "The Meeting of AGT
Stockholders -- Votes Required; Voting Rights."

     Any AGT stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of AGT at 450 West 33rd Street, New York, New York 10001, (ii) granting a subsequent proxy or (iii) appearing in person and voting at the AGT Meeting. Attendance at the AGT Meeting will not in and of itself constitute revocation of a proxy.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and other employees of AGT in person or by telephone, telegram or other means of communications. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and AGT will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. AGT will bear all costs and expenses of this solicitation other than expenses incurred in connection with printing and mailing of this Proxy Statement/Prospectus, which will be shared equally by Devon and AGT.

     THE AGT BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSALS AND RECOMMENDS THAT AGT STOCKHOLDERS VOTE FOR APPROVAL OF EACH PROPOSAL.

                       THE MEETING OF DEVON STOCKHOLDERS

GENERAL

     This Proxy Statement/Prospectus is being furnished to holders of Devon Common Stock in connection with the solicitation of proxies by the Devon Board for use at the Devon Meeting to be held at Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut, at 10:00 a.m., local time, on Wednesday, May 27, 1998, and any adjournment or postponement thereof.

     This Proxy Statement/Prospectus also constitutes the Prospectus of AGT included as part of its Registration Statement filed with the Commission under the Securities Act with respect to the issuance of shares of AGT Common Stock to be received by holders of Devon Common Stock upon consummation of the Merger.

     It is expected that representatives of KPMG Peat Marwick LLP, Devon's independent auditors, will be present at the Devon Meeting to respond to appropriate questions of holders of Devon Common Stock and to make a statement if they desire.

MATTERS TO BE CONSIDERED AT THE DEVON MEETING

     At the Devon Meeting, the holders of Devon Common Stock will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, Devon would be merged with and into Acquisition and Acquisition would be the surviving corporation. Holders of Devon Common Stock will also be asked to consider and vote upon such other business as may properly come before the Devon Meeting. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A.

RECORD DATE

     The Devon Board has fixed the close of business on April 27, 1998 as the Devon Record Date for the determination of holders of Devon Common Stock entitled to notice of the Devon Meeting. Only holders of Devon Common Stock as of the Devon Record Date will be entitled to vote at the Devon Meeting. On the Devon Record Date, there were 7,358,817 shares outstanding of Devon Common Stock held of record by approximately 100 holders.

QUORUM

     The presence, in person or by proxy, at the Devon Meeting of the holders of a majority of the shares of Devon Common Stock outstanding and entitled to vote at the Devon Meeting will be necessary to constitute a quorum for the transaction of business at the Devon Meeting. For purposes of voting at the Devon Meeting for the proposal, abstentions and broker non-votes will be counted in determining whether a quorum exists to transact business at the Devon Meeting, but will not be voted.

VOTES REQUIRED; VOTING RIGHTS

     Under the DGCL, the affirmative vote of the holders of a majority of the outstanding shares of Devon Common Stock entitled to vote is required to approve and adopt the Merger Agreement. Each share of Devon Common Stock is entitled to one vote with respect to the approval and adoption of the Merger Agreement at the Devon Meeting.

     If fewer shares of Devon Common Stock are voted in favor of the Merger than the number required for approval, it is expected that the Devon Meeting will be postponed or adjourned for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes. If a motion to adjourn the Devon Meeting is presented for the purpose of allowing additional time to solicit proxies, stockholders providing proxies that are not voted against the Merger Agreement will be deemed to have conferred discretionary authority to vote for such adjournment, and shares voted against the Merger Agreement shall be voted against a motion to adjourn such Devon Meeting. See "The Meeting of Devon
Stockholders -- Solicitation of Proxies."

     Under the rules of the National Association of Securities Dealers, Inc., brokers who hold shares in "street name" have the authority to vote on certain matters when they do not receive instructions from beneficial owners. However, this authority does not extend to voting on the Merger Agreement. Accordingly, brokers who do not receive instructions will not be entitled to vote on the Merger Agreement. In tabulating the vote on the Merger Agreement, abstentions and broker non-votes will have the same effect as votes against the Merger Agreement.

     The directors and executive officers of Devon have indicated that they intend to vote their shares for approval and adoption of the Merger Agreement. On February 13, 1998, each of Marne Obernauer, Jr., John W. Dinzole and seven additional stockholders of Devon entered into the Stockholders Agreement, which provides, among other things, that if a stockholder vote to approve the Merger Agreement is held, such stockholders will vote the shares of Devon Common Stock owned by them, or over which they have the power to vote, in favor of the Merger Agreement. As of the date of the Stockholders Agreement, such stockholders owned or had the power to vote approximately 1,759,834 shares of Devon Common Stock, representing approximately 24% of the total outstanding shares of Devon Common Stock. The Stockholders Agreement is attached to this Proxy Statement/Prospectus as Exhibit D, and should be read carefully by holders of Devon Common Stock. See "The Merger and the Share Issuance -- Agreement to Vote in Favor of the Merger" and "The Merger and the Share Issuance -- Interests of Certain Persons in the Merger -- Stockholders Agreement."

SOLICITATION OF PROXIES

     If a stockholder attends the Devon Meeting, he or she may vote by ballot. However, many of Devon's stockholders might be unable to attend the Devon Meeting. Therefore, the Devon Board is soliciting proxies so that each holder of Devon Common Stock on the Devon Record Date has the opportunity to vote on the proposals to be considered at the Devon Meeting on which each is entitled to vote.

     When a proxy is returned properly signed and dated, the shares of Devon Common Stock represented thereby will be voted in accordance with the instructions on the proxy. If a stockholder does not return a signed proxy or vote in person at the Devon Meeting, his or her shares will not be voted. Stockholders are urged to mark the boxes on the proxy to indicate how their shares are to be voted. If a holder of Devon Common Stock returns a signed proxy, but does not indicate how his or her shares are to be voted, the shares of Devon Common Stock represented by the proxy will be voted FOR approval and adoption of the Merger Agreement and, in the discretion of the person named in the proxy, on such other matters as may properly be presented at the meeting.

     The Devon Board does not know of any matters other than those described in the notice of the Devon Meeting that are to come before the Devon Meeting. If any other matters are properly brought before the Devon Meeting, including, among other things, a motion to adjourn or postpone the Devon Meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to the Merger or soliciting additional proxies in favor of the proposal to adopt and approve the Merger Agreement, one or more of the persons named on the proxy card will vote the shares represented by such proxy upon such matters as determined in their best judgment and consistent with the voting rights of such shares as provided by the Devon Bylaws; provided, however, that no proxy that is voted against the proposal to approve and adopt the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Devon Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Devon Meeting, except for proxies that have been effectively revoked or withdrawn prior to such reconvened meeting. See "The Meeting of Devon Stockholders -- Votes Required; Voting Rights."

     Any Devon stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying in writing the Secretary of Devon at 281 Tresser Boulevard, Suite 501, Stamford, Connecticut 06901-3227,
(ii) granting a subsequent proxy or (iii) appearing in person and voting at the Devon Meeting. Attendance at the Devon Meeting will not in and of itself constitute revocation of a proxy.

     In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and other employees of Devon in person or by telephone, telegram or other means of communications. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Devon will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. Devon will bear all costs and expenses of this solicitation other than expenses incurred in connection with printing and mailing of this Proxy Statement/Prospectus, which will be shared equally by Devon and AGT.

     STOCKHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

     THE DEVON BOARD UNANIMOUSLY HAS DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTEREST OF, DEVON AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER) AND RECOMMENDS THAT DEVON STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                       THE MERGER AND THE SHARE ISSUANCE

GENERAL

     Each of the AGT Board and the Devon Board has unanimously approved the Merger Agreement, which provides that, at the Effective Time, Devon will be merged with and into Acquisition in accordance with the DGCL, the separate corporate existence of Devon will cease and Acquisition will continue as the surviving corporation and a wholly-owned subsidiary of AGT. With certain limited exceptions described below, each share of Devon Common Stock outstanding at the Effective Time shall be converted into the right to receive, subject to adjustment, $30.00 in cash and .6 share of AGT Common Stock. The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes. See "-- Certain United States Federal Income Tax Consequences."

     The Devon Board unanimously determined that the Merger is fair to, and in the best interest of, Devon and its stockholders, has approved the Merger Agreement (and the transactions contemplated thereby, including the Merger) and recommends that the stockholders of Devon vote to approve and adopt the Merger Agreement.

     The AGT Board unanimously determined that the Merger is fair to, and in the best interest of, AGT and its stockholders and has approved the Merger Agreement (and the transactions contemplated thereby, including the Merger). Although AGT stockholder approval is not required to approve and adopt the Merger Agreement, AGT stockholder approval is required for the Share Issuance pursuant to the NASDAQ listing agreement. The AGT Board unanimously recommends that the stockholders of AGT vote to approve the Share Issuance.

     This section of the Proxy Statement/Prospectus describes certain aspects of the proposed Merger, including the principal provisions of the Merger Agreement. A copy of the Merger Agreement is attached to this Proxy Statement/Prospectus as Exhibit A. All stockholders of Devon and AGT are urged to read the Merger Agreement in its entirety.

BACKGROUND OF THE MERGER

     In early October 1997, Fred Drasner, Chairman and Chief Executive Officer of AGT, approached Marne Obernauer, Jr., Chairman of Devon, by telephone, to invite Mr. Obernauer to discuss with him their respective businesses. On October 16, 1997, Mr. Drasner met with Mr. Obernauer, and Mr. Obernauer indicated that Devon would be interested in pursuing a transaction between Devon and AGT. After further discussions between Mr. Drasner and Mr. Obernauer, a confidentiality agreement was executed between AGT and Devon on November 25, 1997. On December 1, 1997, a senior officer of Devon met with two senior officers of AGT to explore certain financial and other implications of a potential transaction. Several meetings and telephone conversations among the senior management of and financial advisors and legal counsel to each of Devon and AGT also occurred, at which time the parties discussed the terms and conditions of the Merger, including the consideration to be paid and the need for the Merger to be treated as a tax-free reorganization. During the Christmas holiday period, the senior management of AGT and Devon decided to suspend further discussions until after January 1, 1998, primarily due to differences in the perceived value of AGT and Devon Common Stock. In early January 1998, the senior management of AGT and Devon met again to discuss the Merger. During January and February 1998, the parties exchanged due diligence materials and continued to meet on a regular basis to discuss the terms and conditions of the Merger Agreement. On February 13, 1998, the AGT Board and the Devon Board each unanimously approved the Merger and the Merger Agreement and the Merger Agreement was executed by the parties. On February 17, 1998, AGT and Devon jointly announced that they had entered into the Agreement and Plan of Merger. The consideration to be paid to the Devon stockholders and the other terms of the Merger were determined in arms'-length negotiations between the management teams of AGT and Devon. Such consideration was determined after consideration of, among other things, the shares and options outstanding of each company, the relative trading prices of the two companies' stocks over various periods of time, the companies' respective historical revenue and operating profits, the sizes of the companies' respective customer bases and the business prospects of the combined company.

REASONS FOR THE MERGER

     AGT. The AGT Board determined that the Merger is fair to, and in the best interest of, AGT and its stockholders. At a meeting held on February 13, 1998, the AGT Board unanimously approved the Merger Agreement (and the transactions contemplated thereby, including the Merger), and resolved to recommend that the stockholders of AGT vote for approval of the Share Issuance.

     In reaching its conclusion to approve the Merger and the Merger Agreement and to recommend that stockholders vote for approval of the Share Issuance, the AGT Board considered many factors including, but not limited to the following:

          (i) the financial condition, results of operations and cash flows of each of Devon and AGT, on an historical basis, before giving effect to the Merger;

          (ii) historical market prices and trading information with respect to each of Devon Common Stock and AGT Common Stock;

          (iii) the treatment of the Merger as a "tax-free reorganization" for federal income tax purposes;

          (iv) the potential efficiencies and synergies to be realized by the combined operations of Devon and AGT, which are expected to produce a favorable impact on the long-term value of AGT as well as enhance the competitive position of the combined entity;

          (v) the regulatory approvals required to consummate the Merger and the prospects for receiving all such approvals;

          (vi) the opinion of Goldman Sachs to the AGT Board to the effect that as of February 13, 1998 and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration was fair, from a financial point of view, to AGT;

          (vii) the strategic benefits of the Merger;

          (viii) the express terms and conditions of the Merger Agreement, which were viewed as providing an equitable basis for the Merger from the standpoint of AGT;

          (ix) information with respect to AGT's business, financial condition, results of operations, assets, liabilities and business strategy, on both a historical and a prospective basis, various uncertainties and risks associated with the operation of AGT's business, particularly as such factors would affect stockholder value in the future, historical market prices, price to earnings multiples and trading patterns of the shares, market prices and financial data relating to AGT's principal competitors;

          (x) the significant enhancement of the strategic and market position of the combined entity beyond that achievable by AGT alone;

          (xi) Devon's management and other resources that would be available to AGT and its customers;

          (xii) Marne Obernauer, Jr., the holder of approximately 11.7% of Devon Common Stock, agreed not to sell or otherwise transfer shares of AGT Common Stock to be received by him in the Merger for a period of one year following the Effective Time;

          (xiii) beneficial owners of approximately 24% of the outstanding shares of Devon Common Stock, including Marne Obernauer, Jr., agreed to vote such shares in favor of the Merger;

          (xiv) the fact that the Merger Agreement provides that in the event that such Agreement is terminated by AGT and Acquisition if (i)(A) there shall have been a breach of any representation or warranty on the part of Devon set forth in the Merger Agreement, or if any representation or warranty of Devon shall have become untrue, in either case, such that the conditions to AGT's and Acquisition's obligations would be incapable of being satisfied by July 31, 1998 (or as otherwise extended) or (B) there shall have been a breach by Devon of its covenants or agreements in the Merger Agreement having or constituting a Material Adverse Effect (as defined in the Merger Agreement) on Devon and Devon has not cured such breach within 15 days after notice by AGT or Acquisition thereof and, in either case,

     Devon enters into an agreement with respect to any Acquisition Proposal (as defined in the Merger Agreement) (other than the Merger) within twelve months thereafter or (ii)(A) Devon shall have entered into a definitive agreement relating to a Superior Proposal (as defined in the Merger Agreement) or (B) the Devon Board shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger, shall have recommended to the Devon stockholders any Acquisition Proposal (other than the Merger), shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, or Devon shall have entered into a definitive agreement relating to a Superior Proposal, then Devon will be required to pay to AGT liquidated damages in the amount of $13.0 million, payable on the date Devon enters into an agreement under circumstances described in clauses (i)(A) and (i)(B) above and concurrently with the circumstances described in clauses (ii)(A) (and as a precondition thereof) and (ii)(B) above; and

          (xv) the financing arrangements to be entered into in connection with consummation of the Merger.

     Devon. The Devon Board unanimously determined that the Merger is fair to, and in the best interest of, Devon and its stockholders. At a meeting held on February 13, 1998, the Devon Board unanimously approved the Merger Agreement (and the transactions contemplated thereby, including the Merger) and resolved to recommend that the stockholders of Devon vote for approval and adoption the Merger Agreement.

     In reaching its conclusion to approve the Merger Agreement (and the transactions contemplated thereby, including the Merger) and to recommend that stockholders vote for approval and adoption of the Merger Agreement, the Devon Board considered many factors including, but not limited to the following:

          (i) the Merger would provide Devon stockholders with an opportunity to receive a premium over the recent trading price range for Devon Common Stock comprised of both cash, permitting them to realize a current return on their investment in Devon, and AGT Common Stock, permitting them to participate in the combined business opportunity;

          (ii) beneficial owners of approximately 24% of the outstanding shares of Devon Common Stock agreed to vote such shares in favor of the Merger Agreement;

          (iii) the financial condition, results of operations and cash flows of each of Devon and AGT, on an historical basis, before giving effect to the Merger;

          (iv) historical market prices and trading information with respect to each of Devon Common Stock and AGT Common Stock;

          (v) the treatment of the Merger as a "tax-free reorganization" for federal income tax purposes;

          (vi) the potential efficiencies and synergies to be realized by the combined operations of Devon and AGT, which are expected to produce a favorable impact on the long-term value of AGT as well as enhance the competitive position of the combined entity;

          (vii) the regulatory approvals required to consummate the Merger and the prospects for receiving all such approvals;

          (viii) the strategic benefits of the Merger;

          (ix) the express terms and conditions of the Merger Agreement, which were viewed as providing an equitable basis for the Merger from the standpoint of Devon;

          (x) information with respect to Devon's business, financial condition, results of operations, assets, liabilities and business strategy, on both a historical and a prospective basis, various uncertainties and risks associated with the operation of Devon's business, particularly as such factors would affect stockholder value in the future, historical market prices, price to earnings multiples and trading patterns of the shares, market prices and financial data relating to Devon's principal competitors;

          (xi) the significant enhancement of the strategic and market position of the combined entity beyond that achievable by Devon alone;

          (xii) the opinion of DLJ to the Devon Board to the effect that as of February 13, 1998 and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Merger Consideration was fair, from a financial point of view, to the holders of Devon Common Stock. See "Opinion of Financial Advisor to Devon";

          (xiii) the fact that the Merger Agreement, which generally prohibits Devon from soliciting any third party regarding any potential acquisition of Devon, including a merger, acquisition or exchange of all or any material portion of the assets of, or equity interest in, Devon, does permit Devon to furnish information to, and negotiate with, any third party that has submitted a proposal for such an acquisition, provided that certain conditions are met, including payment of a termination fee of $13,000,000 (in addition to the reimbursement in certain instances of up to $3,000,000 of expenses of AGT and its affiliates) if Devon enters into a definitive agreement relating to a Superior Proposal or the Devon Board withdraws, modifies or changes its approval or recommendation of the Merger Agreement or the Merger (the Devon Board believes that these provisions of the Merger Agreement do not unduly restrict the ability of a third party to make a proposal meeting the applicable conditions relating to such an acquisition, or the Devon Board's ability to consider and act upon such a proposal if made); and

          (xiv) the fact that the holders of Devon Common Stock will have the opportunity to participate in the ownership of a larger, more diversified company, whose common stock historically has enjoyed a higher volume of trading than Devon Common Stock, affording Devon stockholders who are interested in liquidity the opportunity to own a more liquid security than Devon Common Stock.

RECOMMENDATION OF THE AGT BOARD

     THE AGT BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, AGT AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER) AND RECOMMENDS THAT STOCKHOLDERS OF AGT VOTE TO APPROVE THE SHARE ISSUANCE.

     The factors described above in "-- Reasons for the Merger -- AGT" were considered collectively by the AGT Board, without giving specific weight to any particular factor, in connection with its assessment of the strategic and operational benefits and risks of the Merger as well as the range of value of each of Devon and AGT on a stand-alone basis and the value of the combined entity on a pro forma basis. The foregoing discussion of the information and factors considered and given weight by the AGT Board is not intended to be exhaustive. In addition, individual members of the AGT Board may have given different weight to different factors. Throughout its deliberations, the AGT Board received the advice of counsel. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above including the opinion of Goldman Sachs referred to above, the AGT Board, by unanimous vote of all directors, approved the Merger Agreement and transactions contemplated thereby as being in the best interests of AGT and its stockholders. The AGT Board believes that the Merger would result in an increase in long-term value for AGT's stockholders due to the strategic and operational benefits and synergies described above.

RECOMMENDATION OF THE DEVON BOARD

     THE DEVON BOARD OF DIRECTORS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTEREST OF, DEVON AND ITS STOCKHOLDERS, HAS APPROVED THE MERGER AGREEMENT (AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER) AND RECOMMENDS THAT STOCKHOLDERS OF DEVON VOTE TO APPROVE AND ADOPT THE MERGER AGREEMENT.

     The factors described above in "-- Reasons for the Merger -- Devon" were considered collectively by the Devon Board, without giving specific weight to any particular factor, in connection with its assessment of the strategic and operational benefits and risks of the Merger as well as the range of value of each of Devon and AGT on a stand-alone basis and the value of the combined entity on a pro forma basis. The foregoing discussion of the information and factors considered and given weight by the Devon Board is not intended to be exhaustive. In addition, individual members of the Devon Board may have given different weight to different factors. Throughout its deliberations, the Devon Board received the advice of counsel. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above including the opinion of DLJ referred to above, the Devon Board, by unanimous vote of all directors, approved the Merger Agreement and the transactions contemplated thereby, as being in the best interests of Devon and its stockholders. The Devon Board believes that the Merger would result in an increase in long-term value for Devon's stockholders due to the strategic and operational benefits and synergies described above.

PERCENTAGE OWNERSHIP INTEREST OF DEVON STOCKHOLDERS AFTER THE MERGER

     Based on the number of shares of AGT Common Stock outstanding on the AGT Record Date and assuming the issuance of approximately 4,427,290 shares of AGT Common Stock in the Merger, upon consummation of the Merger there will be approximately 22,331,776 shares of AGT Common Stock outstanding at the Effective Time, of which the stockholders of Devon, in aggregate, will own approximately 19.8% (approximately 18.0% assuming the exercise of all options and warrants to purchase shares of AGT Common Stock outstanding as of March 31, 1998).

MANAGEMENT OF AGT AND DEVON AFTER THE MERGER

     The Merger Agreement requires that the number of directors of AGT be increased by two and the vacancies created thereby be initially filled by Marne Obernauer, Jr. and a designee to be determined jointly by AGT and Devon.

     Under the terms of the Merger Agreement, the directors of Acquisition at the Effective Time will be the initial directors of the Surviving Corporation upon consummation of the Merger, each to hold office until his successor is duly elected or appointed and qualified. AGT has indicated that it has no present intention of replacing after the Effective Time any of the executive officers of Devon. See "-- Interests of Certain Persons in the Merger."

CONDUCT OF THE BUSINESS OF AGT AND DEVON IF THE MERGER IS NOT CONSUMMATED

     If the Merger is not consummated, it is expected that the business and operations of AGT and Devon each will continue to be conducted substantially as they currently are being conducted.

MATERIAL CONTRACTS BETWEEN AGT AND DEVON

     Other than the discussions and negotiations relating to, and the execution of, the Merger Agreement discussed in "-- Background of the Merger" and other related transaction documentation, neither AGT nor Devon knows of any past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions in the last five years between AGT or its affiliates and Devon or its affiliates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Devon Board with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of Devon and members of the Devon Board have certain interests in the Merger that are in addition to the interests of stockholders of Devon generally. The Devon Board was aware of these interests and considered them, among other matters, in approving the Merger and the Merger Agreement.

     Stock Option Plans. Each holder of a then outstanding option to purchase shares of Devon Common Stock (collectively, "Devon Options") under Devon's Non-Qualified Stock Option Plan, 1993 Non-Qualified Stock Option Plan or 1995 Non-Qualified Stock Option Plan (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, in settlement thereof, shall receive immediately after the

Effective Time for each share of Devon Common Stock subject to such Devon Option an amount in cash equal to the difference between $60.00 and the per share exercise price of such Devon Option, to the extent $60.00 is greater than the per share exercise price of such Devon Option and all such Devon Options under the Stock Option Plans shall be canceled and cease to exist and the Stock Option Plans shall be terminated.

     The AGT Board has approved the adoption of the AGT 1998 Incentive Compensation Plan (the "1998 Plan"). On or about the Effective Time, it is anticipated that certain officers of Devon will be granted options to purchase shares of AGT Common Stock, at an exercise price equal to the fair market value of AGT Common Stock on the date of grant. See "Proposals to be Considered at AGT Meeting -- Proposal 3 -- Adoption of 1998 Incentive Compensation Plan."

     Certain Employment Agreements. On February 13, 1998, Black Dot Graphics, Inc. ("Black Dot"), a subsidiary of Devon, entered into a new employment agreement (the "Fiedler Employment Agreement") with Howard A. Fiedler, the Chief Executive Officer of Black Dot. The Fiedler Employment Agreement provides for the employment of Mr. Fiedler through May 15, 2000 with automatic annual renewals unless Black Dot provides notice of termination at least one year prior to the end of each respective term. Annual compensation for Mr. Fiedler shall be at least $200,000. The Fiedler Employment Agreement also provides for participation by Mr. Fiedler in various Black Dot benefit plans and programs. Additionally, for a period of one year after termination for any reason (other than a termination by Black Dot without cause), Mr. Fiedler is prohibited from engaging, as principal or agent, directly or indirectly, in any business which is in competition with any business in which Black Dot is engaged at the time of his termination of employment with Black Dot.

     AGT or Acquisition may enter into employment agreements (the "Employment Agreements") with additional officers and executives of Devon on or before the Effective Time. The terms of such Employment Agreements have not yet been determined. There can be no assurance that such Employment Agreements will be entered into.

     Severance Benefits under Koch Transition Employment Agreement. On February 13, 1998 Bruce K. Koch, Chief Financial Officer of Devon, entered into a Transition Employment Agreement (the "Koch Transition Employment Agreement") with Devon. The Koch Transition Employment Agreement will only become effective if and when the Effective Time occurs. Under the Koch Transition Employment Agreement, Devon has agreed to employ Mr. Koch from the Effective Time until the six-month anniversary of the Effective Time (the "Transition Period"). Pursuant to the Koch Transition Employment Agreement, Devon will be required to pay Mr. Koch an amount equal to one year of Mr. Koch's base salary if either (i) Mr. Koch voluntarily terminates his employment with Devon during the Transition Period or (ii) Mr. Koch is terminated for cause by Devon during the Transition Period. Also, pursuant to the Koch Transition Employment Agreement, Devon will be required to pay Mr. Koch an amount equal to two years of Mr. Koch's base salary if either (i) Mr. Koch continues to be employed by Devon through the Transition Period and within one month following the Transition Period either Mr. Koch or Devon terminates his employment with Devon or (ii) Mr. Koch is terminated (other than for cause) by Devon during the Transition Period.

     Indemnification and Insurance of Directors and Officers. From and after the Effective Time, AGT has agreed to indemnify, defend and hold harmless all directors, officers or employees of Devon and all subsidiaries of Devon to the fullest extent permitted by applicable law against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities arising out of acts or omissions occurring at or prior to the Effective Time that are in whole or in part (i) based on, or arising out of, the fact that such person is or was a director, officer or employee of Devon or any subsidiary of Devon or (ii) based on, arising out of or pertaining to the transactions contemplated by the Merger Agreement. AGT has agreed to maintain in effect for not less than six years from the Effective Time policies of directors' and officers' liability and fiduciary insurance substantially on the terms pursuant to which Devon's officers and directors and its subsidiaries' officers and directors currently are insured with respect to claims arising from facts or events occurring prior to the Effective Time to cover the types of actions and omissions with respect to which Devon's officers and directors and its subsidiaries' officers and directors are currently insured (provided that AGT will not be required to pay an annual premium for such insurance in excess of 150% of the premiums paid as of the Effective Time for such insurance, but in such case will be required to purchase as much coverage as possible for such amount). See "The Merger Agreement -- Certain
Covenants -- Indemnification and Insurance of Directors and Officers."

     Stockholders Agreement. Marne Obernauer, Jr., John W. Dinzole and seven additional stockholders have entered into a Stockholders Agreement, dated February 13, 1998 with AGT and Acquisition where they have agreed to vote (i) in favor of approval and adoption of the Merger Agreement, (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty of any other obligation or agreement of Devon under the Merger Agreement and (iii) except as otherwise agreed to in writing in advance by AGT, against certain other actions. See " -- Agreement to Vote in Favor of Merger."

     Lockup Letter. Marne Obernauer, Jr. has entered into a letter agreement, dated February 13, 1998, where he has agreed not to sell, distribute, pledge (subject to certain exceptions), grant any option for the sale of, or otherwise dispose of, directly or indirectly, or encumber, or otherwise reduce his risk, with respect to, any shares of AGT Common Stock owned by him (other than any such AGT Common Stock obtained by Mr. Obernauer, Jr. solely as a result of adjustment of the cash and stock consideration received pursuant to the Merger Agreement) without the consent of AGT. Such restrictions will terminate on a date one-year from the Effective Time.

     Affiliate Letters. Marne Obernauer, Jr., John W. Dinzole, current directors on the Devon Board, and three additional officers of Devon each have entered into affiliate letters, each dated February 13, 1998, where they have agreed not to transfer, sell or otherwise dispose of any of the AGT Common Stock which they will receive upon consummation of the Merger, except in compliance with applicable requirements of the federal securities law. Additionally, the AGT Common Stock that they will receive pursuant to the Merger will have restrictive legends. See "-- Restrictions on Sales of Shares by Affiliates."

ACCOUNTING TREATMENT

     The Merger will be accounted for by AGT under the "purchase" method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate consideration paid by AGT in connection with the Merger will be allocated to Devon's assets and liabilities based upon their fair values, with any excess being treated primarily as goodwill. The assets and liabilities and results of operations of Devon's subsidiaries will be consolidated into the assets and liabilities and results of operations of AGT subsequent to the Effective Time. See "AGT Pro Forma Consolidated Financial Statements."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a general summary of the material federal income tax consequences of the Merger that are applicable to holders of Devon Common Stock (the "Holders"). The summary set forth below does not address all aspects of federal income taxation that may be relevant to a Holder in light of such Holder's particular circumstances or to Holders subject to special rules under the federal income tax laws, such as foreign corporations, non-resident aliens, banks, other financial institutions, insurance companies, dealers in securities, tax exempt entities, persons who hold their Devon Common Stock as part of a "straddle," "hedge" or "conversion transaction" or Holders who acquired their Devon Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, nor any consequences arising under the laws of any state, locality or foreign jurisdiction. This discussion assumes that Holders hold their respective shares of Devon Common Stock as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code.

     This discussion is based on the Code, the final, proposed and temporary treasury regulations promulgated thereunder, administrative rulings and interpretations, and judicial decisions, in each case as in effect as of the date hereof. All of the foregoing are subject to change at any time, possibly with retroactive effect. Neither AGT nor Devon has requested or will request a ruling from the Internal Revenue Service with respect to the tax consequences of the Merger.

     Tax Opinions. The consummation of the Merger is conditioned upon the receipt of separate opinions of Weil Gotshal & Manges, LLP, tax counsel for AGT, and of O'Sullivan, Graev & Karabell, LLP, tax counsel for Devon, substantially to the effect that (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, (ii) each of AGT, Acquisition and Devon will be a party to the reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by AGT, Acquisition or Devon as a result of the Merger.

     The opinions of Weil, Gotshal & Manges, LLP and O'Sullivan, Graev & Karabell, LLP, referred to in this section will be based on facts existing at the date hereof and at the Effective Time. In rendering the opinions of counsel referred to in this section, Weil, Gotshal & Manges, LLP and O'Sullivan, Graev & Karabell, LLP, will rely upon certain facts, assumptions and representations and/or covenants, including those contained in certificates of officers of AGT and Devon. Subject to the receipt of such representations and/or covenants, Weil, Gotshal & Manges, LLP and O'Sullivan, Graev & Karabell, LLP, each anticipate that it will render such an opinion. If such opinions are not received, the Merger will not be consummated, unless the conditions requiring their receipt are waived. AGT and Devon currently anticipate that such opinions will be delivered but, if not, neither of them will waive the conditions requiring receipt of such opinions.

     Certain Consequences of Reorganization Status. Provided that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code, for federal income tax purposes:

          (i) Holders who exchange shares of Devon Common Stock for shares of AGT Common Stock and the Cash Consideration will recognize gain on the Merger only to the extent of the lesser of (i) the Cash Consideration received by such Holder or (ii) such Holder's realized gain (namely, the excess of the aggregate fair market value of the AGT Common Stock and Cash Consideration received over the Holder's adjusted tax basis for the Devon Common Stock exchanged therefor). Holders will not recognize any loss realized upon such exchange. To the extent a Holder can properly segregate separate blocks of its Devon Common Stock, its gain will be calculated separately on each block of Devon Common Stock exchanged (a block generally consists of shares of Devon Common Stock acquired at the same time for the same price). Any such gain recognized by a Holder will be long-term or short-term if the Holder is a corporation, or long-term, mid-term, or short-term if the Holder is a noncorporate entity, depending in each case on the Holder's holding period at the Effective Time. Holders should be aware, however, that the character of any gain recognized in the Merger (including the character of gain described in (iv) below) could be altered if in connection or simultaneously with the Merger a Holder acquires (directly or through attribution) shares of AGT Common Stock.

          Backup Withholding. Under the Code, a Holder may be subject, under certain circumstances, to "backup withholding" at a 31% rate in respect of the Holder's exchange of Devon Common Stock pursuant to the Merger. This withholding applies only if the Holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a Holder under the backup withholding rules is allowable as a credit against such Holder's U.S. federal income tax liability, provided that the required information is furnished to the Service. Certain persons are exempt from backup withholding, including corporations and financial institutions. Holders should consult their tax advisors as to their qualification for exemption from withholding and the procedure for obtaining such exemption.

          (ii) A Holder's aggregate tax basis in the AGT Common Stock received (including any fractional share of AGT Common Stock deemed received and redeemed as described in (iv) below) will be equal to the aggregate tax basis of the Devon Common Stock exchanged in the Merger, increased by any gain recognized as a result of the Merger and decreased by the amount of Cash Consideration received. (Such aggregate tax basis will ordinarily be allocated proportionately to all of the AGT Common Stock received by a Holder, including any fractional share deemed received and redeemed. However, if a Holder can properly segregate separate blocks of its Devon Common Stock, its tax basis will be attributed separately to each block of AGT Common Stock received.)

          (iii) The holding period of the AGT Common Stock received pursuant to the Merger will include the holding period of the Devon Common Stock surrendered in exchange therefor, provided that such Devon Common Stock was held as a capital asset by the Holder.

          (iv) A Holder who receives cash in lieu of a fractional share of AGT Common Stock will be treated as having received such fractional share in the Merger and as having had such share redeemed for cash after the Merger. As such, a Holder will recognize capital gain or loss on the receipt of the cash in the deemed redemption, such gain or loss measured by the difference between the cash so received and the tax basis properly attributed to the fractional share, as described in (ii) above. Any such gain or loss will be long-term or short-term if the Holder is a corporation, or long-term, mid-term, or short-term if the Holder is a non-corporate entity, depending in each case on the Holder's holding period at the Effective Time.

     HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY APPROVALS

     Antitrust. Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until requisite pre-merger notifications have been filed and certain information has been furnished to the FTC and the DOJ and specified waiting period requirements have been satisfied. AGT, Devon and Marne Obernauer, Jr. each filed pre-merger notification and report forms under the HSR Act with the FTC and the DOJ, respectively, on February 20, 1998. The waiting periods under the HSR Act expired by early termination on March 3, 1998, without any request for additional documentary or other information. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, the DOJ or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger or seeking divestiture of substantial assets of AGT or Devon. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. AGT and Devon believe, however, that the Merger can be effected in compliance with federal and state antitrust laws.

FINANCING THE MERGER

     The total amount required to pay the Required Funding will be approximately $230 million. AGT presently has a revolving credit facility in the amount of $60 million and a commitment with a financial institution to replace such facility with a $250 million credit facility, which along with cash on hand would be sufficient to pay the Required Funding. Such commitment will expire on June 15, 1998.

RESTRICTIONS ON SALES OF SHARES BY AFFILIATES

     The shares of AGT Common Stock issuable in connection with the Merger have been registered under the Securities Act. Such shares will be freely transferable under the Securities Act, except for shares issued to any person who may be deemed to be an affiliate, as such term is defined under the Securities Act for purposes of Rule 145 (an "Affiliate"), of Devon at the time of the Devon Meeting. Affiliates may not sell their shares of AGT Common Stock acquired in connection with the Merger except pursuant to (i) an effective Registration Statement under the Securities Act covering such shares, (ii) the conditions contemplated by paragraph (d) of Rule 145 or (iii) any other applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be Affiliates of Devon generally include individuals or entities that may be deemed to control, be controlled by or be under common control with Devon, and may include executive officers, directors and principal stockholders of Devon. In addition, Marne Obernauer, Jr. has agreed, subject to certain limited exceptions, not to sell the shares of AGT Common Stock received by him in the Merger for one year following the Effective Time.

STOCK EXCHANGE LISTING

     AGT will use all reasonable efforts to cause the shares of AGT Common Stock to be issued in the Merger to be approved for listing on the NASDAQ, subject to official notice of issuance, prior to the Effective

Time. The obligations of Devon to consummate the Merger are subject to the shares of AGT Common Stock to be issued to Devon stockholders being authorized for listing on the NASDAQ, upon official notice of issuance.

AGREEMENT TO VOTE IN FAVOR OF MERGER

     On February 13, 1998 each of Marne Obernauer, Jr., John W. Dinzole and seven additional stockholders entered into a Stockholders Agreement with AGT which provided, among other things, that if a stockholder vote was taken to approve the Merger Agreement, each such stockholder would vote all of the shares of Devon Common Stock owned by such stockholder in favor of the Merger Agreement and against certain other actions. A copy of the Stockholders Agreement is attached to this Proxy Statement/Prospectus as Exhibit D, and should be read carefully by holders of Devon Common Stock. See " -- Interests of Certain Persons in the Merger -- Stockholders Agreement."

RIGHTS OF DISSENTING DEVON STOCKHOLDERS

     Each holder of Devon Common Stock has the right to dissent from the Merger and demand and perfect appraisal rights in accordance with the conditions established by Section 262 of the DGCL. All of the stockholders whose shares of Devon Common Stock are subject to the Stockholders Agreement have waived their appraisal rights with respect to such shares of Devon Common Stock.

     SECTION 262 IS REPRINTED IN ITS ENTIRETY AS EXHIBIT F TO THIS PROXY STATEMENT. THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW RELATING TO APPRAISAL RIGHTS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO EXHIBIT F. THIS DISCUSSION AND EXHIBIT F SHOULD BE REVIEWED CAREFULLY BY ANY HOLDER OF DEVON COMMON STOCK WHO WISHES TO EXERCISE STATUTORY APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE THE RIGHT TO DO SO, AS FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH HEREIN OR THEREIN WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS.

     A holder of record of Devon Common Stock as of the Devon Record Date who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the Effective Time, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger Agreement nor consents thereto in writing may be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of stock. All references in this summary of appraisal rights to a "stockholder" is to the record holder or holders of shares of Devon Common Stock. Except as set forth herein, stockholders of Devon will not be entitled to appraisal rights in connection with the Merger.

     Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the Devon Meeting, not less than 20 days prior to the meeting, each constituent corporation must notify each of the holders of its stock for which appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement/Prospectus shall constitute such notice to the record holders of Devon Common Stock.

     Holders of Devon Common Stock who desire to exercise their appraisal rights must not vote in favor of the Merger Agreement and must deliver a separate written demand for appraisal to Devon prior to the vote by the stockholders of Devon on the Merger Agreement. A stockholder who signs and returns a proxy without expressly directing by checking the applicable boxes on the reverse side of the proxy card enclosed herewith that his or her shares of Devon Common Stock be voted against the Merger Agreement, or that an abstention be registered with respect to his or her shares of Devon Common Stock in connection with the Merger Agreement, will effectively have thereby waived his or her appraisal rights as to those shares of Devon Common Stock because, in the absence of express contrary instructions, such shares of Devon Common Stock will be voted in favor of the Merger Agreement. See "The Meeting of Devon Stockholders -- Solicitation of Proxies." Accordingly, a stockholder who desires to perfect appraisal rights with respect to any of his or her shares of Devon Common Stock must, as one of the procedural steps involved in such perfection, either

(i) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to approve and adopt the Merger Agreement or
(ii) check either the "Against" or the "Abstain" box next to such proposal on such card or affirmatively vote in person against the proposal or register in person an abstention with respect thereto. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform Devon of the identity of the stockholder of record and that such record stockholder intends thereby to demand appraisal of his or her shares of Devon Common Stock. A person having a beneficial interest in shares of Devon Common Stock that are held of record in the name of another person, such as a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect whatever appraisal rights are available. If the shares of Devon Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian) or other nominee, such demand must be executed by or for the record owner. If the shares of Devon Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner.

     A record owner, such as a broker, fiduciary or other nominee, who holds shares of Devon Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Devon Common Stock outstanding in the name of such record owner.

     A stockholder who elects to exercise appraisal rights, if available, should mail or deliver his or her written demand to: Devon Group, Inc., 281 Tresser Boulevard, Stamford, CT 06901-3227, Attention: Secretary.

     The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Devon Common Stock owned and that the stockholder is thereby demanding appraisal of his or her shares. A proxy or vote against the Merger Agreement will not by itself constitute such a demand. Within ten days after the Effective Time, the surviving corporation must provide notice of the Effective Time to all stockholders who have complied with Section 262.

     Within 120 days after the Effective Time, either the surviving corporation or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. Accordingly, Devon stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If appraisal rights are available, within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of
Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Devon Common Stock not voting in favor of the Merger Agreement and with respect to which demands for appraisal were received by Devon and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by the surviving corporation.

     If a petition for an appraisal is timely filed and assuming appraisal rights are available, at the hearing on such petition, the Delaware Court will determine which stockholders, if any, are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Devon Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. Upon application of a dissenting stockholder of Devon, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of Devon Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

     If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the surviving corporation a written withdrawal of his or her demand for appraisal and acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the surviving corporation and (ii) no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, which may be conditioned upon such terms as the Delaware Court deems just.

                     OPINION OF FINANCIAL ADVISOR TO DEVON

     DLJ has acted as financial advisor to Devon in connection with the Merger and was asked by Devon to render an opinion to the Devon Board as to the fairness of the Merger Consideration to the holders of Devon Common Stock from a financial point of view. On February 13, 1998, DLJ delivered its written opinion to the Devon Board to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications stated therein, the Merger Consideration was fair to the holders of Devon Common Stock from a financial point of view (the "DLJ Opinion").

     THE FULL TEXT OF THE DLJ OPINION IS SET FORTH AS EXHIBIT B TO THIS PROXY STATEMENT/PROSPECTUS AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, OTHER MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY DLJ IN ARRIVING AT SUCH OPINION.

     The DLJ Opinion was prepared for the Devon Board and addresses only the fairness of the Merger Consideration to the holders of Devon Common Stock from a financial point of view and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Devon Meeting.

     The DLJ Opinion does not constitute an opinion as to the price at which the AGT Common Stock will actually trade at any time. DLJ was not requested to, and did not, make any recommendation as to the form or amount of the Merger Consideration to be received by the holders of Devon Common Stock, which matters were determined through negotiations between Devon and AGT. The DLJ Opinion does not address the relative merits of the Merger or other business strategies considered by the Devon Board or the Devon Board's decision to proceed with the Merger. DLJ was not requested to, and did not, solicit third party indications of interest in acquiring Devon. No other restrictions or limitations were imposed upon DLJ with respect to the investigations made or procedures followed by DLJ in rendering the DLJ Opinion.

     In arriving at the DLJ Opinion, DLJ reviewed a draft dated February 11, 1998 of the Merger Agreement and the exhibits thereto, and financial and other information that was publicly available or furnished to it by Devon and AGT, including information provided during discussions with their respective managements. Included in the information provided during discussions with respective managements were certain financial projections for Devon for the period beginning April 1, 1997 and ending March 31, 2001 prepared by the management of Devon. In addition, DLJ compared certain financial and securities data of Devon and AGT with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Devon Common Stock and AGT Common Stock, reviewed prices and premiums paid in certain other business combinations, and conducted such other financial studies, analyses and investigations as it deemed appropriate for purposes of rendering its opinion.

     In rendering the DLJ Opinion, DLJ relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to it from public sources, that was provided to it by Devon or AGT or their respective representatives, or that was otherwise reviewed by it. With respect to the financial projections supplied to DLJ by Devon, DLJ assumed that they were reasonably prepared on the bases reflecting the best currently available estimates and judgments of the management of Devon as to the future operating and financial performance of Devon. DLJ did not assume any responsibility for making an independent evaluation of Devon's or AGT's assets or liabilities, or for making any independent verification of any of the information that it reviewed.

     The DLJ Opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to it as of, the date of the DLJ Opinion. It should be understood that, although subsequent developments may affect the DLJ Opinion, DLJ does not have any obligation to update, revise or reaffirm the DLJ Opinion.

     The following is a summary of the material analyses performed by DLJ in connection with the DLJ Opinion and presented by DLJ to the Devon Board at the February 13, 1998 Devon Board meeting.

     Selected Companies Analysis. DLJ reviewed and compared certain actual and forecasted financial, operating and stock market performance information of Devon and the following selected publicly traded printing and prepress services companies considered by DLJ to be reasonably comparable to Devon: AGT; Banta Corporation; Big Flower Press Holdings, Inc.; Cadmus Communications Corporation; Consolidated Graphics, Inc.; R.R. Donnelley & Sons Company; and World Color Press, Inc. (collectively, the "Selected Companies"). DLJ analyzed, among other things, a range of market multiples of the Selected Companies, including (i) enterprise value (defined as market value of common equity plus book value of total debt and preferred stock less cash) as a multiple of latest reported twelve months ("LTM") revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA") and earnings before interest and taxes ("EBIT") and
(ii) price to earnings ratios based on LTM earnings per share ("EPS"), estimated calendar year 1997 EPS and estimated calendar year 1998 EPS. DLJ noted that as of February 9, 1998, the Selected Companies were trading at implied multiples of enterprise value and earnings, as the case may be, in (i) a range of 0.7x to 5.0x (with an average, excluding the high and low (the "Trimmed Average") of 1.4x) LTM revenues, (ii) a range of 5.9x to 17.2x (with a Trimmed Average of 7.5x) LTM EBITDA, (iii) a range of 9.8x to 22.2x (with a Trimmed Average of 12.8x) LTM EBIT, (iv) a range of 16.0x to 58.2x (with a Trimmed Average of 25.5x) LTM EPS, (v) a range of 15.9x to 56.3x (with a Trimmed Average of 24.1x) estimated calendar year 1997 EPS and (vi) a range of 13.4x to 34.9x (with a Trimmed Average of 18.7x) estimated calendar year 1998 EPS. Based on the Selected Companies discussed above, this analysis resulted in a summary equity reference range for Devon Common Stock of approximately $36.50 to $45.75 per share and an enterprise reference range for Devon of approximately $250 million to $325 million. Estimated financial data for the Selected Companies and Devon were based on research analyst estimates.

     No company utilized in the Selected Companies Analysis is identical to Devon. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Devon and other factors that could affect the public trading value of the Selected Companies to which it is being compared. Mathematical analysis (such as determining the Trimmed Average) is not in itself a meaningful method of using selected company data.

     Selected Transactions Analysis. DLJ analyzed, among other things, the purchase prices and implied transaction multiples (based on implied purchase prices at the time of announcement in the following recent merger and acquisition transactions involving targets in the printing and prepress services industry identified by DLJ for which information was publicly available) (acquiror/target): Wallace Computer Services, Inc./Graphic Industries, Inc.; Goldner Hawn Johnson and Morrison, Inc./Outlook Group Corp.; BGJ Enterprises, Inc./Graftek Press, Inc.; Moore Corporation Ltd./The Peak Technologies Group, Inc.; World Color Press, Inc./Ringier America, Inc.; World Color Press, Inc./Shea Communications Co.; Big Flower Press Holdings, Inc./Webcraft Technologies, Inc.; Wisconsin Label Corp./Dittler Brothers Inc.; De La Rue PLC/McCorquodale Security Cards, Inc.; Laser Friendly, Inc./Trade Products Inc.; Paxar Corp./Odyssey Partners/Monarch Marking Systems, Inc.; Goldfarb Corp./Fleming Packaging Corp.; World Color Press, Inc./Wessel Company Inc.; World Color Press, Inc./Northeast Graphics, Inc.; World Color Press, Inc./The Lanman Companies; and Quebecor Printing, Inc./Maclean Hunter Printing Ltd. (collectively, the "Selected Transactions"). Multiples reviewed in the Selected Transactions consisted of enterprise value as a multiple of LTM revenues, LTM EBITDA and LTM EBIT. DLJ noted that the implied multiples of enterprise value for the Selected Transactions were in (i) a range of 0.4x to 1.2x (with an average of 0.7x) LTM revenues, (ii) a range of 4.6x to 8.7x (with an average of 6.5x) LTM EBITDA and (iii) a range of 6.9x to 48.7x (with an average of 14.9x) LTM EBIT. Based on the multiples in the Selected Transactions discussed above, this analysis resulted in a summary equity reference range for Devon Common Stock of approximately $39.00 to $48.00 per share and an enterprise reference range for Devon of approximately $270 million to $345 million.

     No transaction utilized in the Selected Transactions Analysis involves a target which is identical to Devon. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition value of the companies to which they are being compared. Mathematical analysis (such as determining the average) is not in itself a meaningful method of using selected transaction data.

     Discounted Cash Flow Analysis. DLJ performed a discounted cash flow analysis of the future streams of after-tax cash flows that could be produced through fiscal year 2003 by each of the Black Dot Group and Publishing Group business segments of Devon based on estimates of the management of Devon ("Case I") and based on more conservative estimates ("Case II"). Ranges of estimated terminal values were calculated using terminal multiples of EBITDA. The free cash flow streams of estimated terminal values were then discounted to present value using terminal EBITDA multiples of 6.5x to 9.5x and discount rates of 10% to 12%. This analysis indicated a summary equity reference range for Devon Common Stock of approximately $53.00 to $62.75 per share and an enterprise reference range for Devon of approximately $385 million to $465 million (in each case, representing the average of Case I and Case II, as adjusted for capitalized corporate expenses).

     Premiums Analysis. DLJ analyzed the premiums offered in selected merger and acquisition transactions ranging from $200 million to $500 million in size and announced between January 1, 1995 and January 31, 1997. DLJ's analysis indicated that for the transactions reviewed, the median premiums offered to the market price of the acquired company one day, one week and one month prior to announcement were 28.7%, 32.9% and 39.4%, respectively, and the average premiums were 30.9%, 35.7% and 43.8%, respectively. Applying the aggregate premiums to Devon's closing stock price one day, one week and one month prior to February 10, 1998, implied a summary equity reference range for Devon Common Stock of approximately $57.25 to $60.25 per share and an enterprise reference range for Devon of approximately $420 million to $460 million.

     On the basis of the four valuation methodologies employed in the analyses described above, DLJ derived an aggregate enterprise reference range for Devon of approximately $360 million to $440 million or $50.00 to $60.00 per share, as compared to the equity value implied by the Merger Consideration of $60.00 per share, based on a price of AGT Common Stock of $50.00 per share (the average AGT Common Stock price per share from January 28, 1997 to February 11, 1998 was $52.26).

     Pro Forma Merger Analysis. DLJ analyzed the potential pro forma effect on the projected EPS of AGT resulting from the Merger, including, without independent investigation, potential synergies estimated by the respective managements of Devon and AGT for fiscal years 1997 and 1998. The analysis indicated that the Merger would be accretive to AGT's EPS estimates in 1997 and 1998 with or without potential synergies as estimated by the managements of Devon and AGT. The actual results achieved by the combined company may vary from projected results and the variations may be material.

     The summary set forth above does not purport to be a complete description of the analyses performed by DLJ, but describes, in summary form, the material analyses presented by DLJ to the Devon Board in connection with the DLJ Opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by DLJ was carried out in order to provide a different perspective on the Merger and add to the total mix of information available. DLJ did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, DLJ considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of the analyses taken as a whole. DLJ did not place particular reliance or weight on any individual factor, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, DLJ believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying the DLJ Opinion. In addition, analyses relating to the value of the businesses or securities do not purport to be appraisals, or to reflect the prices at which such businesses or securities can actually be sold. The analyses performed by DLJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

     Pursuant to a letter agreement between Devon and DLJ dated January 26, 1998 (the "DLJ Engagement Letter"), DLJ is entitled to (i) a retainer fee of $150,000, (ii) a fee of $500,000 for the delivery of the initial opinion, (iii) a fee of $50,000 for each update of an opinion and (iv) a fee equal to the greater of (x) $2,250,000 and (y) 0.65% of the enterprise value plus cash of Devon at the time of the consummation of the Merger, less the previously paid fees described above. In addition, Devon has agreed to reimburse DLJ for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel), and to indemnify DLJ and certain related persons against certain liabilities and expenses relating to or arising out of its rendering of services under the DLJ Engagement Letter.

     DLJ was selected by Devon to act as its financial advisor in connection with the Merger based upon DLJ's qualifications, expertise and reputation, including the fact that DLJ, as part of its investment services, is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ provides a full range of financial, advisory and brokerage services and, in the ordinary course of its business, DLJ and its affiliates may actively trade the debt and equity securities of Devon and/or AGT for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in such securities. DLJ has performed investment banking services to AGT and certain of its affiliates in the past and has received usual and customary compensation for such services.

                      OPINION OF FINANCIAL ADVISOR TO AGT

     On February 13, 1998, Goldman Sachs rendered to the AGT Board an oral opinion to the effect that, as of such date and based upon the qualifications and assumptions made and matters considered by Goldman Sachs described in its written opinion, the Merger Consideration to be paid to the holders of shares of Devon Common Stock pursuant to the Merger Agreement is fair from a financial point of view to AGT. Such oral opinion was subsequently confirmed by delivery of a written opinion dated February 13, 1998 (the "Goldman Sachs Opinion").

     THE FULL TEXT OF THE GOLDMAN SACHS OPINION IS ATTACHED HERETO AS EXHIBIT C. THE GOLDMAN SACHS OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF AGT AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION OF AGT TO ENGAGE IN THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF AGT COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO ANY MATTER TO BE VOTED UPON AT THE AGT MEETING. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSIS PERFORMED BY GOLDMAN SACHS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE GOLDMAN SACHS OPINION ATTACHED HERETO AS EXHIBIT C. HOLDERS OF SHARES OF AGT COMMON STOCK SHOULD READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY FOR THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS OF THE REVIEW UNDERTAKEN BY GOLDMAN SACHS IN CONNECTION THEREWITH.

     In connection with the Goldman Sachs Opinion, Goldman Sachs reviewed, among other things: (i) the Merger Agreement, (ii) Annual Reports to Stockholders and Annual Reports on Form 10-K of AGT and Devon for the two fiscal years ended December 31, 1996 for AGT and March 31, 1997 for Devon, (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of AGT and Devon,
(iv) certain other communications from AGT and Devon to their respective stockholders and (v) certain internal financial analyses and forecasts for AGT and Devon prepared by their respective managements. Goldman Sachs also held discussions with members of the senior management of AGT and Devon regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for shares of AGT Common Stock and Devon Common Stock, compared certain financial and stock market information for AGT and Devon with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the prepress and printing industries specifically and in other industries generally and performed such other studies and analyses as Goldman Sachs considered appropriate. AGT imposed no limitations on the scope of Goldman Sachs' studies or analyses.

     In preparing the Goldman Sachs Opinion, Goldman Sachs relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by Goldman Sachs and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs took into account, with AGT's consent, the view of management that existing relationships with certain significant customers and suppliers would continue after consummation of the Merger. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of AGT or Devon or any of their respective subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal.

     The following is a summary of certain of the financial analyses reviewed by Goldman Sachs with the AGT Board on February 13, 1998 and used by Goldman Sachs in connection with providing its opinion to the AGT Board on February 13, 1998.

     Comparable Public Company Analysis. Goldman Sachs reviewed and compared certain financial information relating to AGT and Devon to corresponding financial information, ratios and public market multiples for selected publicly traded companies in the prepress and printing industries considered by

Goldman Sachs to be reasonably comparable to AGT and Devon for purposes of this analysis. Such comparable companies consisted of: Big Flower Holdings, Inc., R.R. Donnelley & Sons Company, Banta Corporation, World Color Press, Inc., Quebecor Printing Inc., Schawk, Inc., Harte-Hanks Communications, Inc. and Valassis Communications, Inc. (the "Comparable Companies"). The multiples and ratios of AGT, Devon and the Comparable Companies were calculated using closing stock prices as of February 6, 1998 and were based on the most recent publicly available information for such companies. Earnings estimates and growth rates used in the Goldman Sachs analysis were based on information provided by the Institutional Brokers Estimate System ("IBES"). In its analysis, Goldman Sachs calculated various financial multiples and ratios with respect to the Comparable Companies, AGT and Devon including, among other things, (i) levered market capitalization (i.e., market value of common equity plus estimated market value of debt less cash and cash equivalents) as a multiple of estimated 1997 and 1998 earnings before interest, taxes, depreciation and amortization ("EBITDA"), (ii) estimated 1997 and 1998 price/earnings ("P/E") ratios, and (iii) five year projected growth rates of estimated earnings per share. With respect to the Comparable Companies, Goldman Sachs' analysis indicated that (A) levered market capitalization as a multiple of estimated 1997 EBITDA ranged from 6.0x to 17.6x, with a mean of 8.6x and a median of 6.9x, (B) levered market capitalization as a multiple of estimated 1998 EBITDA ranged from 4.7x to 13.8x, with a mean of 7.4x and a median of 6.7x, (C) P/E ratios, using estimated 1997 earnings, ranged from 15.6x to 37.3x, with a mean of 21.2x and a median of 19.1x, (D) P/E ratios, using estimated 1998 earnings, ranged from 13.3x to 24.8x, with a mean of 17.2x and a median of 16.4x, and (E) five year projected growth rates of estimated earnings per share ranged from 12.0% to 20%, with a mean of 15.4% and a median of 15.0%.

     With respect to AGT and Devon, Goldman Sachs' analysis indicated that (A) levered market capitalization as a multiple of estimated 1997 and 1998 EBITDA of AGT was 25.9x and 16.3x, respectively, (B) levered market capitalization as a multiple of estimated EBITDA of Devon for the fiscal years ended March 31, 1998 and ending March 31, 1999 ("fiscal 1998" and "fiscal 1999", respectively) was 6.9x and 6.1x, respectively, (C) P/E ratios for AGT, using estimated 1997 and 1998 earnings, were 56.4x and 33.8x, respectively, (D) P/E ratios for Devon, using estimated fiscal 1998 and fiscal 1999 earnings, were 14.9x and 12.8x, respectively, (E) the five year projected growth rate of estimated earnings per share for AGT was 30.0%, and (F) the five year projected growth rate of estimated earnings per share for Devon was 16.7%. Reference is made to the paragraph below entitled "Subsequent Adjustments" for information with respect to certain adjustments to this analysis.

     Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis of the projected unlevered free cash flows of Devon (defined as cash flow available after working capital, capital expenditures and tax requirements) for the period 1998 through 2000 using the terminal multiple method. Goldman Sachs based this analysis on financial forecasts for Devon prepared by the senior management of Devon and provided to Goldman Sachs by the management of AGT (the "Devon Forecasts"). Applying discount rates ranging from 10.0% to 14.0% and terminal value multiples of estimated EBITDA in 2000 ranging from 6.0x to 9.0x, Goldman Sachs calculated the implied equity value per share of Devon Common Stock (excluding any cost savings and operating synergies) to range from $49.97 to $73.88. Applying a discount rate of 12.0%, terminal value multiples of estimated EBITDA in 2000 ranging from 6.0x to 9.0x and including certain cost savings and operating synergies resulting from the Merger prepared by the senior management of AGT (the "Synergies"), Goldman Sachs calculated the implied equity value per share of Devon Common Stock to range from $54.58 to $74.07.

     Pro Forma Merger Analysis. Goldman Sachs analyzed the estimated pro forma effect of the Merger on the earnings per share of AGT. Goldman Sachs' analysis was based on, among other things, the following assumptions: (i) after taking into account transaction fees and available cash of AGT and Devon, AGT will incur new debt of approximately $100,000,000 in connection with the payment of the cash portion of the Merger Consideration, and (ii) based on an exchange ratio of 0.6 shares of AGT Common Stock for each share of Devon Common Stock, approximately 4,394,000 shares of AGT Common Stock will be issued in the Merger in connection with the payment of the stock portion of the Merger Consideration. In connection with its analysis, Goldman Sachs utilized (i) financial forecasts for AGT provided to Goldman Sachs by the senior management of AGT (the "AGT Forecasts"), (ii) the Devon Forecasts, and (iii) the Devon Forecasts adjusted to reflect a 93% and 86% realization of such forecasts. Utilizing these forecasts and based on the assumptions set forth above, without giving effect to any Synergies, Goldman Sachs' analysis indicated that the proposed Merger would be accretive to stockholders of AGT on an earnings per share basis in calendar 1998 under each set of forecasts utilized for Devon.

     Contribution Analysis. Goldman Sachs analyzed and compared the respective contribution of revenues, EBITDA and net income of AGT and Devon to the combined entity resulting from the Merger. Using the Devon Forecasts and the AGT Forecasts for the 1998 and 1999 fiscal years, Goldman Sachs noted that for the fiscal years 1997 through 1999, the contribution of Devon to the revenues, EBITDA and net income of the combined entity would range from 45% to 56%, 42% to 61%, and 41 % to 61%, respectively.

     Multiple Analysis. Utilizing the Devon Forecasts, Goldman Sachs calculated and analyzed the net consideration payable to holders of Devon Common Stock in the Merger (i.e., the aggregate value of the consideration payable with respect to each share of Devon Common Stock consisting of a cash payment of $30.00 and
0.6 shares of AGT Common Stock) as a multiple of Devon's estimated fiscal 1998 and fiscal 1999 revenues, EBITDA and earnings per share. Based upon per share prices for shares of AGT Common Stock ranging from $45.00 to $55.00, Goldman Sachs' analysis indicated that (A) net consideration as a multiple of Devon's estimated fiscal 1998 revenue ranged from 1.6x to 1.8x, (B) net consideration as a multiple of Devon's estimated fiscal 1999 revenue ranged from 1.5x to 1.6x,
(C) net consideration as a multiple of Devon's estimated fiscal 1998 EBITDA ranged from 8.4x to 9.4x, (D) net consideration as a multiple of Devon's estimated fiscal 1999 EBITDA ranged from 7.4x to 8.3x, (E) net consideration as a multiple of Devon's estimated fiscal 1998 earnings per share ranged from 18.4x to 20.4x, and (F) net consideration as a multiple of Devon's estimated fiscal 1999 earnings per share ranged from 15.9x to 17.5x. Reference is made to the paragraph below entitled "Subsequent Adjustments" for information with respect to certain adjustments to this analysis.

     P/E Ratios and Implied Stock Price Analysis. Using various methodologies, Goldman Sachs analyzed the impact of the Merger on the P/E ratios for the combined entity resulting from the proposed Merger. Goldman Sachs also considered the implied per share price for the combined entity based on P/E multiples ranging from 15.0 to 50.0 and estimated 1998 earnings per share for the combined entity ranging from $1.40 to $1.70. This analysis indicated implied per share prices for the combined entity ranging from $21.00 to $85.00.

     Subsequent Adjustments. Subsequent to rendering the Goldman Sachs Opinion, Goldman Sachs was advised by AGT and Devon of certain revised earnings estimates for Devon for Devon's fiscal year ended March 31, 1998. Taking into account these revised estimates, Goldman Sachs recalculated certain of its analyses as previously presented to the AGT Board, as follows: (A) levered market capitalization as a multiple of estimated EBITDA of Devon for fiscal 1998 was 7.5x instead of 6.9x, (B) the P/E ratio for Devon for fiscal 1998 was 15.9x instead of 14.9x, (C) net consideration as a multiple of Devon's estimated revenue for fiscal 1998 ranged from 1.5x to 1.7x instead of from 1.6x to 1.8x,
(D) net consideration as a multiple of Devon's estimated EBITDA for fiscal 1998 ranged from 9.4x to 10.6x instead of from 8.4x to 9.4x, and (E) net consideration as a multiple of Devon's estimated earnings per share for fiscal 1998 ranged from 19.7x to 21.8x instead of from 18.4x to 20.4x.

     The summary set forth above does not purport to be a complete description of the analyses performed by Goldman Sachs. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Selecting portions of the analyses or the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying the Goldman Sachs Opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not assign relative weights to any of the analyses. No public company used in the above analyses as a comparison is identical to AGT or Devon. The analyses were prepared solely for purposes of Goldman Sachs providing the Goldman Sachs Opinion to the AGT Board and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold or may trade in the future. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of AGT, Devon, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, the opinion of Goldman Sachs delivered to the AGT Board was one of many factors taken into consideration by the AGT Board in making its determination to approve the Merger Agreement.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with AGT, having acted as AGT's financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time hold positions in the securities or options on securities of AGT and/or Devon for its own account and for the account of customers.

     Pursuant to a letter agreement dated January 19, 1998 (the "Goldman Sachs Engagement Letter"), AGT engaged Goldman Sachs as its financial advisor in connection with the possible acquisition of all or a portion of the stock or other equity interests or assets of Devon. Pursuant to the terms of the Goldman Sachs Engagement Letter, AGT has agreed to pay to Goldman Sachs a fee of $2,750,000 in the event that all or substantially all of the outstanding shares of Devon Common Stock or other equity interests or assets of Devon are acquired by AGT in one or more transactions, with an additional $500,000 payable at the discretion of AGT. Any such fee will be paid to Goldman Sachs in cash upon consummation of such transaction. If less than all or substantially all of the outstanding shares of Devon Common Stock or other equity interests or assets of Devon are acquired by AGT, AGT has agreed to pay to Goldman Sachs a transaction fee to be agreed upon by AGT and Goldman Sachs prior to the consummation of such transaction. Any such fee will be paid to Goldman Sachs in cash upon consummation of such transaction. In addition, AGT has also agreed to pay Goldman Sachs a transaction fee equal to 5% (but in no event more than $1,000,000) of any break-up or similar fee received by AGT in connection with the termination of the Merger Agreement. AGT has agreed to make such payment to Goldman Sachs in cash when payment of such fee is made to AGT. AGT has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including all fees and disbursements of counsel, and to indemnify Goldman Sachs and certain related persons against certain liabilities in connection with their engagement, including certain liabilities under the federal securities laws arising out of their engagement.

                              THE MERGER AGREEMENT

     The following is a summary of certain provisions of the Merger Agreement, which is attached as Exhibit A to this Proxy Statement/Prospectus and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement. Capitalized terms used and not defined below have the respective meanings assigned to them in the Merger Agreement. All holders of AGT Common Stock and Devon Common Stock are encouraged to read the Merger Agreement carefully and in its entirety.

THE MERGER

     The Merger Agreement provides that, subject to the satisfaction of the terms and conditions contained therein, including the approval and adoption thereof by the requisite vote of the stockholders of Devon, Devon will be merged with and into Acquisition, and Acquisition will be the Surviving Corporation in the Merger. At the Effective Time, the Certificate of Incorporation of Acquisition in effect immediately prior to such time will become the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of Acquisition in effect immediately prior to such time will become the Bylaws of the Surviving Corporation, in each case until thereafter amended.

EFFECTIVE TIME

     The Merger Agreement provides that, subject to the satisfaction of the terms and conditions contained therein, including the approval and adoption thereof by the requisite vote of the stockholders of Devon, the Merger will become effective on the date on which a Certificate of Merger is filed with the Secretary of State of the State of Delaware or at the time specified in such Certificate of Merger. The Closing will take place at a time and on a date specified by the parties, but no later than the third business day after the satisfaction or waiver of the conditions set forth in Article 6 of the Merger Agreement. The Merger Agreement may be terminated by either Devon or AGT if, among other reasons, the Merger has not been consummated by July 31, 1998. See "-- Conditions to the Merger."

CONVERSION OF SHARES; EXCHANGE OF STOCK CERTIFICATES; NO FRACTIONAL SHARES

     At the Effective Time, pursuant to the Merger Agreement, each share of Devon Common Stock outstanding immediately prior to the Effective Time (other than shares held by AGT, Acquisition or any other subsidiary of AGT) will, by virtue of the Merger and without any action on the part of any holder thereof, be converted into the right to receive, subject to adjustment, $30.00 in cash and .6 share of AGT Common Stock. If, based on the Merger Consideration payable pursuant to the foregoing, the tax opinions of Weil, Gotshal & Manges LLP and O'Sullivan Graev & Karabell, LLP cannot be delivered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under
Section 368(a) of the Code (as reasonably determined by Weil, Gotshal & Manges LLP and O'Sullivan Graev & Karabell, LLP, such determination to be made (x) taking into account Dissenting Shares and cash issued in lieu of fractional shares, if any, (y) using the closing sales price of AGT Common Stock as reported on the NASDAQ as of the close of the trading day immediately prior to the Closing Date (the "Closing Date Price") as the measure of value of the shares of AGT Common Stock issued as Merger Consideration and (z) requiring that the total value of such AGT Common Stock issued as Merger Consideration represent no less than 45% of the total consideration issued and to be issued in the Merger to all holders of Devon Common Stock), then the Merger Consideration shall be adjusted by reducing, to the extent necessary to enable the tax opinions to be rendered, the amount of cash to be delivered to the holders of Devon Common Stock, for each share of Devon Common Stock converted, and in lieu thereof delivering to such holders such number of shares of AGT Common Stock equal to (x) the amount by which the cash component of the Merger Consideration is reduced, pursuant to this provision, in order to enable the rendering of the tax opinions, divided by (y) the Closing Date Price.

     At the Effective Time, each outstanding share of common stock of Acquisition will be converted into one share of common stock, $.01 par value, of the Surviving Corporation. Based on the number of shares of Devon

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

Common Stock outstanding as of the Devon Record Date, approximately 4,427,290 shares of AGT Common Stock will be issued in the Merger. No fractional shares of AGT Common Stock will be issued in the Merger to the holders of Devon Common Stock, but in lieu thereof, each holder of shares of Devon Common Stock otherwise entitled to receive a fractional share of AGT Common Stock, upon surrender of his or its certificates evidencing shares of Devon Common Stock, will be entitled to receive an amount of cash (without interest) determined by multiplying the closing price of a share of AGT Common Stock on the NASDAQ on the date of the Effective Time by the fractional interest in AGT Common Stock to which such holder would otherwise be entitled.

     At the Effective Time, AGT will deposit with the Exchange Agent, for the benefit of the holders of shares of Devon Common Stock (i) certificates representing the appropriate number of shares of AGT Common Stock to be issued in the Merger and (ii) cash to be paid for the cash portion of the Merger Consideration and in lieu of fractional shares of AGT Common Stock. As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Devon Common Stock whose shares were converted in the Merger into the right to receive shares of AGT Common Stock, other than the Dissenting Shares: (i) a letter of transmittal (specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the certificates in exchange for certificates representing shares of AGT Common Stock. Upon surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of AGT Common Stock and the cash portion of the Merger Consideration (and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of AGT Common Stock) and the certificate so surrendered will be cancelled.

     DEVON STOCKHOLDERS SHOULD NOT FORWARD THEIR CERTIFICATES UNTIL THEY HAVE RECEIVED A LETTER OF TRANSMITTAL AND INSTRUCTIONS TO EFFECT THE PROPER DELIVERY THEREOF.

     Until surrendered, each certificate will be deemed after the Effective Time to represent only the right to receive the Merger Consideration upon such surrender of the certificate.

     All shares of AGT Common Stock issued, cash Merger Consideration and cash in lieu of fractional share interests paid upon surrender of certificates will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Devon Common Stock.

TREATMENT OF STOCK OPTIONS

     At the Effective Time, each holder of a then outstanding Devon Option under Devon's Non-Qualified Stock Option Plan, 1993 Non-Qualified Stock Option Plan or 1995 Non-Qualified Stock Option Plan (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, in settlement thereof, shall receive from Devon for each share subject to such Devon Option an amount in cash equal to the difference between $60.00 and the per share exercise price of such Devon Option, to the extent $60.00 is greater than the per share exercise price of such Devon Option and all such Devon Options under the Stock Option Plans shall be canceled and cease to exist and the Stock Option Plans shall be terminated.

     The holders of Devon Options to purchase 20,000 shares of Devon Common Stock have agreed to exercise such Devon Options and receive Devon Common Stock prior to the Effective Time. The holders of Devon Options to purchase 822,500 shares of Devon Common Stock have agreed not to exercise such Devon Options prior to the Effective Time.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the parties thereto. These include representations and warranties by Devon with respect to it and its subsidiaries as to, among other things: corporate organization and qualification, capitalization, authority relative to the Merger Agreement, consents and approvals, no violations, filings by Devon with the Commission, financial statements, information included in this Proxy Statement/Prospectus and the Registration Statement, no default, no undisclosed

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

liabilities and absence of changes, litigation, compliance with applicable law, employee plans, environmental matters, tax matters, intellectual property, opinion of Devon's financial advisor, brokers, material contracts, labor matters, insurance and customers.

     AGT and Acquisition also have made certain representations and warranties with respect to: corporate organization and qualification, capitalization, authority relative to the Merger Agreement, filings by AGT with the Commission, financial statements, information included in this Proxy Statement/Prospectus and the Registration Statement, consents and approvals, no violations, no default, no undisclosed liabilities and absence of changes, litigation, compliance with applicable law, employee plans, environmental matters, tax matters, intellectual property, material contracts, labor matters, insurance, customers, no prior activities (solely in the case of Acquisition), opinion of AGT's financial advisor, brokers and ownership of Devon Common Stock.

CERTAIN COVENANTS

     The Merger Agreement contains certain covenants and agreements, certain of which are summarized below.

     Conduct of Business of AGT and Devon. Pursuant to the Merger Agreement, AGT and Devon have agreed that, except as contemplated by the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time, each of AGT and Devon will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of the Merger Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses will be unimpaired at the Effective Time.

     Without limiting the generality of the foregoing, and except as provided in the Merger Agreement, prior to the Effective Time, neither AGT, nor Devon, nor any of their subsidiaries will, without the prior written consent of the other, which consent shall not be unreasonably withheld: (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument), except as may be necessary to effectuate the transactions contemplated by the Merger Agreement; (b) other than in connection with a Business Acquisition (as defined in the Merger Agreement), authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance of options by AGT to employees of AGT and its subsidiaries in the ordinary course of business and the issuance or sale of shares of common stock by Devon or AGT pursuant to outstanding options granted prior to the date hereof; (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries; (d) other than in connection with a Business Acquisition, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Devon or AGT or any of their respective subsidiaries (other than the Merger); (e) other than in connection with a Business Acquisition, alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary; (f) except as may be required by law or as contemplated by the Merger Agreement, and other than in connection with a Business Acquisition, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to Devon or AGT, as the case may be, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any

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

manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the Merger Agreement (including, without limitation, the granting of stock appreciation rights or performance units); (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it; (h) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business; (i) make or revoke any tax election or settle or compromise any tax liability material to Devon and its subsidiaries or AGT and its subsidiaries, as the case may be, taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes; (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Devon and its subsidiaries or AGT and its subsidiaries, as the case may be, or incurred in the ordinary course of business consistent with past practice; (k) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated by the Merger Agreement; or (l) other than in connection with a Business Acquisition, take, propose to take, or agree in writing or otherwise to take, any of the actions described above or any action which would make any of the representations or warranties of Devon or AGT contained in the Merger Agreement untrue or incorrect in any material respect.

     Conduct of Business of Devon. In addition to the foregoing, prior to the Effective Time, neither Devon nor its subsidiaries will, without the prior written consent of AGT, which consent, with respect to (a), shall not be unreasonably withheld: (a) enter into or modify in any material respect any (i) material agreement or (ii) employment, consulting, non-competition or severance agreement; (b) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and in amounts not material to Devon and its subsidiaries, taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to Devon and its subsidiaries, taken as a whole, and except for obligations of wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of Devon or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of Devon or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; (c) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to Devon and its subsidiaries, taken as a whole, enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights; (d) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $2.0 million; provided, that none of the foregoing shall limit any capital expenditure already included in Devon's fiscal 1998 capital expenditure budget provided to AGT prior to the date of the Merger Agreement; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; or (e) take, propose to take, or agree in writing or otherwise to take, any of the actions described above.

     Conduct of Business of AGT. In addition to the foregoing, prior to the Effective Time, neither AGT nor its subsidiaries will, other than in conjunction with this Merger, without the prior written consent of Devon, which consent, with respect to (a), shall not be unreasonably withheld: (a) enter into or modify in any material respect any material agreement (b) except for such of the following actions which in the aggregate are in an amount not in excess of $20,000,000, (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and borrowings in conjunction with acquisitions or dispositions of assets in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and except for obligations of wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of AGT or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of AGT or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; (c) acquire, sell, lease or dispose of any assets outside the ordinary course of business in a transaction or series of transactions for which AGT would be required to amend the Registration Statement to be filed with the Commission, enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights; (d) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein for which AGT would be required to amend the Registration Statement to be filed with the Commission; (ii) authorize any new capital expenditure or expenditures which in the aggregate, are in excess of $3,000,000; provided, that none of the foregoing shall limit any capital expenditure already included in AGT's fiscal 1998 capital expenditure budget provided to Devon prior to the date of the Merger Agreement; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; or (e) take, propose to take, or agree in writing or otherwise to take, any of the actions described above.

     Proxy Statement; the Meeting. AGT and Devon will, as promptly as practicable, jointly prepare and file with the Commission the Joint Proxy Statement in connection with the vote of the stockholders of Devon with respect to the Merger and the vote of the stockholders of AGT with respect to the Share Issuance. AGT will, as promptly as practicable, prepare and following receipt of notification from the Commission that it has no further comments on the Joint Proxy Statement, file with the Commission the Registration Statement, containing the Joint Proxy Statement and forms of proxy, in connection with the registration under the Securities Act of the shares of AGT Common Stock issuable upon conversion of the shares of Devon Common Stock and the other transactions contemplated by the Merger Agreement. AGT and Devon will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the Registration Statement to be declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. Each of AGT and Devon will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its stockholders at the earliest practicable date after the effectiveness of the Registration Statement.

     Devon and AGT each shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the Merger Agreement (with respect to Devon) and the Share Issuance (with respect to AGT). In addition, Devon and AGT have agreed through their respective Boards of Directors to recommend to their respective stockholders adoption of such matters; provided, however, that the Devon Board may withdraw its recommendation if it determines, in its good faith judgment, after consultation with legal counsel, that it is consistent with its fiduciary duties to stockholders under applicable law to do so. Devon and AGT have agreed to coordinate and cooperate with respect to the timing of such meetings and to use their best efforts to hold such meetings on the same day and as soon as practicable after the date of the Merger Agreement.

     Benefit Plans. Through December 31, 1998, the employees of Devon shall continue to receive employee benefits substantially comparable in the aggregate to those provided for under Devon Benefit Plans (other than the plans to be terminated at the Effective Time) provided by Devon on the date prior to the Effective Time.

     Other Potential Acquirors. Devon has agreed that Devon shall not, and shall not permit any of its subsidiaries, or any of its or its subsidiaries' officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative of Devon or any of its subsidiaries), to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead
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

to any of the following (other than the transactions contemplated by the Merger Agreement) involving Devon or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets of Devon and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 20 percent of the outstanding shares of Devon Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (each of the foregoing being an "Acquisition Proposal"), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of it or any of its subsidiaries to take any such action; provided, however, that Devon shall not be prohibited from furnishing nonpublic information regarding Devon to, or entering into discussions and negotiations with, any person in response to an unsolicited written Acquisition Proposal submitted by such person if (i) the Devon Board concludes in good faith, after having received the advice of its financial advisor, that such Acquisition Proposal, if consummated, could result in a transaction that is more favorable from a financial point of view to the Devon stockholders than the Merger, including as part of Devon Board's determination, that, as to any cash consideration to be paid pursuant to such Acquisition Proposal, the person making the Acquisition Proposal has all requisite funds on hand or has provided customary financing commitments for the requisite funds to consummate the Acquisition Proposal, (ii) not later than 24 hours after receipt of any unsolicited Acquisition Proposal, Devon gives AGT notice (which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof) of the receipt of such Acquisition Proposal unless the Devon Board determines in good faith, after having received the advice of its legal counsel, that giving such notice is inconsistent with the Devon Board's fiduciary duties to the Devon stockholders under applicable law, (iii) prior to furnishing any such non-public information to such Person, Devon enters into a confidentiality agreement with terms not materially less favorable to Devon than the confidentiality agreement entered into between Devon and AGT dated November 25, 1997 and (iv) prior to furnishing such non-public information to such Person, Devon furnishes such non-public information to AGT to the extent such non-public information has not previously been furnished by Devon to AGT.

     Indemnification and Insurance of Directors and Officers. From and after the Effective Time, AGT shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the Merger Agreement, or who becomes prior to the Effective Time, a director, officer or employee of the parties to the Merger Agreement or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of, the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by the Merger Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective Time), (i) AGT shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to AGT, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL and upon receipt of any affirmation and undertaking required by the DGCL, (ii) AGT will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and AGT's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to AGT and the Indemnified Party; provided, however, that AGT shall not be liable for any settlement effected without its written consent (which consent shall not be reasonably withheld). The Indemnified Parties as a group may

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

retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

     For a period of six years after the Effective Time, AGT shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by Devon for the benefit of those persons who are covered by such policies at the Effective Time (or AGT may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to AGT not greater than 150 percent of the premium for the current Devon directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, AGT shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of Devon for such insurance.

     Other Covenants. Subject to the terms and conditions herein provided, each of the parties to the Merger Agreement agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Joint Proxy Statement and the Registration Statement, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) cooperation in obtaining, prior to the Effective Time, the approval for quotation on the NASDAQ, effective upon the official notice of issuance, of the shares of AGT Common Stock into which Devon Common Stock will be converted pursuant to the Merger Agreement; (iii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents of all third parties and Governmental Entities, including those relating to existing debt obligations of Devon, AGT and their respective subsidiaries; (iv) contesting any legal proceeding relating to the Merger; and
(v) the execution of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated by the Merger Agreement. Subject to the terms and conditions of the Merger Agreement, AGT and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Devon shareholder vote with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of the Merger Agreement, the proper officers and directors of each party to the Merger Agreement shall take all such necessary action.

CONDITIONS TO THE MERGER

     The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Merger Agreement shall have been approved and adopted by the requisite vote of the stockholders of Devon and the Share Issuance shall have been approved by the requisite vote of the stockholders of AGT; (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority and continued in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger; (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated by the Merger Agreement shall have been either filed or received; (d) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and AGT shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of AGT Common Stock in exchange for the shares of Devon Common Stock in the Merger; (e) the AGT Common Stock issuable in the Merger shall have been authorized for quotation on the NASDAQ, upon official notice of issuance; and
(f) the number of directors of AGT shall have been increased by two, and the vacancies created thereby shall have been initially filled by Marne Obernauer, Jr. and a designee to be determined jointly by Devon and AGT.

     The respective obligations of AGT and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the representations and warranties of Devon contained in the Merger Agreement or in any other document delivered pursuant to the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing Devon shall have delivered to AGT and Acquisition a certificate to that effect; (b) each of the obligations of Devon to be performed at or before the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing Devon shall have delivered to AGT and Acquisition a certificate to that effect; (c) the Dissenting Shares shall constitute not more than ten percent (10%) of the shares of Devon Common Stock; (d) Devon shall have delivered to AGT and Acquisition all consents or notices necessary to effect valid assignments of all contracts requiring such consent, all in form and substance reasonably acceptable to AGT; (e) there shall have been no events, change or effects with respect to Devon or its subsidiaries which would have a Material Adverse Effect on Devon; (f) the opinion of Weil, Gotshal & Manges LLP, dated the Closing Date and addressed to AGT, substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
(ii) each of AGT, Acquisition and Devon will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by AGT, Acquisition or Devon as a result of the Merger, shall have been delivered and such opinion shall not have been withdrawn or modified in any material respect; and (g) employment agreements between Black Dot and each of Howard A. Fielder and another employee of Black Dot shall be in full force and effect (unless terminated due to death or disability).

     The obligation of Devon to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the representations and warranties of AGT and Acquisition contained in the Merger Agreement or in any other document delivered pursuant to the Merger Agreement shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing AGT and Acquisition shall have delivered to Devon a certificate to that effect; (b) each of the obligations of AGT and Acquisition to be performed at or before the Effective Time pursuant to the terms of the Merger Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing AGT and Acquisition shall have delivered to Devon a certificate to that effect; (c) the opinion of O'Sullivan Graev & Karabell, LLP, dated the Closing Date and addressed to Devon substantially to the effect that
(i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of AGT, Acquisition and Devon will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by Devon as a result of the Merger or by a stockholder of Devon as a result of the Merger with respect to shares of Devon Common Stock converted into shares of AGT Common Stock (other than with respect to the Per Share Cash Amount and cash received in lieu of fractional shares of AGT Common Stock), shall have been delivered and such opinion shall not have been withdrawn or modified in any material respect; and (d) other than a change in the price of AGT Common Stock, there shall have been no events, changes or effects with respect to AGT or its subsidiaries which would have a Material Adverse Effect on AGT.

TERMINATION

     Termination by Mutual Consent. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the mutual written consent of AGT, Acquisition and Devon.

     Termination by Either AGT and Acquisition or by Devon. The Merger Agreement may be terminated by AGT and Acquisition or Devon if: (i) the Merger has not been consummated by July 31, 1998, provided that no party may terminate the Merger Agreement if such party's failure to fulfill any of its obligations under the Merger Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date; (ii) Devon shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve the Merger Agreement and the Merger, (iii) AGT shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve the Share Issuance, or (iv) the U.S. Department of Justice or U.S. Federal Trade Commission has obtained or stated its intention in writing to seek an order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Merger or any related transactions contemplated by the Merger Agreement.

     Termination by AGT and Acquisition. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by AGT and Acquisition if: (i) there shall have occurred a breach of any representation or warranty on the part of Devon set forth in the Merger Agreement or if any

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

representation or warranty of Devon shall have become untrue, in either case such that the conditions to the obligations of AGT and Acquisition would be incapable of being satisfied by July 31, 1998 (or as otherwise extended), (ii) there shall have been a breach by Devon of its covenants or agreements under the Merger Agreement having or constituting a Material Adverse Effect on Devon and Devon has not cured such breach within 15 days after notice by AGT or Acquisition thereof or (iii) the Devon Board shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger, shall have recommended to the Devon stockholders any Acquisition Proposal (other than the Merger), shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, or Devon shall have entered into a definitive agreement relating to a Superior Proposal.

     Termination by Devon. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by Devon if: (i) there shall have occurred a breach of any representation or warranty on the part of AGT or Acquisition set forth in the Merger Agreement, or any representation or warranty of AGT or Acquisition otherwise shall have become untrue, in either case such that the conditions to Devon's obligation to effect the Merger as set forth in the Merger Agreement would be incapable of being satisfied by July 31, 1998; (ii) there shall have occurred a breach by AGT or Acquisition of any of their respective covenants or agreements under the Merger Agreement having or constituting a Material Adverse Effect on AGT and AGT or Acquisition, as the case may be, shall not have cured such breach within 15 days after notice by Devon thereof; or (iii) Devon enters into a definitive agreement relating to a Superior Proposal, provided that such termination will not be effective unless Devon has complied with the provisions of the Merger Agreement relating to potential acquirors and until payment of the applicable termination fee.

     Effect of Termination. If the Merger Agreement is terminated as described above, the Merger Agreement will become void and have no effect, without any liability to AGT, Acquisition or Devon (or any of their respective affiliates, directors, officers or stockholders), except for the termination and other fees payable under the circumstances described in those provisions of the Merger Agreement relating to termination of the Merger Agreement, access to information, fees and expenses and brokers.

FEES AND EXPENSES

     Except as set forth below, each of AGT, Acquisition and Devon has agreed to bear its own expenses in connection with the Merger, and the cost of printing the Registration Statement and this Proxy Statement/Prospectus will be borne equally by AGT and Devon.

     If the Merger Agreement is terminated by AGT and Acquisition if (i)(A) there shall have been a breach of any representation or warranty on the part of Devon set forth in the Merger Agreement, or if any representation or warranty of Devon shall have become untrue, in either case such that the conditions to AGT's and Acquisition's obligations would be incapable of being satisfied by July 31, 1998 (or as otherwise extended) or (B) there shall have been a breach by Devon of its covenants or agreements hereunder having or constituting a Material Adverse Effect on Devon and Devon has not cured such breach within 15 days after notice by AGT or Acquisition thereof and, in either case, Devon enters into an agreement with respect to any Acquisition Proposal (other than the Merger) within twelve months thereafter or (ii)(A) Devon shall have entered into a definitive agreement relating to a Superior Proposal or (B) the Devon Board shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger, shall have recommended to the Devon stockholders any Acquisition Proposal (other than the Merger), shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, or Devon shall have entered into a definitive agreement relating to a Superior Proposal, then, Devon will be required to pay to AGT liquidated damages in the amount of $13.0 million, payable on the date Devon enters into an agreement under circumstances described in clauses (i)(A) and (i)(B) above and concurrently with the circumstances described in clauses (ii)(A) (and as a precondition thereof) and (ii)(B) above.

     Upon the termination of the Merger Agreement by AGT and Acquisition if (i) Devon shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve the Merger

Agreement and the Merger, (ii) Devon enters into a definitive agreement relating to a Superior Proposal or (iii) Devon's Board shall have withdrawn, modified or changed its approval or recommendation of the Merger Agreement or the Merger, shall have recommended to Devon's stockholders any Acquisition Proposal (other than the Merger), shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, in addition to any amounts that may otherwise be payable, Devon shall reimburse AGT, Acquisition and their affiliates for all actual documented out-of-pocket fees and expenses, not to exceed $3 million, actually incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by the Merger Agreement. Upon the termination of the Merger Agreement by Devon if AGT shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve the Share Issuance, AGT shall reimburse Devon for all actual documented out-of-pocket fees and expenses, not to exceed $3 million, actually incurred by Devon or on its behalf in connection with the Merger and the consummation of all transactions contemplated by the Merger Agreement.

MODIFICATION OR AMENDMENT

     The Merger Agreement may be amended by action taken by Devon, AGT and Acquisition at any time before or after approval and adoption of the Merger Agreement by the stockholders of Devon but, after any such approval and adoption, no amendment may be made which requires the approval of such stockholders under applicable law without such approval. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of the parties to the Merger Agreement.

WAIVER

     At any time prior to the Effective Time, AGT, Devon or Acquisition may, in writing (i) extend the time for the performance of any of the obligations or other acts of the other party to the Merger Agreement; (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or in any document, certificate or writing delivered pursuant to the Merger Agreement; or (iii) waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement.

                   PROPOSALS TO BE CONSIDERED AT AGT MEETING

PROPOSAL 1 -- SHARE ISSUANCE

     At the AGT Meeting, AGT stockholders will vote upon the proposal to issue 4,427,290 shares of AGT Common Stock in connection with the Merger of Devon with and into Acquisition, pursuant to which, among other things, each share of Devon Common Stock outstanding immediately prior to the consummation of the Merger will be converted into the right to receive, subject to adjustment, $30.00 in cash and .6 share of AGT Common Stock and Acquisition (as the surviving corporation) will remain a wholly-owned subsidiary of AGT, upon the terms and subject to the conditions set forth in the Merger Agreement.

     The affirmative vote of the holders of a majority of the shares of AGT Common Stock at the AGT Meeting present in person or by proxy is required to approve the Share Issuance. THE AGT BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE SHARE ISSUANCE.

PROPOSAL 2 -- INCREASE IN AUTHORIZED AGT COMMON STOCK

     At the AGT Meeting, AGT stockholders will vote upon the proposal to amend AGT's Restated Certificate of Incorporation to authorize the issuance of up to 150,000,000 shares of AGT Common Stock. The Certificate of Incorporation presently authorizes the issuance of up to 40,000,000 shares of AGT Common Stock. At the close of business on March 1, 1998, there were 17,904,486 shares issued and outstanding and an aggregate 2,219,200 outstanding stock options and warrants to purchase shares of AGT Common Stock. In addition, 4,427,290 shares of AGT Common Stock are proposed to be issued pursuant to the Merger Agreement.

     The AGT Board has proposed that the Fourth Article of the Certificate of Incorporation be amended to increase the number of shares of AGT Common Stock which AGT is authorized to issue from 40,000,000 to 150,000,000 shares. If approved by the AGT stockholders, such additional authorized shares of AGT Common Stock would be available for issuance at the discretion of the Board of Directors without further stockholder approval (subject to AGT's By-laws, Delaware law and NASDAQ rules) in connection with possible mergers and acquisitions, in connection with employee benefit plans and for other corporate purposes such as the issuance of shares as part of a plan relative to improving AGT's capital structure including private placements and stock splits, without the significant time delay and expense incident to the holding of a special meeting of stockholders to consider any specific issuance.

     AGT presently has no specific plans, agreements or understandings with respect to the issuance of any shares of AGT Common Stock except as contemplated in connection with recent acquisitions, AGT employee and directors' stock options, warrants currently outstanding and as contemplated by the Merger Agreement. However, AGT has, in the past, and continues on an ongoing basis to, review numerous acquisition candidates and to have preliminary discussions in this regard.

     The AGT Common Stock for which authorization is sought would become part of the existing class of AGT Common Stock. The new shares, when issued, would have the same rights and privileges as the shares of AGT Common Stock presently outstanding. No stockholder of AGT has any preemptive right to subscribe for or purchase any of the shares of AGT Common Stock proposed to be authorized, and, once authorized, such shares would be available for issuance at such time and on such terms as the Board of Directors may consider appropriate.

     To effect the increase in authorized AGT Common Stock, the Fourth Article of the AGT Restated Certificate of Incorporation would be amended to read as follows:

                                   ARTICLE IV

                                 CAPITAL STOCK

     The Corporation shall have the authority to issue a total of 160,000,000 shares of capital stock, each with a par value of $0.01, consisting of 150,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock."

     The affirmative vote of the holders of a majority of the shares of AGT Common Stock outstanding and entitled to vote at the AGT Meeting is required to approve the amendment to the Certificate of Incorporation. THE AGT BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

PROPOSAL 3 -- ADOPTION OF 1998 INCENTIVE COMPENSATION PLAN

     The AGT Board has adopted the Applied Graphics Technologies, Inc. 1998 Incentive Compensation Plan (the "Plan"). The purpose of the Plan is to provide an incentive to certain employees, nonemployee directors, and independent contractors of AGT and its subsidiaries, as well as certain affiliated persons who have been designated by the AGT Board to be eligible participants under the Plan, to put forth maximum efforts toward the growth, profitability, and success of AGT and its subsidiaries by providing incentives to such persons or entities through cash payments and/or the ownership and performance of the AGT Common Stock.

     The Plan will become effective on the date AGT's stockholders approve the Plan and will terminate on the tenth anniversary of such date, unless terminated earlier by the AGT Board.

     The following is a summary of the Plan. The summary does not purport to be complete, and is qualified in its entirety by reference to the Plan, the complete text of which is attached hereto as Exhibit E.

     TYPES OF AWARDS UNDER THE PLAN. The Plan authorizes the following types of awards:
     - cash awards
     - stock options
     - stock appreciation rights
     - stock awards
     - stock units
     - performance shares
     - performance units.

     ADMINISTRATION. The Plan will be administered by the AGT Board or by a committee or subcommittee of the AGT Board appointed by the AGT Board from among its members (the "Committee"). It is intended that the Committee will be the AGT Board's Compensation Committee. Unless the AGT Board determines otherwise, the Committee will be comprised solely of not less than two members who each will qualify as both a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) under the Exchange Act, and as an "outside director" within the meaning of
Section 162(m) of the Code. The Committee will have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

     ELIGIBILITY. All employees of AGT and its subsidiaries, AGT's nonemployee directors, certain affiliated persons who have been designated as such by the AGT Board, and certain independent contractors rendering services to AGT or any of its subsidiaries, will be eligible to participate in the Plan and to receive awards under the Plan. Participants will consist of such employees, nonemployee directors, affiliated person and independent contractors as the Committee in its sole discretion designates to receive awards under the Plan. Designation of a participant in any year will not require the Committee to designate such person or entity to receive an award in any other year or, once designated, to receive the same type or amount of award as granted to the participant in any other year. The Committee will consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective awards.

     SHARES AVAILABLE UNDER THE PLAN. The aggregate number of shares of AGT Common Stock available for grants of awards under the Plan during its term will be 4,000,000 shares, which also includes the remaining number of shares of AGT Common Stock available for grants under AGT's Revised 1996 Stock Option Plan (the "1996 Plan"). On or about the date the Plan is approved by AGT's stockholders, the AGT Board will amend the 1996 Plan so that no further grants will be made under the 1996 Plan, and all available shares under the 1996 Plan will be transferred to the Plan. As of March 1, 1998, there were 1,504,100 shares available under the 1996 Plan, and it is intended that all such shares will be transferred to the Plan upon approval of the Plan by AGT's stockholders.

     Shares of AGT Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in AGT's treasury, or both, at the discretion of AGT, and subject to any adjustments in accordance with the Plan. Any shares of AGT Common Stock underlying awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares will again be available for grants of awards under the Plan.

     ADJUSTMENT TO SHARES. If there is any change in the AGT Common Stock, such as due to a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of AGT, the Plan provides for appropriate adjustments to be made.

     MAXIMUM INDIVIDUAL AWARDS. The maximum aggregate number of shares of AGT Common Stock underlying all awards measured in shares of AGT Common Stock (whether payable in cash, AGT Common Stock, or a combination of both) that may be granted to any single participant during the life of the Plan is 4,000,000 shares. The maximum dollar amount that may be paid to any single participant with respect to all awards granted to such participant measured in cash (whether payable in cash, AGT Common Stock, or a combination of both) during the life of the Plan will be $30,000,000.

     CASH AWARDS. The Committee may grant cash awards to employees, nonemployee directors, affiliated persons, and/or independent contractors as additional compensation or in lieu of other compensation for services to AGT. A cash award will be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the vesting date with respect to such cash award, the criteria for the vesting of such cash award, and the right of AGT to require the participant to repay the cash award (with or without interest) upon termination of the participant's employment within specified periods.

     STOCK OPTIONS. The Committee may grant stock options to employees, nonemployee directors, affiliated persons and/or independent contractors. The Committee will, in its sole discretion, determine the employees, the nonemployee directors and independent contractors who will receive stock options and the number of shares of AGT Common Stock underlying each stock option. The Committee may grant "incentive stock options" (as such options are described under Section 422 of the Code), provided that such options are only granted to employees of AGT or its subsidiaries, or it may grant stock options which are not incentive stock options ("non-qualified stock options") to all participants. Each stock option will be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, incentive stock options are subject to certain restrictions imposed by the Code.

     STOCK OPTION EXERCISE PRICE. The Committee will determine the exercise price of each stock option, which cannot be lower than the fair market value of the AGT Common Stock on the date of grant; however, the exercise price of any non-qualified stock option may be lower than the fair market value of the AGT Common Stock on the date of grant if the Committee -- in its sole discretion and due to special circumstances -- determines otherwise on the date of grant. Stock options cannot be exercised after the tenth anniversary of the date of grant; however, non-qualified stock options may be exercised after the tenth anniversary of the date of grant if the Committee, in its sole discretion, provides otherwise.

     VESTING OF STOCK OPTIONS. The Committee will determine when each stock option vests, but if the Committee does not determine a vesting schedule, then the stock options will vest according to the vesting schedule set forth in the below table:

                                                                  CUMULATIVE
                                                                 PERCENT THAT
                                                                    VESTS
                                                              ------------------
Less than 1 year............................................           0%
On the first anniversary date...............................          20%
On the second anniversary date..............................          25%
On the third anniversary date...............................          30%
On the fourth anniversary date..............................          35%
On the fifth anniversary date...............................         100%

     Stock options may also be subject to such other terms and conditions as will be determined by the Committee, including, without limitation, accelerating the vesting (i) based on individual performance or (ii) if certain performance goals are achieved.

     PAYMENT OF STOCK OPTION EXERCISE PRICE. The stock option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of AGT Common Stock owned by the participant for a period of greater than six months, by the withholding of shares of AGT Common Stock for which a stock option is exercisable, or by a combination of these methods. In the sole discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to AGT together with a copy of irrevocable instructions to a broker to deliver promptly to AGT the amount of sale or loan proceeds to pay the exercise price. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a stock option by delivery of shares of AGT Common Stock then owned by a participant, providing AGT with a notarized statement attesting to the number of shares owned by the participant, where upon verification by AGT, AGT would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the stock option.

     STOCK APPRECIATION RIGHTS. The Committee may grant stock appreciation rights to employees, nonemployee directors, affiliated persons, and/or independent contractors. Generally, a stock appreciation right is a right to receive a payment in cash, AGT Common Stock or a combination of both, in an amount equal to the excess of the fair market value of the AGT Common Stock, or other specified valuation, of a specified number of shares of AGT Common Stock on the date the stock appreciation right is exercised, over the fair market value of the AGT Common Stock, or other specified valuation (which will be no less than the fair market value of the AGT Common Stock), of such shares of AGT Common Stock on the date the stock appreciation right is granted, all as determined by the Committee.

     STOCK AWARDS. The Committee may grant stock awards to employees, nonemployee directors, affiliated persons, and/or independent contractors as additional compensation or in lieu of other compensation for services to AGT. A stock award consists of shares of AGT Common Stock which is subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, restrictions on the sale or other disposition of such shares, the vesting date with respect to such shares, and the right of AGT to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. A participant who has been granted a stock award will have all of the rights of a holder of shares of AGT Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the date of grant.

     STOCK UNITS. The Committee may grant stock units to employees, nonemployee directors, affiliated persons, and/or independent contractor as additional compensation or in lieu of other compensation for services to AGT. A stock unit is a hypothetical share of AGT Common Stock represented by a notional account established and maintained by AGT for such participant who receives a grant of stock units. Stock units will be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determinations of the vesting date with respect to such stock units and the criteria for the vesting of such stock units. A stock unit may be paid in cash, shares of AGT Common Stock, or a combination of both, as determined by the Committee, and may provide for dividend equivalent rights.

     PERFORMANCE SHARES. The Committee may grant performance shares to employees, nonemployee directors, affiliated persons, and/or independent contractors as additional compensation or in lieu of other compensation for services to AGT. A performance share consists of a share or shares of AGT Common Stock which is subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the performance shares that will be paid out or distributed to the participant who has been granted performance shares. Performance goals may be based on, without limitation, company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed under "Performance-Based Awards" below.

     PERFORMANCE UNITS. The Committee may grant performance units to employees, nonemployee directors, affiliated persons, and/or independent contractors as additional compensation or in lieu of other compensation for services to AGT. A performance unit is a hypothetical share or shares of AGT Common Stock represented by a notional account established and maintained by AGT for such participant who receives a grant of performance units. Performance units will be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the performance units that will be accrued with respect to the participant who has been granted performance units. Performance goals may be based on, without limitation, company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in "Performance-Based Awards" below.

     ADJUSTMENT OF PERFORMANCE GOALS UNDER PERFORMANCE SHARES AND PERFORMANCE UNITS. With respect to performance shares or performance units that are not intended to qualify as Performance-Based Awards (see "Performance-Based Awards" below), the Committee will have the authority at any time to make adjustments to performance goals for any outstanding performance shares or performance units which the Committee deems necessary or desirable unless at the time of establishment of the performance goals the Committee precludes itself to make such adjustments.

     PAYOUT OF PERFORMANCE SHARES OR PERFORMANCE UNITS. Upon the vesting of a performance share or a performance unit, the performance share or the performance unit will be distributed to the participant in shares of AGT Common Stock, unless the Committee, in its sole discretion, provides for the payment of the performance share or a performance unit in cash (or partly in cash and partly in shares of AGT Common Stock) equal to the value of the shares of AGT Common Stock which would otherwise be distributed to the participant.

     PERFORMANCE-BASED AWARDS. The Committee, in its sole discretion, may designate and design awards granted under the Plan as "Performance-Based Awards" if it determines that compensation attributable to such awards might not otherwise be tax deductible by AGT due to the deduction limitation imposed by
Section 162(m) of the Code. Accordingly, an award granted under the Plan may be granted in such a manner that the compensation attributable to such award is intended by the Committee to qualify as "performance-based compensation" (as such term is used in Section 162(m) of the Code) and thus be exempt from the deduction limitation imposed such section. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to awards intended to qualify as Performance-Based Awards: net sales; pre-tax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the AGT Common Stock or any other publicly-traded securities of AGT; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs. In addition, the material terms of performance goals as described above will be disclosed to and reapproved by AGT's stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which AGT stockholders previously approved such performance goals.

     CHANGE IN CONTROL. If there is a change in control of AGT, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding awards, including, without limitation, accelerating the vesting date and/or payout of such awards. In addition, the Committee, in its sole discretion, may determine that, upon the occurrence of a change in control of AGT, all or a portion of certain outstanding awards will terminate within a specified number of days after notice to the holders, and each such holder will receive an amount equal to the value of such award on the date of the change in control, and with respect to each share of AGT Common Stock subject to a stock option or stock appreciation right, an amount equal to the excess of the fair market value of such shares of AGT Common Stock immediately prior to the occurrence of such change in control over the exercise price per share of such stock option or stock appreciation right. Such amount will be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, will determine. Also, the Committee may, in its sole discretion, provide that an award may be assumed by any entity which acquires control of AGT or may be substituted by a similar award under such entity's compensation plans.

     TERMINATION OF EMPLOYMENT. If a participant's employment is terminated due to death or disability, all non-vested portions of awards held by the participant will immediately be forfeited and all vested portions of stock options and stock appreciation rights held by the participant will remain exercisable until the earlier of (i) the end of the 12-month period following the date of death or termination of employment, or (ii) the date the stock option or stock appreciation right would otherwise expire. If a participant's employment is terminated by AGT for cause, all awards held by a participant, whether vested or non-vested, will immediately be forfeited by such participant. If a participant's employment is terminated for any reason other than for cause or other than due to death or disability, all non-vested portions of awards held by the participant will immediately be forfeited and all vested portions of stock options and stock appreciation rights held by the participant will remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of employment, or (ii) the date the stock option or stock appreciation right would otherwise expire. The Committee may, in its sole discretion and at any time, provide that any or all non-vested portions of stock options and/or stock appreciation rights held by the participant on the date of death and/or termination of employment will immediately become exercisable and, except with respect to incentive stock options, will remain exercisable until a date that occurs on or prior to the date the stock option or stock appreciation right is scheduled to expire. The Committee may, in its sole discretion, also provide that any or all vested portions of nonqualified stock options and/or stock appreciation rights held by the participant on the date of death and/or termination of employment will remain exercisable until a date that occurs on or prior to the date the stock option or stock appreciation right is scheduled to expire. In addition, the Committee may, in its sole discretion, provide that any or all non-vested portions of stock awards, stock units, performance shares, performance units, and/or cash awards held by the participant on the date of the participant's death and/or termination of employment will immediately vest or will become vested on a date that occurs on or prior to the date the award is scheduled to vest.

     TERMINATION AND AMENDMENT OF PLAN. The AGT Board may amend, suspend, or terminate the Plan at any time with or without prior notice, provided that such action does not reduce the amount of any outstanding award or change the terms and conditions of any outstanding award without the participant's consent. No amendment of the Plan will, without the approval of the stockholders of AGT:

     - increase the total number of shares which may be issued under the Plan;

     - increase the maximum number of shares with respect to all awards measured in AGT Common Stock that may be granted to any individual under the Plan;

     - increase the maximum dollar amount with respect to all awards measured in cash that may be paid to any individual under the Plan; or

     - modify the requirements as to eligibility for awards under the Plan.

In addition, the Plan will not be amended without the approval of such amendment by AGT's stockholders if such amendment (i) is required under the rules and regulations of the stock exchange or national market system on which the AGT Common Stock is listed or (ii) will disqualify any incentive stock option granted under the Plan.

     MISCELLANEOUS. The Company, or the applicable subsidiary, may require a participant to reimburse the corporation which employs such participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity with respect to any award, and the corporation or entity which employs such participant has the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the participant upon such terms and conditions as the Committee shall prescribe, which may include withholding shares of Common Stock underlying any award. The Committee may, in its sole discretion, allow a participant to elect to defer the receipt of any compensation attributable to an award under guidelines and procedures to be established by the Committee after taking into account the advice of AGT's tax counsel. Also, awards granted under the Plan are not transferable otherwise than by will or the laws of descent and distribution, and stock options and stock appreciation rights are exercisable, during the participant's lifetime, only by the participant; however, the Committee, in its sole discretion and on a case-by-case basis, may permit the transferability of a nonqualified stock option by a participant, including, but not limited to, members of the participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and all such transfers will be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish.

     Certain Federal Income Tax Consequences. The statements in the following paragraphs of the principal federal income tax consequences of awards under the Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement/Prospectus, which are subject to change at any time (possibly with retroactive effect). The law is technical and complex and the discussion below represents only a general summary.

     Incentive Stock Options. Incentive stock options ("ISOs") granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

     An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO. Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal "alternative minimum tax", which depends on the employee's particular tax situation, does not apply and (ii) the employee is employed by AGT from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply). If an employee exercises an ISO after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption "Non-Qualified Stock Options and Stock Appreciation Rights."

     Further, if after exercising an ISO, an employee disposes of the AGT Common Stock so acquired more than two years from the date of grant and more than one year from the date of transfer of the AGT Common Stock pursuant to the exercise of such ISO (the "applicable holding period"), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price. If, however, an employee does not hold the shares so acquired for the applicable holding period, thereby making a "disqualifying disposition", the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, income would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time). If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

     An employee who exercises an ISO by delivering AGT Common Stock previously acquired pursuant to the exercise of another ISO is treated as making a "disqualifying disposition" of such AGT Common Stock if
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

such shares are delivered before the expiration of their applicable holding period. Upon the exercise of an ISO with previously-acquired shares as to which no disqualifying disposition occurs, despite some uncertainty, it appears that the employee would not recognize gain or loss with respect to such previously-acquired shares.

     AGT will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the AGT Common Stock acquired upon exercise of an ISO. In the event of a disqualifying disposition, AGT generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense to AGT and is reasonable and the limitations of Sections 280G and 162(m) of the Code (discussed below) do not apply.

     Non-Qualified Stock Options and Stock Appreciation Rights. Non-qualified stock options ("NSOs") granted under the Plan are options that do not qualify as ISOs. An employee who receives an NSO or a stock appreciation right ("SAR") will not recognize any taxable income upon the grant of such NSO or SAR. However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of (i) the fair market value of the shares of AGT Common Stock at the time of exercise over (ii) the exercise price. Similarly, upon the receipt of cash or shares pursuant to the exercise of an SAR, the individual generally will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares received.

     As a result of Section 16(b) of the Exchange Act, under certain circumstances, the timing of income recognition may be deferred (generally for up to six months following the exercise of an NSO or SAR (i.e., the "Deferral Period")) for any individual who is an officer or director of AGT or a beneficial owner of more than ten percent (10%) of any class of equity securities of AGT. Absent a Section 83(b) election (as described below under "Other Awards"), recognition of income by the individual will be deferred until the expiration of the Deferral Period, if any.

     The ordinary income recognized with respect to the receipt of shares or cash upon exercise of a NSO or an SAR will be subject to both wage withholding and other employment taxes. In addition to the customary methods of satisfying the withholding tax liabilities that arise upon the exercise of an SAR for shares or upon the exercise of an NSO, AGT may satisfy the liability in whole or in part by withholding shares of AGT Common Stock from those that otherwise would be issuable to the individual or by the employee tendering other shares owned by him or her, valued at their fair market value as of the date that the tax withholding obligation arises.

     A federal income tax deduction generally will be allowed to AGT in an amount equal to the ordinary income recognized by the individual with respect to his or her NSO or SAR, provided that such amount constitutes an ordinary and necessary business expense to AGT and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     If an individual exercises an NSO by delivering shares of AGT Common Stock to AGT, other than shares previously acquired pursuant to the exercise of an ISO which is treated as a "disqualifying disposition" as described above, the individual will not recognize gain or loss with respect to the exchange of such shares, even if their then fair market value is different from the individual's tax basis. The individual, however, will be taxed as described above with respect to the exercise of the NSO as if he or she had paid the exercise price in cash, and AGT likewise generally will be entitled to an equivalent tax deduction.

     Other Awards. With respect to other awards under the Plan that are settled either in cash or in shares of AGT Common Stock that are either transferable or not subject to a substantial risk of forfeiture (as defined in the Code and the regulations thereunder), employees generally will recognize ordinary income equal to the amount of cash or the fair market value of the AGT Common Stock received.

     With respect to awards under the Plan that are settled in shares of AGT Common Stock that are restricted to transferability or subject to a substantial risk of forfeiture -- absent a written election pursuant to Section 83(b) of the Code filed with the Internal Revenue Service within 30 days after the date of transfer of such shares pursuant to the award (a "Section 83(b) election") -- an individual will recognize ordinary income at the earlier of the time at which
(i) the shares become transferable or (ii) the restrictions that
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

impose a substantial risk of forfeiture of such shares (the "Restrictions") lapse, in an amount equal to the excess of the fair market value (on such date) of such shares over the price paid for the award, if any. If a Section 83(b) election is made, the individual will recognize ordinary income, as of the transfer date, in an amount equal to the excess of the fair market value of the AGT Common Stock as of that date over the price paid for such award, if any. The ordinary income recognized with respect to the receipt of cash, shares of AGT Common Stock or other property under the Plan will be subject to both wage withholding and other employment taxes.

     AGT generally will be allowed a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the employee, provided that such amount constitutes an ordinary and necessary business expense and is reasonable and the limitations of Sections 280G and 162(m) of the Code do not apply.

     Dividends and Dividend Equivalents. To the extent awards under the Plan earn dividend or dividend equivalents, whether paid currently or credited to an account established under the Plan, an individual generally will recognize ordinary income with respect to such dividend or dividend equivalents at the time paid in cash or shares of AGT Common Stock.

     Change in Control. In general, if the total amount of payments to an individual that are contingent upon a "change of control" of AGT (as defined in Section 280G of the Code), including payments under the Plan that vest upon a "change in control," equals or exceeds three times the individual's "base amount" (generally, such individual's average annual compensation for the five calendar years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments would be non-deductible to AGT and the individual would be subject to a 20% excise tax on such portion of the payments.

     Certain Limitations on Deductibility of Executive Compensation. With certain exceptions, Section 162(m) of the Code denies a deduction to publicly-held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year (including any deduction with respect to the exercise of an NSO or SAR or the disqualifying disposition of stock purchased pursuant to an ISO). One such exception applies to certain performance-based compensation, provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met. AGT believes that stock options, SARs and performance-based awards granted under the Plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

PROPOSAL 4 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     The Restated Certificate of Incorporation and the Amended and Restated Bylaws of AGT provide that the AGT Board is to be elected at the annual meeting of the stockholders. The number of directors of the Board is currently fixed at ten.

     If elected, the director nominees will serve a one-year term to expire at the 1999 annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The AGT Board has nominated the following persons for election to the Board: Mortimer B. Zuckerman, Fred Drasner, Martin D. Krall, John R. Harris, Edwin H. Linde, Howard Stringer, Linda J. Wachner, John Zuccotti, Marne Obernauer, Jr., Chairman of Devon, and David R. Parker, an appointee mutually agreed to by AGT and Devon, pursuant to the terms of the Merger Agreement.

     Approval of the nominees requires the affirmative vote of a plurality of the votes cast at the AGT Meeting. In the event that any nominee should become unable or unwilling to serve as a director, it is the intention of the persons named in the proxy to vote for the election of such substitute nominee for the office of director as the AGT Board may recommend. It is not anticipated that any nominee will be unable or unwilling to serve as a director.

     THE AGT BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF AGT VOTE "FOR" THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS.

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

     Biographical information concerning each of the nominees and directors continuing in office is presented below.

NOMINEES FOR ELECTION FOR 1998 TERM

                                                                     DIRECTOR
                            NAME                              AGE     SINCE
                            ----                              ---    --------
Mortimer B. Zuckerman.......................................   60      1996
Fred Drasner................................................   55      1995
Martin D. Krall.............................................   57      1996
John R. Harris..............................................   49      1996
Edwin H. Linde..............................................   56      1996
Howard Stringer.............................................   56      1996
Linda J. Wachner............................................   52      1996
John Zuccotti...............................................   60        --
Marne Obernauer, Jr.........................................   54        --
David R. Parker.............................................   54        --

     Mortimer B. Zuckerman, Chairman of the Board of Directors of AGT, has been the Chairman of the Board of Directors and a principal stockholder of Boston Properties, Inc., a national real estate development and management company, since 1970. He has been the Chairman of U.S. News & World Report, L.P. and Editor-in-Chief of U.S. News & World Report since 1985, Chairman of Daily News, L.P. and Co-Publisher of the New York Daily News since 1993, and Chairman of the Atlantic Monthly Company since 1980. Mr. Zuckerman also serves as a director of Snyder Communications, Inc.

     Fred Drasner, Chairman, Chief Executive Officer and a director of AGT, has been the Chief Executive Officer of Daily News, L.P. and Co-Publisher of the New York Daily News since 1993, the President of U.S. News & World Report L.P. from 1985 to February 1997 and Chief Executive Officer of U.S. News & World Report, L.P. since 1985, the Chairman and Chief Executive Officer of Applied Printing since 1986, and the Vice-Chairman and Chief Executive Officer of The Atlantic Monthly Company since 1986. Mr. Drasner also was senior counsel to Shaw, Pittman, Potts & Trowbridge until his resignation in April 1996. Mr. Drasner also serves as a director of Snyder Communications, Inc.

     Martin D. Krall, Executive Vice President, Chief Legal Officer, Secretary and a director of AGT, has been since January 1995 Executive Vice President and the Chief Legal Officer of the Daily News L.P., Applied Printing, The Atlantic Monthly Company, and U.S. News & World Report, L.P. Prior to 1995, Mr. Krall was a partner in the law firm of Shaw, Pittman, Potts & Trowbridge where he was a member of the Management Committee from 1978 to 1994, and Vice-Chairman of such Committee from 1991 to 1994. From 1995, Mr. Krall also was senior counsel to Shaw, Pittman, Potts & Trowbridge until his resignation in April 1996.

     John R. Harris has been a Corporate Vice President at Electronic Data Systems Corp. ("EDS") since 1997 where he is responsible for marketing and corporate strategy. From 1989 to 1997, he served as a Vice President of the Communications Industry Group at EDS where he was responsible for four business units directed toward wirelines, wireless, media and interactive services markets.

     Edward H. Linde has been the President and a principal stockholder of Boston Properties, Inc. a national real estate development and management company, since 1970, and currently serves as Chief Executive Officer and a director. Mr. Linde also serves as the Chairman of the Massachusetts Government Land Bank.

     Howard Stringer has been the President of Sony Corporation of America since 1997. Before joining Sony, Mr. Stringer was the Chairman and Chief Executive Officer of Tele-TV from 1995 to 1997, a joint venture among NYNEX, Pacific Telesis and Bell Atlantic to provide home video delivery through telephone lines. Before joining Tele-TV, Mr. Stringer was President of CBS/Broadcast Group from 1988 to 1995 where he oversaw all broadcast operations, including news, sports, entertainment, and network-owned stations.

     Linda J. Wachner has been a director, President and Chief Executive Officer of The Warnaco Group, Inc. since 1987 and the Chairman of the Board of The Warnaco Group since August 1991. Ms. Wachner also

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

serves as a director of the Travelers Group Inc. and the Chairman and Chief Executive Officer of Authentic Fitness Corporation.

     John Zuccotti has been Chairman of World Financial Properties, Inc. since 1996 and Senior Counsel at Weil, Gotshal & Manges LLP since 1997. He has served as President and Chief Executive Officer of Olympia & York Companies (USA) since January 1990. Mr. Zuccotti has been a member of the American Institute of Certified Planners since 1974 and has been an honorary member of the American Institute of Architects since 1975. Mr. Zuccotti also serves as a director of seven funds of The Dreyfus Corporation and as a trustee of Columbia University.

     Marne Obernauer, Jr. has been Chairman of the Board of Directors and Chief Executive Officer of Devon since June 1986 and has been a director of Devon since 1977. Mr. Obernauer, Jr. has been a director of The Advest Group, Inc. since January 1998.

     David R. Parker has been the Chairman of the Board of Directors of ProSource, Inc. since its formation in 1992. From July 1, 1991 to July 1, 1992, Mr. Parker was an independent investor, working primarily on the formation of ProSource, Inc. and the acquisition of Burger King Distribution Services from Burger King Corporation. Prior to such time, he was Senior Executive Vice President of Ryder System, Inc. and President of the Vehicle Leasing and Service Division. Previously, he was Chief Operating Officer of Ryder's Business Services Group which included the company's worldwide aviation support businesses and its insurance management services business. Before joining Ryder System in 1984, Mr. Parker was Executive Vice President and Sector Executive of American Can Company (Primerica). Mr. Parker serves on the Board of Directors of Premark International, Inc., Suntrust Bank, Miami, N.A. and Tupperware Corporation.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD The AGT Board held four meetings during AGT's 1997 fiscal year. During fiscal year 1997, each director attended at least 75% of the aggregate of the total number of meetings of the AGT Board held during the period he or she served as a director and the total number of meetings held by each committee of the Board on which he or she served (during the period for which he or she served).

     AGT's Board currently has a standing Audit Committee and a standing Compensation Committee.

     The Audit Committee currently consists of Ms. Wachner and Messrs. Linde and Stringer. The Audit Committee met once during fiscal year 1997. The Committee is responsible for recommending to the full Board of Directors the selection of AGT's independent public accountants, reviewing the scope of the plans and the results of the audit engagement, reviewing the independence of the public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of AGT's internal accounting controls and exercising oversight with respect to AGT's code of conduct and other policies and procedures regarding adherence with legal requirements.

     The Compensation Committee, which held two meetings during fiscal year 1997, currently consists of Ms. Wachner and Messrs. Zuckerman, Harris and Stringer. The Committee is responsible for establishing salaries, bonuses and other compensation for AGT's officers and administering AGT's stock option plans.

     Directors who are not also employees of AGT receive from AGT $1,000 for each AGT Board or Committee meeting attended and reimbursement of expenses incurred in attending meetings. In addition, Ms. Wachner and Messrs. Linde, Stringer and Harris are eligible to participate in AGT's Non-Employee Directors Non-Qualified Stock Option Plan and received grants of options to purchase 25,000 shares of AGT Common Stock in April 1996 at an exercise price equal to $12.00, which vest ratably over two years, and options to purchase 5,000 shares of AGT Common Stock in each of April 1997 and April 1998 at an exercise price of $34.00 and $51.75, respectively, which options vested immediately. On September 4, 1997 and September 5, 1997, respectively, Messrs. Harris and Linde exercised options to purchase 12,500 shares of AGT Common Stock at an exercise price of $12.00 per share. Messrs. Drasner, Krall and Melvin A. Ettinger are eligible to participate under AGT's 1996 Stock Option Plan. Messrs. Ettinger and Krall were granted options to purchase 200,000 and 100,000 shares of AGT Common Stock, respectively, at an exercise price equal to $12.00, which vest over five years. On September 4, 1997, Messrs. Ettinger and Krall exercised options to purchase 40,000 and 20,000 shares of AGT Common Stock, respectively, at an exercise price of $12.00 per share. Mr. Zuckerman is not eligible to participate in either plan.

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

                                 AGT'S BUSINESS

     AGT is a leading independent provider of digital prepress services to magazine publishers, advertising agencies, entertainment companies, automobile manufacturers and retailers. AGT's largest customers in each of these categories include McGraw-Hill, Newsweek and Conde Nast; The InterPublic Group of Companies and Team One Advertising; The Walt Disney Company and Time Warner; General Motors; and The Home Depot and Sears Roebuck & Company. AGT provides its services on an outsourcing basis either in AGT's own facilities or onsite at the customer's location, emphasizing its ability to provide a full range of services more effectively and economically than its customers could internally. In 1994, AGT began to provide advanced digital imaging services to meet the evolving needs of its customers. Digital archiving and distribution services are now being provided to customers including General Motors, Time Warner's Time Picture Collection, CBS, ABC, Citibank, the American Society of Media Photographers and the United States Holocaust Memorial Museum. Based on 1997 revenues, the Interpublic Group of Companies ("IPG") produced approximately 10.3% of the AGT's total revenues through IPG's various advertising agencies, including the work provided to the broadcast media distribution business under the multi-year contract associated with the acquisition of SpotLink, Inc. Each of the other customers identified above represented less than 3% of AGT's revenues, except for The Walt Disney Company and Conde Nast, each of which represented approximately 7% of AGT's 1997 revenues, and McGraw-Hill, Time Warner and The Home Depot, each of which represented between 3% and 4.5% of AGT's 1997 revenues.

     As a leader in the prepress industry, AGT provides its customers with comprehensive content management and distribution services for print and electronic media. AGT's strategy is to leverage its experience and customer relationships to become the leading provider of comprehensive digital image management and broadcast distribution services in the United States. Toward this goal, in December 1996, AGT acquired the assets of SpotLink, Inc. ("SpotLink"), a subsidiary of Western International Media Corporation, which is owned by IPG. In September 1997, AGT acquired the broadcast media distribution business of Winkler Video Associates, Inc. ("Winkler"). Through the SpotLink and Winkler acquisitions, AGT provides volume duplication and distribution of radio and television advertisements, a service known as "dub & ship," to broadcast stations. With the expansion into the broadcast media distribution business, AGT increased its service offerings to existing customers, including The Walt Disney Company and General Motors. AGT believes it can further increase its broadcast media distribution business by leveraging other customer relationships.

     The scope of AGT's services and the range of customers that can make use of these services have expanded with the emergence of electronic distribution channels and the ability to create digital archives. "Prepress services" combine text with black and white and full-color pictures and graphics into page layout format, and have traditionally been used to prepare content for reproduction in print. A similar process is required to digitize information for electronic distribution, such as on the World Wide Web and for CD-ROM. Publishers, advertising agencies, entertainment companies and others are increasingly exploiting these new distribution channels for marketing and promotion, for targeting individual or groups of customers or for reselling their graphic images in a cost-effective manner.

     AGT uses its Digital Link System and other commercially available systems to provide digital imaging services including archiving and image management services on an outsourced or on-site facilities management basis and digital event photographic services and other photographic related services. AGT also sells and/or licenses the Digital Link System, related software and system related services to third parties it deems to be non-competitive with AGT in the areas of prepress, broadcast media distribution or other digital imaging services. The Digital Link System uses an integrated suite of software applications that allows AGT to offer customers the ability to capture, edit, store, archive, retrieve and distribute their content in a digital environment.

     AGT continues to grow, in part, by offering its prepress customers additional services. By building a repository of a customer's digital content, the customer is easily able to retrieve and repurpose images and send them electronically, resulting in cost efficiencies by saving the labor and materials required for rescanning. In addition, the quality of the customer's images is preserved when they are used, stored and

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

distributed in digital form. Currently, most of AGT's customers have their digital content distributed for print. However, AGT plans to offer distribution services to its current customers and to new customers for radio and television broadcast media in the future, allowing its customers to manage their content through a single, comprehensive digital database.

     In February 1997, AGT established a Magazine Ad Management Division to provide digital advertising, storage management and electronic transmission services to magazine publishers, advertising agencies and printers nationwide using the Digital Link System. AGT provides these services to Time, Inc. for six of its magazines and to U.S. News & World Report, L.P. under multi-year agreements.

STRATEGY

     AGT's strategy is to become the leading provider of comprehensive digital image management and broadcast distribution services in the United States. To implement this strategy, AGT intends to continue to expand its outsourcing capabilities as well as its on-site and digital services, to leverage its experience and customer relationships to expand its services for the advertising and broadcast media industries and to make acquisitions that expand and complement its strengths.

     Capitalize on Outsourcing Trend. AGT is continuing to capitalize on its outsourcing capabilities and the challenges faced by customers who perform prepress work in-house. AGT believes that when customers perform prepress work in-house they are exposed to economic inefficiencies of overstaffing, redundant equipment, obsolete technology and limited-trained technical and production staff. In addition, as competition intensifies, companies are increasingly outsourcing ancillary functions, such as prepress and digital imaging work, and concentrating on their core businesses.

     Leverage On-Site Services. AGT is continuing to expand its opportunities to perform services at its customers' locations because it believes that performing work on-site strengthens its relationship with its customers and facilitates an increase in the range and volume of services provided. On-site services give the customer better management of the prepress process by reducing internal inefficiencies and the costs of interaction with off-site production personnel. AGT's on-site services are tightly integrated with the customer's workflow demands to yield maximum responsiveness and efficiency. Typically, contracts with customers for on-site work are for three years or more and for a base amount of services. In AGT's experience, however, its presence on-site generates additional business in the form of digital imaging services and more prepress work from that customer. Where appropriate, AGT is able to service other customers at the primary customer's on-site facility when the primary customer's work flow is low, permitting higher overall utilization of equipment, staff and space.

     Expand Revenues From Digital Imaging Services. The ability to create digital archives and the growth of digitally based media in print, audio and eventually video are forcing businesses to develop digitized data in order to remain competitive. These services also apply for emerging media, such as the World Wide Web, e-mail, proprietary on-line services and CD-ROM. AGT believes that the market for digital imaging services is continuing to grow as image owners seek to digitally archive their content in order to repurpose images efficiently in print and to distribute their content through new electronic media.

     AGT uses its Digital Link System to provide digital archiving services to customers seeking a cost-effective method of maintaining image libraries and to facilitate reuse and resale of images. AGT believes that its archiving capabilities will continue to attract image-intensive businesses that may also require traditional prepress services, thereby obtaining future additional prepress work relating to the archived images.

     AGT has developed a family of digital photography systems, including a digital portrait system and a portable digital events system. These systems integrate a suite of proprietary Digital Link software applications with specialized hardware and are based on an open architecture that supports the leading digital cameras and printers. AGT recently consummated the acquisition of two digital events photography businesses and now provides complete digital event photography services at various locations, including sporting events, stadiums and resorts. Although to date AGT has not derived significant revenues from these services, AGT believes that

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

these acquisitions will position it to capture a share of the market revenues as conventional photographic processes transition from analog to digital format.

     Expand Broadcast Media Opportunity. AGT believes that its recent entry into the broadcast media distribution business through the SpotLink and Winkler acquisitions provides an opportunity to expand its services to the broadcast industry, and to combine its broadcast media distribution capabilities with its digital image management services. As broadcast media distribution services continue to transition from conventional, physical delivery to electronic delivery, AGT believes that its technological experience and its relationships in the advertising and broadcast media industries will enable it to capitalize on the trend to deliver broadcast advertising electronically.

     Growth Through Acquisitions. AGT continues to expand by selectively acquiring other prepress companies with desirable customer bases to which it can offer additional services such as comprehensive digital image management and broadcast distribution services. AGT believes that traditional prepress businesses will continue to consolidate as prepress providers are faced with heightened demands for systems integration capability, a specialized workforce, nationwide service and capital to invest in the latest, most cost-effective equipment. AGT also continues to seek selective acquisitions outside of the traditional prepress industry to expand its digital imaging and broadcast media business. AGT in the normal course of its business evaluates acquisition opportunities on an ongoing basis.

SERVICES

     AGT provides a full range of digital prepress, outsourced facilities management, advanced digital imaging and radio and television broadcast media distribution services.

     Digital Prepress Services. Digital prepress services are necessary to combine text with black and white and full-color picture and graphic content into page format for publication in print and distribution on the World Wide Web, e-mail, proprietary on-line services and CD-ROM. Prior to recent developments in digital technologies, certain parts of the prepress process were performed manually. Technological advancements have eliminated several steps in the prepress process providing customers with additional creative time while still meeting production schedules.

     In general, the prepress services provided by AGT begin with scanning the customer's content into digital format. Scanning separates color content into component colors and converts them into colors used in the printing process -- cyan, magenta, yellow and black. Once the image is separated, two file formats of the image are produced -- high resolution for final output and low resolution for customer design and/or layout. The low resolution file is sent to the customer on-line or on a computer disk, and the customer can position the low resolution file into its page on its own desktop system and size and crop the image as desired. Simultaneously, AGT personnel compare the "separated" image on the high resolution file to the original picture and use specialized computer software to refine the colors and to make enhancements to the image as the customer requests. Throughout this process, AGT works closely with the creative and artistic directors of the customer. Often, multiple iterations of the image are exchanged by AGT and the customer before the final, high resolution image is set in the page. AGT personnel then replace the low resolution image and perform certain technical processes (such as masking and trapping) to enhance the quality of the final product. The page is then output to four separate color files (film or transmission) that when processed will generate four pieces of film used to create four printing plates per page. The image is generated in print by the cumulative effect of the plates. Similarly, content to be distributed on-line is output to three colors (red, green and blue) which is converted from the final high resolution file. In performing prepress services, AGT frequently uses the Digital Link System, which performs several prepress functions efficiently. See "-- Technology."

     Capitalizing on these services, AGT established a Magazine Ad Management Division and Newspaper Ad Management Division to provide comprehensive digital prepress and print content management services to magazines and newspapers. The Magazine Ad Management Division provides digital advertising storage management and electronic transmission services to magazine publishers, advertising agencies and printers

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nationwide using the Digital Link System. AGT has a multi-year agreement with
Time, Inc. to provide a variety of digital ad management services to People, Time, Sports Illustrated, Entertainment Weekly, Fortune and Life and also has a multi-year agreement with U.S. News & World Report, L.P. to provide such services. The Newspaper Ad Management Division provides services to the New York Daily News and the Newark (New Jersey) Star-Ledger, including electronic design, digital advertising composition and transmission of display advertising.

     Outsourced Facilities Management Services. In response to demands of certain customers, AGT performs services at a customer's location rather than at one of its facilities. In addition, it performs services at a primary customer's location for other customers as capacity allows. Contracts with customers for on-site work are often for three years or more and for a base amount of services, although AGT believes its on-site presence generates additional business in the form of digital imaging services and more prepress work from that customer. If the primary customer's work flow is high, or if there is an equipment failure at that location, AGT augments on-site staff and equipment by working on the primary customer's projects at AGT's other facilities. AGT's on-site services vary according to the customer's needs. For some publications, such as Newsweek, US. News & World Report and Business Week, AGT is responsible for operating, maintaining and staffing the on-site prepress equipment and for performing all prepress services for editorial content. Performing work on-site permits AGT to better understand its customers' preferences and workflow demands. On-site work also reduces the time needed to approve or discuss revisions with the customer and to deliver the final product to the customer. These advantages enable AGT to be more responsive and to increase the level and type of service it provides. For example, when performing prepress work on-site, AGT has the ability to introduce the customer to its archiving and other digital imaging services.

     Advanced Digital Imaging Services. AGT's Digital Imaging Services Division commenced work on the Digital Link System in 1995 as a project for the New York Daily News to assist the newspaper with its demanding prepress and related image storage and retrieval functions. Using integrated equipment and proprietary software, the Digital Link System offers a cost-effective, easy-to-use method to store, manipulate, repurpose and distribute digital images. The open architecture of the Digital Link System enables AGT to tailor the system to each customer's digital imaging needs. AGT uses the Digital Link System to provide advanced digital imaging services, such as archiving and online distribution to both traditional prepress and new groups of customers. These customers are increasingly looking to distribute their content digitally through traditional media channels and to exploit new distribution methods, such as the World Wide Web, e-mail, proprietary on-line services and CD-ROM, all of which use digitized content.

     AGT uses its Digital Link System to create digital archives of photographic prints, slides, film and other images. Archiving images provides the customer with an organized, easily accessible digital format in which its images can be retrieved, distributed, substituted and re-edited. Because the archived images are in digital form, they may be reused without having to be rescanned, thereby saving time and money, and are in a format suitable for print or on-line distribution. AGT's archiving services are tailored to each customer by evaluating the content and the customer's needs and provided to the customer as an open system archive. Once the images are digitized, AGT customizes a database that allows the customer to quickly access images using keywords, text searches or bar-codes. The archive may be created at the customer's location or AGT's facilities depending on the size of the library. AGT's archiving services are provided under long term contracts, are typically related to millions of images, and are usually priced on a per image basis according to AGT's evaluation of the customer's images and the scope of services to be provided.

     Broadcast Media Distribution Services. Through the SpotLink and Winkler acquisitions, AGT entered the broadcast media distribution business in which AGT receives a master copy of a commercial on video or audiotape, duplicates the tape and ships the copies via air freight to radio and television stations for rebroadcast. As part of the SpotLink acquisition, AGT entered into a multi-year contract under which Western International Media Corporation, a subsidiary of IPG, is obligated to direct all of its broadcast media distribution business to AGT. AGT believes that its entry into the broadcast media distribution business will allow it to expand its distribution services in the broadcast media area. AGT expects to use the Digital Link System in providing distribution services to radio and television stations. This system has been used predominantly to process graphic images, although it also is capable of capturing, storing and retrieving audio
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

and video files. AGT believes that the Digital Link System will enhance its ability to capture broadcast media distribution business as the industry transitions from analog to digital technology. AGT has also agreed to provide broadcast media distribution services to General Motors under its contract to act as General Motors' digital content manager.

RELATED SERVICES

     At its facility in Los Angeles, California, AGT provides printing services performed principally for entertainment customers, such as The Walt Disney Company. AGT prints movie posters, CD covers, video covers and promotional materials. Revenues from these printing services represented less than 10% of AGT's revenues in 1997. AGT also licenses software and sells hardware related to the Digital Link System.

RECENT DEVELOPMENTS

     In January 1998, AGT acquired all of the assets of Flying Color Graphics, Inc. ("Flying Colors") in exchange for $18.9 million, 68,103 shares of AGT Common Stock and the assumption of certain liabilities. Flying Colors was an unaffiliated provider of prepress services to various retailers, including Spiegel, with 1997 revenues of approximately $18.7 million. Flying Colors operates five facilities located throughout the Midwest.

     In December 1997, AGT acquired all of the outstanding capital stock of AmuseMatte, an unaffiliated digital events photography business, for a cash payment plus additional contingent payments, payable in a combination of cash and AGT Common Stock, upon AmuseMatte attaining certain revenue targets. In addition, AGT acquired all of the assets of Vancor and all of the outstanding capital stock of Miramar Equipment Inc. for cash plus additional amounts based on Vancor's performance for calendar years 1997, 1998 and 1999, and the assumption of certain liabilities in connection therewith. The additional consideration is payable in shares of AGT Common Stock. Vancor was an unaffiliated provider of prepress services.

     In September 1997, AGT acquired certain assets of the broadcast media distribution business of Winkler for a cash payment plus additional amounts based on Winkler's performance for calendar years 1997 and 1998, payable in cash, and AGT assumed certain liabilities in connection therewith.

     In July 1997, AGT acquired all of the assets of MBA in exchange for cash. AGT may be required to make additional payments, in either AGT Common Stock or a combination of cash and AGT Common Stock, based upon MBA's financial performance for calendar years 1997, 1998 and 1999. Based upon MBA's performance through December 31, 1997, AGT will be required to make an additional payment pursuant to the terms of the transaction. MBA was an unaffiliated provider of prepress production, direct mailing and brokered commercial printing services primarily to The Home Depot. Also, in May 1997, AGT acquired certain assets of Star Graphic Arts Co., Inc., an unaffiliated prepress company in Northern California, for cash and the assumption of certain liabilities.

     In March 1997, AGT announced the debut of its digital photography system including a digital portrait system and a portable digital events system. The system integrates a suite of AGT's proprietary Digital Link software applications with specialized hardware. In June 1997, AGT purchased assets of Digital Imagination, an unaffiliated events photography business, which provided digital event photography services to retail customers at sporting events, stadiums and resorts. In this transaction, AGT made a cash payment, assumed certain liabilities and issued warrants to acquire AGT Common Stock.

     The consideration paid or to be paid in these acquisitions, either individually or in the aggregate, other than the acquisition of Flying Colors, is not material.

TECHNOLOGY

     AGT aggressively implements technological advances in order to improve and expand its prepress and advanced digital imaging and digital imaging related services. This commitment is demonstrated by its Digital Link System and its internal communications and satellite transmission capabilities.

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

     The Digital Link System. The Digital Link System is a suite of proprietary software applications that integrates a wide variety of digital imaging hardware. Operating over large area networks, including the World Wide Web, this networked set of applications is used to capture, edit, store, archive, retrieve and distribute large numbers of digital assets, including images, video and audio. Its features include zooming, enlarging, side-by-side comparison, sorting, categorizing and text annotations, as well as a variety of image optimization tools including cropping and retouching. Images that are archived using the system may be easily retrieved through text and key word searches, manipulated by computer and distributed through both conventional print as well as electronic distribution channels that require digitized content. To date, this system has been used predominantly to process graphic images, although it also is capable of capturing, storing and retrieving audio and video files.

     The Digital Link System uses software to integrate a variety of different image capture devices such as digital cameras, drum and flatbed scanners, wire services and other suitable high capacity storage devices. Optional software from AGT's suite of applications may be added to suit each customer's image management needs. For example, a customer may add a Photo CD Gateway, which interfaces with a scanner to capture images. A customer may also select the Digital Link Photo Editor which categorizes, reviews and selects images stored in the Digital Link System. The Digital Link System includes customized software which permits the system to interface with virtually any equipment the customer may already have, such as a proprietary or a "closed" prepress system or existing desktop systems. The software used in the Digital Link System was created by a team headed by Scott A. Brownstein, Executive Vice President and Chief Technology Officer of AGT. Mr. Brownstein played a major role in the development of many of the technologies used in Kodak's patented Photo CD system.

     The Digital Link System enhances the delivery of prepress services. For example, the system enables a user to quickly and easily retrieve an image, and then enlarge, reposition and retouch the image as if using stand-alone prepress computer equipment.

     Communications Networks. Many of AGT's facilities are connected by a data network system which enables AGT to allocate prepress work among its facilities for timely completion. AGT has also established communications links among its facilities and customer sites at which AGT is providing services. Additionally, AGT uses a satellite system to deliver final prepress work in digital form to eleven printing plants of eight unaffiliated printing companies. AGT leases transmission time on three frequencies on a year-round basis and has installed satellite transmitting equipment at its facilities and receiving equipment at the printing sites. This system was established originally to assist Newsweek, U.S. News & World Report and Business Week in meeting their demanding production cycles but has been expanded to include transmissions for other publications. These include Aviation Week and Engineering News Record, which are McGraw-Hill publications, various Conde Nast publications on an as-needed basis and special editions of Time Warner publications. The connection to multiple printing sites allows these publications to be printed at several locations in order to meet distribution schedules. AGT personnel working at the printing plants on this network produce the film required to create printing plates and receive digital data used to drive computer to plate equipment. In addition, AGT personnel coordinate and calibrate the receiving equipment in an effort to ensure consistency in the final product among the various printing sites.

COMPETITION

     Prepress services are performed primarily by three types of businesses: (i) independent providers that typically do not also offer commercial printing services as a principal part of their overall business; (ii) commercial printers that provide prepress and other image management services as an adjunct to their printing businesses; and (iii) customers that perform certain services themselves using available desktop publishing technologies. The industry currently is extremely fragmented and serviced by a large number of regional and local businesses and few national enterprises. Commercial printers providing prepress services generally compete on the basis of the convenience of "one-stop shopping" for prepress and printing services, and on the basis of price by bundling the cost of prepress services with the printing cost or by substantially discounting the separate prepress services. A customer might prefer services by a printer where price is the primary consideration and quality of and control over the artistic process are not key concerns. Independent
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

providers, such as AGT, generally are able to offer a higher level of specialization, customization and individualized service and also provide customers with the flexibility to select the printer of their choice, thus giving the customer greater leverage in negotiating for printing services. A customer would look to perform its own prepress services internally if the customer believed that control over the process was advantageous and quality of the product was not paramount. Customers typically provide for themselves only a portion of the prepress services they need, augmenting their own capabilities, as needed, with third-party services usually from independent prepress providers.

     AGT competes for prepress work on the basis of quality of service, price of service and the ability to satisfy demanding customers. AGT believes that not every prepress provider can meet the demands of the types of customers served by AGT. Among this smaller group, AGT competes primarily based on historical reliability of service and on price. AGT believes it maintains competitive prices by efficiently implementing new technologies in its digital imaging and prepress businesses. Additionally, AGT believes that it is able to maintain competitive prices by coordinating its customers' in-house capabilities with its own equipment, thereby minimizing redundant processes and lowering customer costs. In addition, AGT competes for prepress work based on its ability to provide other digital imaging services. For example, AGT provides digital archiving services for prepress customers at a lower cost than if purchased on a stand-alone basis because of AGT's ability to efficiently integrate the prepress and archiving processes.

     Independent prepress providers typically provide services based upon a customer's request for which the provider is paid on a per-job basis. In most cases, there is no contractual arrangement that would prevent a customer from changing prepress providers on a per-project basis. AGT has obtained, however, several multi-year contracts, and intends to continue to compete for additional such contracts. Pursuant to these contracts, AGT typically provides most, if not all, of the required staff and equipment.

     In the publication area, AGT competes with numerous regional prepress companies, such as Spectragraphics in the New York area, TSI Graphics in St. Louis and NEC in Tennessee. AGT competes nationally for publication business with American Color. Additionally, AGT competes with large commercial printers, such as R. R. Donnelley & Sons, Co., World Color Press, Inc. and Quad/Graphics, Inc. These commercial printers typically offer major price incentives through multi-year contracts for publications to do both their printing and prepress work at that printer's facilities. AGT's primary national competitor for advertising agency business is Wace, U.S.A., headquartered in Chicago, and a number of smaller regional prepress companies. AGT competes with many vendors in providing advanced digital imaging services, including Wace, U.S.A. and R. R. Donnelley & Sons, Co.

     In the area of digital imaging and archiving, AGT competes with a small number of software-development companies marketing products to manage image databases. AGT believes, however, that the breadth of service (i.e., associated scanning and output options) provided by AGT through its Digital Link System surpasses that of these other products. For example, Cascade and SRA are competing database software products; however, in both cases, AGT has secured ancillary business (e.g., scanning services and archiving) with enterprises using these competing products. T-l is a production and archiving alternative developed specifically for the newspaper market, and is in direct competition with AGT's Digital Link System for customers in the newspaper-publishing industry. AGT believes that its fully-integrated system offers greater flexibility than its competitors' systems, which are primarily stand-alone databases.

     In the area of retail photography and events imaging, competition to AGT's offerings is mainly in the form of small software shops offering digital solutions, such as EPS, Castleworks and ANSI. AGT believes that its ability to effectively market its products and support its installations surpasses the ability of its competitors. Various larger companies, such as Polaroid and Kodak, compete with AGT as equipment vendors and offer more fully equipped systems that utilize hardware components manufactured by their respective parent companies, unlike AGT's offerings for retail photography and events imaging, which are modular and capable of integrating equipment (e.g., digital cameras and dye-sublimation printers) from virtually any leading manufacturer.

     In the broadcast media distribution business, AGT competes with many local and/or regional suppliers as well as national suppliers, such as Vyvx, Inc., a subsidiary of The Williams Companies, Inc., Digital
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

Generation Systems, Inc. and VDI Media. These services are typically provided on a per-job basis. AGT generally has no contractual arrangements that would prevent a customer from changing providers. AGT believes competition is based on quality of duplication, speed and reliability of distribution as well as price.

     To the extent that AGT extends its business into the electronic distribution of advertising content to television and radio stations, AGT would expect to compete with companies in related communications and distribution markets which could offer similar products and services, such as Vyvx, Inc., Digital Generation Systems Inc. and Digital Courier International Corporation.

FACILITIES

     AGT maintains its corporate headquarters in New York City and operates twenty-three principal digital prepress facilities at the locations indicated below. Four of these facilities are on-site facilities that also provide services to other customers as capacity allows.

      New York City
        (3 facilities)
      Atlanta, Georgia
      Boulder, Colorado
      Central Illinois
        (3 facilities)
      Chicago, Illinois
        (2 facilities)
      Detroit, Michigan
        (2 facilities)
      Indianapolis, Indiana
      Los Angeles, California
        metropolitan area
        (2 facilities)
      Northern New Jersey
        (3 facilities)
      Rochester, New York
      San Diego, California
      San Francisco, California
        metropolitan area
        (2 facilities)
      Washington, D.C.

     AGT also provides on-site services at fourteen other customer locations in New York City, New Jersey, Connecticut, California and Illinois. At these on-site facilities, services are performed for a single customer. In addition, AGT maintains broadcast media distribution centers in New York City, Los Angeles and Wilmington, Ohio and operates digital photography businesses at two customer locations in Florida.

INTELLECTUAL PROPERTY

     AGT has a copyright in the software comprising the Digital Link(R) System. Copyrights do not preclude competitors from developing comparable software. AGT does not have any patents. AGT owns the registered trademarks "Applied Graphics Technologies," "Digital Link," "AGT" and other marks used in its business.

EMPLOYEES

     As of December 31, 1997, AGT had approximately 1,757 full-time employees, approximately 608 of whom are salaried employees and approximately 1,149 of whom are hourly employees. Approximately 144 of AGT's employees at two facilities, one each in Chicago and Los Angeles, primarily in the area of production, are covered by two collective bargaining agreements with the Graphic Communications International Union which expire August 31, 1999 and December 31, 1999, respectively. AGT has never experienced a work stoppage and believes that its relationships with its employees, both unionized and nonunionized, are satisfactory.

LEGAL PROCEEDINGS

     AGT is not subject to any material litigation, nor to AGT's knowledge is any material litigation currently threatened against AGT.

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

                 AGT'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     On April 16, 1996 (the "Initial Offering Date"), AGT commenced the initial public offering (the "Initial Offering") of AGT Common Stock. Concurrent with the Initial Offering, AGT acquired substantially all of the assets and certain liabilities relating to the prepress, digital imaging services, and related businesses of Applied Printing (collectively, the "Prepress Business"). The acquisition of the Prepress Business has been accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements of AGT reflect the combined results of operations of the Prepress Business through the Initial Offering Date and the results of AGT thereafter.

     On September 3, 1997, AGT's Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to an offering of AGT Common Stock (the "Offering"), was declared effective. As part of the Offering, AGT sold 3,000,000 shares of AGT Common Stock, generating proceeds, net of underwriters' discount and transaction expenses, of $121,700,000. Also as part of the Offering, an additional 3,900,000 shares of AGT Common Stock were sold by certain stockholders of AGT, of which 3,650,000 shares were sold by Applied Printing.

     The following discussion and analysis should be read in conjunction with AGT's consolidated financial statements and notes thereto.

RESULTS OF OPERATIONS

  Year Ended December 31, 1997, Compared with 1996

     Revenues in 1997 increased $52,268,000 or 39.4% over 1996. This increase was primarily due to $13,102,000 of revenues generated from the operations of additional on-site facilities management contracts during 1997 that were in effect for none or only a portion of 1996, $8,675,000 of increased revenues from broadcast media distribution operations that have been acquired since 1996, increased revenues of $6,016,000 in the digital imaging services division from equipment and software license sales, archiving services, and digital photography operations, $22,475,000 of additional revenues from the traditional prepress business, and receipt of a nonrefundable payment of $2,000,000 related to an agreement with one of AGT's major suppliers. Traditional prepress revenues increased primarily from an overall increase in business at various facilities, the results of MBA, whose operations were acquired in July 1997, increased business at the Foster City facility resulting from the acquisition of the operations of Star Graphics Arts Co., Inc. in May 1997, and additional revenue generated at the Detroit facility as a result of the contract entered into with General Motors to provide prepress services. The revenues from the contract with General Motors have not been received at the pace originally anticipated. AGT has assigned a senior executive to oversee this arrangement and plans certain capital expenditures to further expand this business.

     The gross profit percentage in 1997 was 35.1% as compared to 30.5% in 1996. Gross profit increased $24,492,000 or 60.5% in 1997 as a result of the additional revenues for the period as discussed above, increased business in higher margin work, and the reduction of costs due to favorable pricing negotiated with certain suppliers.

     Selling, general, and administrative expenses in 1997 were $11,625,000 higher than in 1996 and as a percent of revenue increased slightly to 21.7% in 1997 from 21.5% in 1996. Although improvements were achieved from the increase in revenues discussed above and increased business from on-site facilities management contracts, which require less sales support than the traditional prepress business, such improvements were offset by additional corporate expenses incurred related to being a publicly-traded company, additional expenses incurred as part of AGT's expansion and development of a national sales force to better market its services, and expanded business at certain operations.

     In 1997, AGT incurred a charge of $2,487,000, primarily for uncollectible receivables, related to the Chapter 11 bankruptcy filing of one of its on-site facilities management customers, Nobody Beats the Wiz.

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

     Interest expense in 1997 was $799,000 less than in 1996 primarily due to the repayment of debt in April 1996 with the proceeds from the Initial Offering and the repayment of borrowings under AGT's line of credit in September 1997 with the proceeds from the Offering. Interest income in 1997 was $1,227,000 higher than in 1996 due to investment earnings on the proceeds of the Offering.

     The effective rate of the provision for income taxes increased in 1997 due to the lower than would be expected rate in 1996 as a result of a reversal of $4,070,000 of deferred tax asset valuation allowances in 1996 as compared to the reversal of $881,000 of deferred tax asset valuation allowances in 1997.

     In addition to its ongoing relationship with Applied Printing, AGT also transacts business with other affiliates, including the Daily News, L.P. and U.S. News & World Report, L.P., both of which are beneficially owned by the Chairman of the Board of Directors of AGT (the "Chairman") and the Chief Executive Officer of AGT (the "CEO"), as well as with Snyder, a provider of outsourced marketing services, of which both the Chairman and the CEO are members of the Board of Directors and in the aggregate own approximately 13% of the outstanding common stock. Sales to related parties for the years ended December 31, 1997, 1996, and 1995 totaled $16,845,000, $11,610,000 and
$7,901,000, respectively, representing 9.1%, 8.8%, and 6.7%, respectively, of AGT's revenues.

  Year Ended December 31, 1996, Compared with 1995

     Revenues in 1996 were $14,923,000 higher than in 1995 primarily due to increased digital imaging services, additional on-site facilities management contracts, and revenue from the ad management business that commenced in 1996.

     Additional gross profit of $8,977,000 in 1996 resulted from the additional revenues for the year as well as from an increase in the higher margin digital business and improved gross profit in the traditional prepress business as a result of AGT shedding low margin business and implementing more cost effective production workflows in certain of its facilities. These improvements resulted in an increase in the gross profit percentage to 30.5% in 1996 as compared to 26.7% in 1995.

     Selling, general and administrative expenses decreased $4,975,000 in 1996 and represented 21.5% of revenue as compared to 28.5% in 1995. This decrease was principally the result of non-recurring charges incurred in 1995 relating to closed facilities and the reversal of certain bad debt and state sales tax reserves no longer required in 1996. The sales tax reserve was established for potential exposure with respect to an issue that was not raised by the governmental authority within the statue of limitations period, which expired in 1996. The reduction in the bad debt reserve reflects the results of an improved collection effort in 1996. These decreases were partially offset by increased costs associated with the new on-site facilities management contracts and the ad management business. Selling, general, and administrative expenses in 1996 include $1,534,000 of costs allocated from related parties. Prior to the Initial Offering, Applied Printing and other related parties provided general management, treasury, financial reporting, and legal services. These expenses were allocated to the Prepress Business on the basis of either specific identification or an allocation methodology that management believes to be reasonable.

     Operating income in 1996 was $17,012,000 higher than in 1995 primarily due to the improvements discussed above and the effects of a reorganization charge of $3,060,000 incurred in 1995 with no corresponding charge incurred in 1996.

     Interest expense in 1996 was $1,499,000 less than in 1995 primarily due to the repayment of debt with the proceeds from the Initial Offering.

     Prior to the Initial Offering, the Prepress Business was treated as a partnership for Federal and state income tax purposes and was not subject to income tax. A provision for income taxes is included for 1996 only for the results of operations subsequent to the Initial Offering Date.

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

LIQUIDITY AND CAPITAL RESOURCES

     In September 1997, AGT received $121,700,000 in proceeds, net of underwriters' discount and transaction expenses, from the Offering. Of such proceeds, approximately $22,700,000 were used to repay the amount then outstanding under AGT's revolving line of credit. The remaining proceeds of approximately $99,000,000 were invested in marketable securities. AGT plans to use a significant portion of the proceeds from the Offering to further expand its business through acquisitions. During the remainder of 1997, AGT used approximately $5,100,000 of the proceeds for acquisitions. Although AGT continues to evaluate acquisition opportunities on an ongoing basis, there is no assurance that AGT will successfully complete additional acquisitions. See below for a discussion of acquisitions completed and pending in 1998. AGT also received $5,641,000 from the exercise of 486,700 stock options in 1997.

     During 1997, AGT repaid the remaining $1,600,000 of a promissory note made in favor of Applied Printing with the proceeds from the maturity of marketable securities. In 1997, AGT entered into several sale and leaseback arrangements that generated proceeds of $3,469,000. Such arrangements resulted in immaterial gains that have been deferred and are being recognized as credits against future rental expense. In November 1997, AGT renegotiated its existing revolving line of credit, increasing its borrowing capacity to an aggregate of $60 million, consisting of a $35 million revolving line of credit (the "Revolver") and a $25 million acquisition line of credit (the "Acquisition Line"). The amount available to be borrowed under the Revolver may be limited by outstanding eligible receivables. Amounts borrowed under either the Revolver or the Acquisition Line are collateralized primarily by receivables and inventory. The Revolver and the Acquisition Line have repayment terms that run through November 13, 2000 and December 1, 2003, respectively. Interest rates on funds borrowed under the Revolver and the Acquisition Line vary from the lower of prime less 1.00% or LIBOR plus 0.50%, to the greater of prime plus 0.125% or LIBOR plus 1.375%. Under the terms of the facilities, AGT must comply with certain covenants related to earnings, funded debt ratios and fixed charge coverage ratios. At December 31, 1997 AGT was in compliance with all covenants. There are no borrowings currently outstanding under either of these facilities.

     Cash flows from operating activities during 1997 increased by $2,173,000 as compared to 1996 due primarily to cash generated from additional income and the timing of vendor payments offset by increased accounts receivable resulting from additional business, increased rebates due from certain suppliers, and additional tax payments. In addition to the cash generated and used as part of the capital transactions described above, during 1997 AGT invested $15,232,000 in equipment, including $1,235,000 financed with a capital lease obligation, paid $10,533,000 related to acquisitions, and repaid $4,805,000 of debt and lease obligations with the proceeds from the Offering, the sale and leaseback transactions, and the exercise of stock options.

     Working capital increased $115,440,000 during 1997 primarily from the proceeds from the Offering, increased receivables, including amounts due from affiliates, resulting from additional business at existing facilities, and from acquired operations. AGT also recorded a tax benefit in the amount of $6,407,000 associated with the exercise of stock options that reduced the cash requirement for taxes in 1997. Long-term debt decreased $5,193,000 due primarily to the repayment of amounts previously borrowed under the line of credit with a portion of the proceeds from the Offering.

     AGT expects to expend approximately $16,800,000 over the course of the next twelve months for capital improvements, essentially all of which is for modernization and growth, including a $3,200,000 capital investment to further expand the General Motors business, a $5,000,000 investment in new information systems, and $1,400,000 for expansion to handle additional business from The Home Depot. AGT intends to finance a substantial portion of these expenditures under operating leases, sale and leaseback arrangements, or with working capital, including the proceeds from the Offering.

     The investment in new information systems referred to above, which includes replacing and upgrading AGT's internal financial and operational systems, will result in such systems being Year 2000 compliant. AGT expects to have these new systems implemented by the second quarter of 1999. In addition, AGT has performed a review of its production systems and, based on this review, believes that such systems are Year

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

2000 compliant. Some of AGT's suppliers and customers may face Year 2000 issues. AGT has not fully evaluated the impact of Year 2000 issues with respect to its customers and suppliers.

     In January 1998, AGT acquired Flying Colors, a prepress company with five facilities throughout the midwest, for approximately $22,000,000. The purchase price was paid for with approximately $18,900,000 in cash from AGT's working capital and 68,103 shares of AGT Common Stock.

     In February 1998, AGT entered into a definitive agreement to merge Devon, a digital prepress and publishing company, into a newly-formed, wholly-owned subsidiary of AGT. As of and for the fiscal year ended March 31, 1997, Devon had total assets, revenues, and operating income of $163,751,000, $209,522,000 and $29,063,000, respectively. Under the terms of the agreement, which is subject to regulatory approval and the approval of AGT's and Devon's stockholders, AGT will pay $30 per share in cash and distribute 0.6 share of AGT Common Stock in exchange for each outstanding share of Devon Common Stock. The total consideration to be paid is estimated to be $450 million including transaction costs. AGT intends to finance the Required Funding through cash on hand and a line of credit with a financial institution, of which AGT has obtained a commitment in the amount of $250 million expiring on June 15, 1998.

     AGT believes that the cash flow from operations, proceeds from the Offering, its revolving credit facility, and its potential ability to obtain funding from other financing sources will be sufficient to fund its cash needs for the foreseeable future.

     Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for the way public companies report information about operating segments in annual and interim financial statements. AGT believes its current reporting systems will enable it to comply with the implementation of SFAS No. 131.

     Statement of Position (SOP) 97-2, "Software Revenue Recognition," was issued in October 1997 and is effective for transactions entered into in fiscal years beginning after December 15, 1997. This statement establishes standards for recognizing revenue on software transactions and supersedes Statement of Position (SOP) 91-1, "Software Revenue Recognition." A proposed Statement of Position was issued in February 1998 that, if issued, would postpone certain provisions of SOP 97-2 for one year. AGT does not expect the implementation of SOP 97-2 or the proposed SOP, if issued, to have a material effect on its results of operations.

     AGT does not believe that inflation has had a material impact on its business.

                           EXECUTIVE OFFICERS OF AGT

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of AGT.

NAME                                        AGE                         POSITION
----                                        ---                         --------
Fred Drasner..............................  55     Chairman and Chief Executive Officer, Director
Melvin A. Ettinger........................  57     Vice Chairman, Chief Operating Officer and
                                                   Director
Diane Romano..............................  47     President
Scott A. Brownstein.......................  49     Executive Vice President and Chief Technology
                                                   Officer
Martin D. Krall...........................  57     Executive Vice President, Chief Legal Officer,
                                                   Secretary and Director
Louis Salamone, Jr........................  51     Senior Vice President and Chief Financial Officer
Georgia L. McCabe.........................  43     Senior Vice President and Chief Marketing Officer

     Melvin A. Ettinger, Vice Chairman, Chief Operating Officer and a director of AGT, served as President and Chief Executive Officer of Xerox Graphics Systems, which conducts research and development of products to replace film, from January 1994 to March 1996. He also served as Senior Vice President of Sun Chemical Corporation and President and Chief Executive Officer of its subsidiary, Polychrome Corporation, a supplier of lithographic plates, from May 1990 to January 1994.

     Diane Romano, President of AGT, served as Executive Vice President of Applied Printing from 1993 to 1995 where she had overall responsibility for prepress and digital imaging services, sales, operations and technical developments. Ms. Romano served as Senior Vice President of the Publication and Catalog Division of Applied Printing from 1988 to 1993.

     Scott A. Brownstein, Executive Vice President and Chief Technology Officer, was the Senior Vice President and General Manager of DISD from 1993 to 1995 where he was responsible for developing, manufacturing and marketing AGT's digital imaging products and services. Prior to joining AGT, Mr. Brownstein served from 1988 to 1993 as Manager of Advanced Development, CD Imaging at the Eastman Kodak Company, where he was responsible for the design, development and implementation of Kodak's Photo CD technology and end user technology for Photo CD.

     Louis Salamone, Jr., Senior Vice President and Chief Financial Officer of AGT, joined AGT in 1996. He previously served as Vice President and Chief Financial Officer of Nextel Communications, Inc., a provider of wireless communications services, from September 1994 through May 1996. He was a partner at Deloitte & Touche LLP, an international accounting and consulting firm, from June 1980 through September 1994.

     Georgia L. McCabe, Senior Vice President and Chief Marketing Officer, was the Senior Vice President, Marketing and Business Development of DISD at AGT from 1993 to 1995 where she was responsible for developing the overall business and marketing strategies for the division. Prior to joining AGT, Ms. McCabe served from 1990 to 1993 as Worldwide Director of Marketing, Commercial CD Imaging at the Eastman Kodak Company, where she was responsible for developing and implementing corporate strategies for marketing Photo CD products.

     See "Proposal 4 -- Election of Directors" for biographical information regarding Messrs. Drasner and Krall.

POTENTIAL CONFLICTS OF INTEREST

     From time to time, Messrs. Zuckerman and Drasner may experience conflicts of interest in their management of AGT. Some of these conflicts may arise from the allocation of management time and services between AGT and an Affiliated Business and decisions regarding the amount or frequency of use of AGT's services by Applied Printing, U.S. News & World Report, L.P. or Daily News, L.P. (each an "Affiliated Business" and collectively, the "Affiliated Businesses"). AGT believes that any such conflicts have to date been resolved in AGT's best interests. For example, AGT provides prepress, graphic and digital imaging services to the Affiliated Businesses on terms AGT believes to be no less favorable than those under which it provides similar services to unaffiliated businesses. AGT also has entered into shared services agreements with two of the Affiliated Businesses for certain legal and data processing services. AGT believes that the allocation of expenses for the covered services is fair, is less than the cost of providing all of these services internally and is comparable to the cost of obtaining these services from unaffiliated parties.

     Mr. Zuckerman, in his capacity as Chairman of the Board, and Mr. Drasner, in his capacity as Chief Executive Officer, participate in and have ultimate authority to approve major business decisions, including those in which they may have a potential conflict of interest. In the past, AGT did not require the approval of its independent directors for material transactions which involved potential conflicts of interest. AGT believes that any such conflicts have been resolved in its best interests. AGT's independent directors have ratified all such existing transactions. AGT intends to have its independent directors approve all material transactions which involve a potential conflict of interest as they arise.

                          AGT'S EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid to the Chief Executive Officer of AGT and to each of the five other most highly compensated executive officers of AGT (the "Named Executive Officers") with respect to 1997 and 1996.

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                 ANNUAL COMPENSATION           ------------
                                          ----------------------------------    SECURITIES
                                                                OTHER ANNUAL    UNDERLYING     ALL OTHER
                                 FISCAL    SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)          ($)            (#)            ($)
---------------------------      ------   --------   --------   ------------   ------------   ------------
Fred Drasner...................   1997     300,000         --          --             --            --
  Chairman and Chief Executive    1996          --         --     265,000(1)          --
  Officer
Melvin A. Ettinger.............   1997     350,000         --      75,634(3)          --         4,300(4)
  Vice Chairman and Chief         1996     262,500(2)       --     53,235(3)     200,000         3,870(4)
  Operating Officer
Diane Romano...................   1997     250,000         --      33,381(6)          --            --
  President                       1996     250,000(5)       --     33,382(6)     225,000            --
Scott A. Brownstein............   1997     225,000         --          --(8)          --            --
  Executive Vice President        1996     225,000(5)       --         --(8)     225,000            --
  and Chief Technology Officer
Georgia L. McCabe..............   1997     198,400         --          --(8)          --            --
  Senior Vice President and       1996     198,400(5)       --         --(8)     140,000            --
  Chief Marketing Officer
Louis Salamone, Jr.............   1997     240,000         --          --(8)          --            --
  Senior Vice President and       1996     140,000(7)       --         --(8)     125,000            --
  Chief Financial Officer

---------------
(1) Of such total amount, Mr. Drasner received $25,000 per month from AGT from May through December 1996, and received $25,000 per month from January through April 1996 through his partnership interest in Applied Printing. Of the amounts received through his partnership interest in Applied Printing, 65% was allocated as compensation for services rendered to the divisions that became AGT upon the initial public offering of AGT Common Stock.

(2) Mr. Ettinger received compensation from April to December 1996 based on annual salary of $350,000.

(3) The amount shown represents reimbursement for a leased automobile, automobile insurance and a driver.

(4) The amount shown represents life insurance premiums paid on a policy in Mr. Ettinger's name.

(5) Such amount includes payments from Applied Printing from January through April 1996 for services to the divisions of Applied Printing that became AGT upon the initial public offering of AGT Common Stock.

(6) The amount shown represents partial reimbursement of apartment rent paid by AGT for a residence in New York City maintained partially for AGT's benefit and the reimbursement for a leased automobile and automobile insurance.

(7) Mr. Salamone served as a consultant to AGT from April 1996 to June 1996 when he commenced his full-time position as Chief Financial Officer. He received compensation from June to December 1996 based on an annual salary of $240,000.

(8) While this individual received perquisites or other personal benefits in the years shown, the value of these benefits is not indicated since they did not exceed in the aggregate the lesser of $50,000 or 10% of the individual's salary and bonus in such year.

STOCK OPTION GRANTS IN 1997

     No stock options were granted to the Named Executive Officers during 1997. As of the date of this Proxy Statement/Prospectus, AGT has not granted any stock appreciation rights or restricted stock awards.

     The following table sets forth information concerning the number and value of unexercised stock options at December 31, 1997.

                         AGGREGATED OPTION EXERCISES IN
                                LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                         SHARES                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                       ACQUIRED ON                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                        EXERCISE                          OPTIONS AT FISCAL YEAR END          AT FISCAL YEAR END
NAME                       (#)       VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE(#)    EXERCISABLE/UNEXERCISABLE($)
----                   -----------   -----------------   -----------------------------   ----------------------------
Fred Drasner.........        --                 --                        --                               --
Melvin A. Ettinger...    40,000          1,241,360                 0/160,000                      0/6,600,000
Diane Romano.........    45,000          1,396,530                 0/180,000                      0/7,425,000
Scott A.
  Brownstein.........    45,000          1,396,530                 0/180,000                      0/7,425,000
Georgia L. McCabe....    28,000            868,952                 0/112,000                      0/4,620,000
Louis Salamone,
  Jr.................    25,000            775,850                 0/100,000                      0/4,125,000

EXECUTIVE EMPLOYMENT CONTRACTS

     AGT has entered into employment agreements with each of Ms. Romano, Mr. Salamone, Mr. Brownstein and Ms. McCabe. Each agreement will expire in mid-2000, contains a noncompete provision applicable during the term and provides for salary per year of $298,000, $290,000, $275,000 and $250,000, respectively, a discretionary bonus and options to purchase AGT Common Stock.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                        OF AGT ON EXECUTIVE COMPENSATION

     The overall goal of the Compensation Committee is to develop compensation policies and practices which support the attainment of AGT's strategic business objectives, which include growth in stockholder value over time. From the date of AGT's initial public offering in April 1996 through December 31, 1997, AGT's share price increased by over 343.75%.

     The Compensation Committee intends to review annually compensation levels for the executive officers against the compensation of comparable executives at comparable companies. This review also may compare AGT's short-term and longterm results with the performance of comparable companies.

     AGT's executive compensation program includes a base salary, discretionary annual cash bonuses and long-term incentive compensation in the form of stock options. Overall, these programs are intended to link executive compensation to AGT's performance. Fixed base salaries generally are set at or below competitive levels, with total potential compensation (including bonuses and stock options) targeted at or above competitive levels. The Compensation Committee believes that a substantial portion of total compensation should be tied to the performance of AGT's stock. To encourage equity ownership by AGT's executives and to link executive compensation with increases in stockholder value, the Compensation Committee intends to provide a significant portion of total executive compensation in the form of stock option awards.

     Chief Executive Officer. The Chief Executive Officer received compensation in 1997 of $300,000 for services provided to AGT. The Chief Executive Officer's compensation was determined prior to AGT's initial public offering and the formation of the Compensation Committee. For this reason, the Compensation Committee did not determine the amount of compensation received by the Chief Executive Officer in 1996. The Compensation Committee, however, did review his compensation in February 1997 and determined that the compensation would remain at $25,000 per month. The Compensation Committee believes that the amount of compensation paid to the Chief Executive Officer is reasonable in light of the significant and material contributions of the Chief Executive Officer to the management of AGT's day-to-day business, sales efforts with respect to major customers, negotiations of AGT's major contracts, the development and implementation of AGT's strategic objectives, the management of investor relations, and the identification and negotiation of acquisitions. Although the Chief Executive Officer is eligible to receive stock options under the terms of the Stock Option Plan, the Compensation Committee did not grant stock options to the Chief Executive Officer since the Chief Executive Officer owns a substantial interest in AGT through his limited partnership interest in Applied Printing. The Chief Executive Officer did not receive a bonus in 1997.

     Base Salary of Other Executive Officers. The five most highly compensated executive officers in 1997 received compensation based on written employment agreements executed prior to AGT's initial public offering. Based on such agreements for 1997, the base salaries of such officers were: Vice Chairman and Chief Operating Officer -- $350,000; President -- $250,000; Executive Vice President of DISD -- $225,000; Senior Vice President of DISD -- $198,400; and Senior Vice President and Chief Financial Officer -- $240,000. The Compensation Committee reviewed base salaries in the employment agreements for such executive officers in February 1997 and recommended no changes to the agreements.

     Annual Cash Bonuses of Other Executive Officers. AGT may pay annual cash bonuses to its executive officers. For 1997, no cash bonuses were approved since the stock options granted to the executive officers in 1996 appreciated in value significantly.

     Long-Term Incentives of Other Executive Officers. Prior to the effective date of the initial public offering, the Compensation Committee approved the grant of stock options to the four most highly compensated officers of AGT, other than the Chief Executive Officer, in the following amounts: 200,000 shares of AGT Common Stock to the Vice Chairman and Chief Operating Officer; 225,000 shares of AGT Common Stock to the President; 225,000 shares of AGT Common Stock to the Executive Vice President of DISD; 140,000 shares of AGT Common Stock to the Senior Vice President of DISD; and 125,000 shares of AGT Common Stock to the Senior Vice President and Chief Financial Officer. In determining the amount and terms of stock options, the Compensation Committee considers each executive's performance and anticipated future contributions to AGT's performance. During 1997, the Compensation Committee awarded stock options for 255,500 shares to all eligible employees of AGT and affiliated entities. The executive officers of AGT did not receive any additional grants in 1997.

     All stock options granted to executive officers in 1996 were nonqualified stock options with an exercise price that was equal to the fair market value of the AGT Common Stock on the date of grant. The options increase in value only to the extent of appreciation in AGT Common Stock, thereby providing a clear link to enhancement of stockholder value. The stock options of the executive officers vest in increments over a five year period to emphasize the long-term incentive provided by such options.

     Section 162(m) of the Code. Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation paid to executive employees (other than enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. The Committee's policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with AGT's overall objectives and executive compensation policy. Compensation attributable to stock options granted under AGT's stock incentive plans currently is excluded from the $1 million limit as "qualified performance-based compensation" under the rules contained in applicable Treasury regulations. None of AGT's executive officers received compensation in 1997 in excess of the limits imposed under Section 162(m). The Compensation Committee intends to continue to qualify compensation attributable to stock options as "qualified performance-based compensation" within the meaning of Section 162(m).

                                          COMPENSATION COMMITTEE:

                                          Mortimer B. Zuckerman
                                          John R. Harris
                                          Howard Stringer
                                          Linda Wachner

PERFORMANCE GRAPH

     The following graph and table show the cumulative total stockholder return on the AGT Common Stock compared to the Nasdaq Composite Stock Index and a self-constructed peer group index for the periods between April 17, 1996 (the date the AGT Common Stock began trading on the NASDAQ) and December 31, 1997 (the last trading day in fiscal 1997). The peer group index is composed of CKS Group, Devon, Unidigital and Schawk Inc., all of which are public companies with significant operations in the prepress industry. Katz Media is also included in the peer group index through October 28, 1997, the date it became a subsidiary of Chancellor Media Corporation. The total stockholder return on each company included in the peer group index has been weighted according to such company's capitalization as of the beginning of each period. The graph assumes $100 was invested on April 17, 1996 in (1) the AGT Common Stock, (2) The Nasdaq Composite Stock Index and (3) the peer group index, and assumes reinvestment of dividends.

        Measurement Period           'Applied Graphic                         Nasdaq Composite
      (Fiscal Year Covered)         Technologies, Inc.'      Peer Group             Index
4/17/96                                    100.00              100.00              100.00
6/28/96                                    118.69              105.29              105.72
9/30/96                                    111.21               79.48              109.46
12/31/96                                   217.76               96.73              115.18
3/31/97                                    264.49               83.75              109.00
6/30/97                                    297.20              113.50              128.66
9/30/97                                    420.56              137.24              150.39
12/31/97                                   398.13              126.07              140.10

     The Nasdaq Composite Stock Index has been selected as a broad equity market index. The peer group identified above was selected because AGT believes that such group represents companies whose primary operations are in the prepress industry. AGT performs certain other services such as digital image archiving and broadcast media distribution services, and provides on-site prepress facilities management services that the peer group may not perform. AGT believes, however, that since approximately 67% of its 1997 revenues were from prepress services and approximately 87% were from prepress services and on-site prepress facilities management services, the peer group selected provides a meaningful basis for comparison.

         AGT COMPENSATION COMMITTEE INTERLOCKS AND CERTAIN TRANSACTIONS

     Mortimer B. Zuckerman, Chairman of the Board of Directors, served on the Compensation Committee during 1997. Mr. Zuckerman beneficially owns the shares of AGT Common Stock owned by Applied Printing, beneficially owns a majority of U.S. News & World Report, L.P. and Daily News, L.P. and is a director and a greater than 10% beneficial owner of common stock of Snyder. Additionally, Mr. Drasner is a minority limited partner of both Applied Printing and Daily News, L.P. and is a director and a beneficial owner of common stock of Snyder. The following is a description of certain transactions between AGT and Applied Printing, U.S. News & World Report, L.P., Daily News, L.P. and Snyder, respectively.

FORMATION OF AGT

     In preparation for its initial public offering of AGT Common Stock, AGT was incorporated in Delaware in December 1995 and Applied Printing separated its prepress, digital imaging and related businesses (the "transferred businesses") into a single, separately identifiable division as of January 1, 1996. In January 1996, AGT and Applied Printing entered into an Assignment, Assumption and Conveyance Agreement (the "Conveyance Agreement") pursuant to which substantially all of the assets relating to the transferred businesses were transferred, assigned and conveyed by Applied Printing to AGT, in exchange for 9,309,900 shares of AGT Common Stock and the additional consideration of (i) the assumption by AGT of $21.0 million of secured senior indebtedness to Applied Printing's primary institutional lender (the "Institutional Senior Indebtedness") and (ii) the issuance of a $16.0 million promissory note by AGT to Applied Printing (the "Applied Printing Note").

     Upon completion of the initial public offering, AGT used a portion of the net proceeds of the offering to pay in full and discharge the Institutional Senior Indebtedness, as a result of which the security interest of Applied Printing's primary institutional lender was released and terminated, and the assets so transferred, assigned and conveyed to AGT by Applied Printing became free and clear. The Applied Printing Note was paid in full on February 1, 1997.

     The $16.0 million received upon payment of the Applied Printing Note were used to satisfy outstanding indebtedness of Applied Printing to Daily News, L.P., a company which is beneficially owned by Mortimer B. Zuckerman, Chairman of the Board of Directors and Fred Drasner, Chairman and Chief Executive Officer and a director of AGT, and to Mr. Zuckerman personally.

PREPRESS, GRAPHIC AND DIGITAL IMAGING SERVICES FOR AFFILIATES

     AGT has entered into Production Services Agreements with each of U.S. News & World Report, L.P. and Daily News, L.P., pursuant to which it provides a variety of services. The agreement with U.S. News & World Report, L.P. is primarily to provide prepress services and it expires on December 31, 2000, renewable annually thereafter by mutual agreement of the parties. The agreement with Daily News, L.P. to provide prepress services to a New York Daily News periodical commenced in October 1995 and is renewable annually by mutual agreement of the parties. In addition, AGT entered into a two-year agreement with Daily News, L.P. in January 1995 to provide digital archiving services to the New York Daily News, which agreement is renewable upon mutual agreement of the parties. AGT is currently in discussions with Daily News, L.P. to continue this arrangement. Pursuant to another agreement, AGT provides certain advertising make-up and related graphic services for Daily News, L.P.'s publications. The agreement was for a one-year term that commenced in May 1996, was renewed in May 1997 for an additional one-year term, and is renewable for additional one-year periods thereafter. AGT also performs additional services for U.S. News & World Report, L.P. and Daily News, L.P. on a per project basis. AGT's 1997 revenues included approximately $6,975,000 and $6,044,000 for services performed for each of U.S. News & World Report, L.P. and Daily News, L.P., respectively. AGT also performed prepress services on a per project basis for Applied Printing. AGT's 1997 revenues included approximately $1,243,000 for services performed for Applied Printing. AGT believes that the terms under which it provides these services to U.S. News & World Report, L.P., to Daily News, L.P. and to Applied Printing are no less favorable to AGT than those under which it provides these services to similar unaffiliated publications.

SHARED SERVICES AGREEMENTS

     AGT has also entered into shared services agreements in 1996 with U.S. News & World Report, L.P. and Daily News, L.P., which agreements are for one year terms and are renewable annually. AGT is currently in discussions to continue these arrangements. During 1997, AGT incurred charges of approximately $168,000 from U.S. News & World Report, L.P. for certain legal services and data processing services and approximately $140,000 from Daily News, L.P. for certain legal services specifically related to labor union and collective bargaining issues and for management information services in the form of software programming support, software application support, hardware on desktop workstations, and access to certain applications on Daily News' mainframe computer.

     In each services agreement, AGT is required to pay the stated amounts regardless of the actual use of the services of the affiliate and is also required to pay additional amounts for any non-routine services and any fees, costs or expenses of third parties. AGT believes that this allocation of expenses for the covered services is fair and is less than the cost of obtaining these services from unaffiliated parties or the cost of providing all of these services internally.

     In addition, in order to obtain the benefits of volume purchasing, AGT utilized in 1997 All Star Purchasing, Inc. ("All Star Purchasing"), a wholly-owned affiliate of Applied Printing, as a joint purchasing agent for AGT, Applied Printing and the publishing affiliates of Mr. Zuckerman. Under this arrangement, AGT incurred charges of approximately $205,000 for its allocated portion of the costs of All Star Purchasing. AGT is charged its allocation of the costs of All Star Purchasing in proportion to the relative volume of goods and services purchased by AGT and each of the publishing affiliates of Mr. Zuckerman.

OTHER TRANSACTIONS

     AGT subleases approximately 8,750 square feet of space at the headquarters of U.S. News & World Report, L.P. in Washington, D.C. from U.S. News & World Report, L.P., a limited partnership, a substantial majority of which is beneficially owned by Messrs. Zuckerman and Drasner. Such space is used primarily to perform prepress services for U.S. News & World Report, L.P. AGT believes the lease amounts may be higher than if such space were located in a different building. The amounts incurred by AGT for the lease in fiscal year 1997 totaled approximately $301,000.

     AGT subleased from Applied Printing, for a term of two years, which expired in April 1998, that portion of the space it used at the Applied Printing facility in New York City at a fixed annual payment, which includes charges for occupancy-related and telecommunications services, of approximately $500,000 (without escalation or payment of any other charges). AGT incurred occupancy charges of approximately $385,000 during 1997 with respect to this space. AGT also incurred charges of approximately $18,000 for space at the Oceanside facility of Applied Printing. AGT subleases space from Daily News, L.P. for which AGT incurred charges of approximately $72,000 in 1997. AGT believes that the terms of these lease arrangements are fair and comparable to the amount it would pay to unaffiliated third parties for comparable space.

     Applied Printing provides printing services to AGT on a per project basis. In 1997, AGT incurred charges of approximately $4,480,000 for such services.

     On September 2, 1997 and December 2, 1997, AGT entered into agreements with Brann Holdings Limited, a subsidiary of Snyder, pursuant to which AGT licensed to Brann the right to use certain software. Pursuant to the agreements, Brann has paid to AGT one-time license fees of $1,000,000 under each of these agreements. In addition, in December 1997, AGT sold to Snyder digital photographic and related equipment for approximately $528,000. Mr. Zuckerman and Mr. Drasner are each a director of Snyder and the beneficial owners, in the aggregate, of approximately 13% of Snyder's common stock. AGT believes that the terms of the license agreements and the equipment sale are fair and comparable to the amounts that AGT would receive from unaffiliated third parties.

     In connection with AGT's secondary offering, executive officers of AGT sometimes traveled by means of an aircraft owned by ZWA, Inc., a corporation beneficially owned by Mr. Zuckerman. In 1997, AGT incurred charges, based on direct operating costs, of approximately $150,000 for such offering-related travel which

AGT believes were fair given the scheduling and flexibility advantages derived by AGT and its officers from having access to ZWA's aircraft.

VENDOR AGREEMENT

     AGT is a major purchaser of certain types of products. Because of the dollar amount of the products it purchases, AGT has been in a position to enter into arrangements with vendors pursuant to which the vendors pay rebates and, in some instances, prepay to AGT a rebate based upon a specified dollar volume of products purchased by AGT over a given time period. AGT is entitled to retain the prepaid amount in full if it purchases the stated volume, and would be obligated to repay all or a portion of the amount depending on the difference between the stated volume and the volume actually purchased. In 1995, AGT received prepaid rebates aggregating approximately $3.5 million, approximately $0.8 million of which was earned with respect to volumes purchased in 1996 and approximately $2.7 million of which is earnable based on purchases to be made from 1997 through 2000. The prepaid rebate is carried as a liability on AGT's balance sheet, and $3.8 million is scheduled to be deducted from rebates earned by AGT during the period 1997 through 2000. AGT expects approximately $2.6 million of rebates earned in 1997 to be applied to its obligation related to prepaid rebates. Minimum purchase obligations have been satisfied to date, and AGT expects, through its normal purchasing requirements, to purchase the amounts necessary to earn rebates with respect to the periods through 2000 in excess of the amount to be deducted by the vendor.

     In connection with this agreement, the vendor's affiliate loaned $15 million to Mr. Zuckerman. The loan, which matures on December 31, 1998, bears interests at the lender's commercial paper rate. AGT believes that the terms for its purchases of the products covered by this agreement are no less favorable to AGT than those that could be obtained from another vendor.

POTENTIAL AGREEMENT WITH SNYDER COMMUNICATIONS, INC.

     AGT is contemplating entering into an agreement(s) with Snyder to provide on-site facilities management services for all or a portion of Snyder's prepress and print production or for prepress services to be used by Snyder in connection with wallboard advertising that Snyder is providing under a separate agreement to U.S. News & World Report, L.P. Mr. Zuckerman and Mr. Drasner are each a director of Snyder and the beneficial owners, in the aggregate, of approximately 13% of Snyder's common stock. Mr. Zuckerman is also the Chairman of U.S. News & World Report, L.P. and Editor-in-Chief of U.S. News & World Report, and Mr. Drasner is also Chief Executive Officer of U.S. News & World Report, L.P., of which he and Mr. Zuckerman are the beneficial owners. AGT believes that the terms of such contemplated agreements would be no less favorable to AGT than those that could be obtained from an unaffiliated prepress customer. There can be no assurance that such agreement(s) will be consummated.

                                DEVON'S BUSINESS

GENERAL

     Devon is a diversified graphic arts company that provides the following services and products: advertising and editorial production, conventional and digital photography, interactive multimedia, computerized typesetting, composition, color separation, and related services to corporate, retail, advertising and publishing customers, and publishing/distribution of posters, art reproductions, original art, greeting cards, notecards, calendars, and related products.

     Devon was incorporated in Delaware in 1962 and between 1968 and 1982 traded on the American Stock Exchange. Devon was acquired in 1982 by a group of investors, including management. In August 1986 Devon effected an initial public offering of its common stock, issuing 2,500,000 shares at $18 per share and now trades over the counter on the NASDAQ.

     Devon's Black Dot Group subsidiary, a total visual communication company, both to print and interactive media, is one of the nation's leading suppliers of prepress and other publishing services. These services include strategic planning, creative design, photography (conventional and digital), copywriting, editing, color separation, page composition, image management, video production, interactive multimedia, and facility management. Black Dot Group provides high-quality services through a skilled team of professionals using off-the-shelf and internally developed software applications along with traditional prepress services. Sales attributable to Black Dot Group were $132,674,000, $126,190,000, and $108,630,000 for the years ending March 31,
1997, 1996, and 1995, respectively. Devon Publishing Group is one of the nation's largest publishers of posters, prints, original artwork, greeting cards, notecards, calendars, and related products. Sales attributable to Devon Publishing Group were $76,848,000, $68,252,000, and $64,015,000 for the years ending March 31, 1997, 1996, and 1995, respectively. Devon's two largest customers are Sears and Kmart. Sales to Sears accounted for approximately 22.1%, 27.0% and 26.7% of total sales in fiscal 1997, 1996 and 1995, respectively. Sales to Kmart accounted for approximately 13.8%, 15.7% and 11.6% of total sales in fiscal 1997, 1996 and 1995, respectively.

RECENT DEVELOPMENTS

     On September 8, 1997, Devon sold its printing subsidiary, Graftek Press, Inc., to BGJ Enterprises, Inc., an affiliate of Brown Printing Company, for approximately $40,000,000 in cash. Revenues for Graftek Press, Inc. were $10,349,000 and $24,688,000 for the three-month and six-month periods ended September 30, 1997 versus $13,728,000 and $28,697,000 for the comparable prior year periods. Devon's financial statements included herein have been restated to reflect this disposition as a discontinued operation.

PREPRESS SERVICES

     Prepress services include strategic planning, creative and editorial design services, electronic preparation and management of type and color images, and final composition on film or electronic media. Such media is then used by Devon's customers to make offset printing plates and gravure cylinders or to store digital information for future reference or create interactive multimedia whether on CD-ROM or the World Wide Web. These services are performed for commercial customers (advertising and financial materials, newspaper inserts, retail, industrial, and commercial catalogs, directories, buyers' guides, annual reports, and brochures) and publishers (textbooks, tradebooks, magazines, directories, and encyclopedias).

     Devon believes that Black Dot Group, through the enhancement of off-the-shelf software or its own internally developed applications software, has a distinct competitive advantage in its ability to compose type and create fonts and graphics to meet customer demands. Black Dot Group also has the expertise to adapt the configuration of its computer hardware and software to meet the requirements of its customers. Devon believes that Black Dot Group is a leader in the industry in the ability to transform and manipulate data generated by customers into a variety of formats flexible enough to be utilized in any media, be it print, CD-ROM, or the World Wide Web.

     In color separation, original artwork, photographs, or film transparencies are electronically scanned and separated into the four primary colors (yellow, magenta, cyan, and black) and the image is output on either film or electronic media. This output is used to prepare the printing plates for offset printing, the cylinders employed in the gravure printing process, or to store digital information for future reference or create interactive multimedia whether on CD-ROM or the World Wide Web. Black Dot Group uses various electronic laser color scanners, including Hell, to digitize the primary colors into the correct format for page-assembly on PC- or Mac-based systems. These systems utilize a high-resolution color monitor to enable an operator to perform all page-assembly functions and necessary color corrections and alterations.

     As subsidiaries of Black Dot Group, Ambrosi & Associates, Inc., ABD Group, Inc., Meridian Retail, Inc., and Nobart, Inc. ("Nobart") offer fully integrated advertising production services including strategic planning, creative design, copywriting, photography (conventional and digital), color separation, image management, and final page composition to key accounts in Chicago, Troy, and other major U.S. cities. Using a variety of computer-based systems, operating efficiencies are achieved by completing the linkage from creation to printed products. These services are performed for retail customers and include newspaper inserts, pre-print circulars, mailers, catalogs, collateral material, and in-store signage.

     Proof Positive/Farrowlyne Associates, Inc. ("PP/FA"), a subsidiary of Black Dot Group, specializes in the design and editorial development of pupils' textbooks, teachers' manuals, workbooks, videos, and other ancillary educational materials primarily for the school market.

     Taproot Interactive, Inc. ("Taproot"), a subsidiary of Black Dot Group, is a developer of interactive multimedia products and services along with Internet Web-site development for the corporate, retail, advertising, and publishing markets.

     Black Dot Group markets its services primarily to commercial customers and publishers through its direct salesforce which at December 31, 1997 consisted of 151 persons, 36 in field sales and 115 in support functions, including customer service.

     Services to retail advertising customers of Black Dot Group, including Sears and Kmart, represent a significant component of Black Dot Group's total revenues. The loss of any of Black Dot Group's significant retail advertising customers or a significant change in their advertising strategies could have a material adverse effect on Devon. Devon believes that Black Dot Group's relations with all of its retail advertising customers are excellent as evidenced by the willingness of those customers to store significant amounts of their retail advertising art with Black Dot Group and by their choice of Black Dot Group as the provider of substantially all of their newspaper advertising (ROPs and inserts) production needs. In addition, five-year contract extensions were secured during the fiscal year ended March 31, 1996 with Devon's two major retail clients, Sears and Kmart.

PUBLISHING

     Devon Publishing Group is one of the nation's largest publishers of posters, prints, original artwork, greeting cards, notecards, calendars, and related products. Formed during fiscal 1989, Devon Publishing Group is composed of four divisions: Portal Publications, Ltd., acquired in April 1970; The Winn Fine Art Group Ltd. ("Winn") which combines The Winn Art Group, acquired in April 1988, Devon Editions which was formed in April 1989, and Canadian Art Prints Inc. ("CAP"), acquired in September 1997; Devon Publishing U.K., which commenced operations in September 1993; and Portal Aird Publications Pty, Ltd. ("Portal Aird"), a 50%-owned distributor located in South Australia, acquired in April 1994.

     Devon Publishing Group's current titles approximate 3,900 art prints and posters, 410 limited edition prints, uniques, and monoprints, 900 notecards, 160 calendars, and 2,500 greeting cards. In fiscal 1997 approximately 66% of Devon Publishing Group's sales were made by company-employed sales personnel with independent, multiline representatives and house accounts providing 22% and 12% respectively. Devon Publishing Group's salesforce consists of 103 employee representatives and 48 independent, multiline representatives as well as 42 company employees in sales support functions, including customer service.

     Portal's product lines include posters, art reproductions, notecards, greeting cards, calendars, and related products. The product selection is extensive, with appeal to a broad spectrum of customers. Devon believes that its marketing strategy of offering a broad line of products at moderate prices enables it to sell to a large and stable customer base. Since Portal's product lines are intended to be carried by its customers for many years, it believes that its in-store service program is critical to its selling success. Winn carries a higher quality product line consisting of upscale posters, fine art reproductions, limited edition prints, imprints, and monoprints. Its offerings are sold primarily to upscale retail outlets and galleries, designers, and institutional customers requiring higher quality art. Canadian Art Prints publishes and distributes art, posters, art cards, limited edition prints, and matted as well as framed art. Devon Publishing UK is primarily a fulfillment and distribution center for Portal's product lines in the U.K., while Portal Aird Publications Pty. Ltd. is a key distributor in Australia.

     Portal purchases the rights to publish photographs and artwork which are either in the artists' stock or are commissioned specifically for Portal's products. Images are also obtained from the public domain primarily through photo libraries. Commissioned works are assigned to a Portal art director for creation of a product that can be marketed through Portal's distribution network. Winn's images are provided primarily by artists, many of whom are under contract, or licensed from museums. Portal and Winn also distribute posters and prints of other publishers.

     Portal's products are printed by a number of companies which are selected based upon their quality, ability to deliver, and price. Both domestic and foreign printers are utilized. After Portal's products are printed, they are delivered to its warehouse facility in Hayward, California for distribution. Posters and prints are shipped shrinkwrapped, rolled, or flat depending upon customer orders, which are consolidated at the warehouse facility and shipped directly to them. Winn utilizes several domestic and foreign printers to meet its printing requirements. Fine art reproductions, imprints, monoprints, and a portion of the limited edition art are provided by outside artists. Winn's products are shipped from the Seattle warehouse and Canadian Art Print's products are shipped from the Vancouver warehouse.

     Portal's products are sold to customers such as gift shops, bookstores, import stores, department stores, multistore chains, mass-market merchants, card shops, framers, and other specialty-type stores by both independent, multiline representatives and Portal-employed sales personnel. Winn's products are sold principally to fine art galleries, interior designers, and directly to certain institutional customers (e.g., hotel chains) by both company and independent multiline representatives. Canadian Art Print's products are sold primarily to framers, galleries, retailers, institutional customers and designers.

     Devon Publishing Group had export sales of $8,592,000, $6,904,000, and $5,760,000 for the fiscal years ended March 31, 1997, 1996 and 1995, respectively. Such sales accounted for approximately $926,000, $601,000, and $457,000 of pretax operating profits for the fiscal years ended March 31, 1997, 1996, and 1995, respectively. These sales were made to various countries, including Argentina, Australia, Belgium, Brazil, Canada, Denmark, France, Germany, Holland, Hong Kong, Italy, Japan, New Zealand, Norway, Philippines, Saudi Arabia, Singapore, Spain, Taiwan, and the United Kingdom. In addition, Devon Publishing Group has licensing agreements with publishers and distributors in Australia, France, Germany, Holland, Japan, Switzerland, and the United Kingdom. Related royalties in the twelve-month period ended March 31, 1997 were approximately $395,000, approximately 27% of which were from the United Kingdom.

FACILITIES

     Devon maintains its headquarters in Stamford, Connecticut and operates 21 facilities at the locations below.

      Chicago, Illinois
      (4 facilities)

      Cheltenham, England

      Crystal Lake, Illinois

      Evanston, Illinois

      Hayward, California

      Heath, Ohio

      Lincoln, Nebraska

      Los Angeles, California

      Miami, Florida
      (2 facilities)

      New York, New York

      Novato, California

      Omaha, Nebraska

      Orlando, Florida

      Seattle, Washington

      Troy, Michigan

      Tucker, Georgia

      Vancouver, British Columbia

BACKLOG

     At March 31, 1997 and 1996, Devon in its entirety had a backlog of unfinished work aggregating approximately $18,300,000 and $17,300,000, respectively, almost all of which was attributable to Black Dot Group's operations. Generally, Devon's backlog work is completed within a six-month period.

SOURCES AND AVAILABILITY OF MATERIALS

     Black Dot Group's most significant materials purchased are film and photosensitive paper. In the case of Devon Publishing Group, it contracts out most of its printing requirements. Devon believes many alternative sources of materials and printing services are available. Devon has not experienced any difficulty in obtaining adequate supplies of materials or printing services and does not anticipate any difficulty in obtaining materials or printing services in the future.

COMPETITION

     The graphic arts industry is one of the most geographically dispersed industries in the United States. Competition in the graphic arts industry is intense. The principal methods of competition are performance, quality, reliability, service, and price, and Devon believes it competes effectively on all these bases. Devon competes directly with a number of graphic arts companies, some of which have greater financial resources than Devon.

EMPLOYEES

     At December 31, 1997 Devon employed approximately 1,802 persons, 189 of whom were covered by a collective bargaining contract relating to Portal's Hayward warehouse. The bargaining unit is not affiliated with any union. Devon has not experienced any work stoppage in over 19 years and believes its employee relations are satisfactory.

ACQUISITIONS

     As of September 1, 1997 Devon acquired CAP for $2,527,000 in cash and a note payable of $1,086,000. Located in Richmond, B.C., Canada, CAP publishes and distributes art posters, art cards, limited edition prints, and matted and framed art.

     In fiscal 1996, Devon acquired PP/FA and Nobart. PP/FA was acquired as of July 31, 1995 for $4,000,000 in cash and certain contingent consideration based on the earnings of PP/FA. $400,000 of this contingent consideration has been earned and was paid through March 31, 1997. Located in Evanston, Illinois, PP/FA is a provider of editorial and creative services to the publishing industry, primarily in the educational sector. Nobart was acquired as of March 1, 1996 for $1,217,000 in cash. Nobart is a full service design, art, photography and production studio located in Chicago, Illinois.

     In fiscal 1995, Devon acquired Ahrens Interactive, Inc., the predecessor to Taproot, and a 50% interest in Portal Aird. Taproot, which is located in Chicago, Illinois, is a developer of interactive multimedia products and services for the corporate, retail, advertising and publishing markets. Portal Aird, which is located in Adelaide, South Australia, is a distributor of cards, stationary and related products.

LEGAL PROCEEDINGS

     Devon and AGT have been advised that the National Association of Securities Dealers, Inc. has commenced an informal inquiry with respect to the trading activity of Devon Common Stock prior to the public announcement of the proposed Merger.

                                      AGT
                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The pro forma consolidated balance sheet, as of December 31, 1997 is presented as if the following had occurred on December 31, 1997: (i) the acquisition of Flying Color Graphics, Inc. ("FCG"), which was consummated on January 16, 1998 and (ii) the Merger.

     The pro forma consolidated statements of operations for the year ended December 31, 1997 are presented as if the acquisition of FCG and the Merger had occurred on January 1, 1997 and also include the receipt and related use of proceeds from an offering of AGT Common Stock in September 1997 (the "1997 Offering") to the extent used to fund the acquisition of FCG and the Merger.

     The aforementioned business combinations have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values which are subject to further refinement, including appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above business combinations will differ materially from the preliminary allocations. During 1996 and 1997, AGT entered into certain immaterial transactions, which are not reflected in the pro forma consolidated statements of operations.

     The pro forma consolidated financial statements do not purport to present the financial position or results of operations of AGT had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated statements of operations do not reflect potential cost savings and revenue enhancements that management believes may be realized following the business combinations. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

     The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Financial Statements and should be read in conjunction therewith and with (i) the financial statements and related notes of AGT included elsewhere in this Proxy Statement/Prospectus; (ii) the Consolidated Financial Statements and Related Notes of Devon included elsewhere in this Proxy Statement/Prospectus;
(iii) Devon's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997, September 30, 1997 and December 31, 1997 incorporated by reference herein; and (iv) the financial statements and related notes of FCG previously filed in Current Reports on Form 8-K pursuant to Regulation S-X Rule 3-05, "Financial Statements of Businesses Acquired or to be Acquired" incorporated by reference herein.

                                      AGT
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                                      PRO FORMA
                                           HISTORICAL        PRO FORMA      PRO FORMA                   PRO FORMA    CONSOLIDATED
                                       ------------------   ADJUSTMENTS   CONSOLIDATED    HISTORICAL   ADJUSTMENTS    (AGT, FCG
                                         AGT        FCG        (FCG)      (AGT AND FCG)     DEVON        (DEVON)      AND DEVON)
                                       --------   -------   -----------   -------------   ----------   -----------   ------------
ASSETS
CURRENT ASSETS:
  Cash and Marketable Securities.....  $102,734   $ 1,826    $(18,913)(A)   $ 85,647       $ 54,163     $ (80,000)(C)   $ 28,074
                                                                                                          (26,736)(C)
                                                                                                           (5,000)(C)
  Trade Accounts Receivable -- net...    43,025     2,958                     45,983         58,939                     104,922
  Inventory..........................     6,234       630                      6,864         28,182                      35,046
  Other current assets...............    16,458        47                     16,505          8,583        10,694(C)     35,782
                                       --------   -------    --------       --------       --------     ---------      --------
    Total current assets.............   168,451     5,461     (18,913)       154,999        149,867      (101,042)      203,824
Property, Plant and
  Equipment -- net...................    31,020     5,006                     36,026         29,003                      65,029
Intangible Assets -- net.............    22,229                14,899(A)      37,128          9,226       310,641(C)    356,995
Other Non-Current Assets.............     3,093        30                      3,123          6,254                       9,377
                                       --------   -------    --------       --------       --------     ---------      --------
    TOTAL ASSETS.....................  $224,793   $10,497    $ (4,014)      $231,276       $194,350     $ 209,599      $635,225
                                       ========   =======    ========       ========       ========     =========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES..................  $ 37,283   $ 2,189    $    500(A)    $ 39,972       $ 29,235     $   9,000(C)   $ 78,207
LONG TERM LIABILITIES................     2,823     1,059        (656)(A)      3,226          2,901       141,365(C)    147,492
OTHER................................     1,190        91                      1,281          5,083        (5,000)(C)      1,364
STOCKHOLDERS' EQUITY(N)..............   183,497     7,158       3,300(A)     186,797        157,131       221,365(C)    408,162
                                                               (7,158)(B)                                (157,131)(D)
                                       --------   -------    --------       --------       --------     ---------      --------
    TOTAL LIABILITIES AND
      STOCKHOLDERS' EQUITY...........  $224,793   $10,497    $ (4,014)      $231,276       $194,350     $ 209,599      $635,225
                                       ========   =======    ========       ========       ========     =========      ========

            See Notes to Pro Forma Consolidated Financial Statements

                                      AGT
           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                                                                      PRO FORMA
                                         HISTORICAL          PRO FORMA      PRO FORMA                   PRO FORMA    CONSOLIDATED
                                    ---------------------   ADJUSTMENTS   CONSOLIDATED    HISTORICAL   ADJUSTMENTS    (AGT, FCG
                                        AGT         FCG        (FCG)      (AGT AND FCG)     DEVON        (DEVON)      AND DEVON)
                                    -----------   -------   -----------   -------------   ----------   -----------   ------------
Revenues..........................  $   184,993   $17,652    $             $   202,645     $240,131    $             $   442,776
                                    -----------   -------    --------      -----------     --------    ----------    -----------
Gross profit......................       64,975     6,495                       71,470      101,505                      172,975
                                    -----------   -------    --------      -----------     --------    ----------    -----------
  Selling, general and
    administrative expenses.......       39,442     3,899                       43,341       67,508                      110,849
  Other...........................        2,487                                  2,487                                     2,487
  Amortization of intangibles.....          737        14         372(E)         1,123          641         7,766(I)       9,530
                                    -----------   -------    --------      -----------     --------    ----------    -----------
    Total operating expenses......       42,666     3,913         372           46,951       68,149         7,766        122,866
                                    -----------   -------    --------      -----------     --------    ----------    -----------
Operating income..................       22,309     2,582        (372)          24,519       33,356        (7,766)        50,109
Other income (expense)............          398      (172)       (268)(F)          (42)       1,765        (9,189)(J)      (8,600)
                                                                                                           (1,134)(K)
                                    -----------   -------    --------      -----------     --------    ----------    -----------
Income before provision for income
  taxes...........................       22,707     2,410        (640)          24,477       35,121       (18,089)        41,509
Provision for income taxes........        9,140        56         656(G)         9,852       13,828        (4,155)(L)      19,525
                                    -----------   -------    --------      -----------     --------    ----------    -----------
Net income from continuing
  operations......................  $    13,567   $ 2,354    $ (1,296)     $    14,625     $ 21,293    $  (13,934)   $    21,984
                                    ===========   =======    ========      ===========     ========    ==========    ===========
Earnings per common share:
  Basic...........................  $      0.88                            $      0.92                               $      1.02
                                    ===========                            ===========                               ===========
  Diluted.........................  $      0.83                            $      0.87                               $      0.98
                                    ===========                            ===========                               ===========
Weighted average number of common
  shares:
  Basic...........................   15,475,000               377,000(H)    15,852,000                  5,733,000(M)  21,585,000
                                    ===========              ========      ===========                 ==========    ===========
  Diluted.........................   16,430,000               377,000(H)    16,807,000                  5,733,000(M)  22,540,000
                                    ===========              ========      ===========                 ==========    ===========

            See Notes to Pro Forma Consolidated Financial Statements

                                      AGT

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
A.  Acquisition of FCG:

     AGT acquired FCG for the following consideration ($000's):

  Cash consideration paid...................................  $ 18,913
  Issuance of approximately 68,100 shares of AGT Common
     Stock..................................................     3,300
  Estimated transaction costs directly identified with the
     acquisition............................................       500
                                                              --------
  Total acquisition cost....................................              $22,713
Fair value of net assets acquired:
  Historical net assets of FCG..............................     7,158
  Elimination of certain liabilities not assumed............       656
                                                              --------
Fair value of net assets acquired...........................                7,814
                                                                          -------
Excess of cost over fair value on net assets acquired.......              $14,899
                                                                          =======

B. The Pro Forma Adjustments (FCG) includes the elimination of stockholders' equity of FCG ($7.2 million).

C.  The Merger:

     AGT will acquire Devon for the following consideration ($000's):

  Cash......................................................  $ 80,000
  Borrowings under AGT's Revolving Credit Facilities........   141,365
  Issuance of approximately 4.4 million shares of AGT Common
     Stock..................................................   221,365
  Estimated transaction costs directly identified with the
     Merger.................................................     9,000
                                                              --------
     Total pro forma acquisition cost.......................              $451,730

Fair value of net assets acquired:
  Historical net assets of Devon............................  $157,131
  Fair value adjustments to assets acquired and liabilities
     assumed:
     Cash paid related to stock option buy back.............   (26,736)
     Deferred tax benefit related to stock buy back.........    10,694
                                                              --------
Fair value of net assets acquired...........................               141,089
                                                                          --------
Excess of cost over fair value of net assets acquired.......              $310,641
                                                                          ========

     The Pro Forma Adjustments (Devon) also include the payment of $5 million of cash, pursuant to the Merger Agreement, for certain recorded liabilities of Devon to be paid on or prior to the consummation of the Merger.

D. The Pro Forma Adjustments (Devon) include the elimination of stockholders' equity of Devon ($157.1 million).

E. The Pro Forma Adjustments (FCG) reflect the effects of the increase in amortization expense due to the increase in goodwill resulting from the acquisition of FCG. Goodwill related to the FCG acquisition is amortized on a straight line basis over the period to be benefited, which is estimated to be 40 years.

F. The Pro Forma Adjustments (FCG) reflect the elimination of interest income of $268,000 on the portion of the proceeds of the 1997 Offering assumed to have funded the FCG acquisition.

                                      AGT

G. The Pro Forma Adjustments (FCG) to the provision for income taxes are comprised of ($000's):

Reversal of Historical (Provision) of
  AGT.......................................................    $(9,140)
  FCG.......................................................        (56)
                                                                -------
                                                                 (9,196)
  Pro Forma Provision(i)....................................      9,852
                                                                -------
     Pro Forma Adjustment...................................    $   656
                                                                =======

     (i) The pro forma provision for income taxes was computed using pro forma pre-tax amounts and AGT's effective tax rate of 40.25%.

H. The Pro Forma Adjustments (FCG) to weighted average number of common shares consist of the following (000's):

Shares issued as consideration for FCG......................       68
Shares issued in the 1997 Offering for which the proceeds
  are assumed to have funded the FCG acquisition............      309
                                                                  ---
     Pro Forma Adjustment...................................      377
                                                                  ===

    The unaudited Pro Forma Consolidated Statements of Operations are presented as if the business combinations took place at the beginning of the period presented; thus, the stock issuance referred to above is considered outstanding as of the beginning of the period presented for purposes of per share calculations.

I. The Pro Forma Adjustments (Devon) reflect the effects of the increase in amortization expense due to the increase in goodwill resulting from the Merger. Goodwill related to the Merger is amortized on a straight-line basis over the period to be benefited, which is estimated to be 40 years.

J. The Pro Forma Adjustments (Devon) reflect interest expense of $9.2 million on the $141.4 million of borrowings under AGT's Revolving Credit Facility at an interest rate of 6.5%, which is the estimated variable rate in effect on the date of the borrowing. Borrowings represent the estimated amount necessary to finance the remaining purchase price. The effect on pro forma interest expense assuming a 1/8% variance in the variable interest rate would be $176,750.

    AGT presently has a revolving credit facility in the amount of $60 million and a commitment from a financial institution to replace such facility with a $250 million credit facility. Such commitment will expire June 15, 1998.

K. The Pro Forma Adjustments (Devon) reflect the elimination of interest income of $1.1 million on the portion of the proceeds of the 1997 Offering assumed to have funded the Merger.

L. The Pro Forma Adjustments (Devon) to the provision for income taxes are comprised of $4.2 million of tax benefits as a result of the increase in interest expense related to the additional borrowings to fund the Merger and the elimination of interest income on the portion of the proceeds of the 1997 Offering assumed to have funded the Merger.

                                      AGT

M. The Pro Forma Adjustments (Devon) to weighted average number of common shares consist of the following (000's):

Shares issued as consideration for Devon....................     4,427
Shares issued in the 1997 Offering for which the proceeds
  are assumed to have funded the Merger.....................     1,306
                                                                 -----
     Pro Forma Adjustment...................................     5,733
                                                                 =====

    The unaudited Pro Forma Consolidated Statements of Operations are presented as if the business combinations took place at the beginning of the period presented; thus, the stock issuance referred to above is considered outstanding as of the beginning of the period presented for purposes of per share calculations.

N. Stockholders' equity as of December 31, 1997 consists of the following ($000's):

                                                              PRO FORMA         PRO FORMA
                                                             CONSOLIDATED     CONSOLIDATED
                                               HISTORICAL       (FCG)        (FCG AND DEVON)
                                               ----------    ------------    ---------------
Preferred stock..............................   $     --       $     --         $     --
Common stock.................................        178            179              223
Additional paid-in capital...................    159,627        162,926          384,247
Unrealized investment loss...................        (31)           (31)             (31)
Retained earnings............................     23,723         23,723           23,723
                                                --------       --------         --------
     Total stockholders' equity..............   $183,497       $186,797         $408,162
                                                ========       ========         ========

                        DESCRIPTION OF AGT CAPITAL STOCK

COMMON STOCK

     The Restated Certificate of Incorporation (the "Certificate of Incorporation") of AGT currently authorizes the issuance of up to 40,000,000 shares of AGT Common Stock, par value of $.01 per share. See "Proposals to be Considered at AGT Meeting -- Proposal 2 -- Increase in Authorized Shares of AGT Common Stock." As of March 1, 1998, 17,904,486 shares of AGT Common Stock were issued and outstanding.

     Holders of AGT Common Stock are entitled to one vote per share for each share held of record on all matters submitted to a vote of the stockholders. Holders of AGT Common Stock are entitled to receive ratably such dividends as may be declared by the AGT Board on the AGT Common Stock out of funds legally available therefor. Holders of AGT Common Stock do not have preference in the assets of AGT over any other class or classes of stock, upon the voluntary or involuntary liquidation of AGT. Holders of AGT Common Stock have no preemptive rights, cumulative voting rights, or rights to convert shares of AGT Common Stock into any other securities, and are not subject to future calls or assessments by AGT. All outstanding shares of AGT Common Stock are fully paid and nonassessable.

PREFERRED STOCK

     The Certificate of Incorporation authorizes the AGT Board to issue up to an aggregate of 10,000,000 shares of preferred stock (the "Preferred Stock"), to establish one or more series of Preferred Stock and to determine, with respect to each such series, the preferences, rights and other terms thereof. AGT believes that the ability of the AGT Board of Directors to issue one or more series of Preferred Stock will provide AGT with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs. The authorized shares of Preferred Stock, as well as shares of AGT Common Stock, would be available for issuance without further action by AGT's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which AGT's securities may be listed or traded. As of March 1, 1998, no shares of Preferred Stock were outstanding and the AGT Board of Directors has no present plans to issue any such shares.

CERTAIN CHARTER PROVISIONS

     Section 203 of the Delaware General Corporation Law. AGT is subject to the provisions of Section 203 of the DGCL (the "Antitakeover Law") regulating corporate takeovers. The Antitakeover Law prevents certain Delaware corporations, including those whose securities are listed on the NASDAQ, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who acquired 15% or more of the corporation's outstanding voting stock without the prior approval of the corporation's Board of Directors) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the Antitakeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. AGT has not "opted out" of the application of the Antitakeover Law.

     Certain Other Provisions. AGT's Certificate of Incorporation does not provide for cumulative voting in the election of directors. AGT's Bylaws provide that stockholders holding, in the aggregate, not less than twenty-five percent of the AGT Common Stock are permitted to call a special meeting of the stockholders.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the AGT Common Stock is The Bank of New York.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

     Devon and AGT are both Delaware corporations and the rights of their stockholders are governed by the DGCL. The rights of Devon stockholders are governed by Devon's Certificate of Incorporation and Bylaws (the "Devon Charter" and the "Devon Bylaws," respectively). The rights of AGT stockholders are governed by AGT's Certificate of Incorporation and Amended and Restated Bylaws (the "AGT Charter" and the "AGT Bylaws," respectively). If the Merger is consummated, former Devon stockholders will become stockholders of AGT. The rights of such former Devon stockholders as AGT stockholders will continue to be governed by the DGCL, and will be governed by the AGT Charter and AGT Bylaws. The following is a summary of the material differences between (i) the Devon Charter and Devon Bylaws and (ii) the AGT Charter and AGT Bylaws, which may significantly affect the rights of Devon stockholders. The summary does not purport to be a complete statement of the rights of holders of shares of AGT Common Stock and shares of Devon Common Stock under, and is qualified in its entirety by reference to, the AGT Charter and AGT Bylaws and the Devon Charter and Devon Bylaws, respectively.

DIRECTORS

     Number. The AGT Bylaws provide that the number of directors which constitutes the Board of Directors of AGT will be not less than one nor more than fifteen, as fixed from time to time by the Board of Directors. The Devon Bylaws provide that the number of directors shall be eight or such other number as will be fixed from time to time by the Board of Directors.

     Removal of Directors. The AGT Bylaws provide that any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. The Devon Bylaws provide that a director can be removed by a majority vote of the stockholders at a meeting called and held for that purpose or by written consent.

     Power to Call Special Meeting of Board of Directors. The AGT Bylaws provide that special meetings of the Board of Directors may be called by the president, or by the president or secretary on the written request of a majority of the directors. The Devon Bylaws provide that special meetings of the Board of Directors may be called by the Chairman of the Board, the President or the Secretary or the recordholders of at least a majority of the shares of Devon Common Stock then entitled to vote.

     Indemnification of Directors and Officers. Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     The AGT Bylaws provide that AGT shall indemnify, to the full extent and under the circumstances permitted by the DGCL in effect from time to time, any past, present or future director or officer made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent, or was serving in such capacities at another entity at the specific request of AGT, on the same conditions provided by the DGCL. The AGT Bylaws further provide that AGT shall indemnify any such person in any threatened, pending or completed action or suit by or in the right of AGT under similar conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to AGT. In addition, the AGT Bylaws provide that the Board of Directors may also grant indemnification to any individual other than an officer or director, as it may determine in its sole discretion.

     The Devon Bylaws provide that Devon shall, to the fullest extent permitted by the DGCL, indemnify any and all persons whom it shall have power to indemnify against costs, expenses, liabilities or other matters incurred by reason of having been a Devon director, officer, employee or agent. The Devon Bylaws provide that Devon shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent of Devon, or, as a director or officer, is or was serving as a director, officer, employee, agent, partner or trustee (or any similar position) of another entity, to the fullest extent authorized or permitted by the DGCL, as it may be amended.

AMENDMENT OF BYLAWS

     The AGT Charter provides that the Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to, or repeal the Bylaws. The AGT Bylaws provide that such Bylaws may be amended or repealed by the affirmative vote of a majority of the directors then in office.

     The Devon Charter provides that the power to make, alter, amend or repeal the Bylaws in a manner not inconsistent with the DGCL is vested in the Board of Directors, except a Bylaw classifying directors for election for staggered terms. The Devon Bylaws provide that the Bylaws may be adopted, amended or repealed, or new Bylaws adopted, by a majority of the total votes of the Devon Stock then entitled to vote at an election of the Devon board of directors.

STOCKHOLDER VOTE REQUIRED FOR ACTION

     Under the DGCL, in the absence of specification in the certificate of incorporation or bylaws of the corporation, (i) in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote thereon constitutes the act of the stockholders, and (ii) directors will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

     The AGT Bylaws provide that when a quorum is present at any meeting, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter constitutes the act of the stockholders. The AGT Charter does not contain a specific provision relating to the requisite majority for the election of directors.

     The Devon Bylaws provide that except as otherwise provided by statute, the Devon Charter or Bylaws, when a quorum is present at any meeting, an action of the stockholders is authorized by a majority of the total votes cast at the meeting by the holders of shares present in person or represented by proxy and entitled to vote on such action, and further provide that the persons receiving the greatest number of votes cast at a stockholders' meeting for the election of directors up to the number of directors to be elected will be elected.

POWER TO CALL SPECIAL STOCKHOLDERS' MEETING

     Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such person or persons authorized by the certificate of incorporation or the bylaws. The AGT Bylaws provide that special meetings of stockholders may be called by the president or by the AGT Board, and also by the secretary at the request in writing of holders of not less than 25% of the outstanding shares entitled to vote at such meeting, or of the AGT Board. The Devon Bylaws provide that a special meeting of stockholders may be called by the Devon Board or the Chairman of the Board, the President or the Secretary or the recordholders of the shares of Devon Common Stock entitled to vote, and that the Devon Board shall call such a meeting when requested in writing by holders of not less than 20% of the outstanding stock of Devon.

INTERESTED DIRECTORS

     Under the DGCL, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and another entity in which one or more of its directors or officers are directors or officers or have a financial interest, will not be void or voidable solely for this reason, if (i) approved in good faith by either (a) a majority of the disinterested board of directors or committee thereof, or (b) a majority of the stockholders, in each case after disclosure or with knowledge of the material relevant facts, or (ii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee or the stockholders.

PREFERRED STOCK

     The AGT Charter currently provides that AGT is authorized to issue a total of 50,000,000 shares of capital stock, consisting of 40,000,000 shares of common stock and 10,000,000 shares of preferred stock. See "Proposals to be Considered at AGT Meeting -- Proposal 2 -- Increase in Authorized Shares of AGT Common Stock." The Devon Charter currently provides that Devon is authorized to issue a total of 35,046,000 shares of capital stock, consisting of 500,000,000 shares of preferred stock, 46,000 shares of redeemable preferred stock (all of which has been issued and redeemed) and 30,000,000 shares of common stock. The AGT Charter allows the AGT Board of Directors to issue shares of preferred stock from time to time in one or more series and to fix the rights, privileges and preferences of those shares, including with respect to dividends, conversion, rights upon liquidation, dissolution or winding-up, merger, consolidation of, or sale of assets by, AGT, redemption and voting power (including the right to elect one or more directors), without any further vote or action by the stockholders. The Devon Charter allows the Devon Board to issue shares of preferred stock from time to time in one or more series and to fix the rights, privileges and preferences of those shares, including with respect to dividends, conversion, rights upon liquidation, dissolution or winding-up, merger, consolidation of, or sale of assets by, Devon, redemption and voting power (including the right to elect one or more directors), without any further vote or action by the stockholders. The rights of the holders of AGT Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued by AGT in the future.

                           SECURITY OWNERSHIP OF AGT

     The following table sets forth, as of April 15, 1998, information regarding the beneficial ownership of the AGT Common Stock by (a) each director and each nominee for election to the Board of Directors of AGT, (b) each of the executive officers of AGT named in the Summary Compensation Table under "AGT Executive Compensation," (c) all persons known to AGT to be the beneficial owner of more than 5% of the AGT Common Stock and (d) all directors, director nominees and executive officers of AGT as a group.

                                                       SHARES OF              PERCENT OF
                                                      COMMON STOCK        OUTSTANDING SHARES
            NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED    BENEFICIALLY OWNED(7)
            ------------------------               ------------------    ---------------------
Applied Printing(1)(2)...........................      4,985,000             27.84    %
Putnam Investments, Inc.(3)......................      1,791,600             10.01
Mortimer B. Zuckerman(1).........................             --              --
Fred Drasner(1)..................................             --              --
Melvin A. Ettinger(4)............................         40,000               *
Diane Romano(4)..................................         45,000               *
Louis Salamone, Jr.(4)...........................         25,000               *
Scott A. Brownstein(4)...........................         45,000               *
Georgia L. McCabe(4).............................         28,000               *
Martin D. Krall(4)...............................         25,000               *
John R. Harris(4)................................         22,500               *
Edward H. Linde(4)...............................         22,500               *
Howard Stringer(5)...............................         45,000               *
Linda J. Wachner(5)..............................         55,000               *
John Zuccotti....................................              0               *
Marne Obernauer, Jr..............................              0               *
David R. Parker..................................              0               *
All directors and executive officers as a group
  (15 persons)(6)................................      5,338,000             29.81    %

---------------
 *  Represents holdings of less than 1%.

(1) Applied Printing is a limited partnership in which Mr. Drasner is a minority limited partner and Mr. Zuckerman beneficially owns the remaining limited partnership interests, and Mr. Zuckerman is the sole stockholder of the corporate general partner and a corporate limited partner. Messrs. Zuckerman and Drasner comprise the board of directors of the corporate general partner of Applied Printing. Mr. Zuckerman is the sole stockholder of the corporate general partner and therefore can change at any time the members of the board of directors of that entity. Consequently, Mr. Zuckerman indirectly will be able to exercise substantial influence over the outcome of all matters submitted to a vote of AGT's stockholders, including election of the members of the AGT Board, amendment of the Certificate of Incorporation and consummation of a merger, sale of substantially all of AGT's assets or other significant corporate transactions. The address of Applied Printing is 77 Moonachie Avenue, Moonachie, New Jersey 07074.

(2) Shares shown are reported on a Schedule 13D dated April 26, 1996, as amended on September 4, 1997 and November 26, 1997, filed with the Commission. Voting power with respect to such shares is held by Mr. Zuckerman.

(3) Shares shown are reported on a Schedule 13G dated January 16, 1998 filed with the Commission by Putnam Investments, Inc. ("PI"), One Post Office Square, Boston, Massachusetts 02109, on behalf of itself and Marsh & McLennan Companies, Inc. ("MMC"), 1166 Avenue of the Americas, New York, New York 10036, Putnam Investment Management, Inc. ("PIM"), One Post Office Square, Boston, Massachusetts 02109, and the Putnam Advisory Company, Inc. ("PAC"), One Post Office Square, Boston, Massachusetts 02109. PIM and PAC have dispository power over the shares of AGT Common

Stock as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund and PAC has shared voting power over the shares held by the institutional clients. MMC & PI disclaim beneficial ownership of the shares of AGT Common Stock covered by the Schedule 13G.

(4) Represents shares of AGT Common Stock issuable upon exercise of options exercisable within 60 days of April 15, 1998.

(5) Includes 17,500 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 15, 1998.

(6) Includes 45,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days of April 15, 1998.

(7) Percentage of ownership of AGT Common Stock is based on 17,904,486 shares outstanding on April 15, 1998. For each beneficial owner, shares of AGT Common Stock subject to options exercisable by such beneficial owner within 60 days of such date are deemed outstanding for purposes of computing the percentage ownership of such beneficial owner.

         SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE BY AGT

     Section 16(a) of the Exchange Act requires AGT's directors and executive officers and persons who own more than 10% of a registered class of AGT's equity securities to file with the Commission and NASDAQ initial reports of ownership and reports of changes in ownership of AGT Common Stock and other equity securities of AGT. In addition, under Section 16(a), trusts for which a reporting person is a trustee and a beneficiary (or for which a member of his immediate family is a beneficiary) may have a separate reporting obligation with regard to ownership of AGT Common Stock and other equity securities of AGT. Such reporting persons are required by rules of the Commission to furnish AGT with copies of all Section 16(a) reports they file. Based solely on its review of
Section 16(a) reports and written representations that certain reports were not required, AGT believes that all Section 16(a) reports required to be filed were filed on a timely basis.

              STOCKHOLDER PROPOSALS FOR AGT'S 1999 ANNUAL MEETING

     Pursuant to rules of the Commission, in order for stockholder proposals to be presented at the 1999 annual meeting of stockholders, such proposals must be received by the Secretary of AGT at AGT's principal office in New York, New York no later than December 31, 1998.

                          SECURITY OWNERSHIP OF DEVON

     Set forth below is information concerning stock ownership of all persons known by Devon to own beneficially 5% or more of the Devon Common Stock, each director and all directors and executive officers of Devon as a group based upon the number of outstanding shares as of December 31, 1997. For the purposes of this Proxy Statement/Prospectus, beneficial ownership is defined in accordance with the rules of the Commission and generally means the power to vote or to dispose of the securities regardless of any economic interest therein.

                                                              SHARES OF               PERCENT OF
                                                             COMMON STOCK         OUTSTANDING SHARES
NAME OF BENEFICIAL OWNER                                  BENEFICIALLY OWNED    BENEFICIALLY OWNED(10)
------------------------                                  ------------------    ----------------------
First Pacific Advisors, Inc.(1).........................      1,011,900                 13.75%
Marne Obernauer, Jr.(2).................................        857,999                 11.66
Fidelity Management & Research Company(3)...............        675,600                  9.18
Neumeier Investment Counsel(4)..........................        697,125                  9.47
Robert S. Blank(5)......................................         30,000                     *
John W. Dinzole(6)......................................        160,500                  2.18
William G. Gisel........................................          3,000                     *
Howard A. Fielder(7)....................................        106,393                  1.45
Terrence M. Flynn(8)....................................        200,068                  2.73
Thomas J. Harrington....................................         14,000                     *
Marne Obernauer(9)......................................        300,000                  4.08
Edward L. Palmer........................................         87,874                  1.19
All directors and executive officers as a group (9
  persons)..............................................      1,759,834                 23.91%

---------------
  *  Represents holdings of less that 1%.

 (1) The address of First Pacific Advisors, Inc. is 11400 West Olympic Blvd., Suite 120, Los Angeles, California 90064.

 (2) Includes an aggregate of 12,000 shares held by Mr. Obernauer, Jr., as trustee, for trusts created for the benefit of his two sons, a niece, and a nephew, over which Mr. Obernauer, Jr. has voting and investment power. The address of Marne Obernauer, Jr. is c/o Devon Group, Inc., 450 Park Avenue, New York, New York 10022.

 (3) The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02108.

 (4) The address of Neumeier Investment Counsel is 26435 Carmel Rancho Blvd., Carmel, California 93923.

 (5) Includes 5,000 shares held in a trust of which Mr. Blank is a beneficiary and a trustee.

 (6) Includes 160,500 shares held in a trust of which Mr. Dinzole is a beneficiary and the trustee.

 (7) Excludes 21,500 shares held by Mr. Fiedler's wife, in which Mr. Fiedler disclaims all beneficial interest.

 (8) Includes 169,559 shares held by a corporation of which Mr. Flynn is the sole shareholder.

 (9) Excludes 5,000 shares held by Mr. Obernauer's wife, in which Mr. Obernauer disclaims all beneficial interest.

(10) Percentage of ownership of Devon Common Stock is based on 7,358,817 shares of Devon Common Stock outstanding on December 31, 1997.

                             AVAILABLE INFORMATION

     Each of AGT and Devon is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Materials that Devon and AGT file electronically with the Commission are available at the Commission's website (http://www.sec.gov), which contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission.

     If the Merger is consummated, AGT will continue to file periodic reports, proxy statements and other information with the Commission pursuant to the Exchange Act and, upon application to the Commission, Devon no longer will be subject to the informational and certain other requirements of the Exchange Act.

     AGT has filed with the Commission a Registration Statement on Form S-4 (together with any amendments or supplements thereto, the "Registration Statement") under the Securities Act, with respect to the shares of AGT Common Stock to be issued pursuant to the Merger Agreement. This Proxy Statement/ Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in Washington, D.C. and the Commission's regional offices in New York and Illinois. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document as filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                                 LEGAL MATTERS

     The legality of the AGT Common Stock to be issued in the Merger and certain federal income tax consequences of the Merger will be passed upon for AGT by Weil, Gotshal & Manges LLP, counsel to AGT. John Zuccotti, Senior Counsel at Weil, Gotshal & Manges LLP, is a nominee for election to the AGT Board for the 1998 term. See "Proposals to be Considered at AGT Meeting -- Proposal
4 -- Election of Directors -- Nominees for Election as Directors." O'Sullivan Graev & Karabell, LLP, counsel to Devon, will render an opinion with respect to certain federal income tax consequences of the Merger. See "The Merger and the Share Issuance -- Certain United States Federal Income Tax Consequences."

                                    EXPERTS

     The consolidated financial statements of AGT as of December 31, 1997 and 1996, and for the years then ended included in this Proxy Statement/Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the Registration Statement, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The combined statements of operations, cash flows and changes in owners' equity (deficit) of the Predecessor Group to AGT for the year ended December 31, 1995, included in this Proxy Statement/ Prospectus, have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The consolidated financial statements of Devon and its subsidiaries as of March 31, 1997 and 1996 and for each of the years in the three-year period ended March 31, 1997 have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants included herein, and upon the authority of such firm as experts in accounting and auditing.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by AGT (File No. 0-28208) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

          (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

          (2) Current Report on Form 8-K, filed on January 30, 1998.

          (3) Current Report on Form 8-K, filed on February 19, 1998.

          (4) Current Report on Form 8-K/A filed on April 1, 1998.

          (5) All documents subsequently filed by AGT pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the AGT Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents.

     The following documents filed with the Commission by Devon (File No. 2-14850) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

          (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1997 (except for those Financial Statements included therein which have been subsequently restated for the disposition of Graftek Press, Inc. and included herein).

          (2) Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

          (3) Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997.

          (4) Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997.

          (5) Current Report on Form 8-K, filed on August 6, 1997.

          (6) Current Report on Form 8-K, filed on February 20, 1998.

          (7) All documents subsequently filed by Devon pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Devon Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS RELATING TO AGT AND DEVON WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS OTHER THAN EXHIBITS SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING THE BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON. REQUESTS FOR SUCH DOCUMENTS RELATING TO AGT SHOULD BE DIRECTED TO APPLIED GRAPHICS TECHNOLOGIES, INC., 450 WEST 33RD STREET, NEW YORK, NEW YORK 10001
ATTENTION: CHIEF FINANCIAL OFFICER, TELEPHONE NUMBER (212) 716-6600. REQUESTS FOR SUCH DOCUMENTS RELATING TO DEVON SHOULD BE DIRECTED TO DEVON GROUP INC., 281 TRESSER BOULEVARD, SUITE 501, STAMFORD, CONNECTICUT 06901, ATTENTION: SECRETARY, TELEPHONE NUMBER (203) 964-1444. TO ASSURE TIMELY DELIVERY OF SUCH DOCUMENTS, REQUESTS FOR SUCH DOCUMENTS FROM AGT OR DEVON SHOULD BE MADE NO LATER THAN MAY 20, 1998.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AGT OR DEVON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR SOLICITATION OF A PROXY IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF AGT OR DEVON SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AGT
  Independent Auditor's Report..............................   FS-2
  Report of Independent Accountants.........................   FS-3
  Consolidated Balance Sheets...............................   FS-4
  Consolidated Statements of Operations.....................   FS-5
  Consolidated Statements of Cash Flows.....................   FS-6
  Consolidated Statements of Stockholders' Equity and
     Owners' Deficit........................................   FS-7
  Notes to Consolidated Financial Statements................   FS-8

DEVON
  Independent Auditor's Report..............................  FS-23
  Consolidated Statements of Income.........................  FS-24
  Consolidated Balance Sheets...............................  FS-25
  Consolidated Statements of Cash Flows.....................  FS-26
  Consolidated Statements of Stockholders' Equity...........  FS-27
  Notes to Consolidated Financial Statements................  FS-28

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Applied Graphics Technologies, Inc.

     We have audited the accompanying consolidated balance sheets of Applied Graphics Technologies, Inc. and subsidiaries ("the Company") as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and owners' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

March 23, 1998
New York, New York

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Owners of the Predecessor Group:

     We have audited the accompanying combined statements of operations, cash flows and changes in owners' equity (deficit) of the Predecessor Group to Applied Graphics Technologies, Inc. for the year ended December 31, 1995. These financial statements are the responsibility of the Predecessor Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined results of operations and cash flows of the Predecessor Group for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

March 8, 1996

New York, New York

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS
              (IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1996
                                                              --------    -------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 12,584    $ 2,567
  Marketable securities.....................................    90,150      1,600
  Trade accounts receivable (net of allowances of $3,989 in
     1997
     and $472 in 1996)......................................    43,025     29,584
  Due from affiliates.......................................     5,561
  Inventory.................................................     6,234      4,639
  Prepaid expenses and other current assets.................     7,881      2,485
  Deferred income taxes.....................................     3,016        705
                                                              --------    -------
          Total current assets..............................   168,451     41,580
Property, plant, and equipment -- net.......................    31,020     20,544
Goodwill (net of amortization of $1,289 in 1997 and $552 in
  1996).....................................................    22,229      7,121
Deferred income taxes.......................................     1,384      1,644
Other assets................................................     1,709      1,258
                                                              --------    -------
          Total assets......................................  $224,793    $72,147
                                                              ========    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $ 27,264    $19,630
  Applied Printing Note.....................................                1,600
  Current portion of long-term debt.........................       606        507
  Current portion of obligations under capital leases.......     1,697      1,354
  Due to affiliates.........................................       923        354
  Other current liabilities.................................     6,793      2,407
                                                              --------    -------
          Total current liabilities.........................    37,283     25,852
Long-term debt..............................................       812      6,005
Obligations under capital leases............................     2,011      1,265
Other liabilities...........................................     1,190      3,142
                                                              --------    -------
          Total liabilities.................................    41,296     36,264
                                                              --------    -------
Commitments and contingencies
Stockholders' Equity:
  Preferred stock (no par value, 10,000,000 shares
     authorized;
     no shares outstanding)
  Common stock ($0.01 par value, 40,000,000 shares
     authorized; shares issued
     and outstanding: 17,836,383 in 1997 and 14,349,683 in
     1996)..................................................       178        143
  Additional paid-in capital................................   159,627     25,584
  Unrealized investment loss................................       (31)
  Retained earnings.........................................    23,723     10,156
                                                              --------    -------
     Total stockholders' equity.............................   183,497     35,883
                                                              --------    -------
          Total liabilities and stockholders' equity........  $224,793    $72,147
                                                              ========    =======

                 See Notes to Consolidated Financial Statements

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)

                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               1997        1996        1995
                                                             --------    --------    --------
Revenues...................................................  $184,993    $132,725    $117,802
Cost of revenues...........................................   120,018      92,242      86,296
                                                             --------    --------    --------
Gross profit...............................................    64,975      40,483      31,506
                                                             --------    --------    --------
Selling, general, and administrative expenses..............    40,179      28,554      33,529
Charge for customer bankruptcy.............................     2,487
Reorganization charge......................................                             3,060
                                                             --------    --------    --------
          Total operating expenses.........................    42,666      28,554      36,589
                                                             --------    --------    --------
Operating income (loss)....................................    22,309      11,929      (5,083)
Interest expense...........................................    (1,034)     (1,833)     (3,332)
Interest income............................................     1,724         497
Other income (expense) -- net..............................      (292)        227         603
                                                             --------    --------    --------
Income (loss) before provision for income taxes............    22,707      10,820      (7,812)
Provision for income taxes.................................     9,140         865
                                                             --------    --------    --------
Net income (loss)..........................................  $ 13,567    $  9,955    $ (7,812)
                                                             ========    ========    ========
Earnings per common share:
  Basic....................................................  $   0.88    $   0.79
  Diluted..................................................  $   0.83    $   0.77
Weighted average number of common shares:
  Basic....................................................    15,475      12,660
  Diluted..................................................    16,430      12,924
Pro Forma Net Income Data:
  Income (loss) before provision for income taxes, as
     reported..............................................              $ 10,820    $ (7,812)
  Pro forma provision for income taxes.....................                   785         115
                                                                         --------    --------
  Pro forma net income (loss)..............................              $ 10,035    $ (7,927)
                                                                         ========    ========
Pro forma earnings (loss) per common share:
  Basic....................................................              $   0.79    $  (0.80)
  Diluted..................................................              $   0.78    $  (0.80)
Pro forma weighted average number of common shares:
  Basic....................................................                12,660       9,930
  Diluted..................................................                12,924       9,930

                 See Notes to Consolidated Financial Statements

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                               FOR THE YEARS ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1997         1996         1995
                                                              ---------    ---------    --------
Cash flows from operating activities:
Net income (loss)...........................................  $ 13,567     $  9,955     $(7,812)
Adjustments to reconcile net income (loss) to net cash from
  operating activities:
  Depreciation and amortization.............................     6,222        4,932       5,359
  Deferred taxes............................................    (1,591)      (2,349)
  Gain on insurance settlement..............................                    (18)     (2,023)
  Reorganization charge.....................................                              3,060
  Charge for customer bankruptcy............................     2,487
  Other.....................................................       644          (40)      1,012
Changes in Operating Assets and Liabilities, net of effects
  of acquisitions:
  Trade accounts receivable.................................   (13,779)     (11,442)      3,772
  Due from/to affiliates....................................    (4,991)       1,917        (981)
  Inventory.................................................    (1,285)        (937)       (422)
  Other assets..............................................    (1,042)       2,452       1,401
  Accounts payable and accrued expenses.....................     1,139         (413)      1,387
  Other liabilities.........................................     2,268       (2,591)        204
                                                              --------     --------     -------
Net cash provided by operating activities...................     3,639        1,466       4,957
                                                              --------     --------     -------
Cash flows from investing activities:
  Investment in available-for-sale securities...............  (320,553)      (1,600)
  Proceeds from sale of available-for-sale securities.......   231,072
  Proceeds from maturities of held-to-maturity securities...     1,600
  Property, plant, and equipment expenditures...............   (13,997)     (14,851)     (3,455)
  Proceeds from the sale of fixed assets....................        12        1,099       1,483
  Net proceeds from insurance claims........................                    243       1,782
  Entities purchased, net of cash acquired..................   (10,533)         350         (69)
                                                              --------     --------     -------
Net cash used in investing activities.......................  (112,399)     (14,759)       (259)
                                                              --------     --------     -------
Cash flows from financing activities:
  Proceeds from sale of common stock........................   121,700       46,103
  Proceeds from exercise of stock options...................     5,641
  Borrowings (repayments) under revolving credit
     line -- net............................................    (5,628)       5,628
  Proceeds from sale/leaseback transactions.................     3,469        4,093         558
  Repayment of Applied Printing Note........................    (1,600)     (14,400)
  Repayment of notes and capital lease obligations..........    (4,805)      (2,662)     (4,020)
  Increase in (repayments of) intercompany
     borrowings -- net......................................                (18,000)      3,789
  Distributions to Applied Printing -- net..................                 (5,568)     (4,449)
                                                              --------     --------     -------
Net cash provided by (used in) financing activities.........   118,777       15,194      (4,122)
                                                              --------     --------     -------
Net increase in cash and cash equivalents...................    10,017        1,901         576
Cash and cash equivalents at beginning of year..............     2,567          666          90
                                                              --------     --------     -------
Cash and cash equivalents at end of year....................  $ 12,584     $  2,567     $   666
                                                              ========     ========     =======

                 See Notes to Consolidated Financial Statements

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND OWNERS' DEFICIT
              (IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)

                                                          ADDITIONAL   UNREALIZED
                                                 COMMON    PAID-IN-    INVESTMENT   RETAINED   OWNERS'
                                                 STOCK     CAPITAL        LOSS      EARNINGS   DEFICIT
                                                 ------   ----------   ----------   --------   --------
Balance at January 1, 1995.....................                                                $ (7,120)
  Net loss.....................................                                                  (7,812)
  Distribution.................................                                                  (4,449)
                                                                                               --------
Balance at December 31, 1995...................                                                 (19,381)
  Issuance of 9,309,900 common shares in
     exchange for assets of Prepress
     Business..................................   $ 93
  Issuance of 4,500,000 common shares in a
     public offering at $12.00 per share.......     45     $ 46,058
  Issuance of 539,683 shares in an acquisition
     at $15.75 per share.......................      5        8,495
  Net income (loss)............................                                     $10,156        (201)
  Distribution.................................                                                  (9,387)
  Conveyance...................................             (28,969)                             28,969
                                                  ----     --------       ----      -------    --------
Balance at December 31, 1996...................    143       25,584                  10,156    $      0
                                                                                               ========
  Issuance of 3,000,000 common shares in a
     public offering at $43.00 per share.......     30      121,670
  Granting of 19,000 warrants to purchase
     common shares.............................                 330
  Issuance of 486,700 common shares upon
     exercise of stock options.................      5        5,636
  Income tax benefit associated with exercise
     of stock options..........................               6,407
  Unrealized loss on investments in
     available-for-sale securities.............                           $(31)
  Net income...................................                                      13,567
                                                  ----     --------       ----      -------
Balance at December 31, 1997...................   $178     $159,627       $(31)     $23,723
                                                  ====     ========       ====      =======

                 See Notes to Consolidated Financial Statements

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND BASIS OF PRESENTATION

     Applied Graphics Technologies, Inc. and its subsidiaries (the "Company") provide digital prepress services to magazine publishers, advertising agencies, entertainment companies, automobile manufacturers, and catalog retailers. In addition, the Company provides outsourced, on-site prepress and related services to third parties and advanced digital imaging services, such as digital archiving and distribution services and duplication and distribution services of advertising content for the broadcast industry. The Company was incorporated in Delaware on December 12, 1995. Applied Printing Technologies, L.P. ("Applied Printing"), an entity beneficially owned by the Chairman of the Board of Directors of the Company (the "Chairman") and the Chief Executive Officer of the Company (the "CEO"), was issued 100 shares of common stock and became the Company's sole stockholder.

     On April 16, 1996 (the "Initial Offering Date"), the Company's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, relating to the initial public offering (the "Initial Offering") of the Company's common stock, was declared effective. Upon the offering being declared effective, the Company acquired substantially all of the assets and certain related liabilities relating to the prepress, digital imaging services, and related businesses of Applied Printing (collectively, the "Prepress Business") in exchange for 9,309,900 shares of the Company's common stock and $37,000 of additional consideration ("Additional Consideration") comprised of (i) the assumption by the Company of the principal amount of collateralized senior indebtedness to Applied Printing's primary institutional lender (the "Institutional Senior Indebtedness") of $21,000 and (ii) the issuance of a promissory note by the Company to Applied Printing (the "Applied Printing Note") of $16,000. The Company received net proceeds of $46,103 from the Initial Offering, of which $21,000 was used to repay Institutional Senior Indebtedness and $16,000 was used to invest in short-term investments to support a standby letter of credit that collateralized the Applied Printing Note. At December 31, 1997, Applied Printing owned approximately 28% of the Company's outstanding common stock.

     The acquisition of the Prepress Business was accounted for in a manner similar to a pooling of interests. Accordingly, the financial statements of the Company reflect the combined results of operations of the Prepress Business through the Initial Offering Date and the results of the Company thereafter. The statements of operations and cash flows covering the periods through the Initial Offering Date have been prepared by combining the results of operations and cash flows of the specific divisions that comprised the Prepress Business. Prior to the Initial Offering Date, these specific divisions operated as separate business units and maintained their own books and records. Through the Initial Offering Date, Applied Printing managed the cash and financing requirements of all of its divisions centrally and, as such, the interest expense and related intercompany borrowing up until that date represent an allocation of Applied Printing's interest expense and the related debt. As discussed in Note 10, this allocation of debt is presented as an intercompany borrowing. Additionally, prior to the Initial Offering Date, Applied Printing and other related parties provided certain corporate, general, and administrative services to the Prepress Business, including general management, treasury, financial reporting, and legal services. Accordingly, the financial statements include an allocation of expenses for such services. The combined results of operations and cash flows for the years ended December 31, 1996 and 1995, may have differed had the Company operated as an independent entity during those entire periods.

     On September 3, 1997, the Company's Registration Statement on Form S-3 under the Securities Act of 1933, as amended, relating to an offering of the Company's common stock (the "Offering"), was declared effective. As part of the Offering, the Company sold 3,000,000 shares of common stock, generating proceeds, net of underwriters' discount and transaction expenses, of $121,700. Also as part of the Offering, an additional 3,900,000 shares were sold by certain stockholders of the Company, of which 3,650,000 shares were sold by Applied Printing.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation: The Consolidated Financial Statements include the accounts of the Company and all of its subsidiaries. All intercompany accounts and transactions have been eliminated in the Consolidated Financial Statements.

     Cash and Cash Equivalents: Cash and cash equivalents include all cash balances and highly liquid investments having original maturities of three months or less.

     Marketable Securities: The Company has classified its investments in marketable securities at December 31, 1997, as "available for sale" and has recorded them at fair market value. Marketable securities at December 31, 1996, were classified as "held to maturity" and were recorded at amortized cost.

     Inventory: Raw materials are valued at the lower of cost (cost being determined on a weighted average basis) or market. Work-in-process, consisting of labor, materials, and overhead on partially completed projects, is recorded at cost (specific identification) but not in excess of net realizable value.

     Property, Plant, and Equipment: Property, plant, and equipment is stated at cost. Depreciation is computed principally on the straight-line method over the estimated useful lives of the assets, which generally range from 30 years for buildings to three years for computer software and vehicles. Leasehold improvements and amounts recorded under capital leases are amortized on the straight-line method over the terms of the leases or their estimated useful lives.

     Revenue recognition: Revenue is recognized at the time projects are shipped or transmitted to the customer. Revenue for digital archiving services is recognized on a per-image basis as items are prepared and scanned. Revenue from the licensing of software and the sale of digital equipment is recognized upon the later of delivery or satisfaction of significant obligations.

     Goodwill: Goodwill is being amortized on the straight-line method over periods ranging from 7 to 30 years.

     Income taxes: The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." The Prepress Business was treated as a partnership for Federal and state income tax purposes prior to the Initial Offering Date and was not subject to tax. A provision for income taxes is included in the Company's Consolidated Statements of Operations only for the periods subsequent to the Initial Offering Date.

     Earnings per Share of Common Stock: The Company adopted Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," in December 1997. In accordance with the provisions of SFAS No. 128, earnings per share of common stock for prior periods, including pro forma amounts, have been restated.

     Long-lived assets: The Company evaluates the recoverability of its long-lived assets by comparing their carrying value to the expected future cash flows to be generated from such assets when events or circumstances indicate that an impairment may have occurred.

     Recently Issued Accounting Standards: Statement of Financial Accounting Standards (SFAS) No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued in June 1997 and is effective for financial statements for periods beginning after December 15, 1997. This statement establishes standards for the way public companies report information about operating segments in annual and interim financial statements. The Company believes its current reporting systems will enable it to comply with the implementation of SFAS No. 131.

     Statement of Position (SOP) 97-2, "Software Revenue Recognition," was issued in October 1997 and is effective for transactions entered into in fiscal years beginning after December 15, 1997. This statement establishes standards for recognizing revenue on software transactions and supersedes Statement of Position (SOP) 91-1, "Software Revenue Recognition." A proposed Statement of Position was issued in February

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

1998 that, if issued, would postpone certain provisions of SOP 97-2 for one year. The Company does not expect the implementation of SOP 97-2 or the proposed SOP, if issued, to have a material effect on its results of operations.

     Estimates: The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassification of Prior Years' Financial Statements: Certain prior-year amounts in the accompanying financial statements have been reclassified to conform with the 1997 presentation.

3.  ACQUISITIONS

     In May 1997, the Company completed the purchase of certain assets of Star Graphic Arts Co., Inc., a prepress company. In June 1997, the Company acquired certain assets of Digital Imagination, Inc. ("DI"), a digital events photography business, and also acquired certain rights from a former joint venture partner. In July 1997, the Company acquired all of the assets of MBA Graphics, Inc. ("MBA"), a provider of prepress production, direct mailing, and brokered commercial printing services. In September 1997, the Company acquired certain assets of the broadcast media distribution business of Winkler Video Associates, Inc. In December 1997, the Company acquired the assets of another prepress company, Vancor Color, Inc., and the stock of another digital events photography business, Amusematte Corp. For such acquisitions, the Company paid an aggregate of $11,024 from amounts borrowed under its line of credit and from proceeds of the Offering, assumed $10,850 of liabilities, and granted warrants to purchase a minimum of 19,000 shares of its common stock with an approximate value of $330. In addition, the Company will make contingent payments in the form of cash or shares of common stock in the amount of $3,174 as additional consideration for certain of the acquisitions based on 1997 performance. Any additional consideration will be determined based upon the future financial performance of the acquired operations and will be recorded as additional purchase price at the time the necessary conditions are satisfied. Such additional consideration may be in the form of cash, shares of common stock, or warrants to purchase shares of common stock.

     On December 3, 1996, the Company acquired the assets of SpotLink, Inc. ("SpotLink"), a company that reproduces and distributes commercials to broadcast and cable media, for a purchase price of approximately $8,500. The assets, consisting primarily of duplication equipment, were acquired for 539,683 shares of the Company's common stock.

     The acquisitions were accounted for using the purchase method of accounting. Accordingly, the assets and liabilities have been recorded at their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of the net assets acquired in 1997 and 1996 was $15,818 and $6,716, respectively, and has been recorded as goodwill, which is being amortized on the straight-line method over periods ranging from 20 to 30 years. The results of operations of these acquisitions have been included in the Consolidated Statements of Operations subsequent to the respective dates of the acquisitions.

     At the time of the acquisition of DI, the Company intended to dispose of the portion of the business related to photography at golf courses and retain the portion of the business that related to photography at events and fixed-based locations. The projected cash loss for the golf course operations from the date of acquisition through the anticipated date of disposal totaled $1,068 and is included as part of the purchase price. During the period June 6, 1997, the date of acquisition, through December 31, 1997, the golf course operations incurred cash losses of approximately $800. Such losses have been excluded from the consolidated results of operations for the year ended December 31, 1997.

     The following unaudited pro forma information combines the results of operations of the Company and the acquisitions for the years ended December 31, 1997 and 1996, calculated as if the acquisitions had

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

occurred on January 1, 1996. The pro forma information has been prepared for comparative purposes only and does not purport to be indicative of the results of operations that would have occurred had the acquisitions been consummated at the beginning of 1996 or of results which may occur in the future.

                                                           1997        1996
                                                         --------    --------
                                                              UNAUDITED
Total revenues.........................................  $199,658    $164,338
Income before provision for income taxes...............  $ 22,156    $  9,085
Net income.............................................  $ 13,238    $  9,067
Earnings per common share:
  Basic................................................  $   0.86    $   0.72
  Diluted..............................................  $   0.81    $   0.70

4.  MARKETABLE SECURITIES

     The Company has classified its investments in marketable securities at December 31, 1997, as "available for sale" and has recorded them at fair market value. Marketable securities at December 31, 1996, were classified as "held to maturity" and were recorded at amortized cost. Marketable securities at December 31 consisted of the following:

                                                    1997                        1996
                                          ------------------------    ------------------------
                                                         AMORTIZED                   AMORTIZED
                                          MARKET VALUE     COST       MARKET VALUE     COST
                                          ------------   ---------    ------------   ---------
Debt issued by municipalities and their
  subdivisions:
  Maturing within 1 year................    $   400       $   400
  Maturing after 1 year through 5
     years..............................      1,600         1,600
  Maturing after 5 years through 10
     years..............................      3,675         3,675
  Maturing after 10 years...............      9,400         9,400
Corporate debt securities maturing
  within 1 year.........................     55,341        55,372
Certificates of Deposit maturing within
  1 year................................      4,498         4,498
Corporate Equity Fund...................      1,000         1,000
U.S. Government Treasury fund...........     14,236        14,236
U.S. Government Securities..............                                 $1,600       $1,600
                                            -------       -------        ------       ------
Total...................................    $90,150       $90,181        $1,600       $1,600
                                            =======       =======        ======       ======

     At December 31, 1997, all marketable securities held by the Company were available for current operations and are therefore classified in the Consolidated Balance Sheets as current assets. Unrealized holding gains and losses on available-for-sale securities, which were not material at December 31, 1997, are reflected as a separate component of Stockholders' Equity. Proceeds from sales of available-for-sale securities during the twelve month period ended December 31, 1997, totaled $231,072 and resulted in no realized gain or loss. Realized gains and losses are determined based on a specific identification basis.

5.  INVENTORY

     The components of inventory at December 31 were as follows:

                                                              1997      1996
                                                             ------    ------
Work-in-Process............................................  $2,721    $2,596
Raw Materials..............................................   3,513     2,043
                                                             ------    ------
Total......................................................  $6,234    $4,639
                                                             ======    ======

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

6.  PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment at December 31 consisted of the following:

                                                            1997       1996
                                                           -------    -------
Land.....................................................  $ 1,360    $ 1,360
Machinery and equipment..................................   32,490     23,843
Leasehold improvements...................................    8,423      7,019
Buildings and improvements...............................    7,119      6,893
Computer software........................................    2,687      1,651
Furniture and fixtures...................................    2,165      1,531
Construction in progress.................................    3,289        203
                                                           -------    -------
Total....................................................   57,533     42,500
Less accumulated depreciation and amortization...........   26,513     21,956
                                                           -------    -------
Net......................................................  $31,020    $20,544
                                                           =======    =======

     Interest capitalized on construction of buildings and improvements during 1996 was $130. Depreciation and amortization of property, plant, and equipment charged to expense for the years ended December 31, 1997, 1996, and 1995, was $6,055, $4,785 and $5,106, respectively.

7.  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at December 31 consisted of the following:

                                                            1997       1996
                                                           -------    -------
Accounts payable.........................................  $13,098    $ 7,694
Salaries and benefits....................................    5,207      4,329
Income taxes.............................................       54      2,449
Commissions..............................................    1,640      1,374
Other operating accruals.................................    7,265      3,784
                                                           -------    -------
Total....................................................  $27,264    $19,630
                                                           =======    =======

8.  APPLIED PRINTING NOTE

     On April 16, 1996, as part of the acquisition of the assets of the Prepress Business, the Company issued a promissory note to Applied Printing in the amount of $16,000. A principal payment in the amount of $14,400 was made during 1996. The remaining balance of $1,600 was repaid in February 1997. This obligation, which bore interest at the rate of 4.145% per annum, was collateralized by a letter of credit. The Company incurred interest charges of $8 and $295 during the years ended December 31, 1997 and 1996, respectively.

9.  LONG-TERM DEBT

     Long-term debt at December 31 consisted of the following:

                                                              1997     1996
                                                              ----    ------
8% -- Prime plus 1% notes payable due 1999 through 2002.....  $812    $  377
Variable rate revolving credit line.........................           5,628
                                                              ----    ------
Total.......................................................  $812    $6,005
                                                              ====    ======

     At December 31, 1997, the Company had a revolving line of credit aggregating $60 million, consisting of a $35 million revolving line of credit (the "Revolver") and a $25 million acquisition line of credit (the "Acquisition Line"). The amount available to be borrowed under the Revolver may be limited by outstanding eligible receivables. Amounts borrowed under either the Revolver or the Acquisition Line are collateralized primarily by receivables and inventory. The Revolver and the Acquisition Line are with a major financial

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

institution and have repayment terms that run through November 13, 2000, and December 1, 2003, respectively. Interest rates on funds borrowed under the Revolver and the Acquisition Line vary from the lower of prime less 1.00% or LIBOR plus 0.50%, to the greater of prime plus 0.125% or LIBOR plus 1.375%. Under the terms of the facility, the Company must comply with certain covenants related to earnings, funded debt ratios, and fixed charge coverage ratios. At December 31, 1997, the Company was in compliance with all covenants and there were no outstanding borrowings under either the Revolver or the Acquisition Line. The average variable rate on revolving credit facility borrowings during 1997 and 1996 was 7.50% and 8.25%, respectively. There is no restriction on the payment of dividends other than obtaining approval of the financial institution.

     Principal payments on the long-term debt are as follows:

1998........................................................  $  606
1999........................................................     399
2000........................................................     259
2001........................................................     111
2002........................................................      43
                                                              ------
Total.......................................................   1,418
Less current portion........................................     606
                                                              ------
Total long-term debt........................................  $  812
                                                              ======

10.  INTERCOMPANY BORROWINGS

     Prior to the Initial Offering Date, the Prepress Business had been financed principally through advances from Applied Printing. Historically, Applied Printing had financed all of its operations, including those of the Prepress Business, with Institutional Senior Indebtedness, borrowings from the Daily News, L.P. (the "Daily News") (see Note 15), and borrowings from the majority limited partner (collectively, "Borrowings").

     Prior to the Initial Offering Date the financial statements include an allocation of Applied Printing's interest expense and related Borrowings. Applied Printing's interest expense related to the Borrowings had been allocated to the Prepress Business based on the ratio of net assets of the Prepress Business, before an allocation of intercompany debt, to the sum of the total consolidated net assets of Applied Printing plus the Applied Printing debt that is not directly attributable to specific divisions within Applied Printing. The intercompany borrowing amounts represented derived amounts which have been computed by applying Applied Printing's weighted average interest rate to the allocated interest expense, calculated using the methodology discussed above. The weighted average interest rates during the period ended April 16, 1996, and the year ended December 1995, were 10.8% and 8.9%, respectively. The Company incurred interest charges of $944 and $2,683 for the period ended April 16, 1996, and the year ended December 31, 1995, respectively.

11.  LEASES

     The Company leases certain property and equipment used in its operations under agreements that are classified as both capital and operating leases. Such agreements generally include provisions for inflation-based rate adjustments and, in the case of leases for buildings and office space, payments of certain operating expenses and property taxes.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

     Future minimum rental payments required under capital leases and operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

                                                           CAPITAL    OPERATING
                                                           LEASES      LEASES
                                                           -------    ---------
1998.....................................................  $1,991      $ 7,320
1999.....................................................   1,061        6,396
2000.....................................................     428        2,659
2001.....................................................     289        1,724
2002.....................................................     168        1,600
Later years..............................................     387        4,925
                                                           ------      -------
Total minimum lease payments.............................   4,324      $24,624
                                                                       =======
Less imputed interest....................................     616
                                                           ------
Present value of minimum lease payments..................   3,708
Less current portion.....................................   1,697
                                                           ------
Long-term obligation under capital leases................  $2,011
                                                           ======

     Assets recorded under capital leases are included in property, plant, and equipment as follows:

                                                    1997       1996
                                                   -------    -------
Buildings........................................  $ 4,768    $ 4,768
Machinery and equipment..........................   13,179     11,431
                                                   -------    -------
Total............................................   17,947     16,199
Less accumulated depreciation....................    9,766      8,660
                                                   -------    -------
Net..............................................  $ 8,181    $ 7,539
                                                   =======    =======

     Total rental expense under operating leases amounted to $10,002, $7,578, and $12,106 for the years ended December 31, 1997, 1996, and 1995, respectively.

     The Company enters into sale and leaseback arrangements that are recorded as operating leases. The gain from these sale and leaseback arrangements is deferred and recognized as credits against future rental expenses over the terms of the related leases. At December 31, 1997, the remaining balance of the deferred gain totaling $377 is included in "Other liabilities", both current and noncurrent, in the accompanying Consolidated Balance Sheets.

12.  INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," which requires the asset and liability method of accounting for income taxes. Under this method, deferred taxes are recognized based on the expected future tax consequences of events that have been included in the financial statements or tax returns by applying currently enacted statutory tax rates applicable to future years to differences between the financial statement and tax bases of assets and liabilities.

     The Prepress Business was treated as a partnership for Federal and state income tax purposes prior to the Initial Offering Date and was not subject to tax. At the date of the Initial Offering, the Company recorded the applicable deferred tax assets related to the differences between financial statement and tax basis of the assets and liabilities of the Prepress Business. These deferred tax assets were entirely offset by a valuation allowance. A provision for income taxes is included in the Company's Consolidated Statements of Operations only for the periods subsequent to the Initial Offering Date.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

     The components of the provision for income taxes were as follows:

                                                            1997       1996
                                                           -------    -------
CURRENT:
  Federal................................................  $ 3,018    $ 2,287
  State..................................................    1,187        927
                                                           -------    -------
Total current............................................    4,205      3,214
                                                           -------    -------
DEFERRED:
  Federal................................................     (430)    (2,349)
  State..................................................   (1,161)
                                                           -------    -------
Total deferred...........................................   (1,591)    (2,349)
                                                           -------    -------
TAX BENEFITS NOT IMPACTING PROVISION:
  Federal................................................    4,650
  State..................................................    1,876
                                                           -------
Total tax benefits not impacting provision...............    6,526
                                                           -------
Total provision for income taxes.........................  $ 9,140    $   865
                                                           =======    =======

     The provision for income taxes varied from the Federal statutory income tax rate due to the following:

                                                             1997      1996
                                                            ------    -------
Taxes at statutory rate...................................  $7,720    $ 3,679
State income taxes, net of Federal tax benefit............   1,256        612
Change in valuation allowance for Federal deferred tax
  assets..................................................             (3,870)
Permanent items...........................................     158        252
Other -- net..............................................       6        192
                                                            ------    -------
Provision for income taxes................................  $9,140    $   865
                                                            ======    =======
Federal statutory rate....................................   34.00%     34.00%
Effective rate............................................   40.25%      8.00%

     The components of the net deferred tax asset at December 31 were as follows:

                                                              1997      1996
                                                             ------    ------
Deferred tax assets:
Accounts receivable........................................  $1,978    $  221
Property, plant, and equipment.............................     837       679
Accrued expenses...........................................     349     1,193
Obligations under capital leases...........................     460       639
Other liabilities..........................................     262       300
Other assets...............................................     514       198
                                                             ------    ------
Total deferred tax assets..................................   4,400     3,230
Valuation allowance........................................              (881)
                                                             ------    ------
Net deferred tax asset.....................................  $4,400    $2,349
                                                             ======    ======

     There were no deferred tax liabilities at December 31, 1997 and 1996. A valuation allowance was established at the date of initially recording the deferred tax assets associated with the acquisition of the Prepress Business. Due to the Prepress Business having historically incurred losses, the valuation allowance was deemed necessary due to the uncertainty relating to the Company's ability to utilize these benefits in the future. During the year ended December 31, 1997, the Company reduced the valuation allowance for state deferred tax assets by $881. During the period ended December 31, 1996, the Company reduced the valuation allowance by $3,870 for Federal and $200 for state deferred tax assets. Based on operating earnings subsequent

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

to the Initial Offering Date and the Company's expectations of future earnings from established contracts and relationships, the Company believes that it is more likely than not that the benefit associated with Federal and state deferred tax assets will be realized in the future and therefore has not established a valuation allowance for deferred tax assets at December 31, 1997.

13.  STOCK OPTIONS

     In 1996, the Board of Directors and stockholders approved a Stock Option Plan (the "Employee Plan") and a Non-employee Directors' Nonqualified Stock Option Plan (the "Directors' Plan"). Under the Employee Plan, options are granted to key employees of the Company to purchase common stock of the Company. Options granted under the Employee Plan, which have a term of ten years, become exercisable over a five year period in varying amounts, but in no event less than 5% or more than 25% in any year for any individual optionee. Under the Directors' Plan, options are granted to members of the Board of Directors who are not employees of the Company. Options initially granted under the Directors' Plan become exercisable over a two year period and have a term of ten years. The Directors' Plan also provides for an additional 5,000 options to be granted to non-employee directors on each subsequent anniversary date of having first become a member of the Board of Directors. Such future option grants will have an exercise price equal to the fair market value of the common stock on the date of grant and are fully vested at grant. The two plans call for a combined maximum of 4,200,000 shares of the Company's common stock to be available for issuance upon exercise of options. At December 31, 1997, 1,504,100 shares were reserved for the issuance of stock options.

     Information relating to activity in the Company's stock option plans is summarized as follows:

                                                                  WEIGHTED        WEIGHTED
                                                  NUMBER OF       AVERAGE         AVERAGE
                                                   SHARES      EXERCISE PRICE    FAIR VALUE
                                                  ---------    --------------    ----------
Options granted on Initial Offering Date........  2,475,000        $12.00         $17,489
Additional options granted......................     54,000        $15.61         $   496
Options forfeited...............................    (38,000)       $12.37
                                                  ---------
Options outstanding at December 31, 1996 (none
  exercisable)..................................  2,491,000        $12.07
Options granted.................................    255,500        $45.15         $ 6,858
Options exercised...............................   (486,700)       $12.03
Options forfeited...............................    (50,600)       $12.79
                                                  ---------
Options outstanding at December 31, 1997........  2,209,200        $15.89
                                                  =========
Options exercisable at December 31, 1997........     72,500        $18.29
                                                  =========

     Information relating to options outstanding at December 31, 1997, is summarized as follows:

                                  OUTSTANDING                          EXERCISABLE
                  --------------------------------------------   ------------------------
   RANGE OF                   WEIGHTED AVG.     WEIGHTED AVG.              WEIGHTED AVG.
EXERCISE PRICES    OPTIONS    EXERCISE PRICE   REMAINING LIFE    OPTIONS   EXERCISE PRICE
---------------   ---------   --------------   ---------------   -------   --------------
$12.00 - $16.63   1,953,700       $12.07            8.29         52,500        $12.31
$34.00 - $39.25      60,000       $37.50            9.38         20,000        $34.00
$47.50              195,500       $47.50            9.83              0

     The Company accounts for the issuance of stock options under the provisions of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," which requires compensation cost to be measured at the date of grant based on the intrinsic value of the options granted. The intrinsic value of an option is equal to the difference between the market price of the common stock on the date of grant and the exercise price of the option. There was no compensation cost recognized by the Company on the options granted in 1997 and 1996.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

     In 1995, Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," was issued. SFAS No. 123 provides for an alternative measurement of compensation cost based on the fair value of the options granted. The fair value of an option is based on the intrinsic value as well as the time value of the option. The fair value of stock options granted was estimated on the grant dates using the Black-Scholes option-pricing model. The following weighted average assumptions were used in calculating the fair value of options granted:

                                                     1997       1996
                                                    -------    -------
Risk-free interest rate...........................     6.20%      6.75%
Expected life.....................................  6 years    6 years
Expected volatility...............................   0.5606     0.5394
Expected dividend yield...........................        0%         0%

     Had the Company elected to account for the issuance of stock options under SFAS No. 123, the compensation cost would have been $3,957 and $2,511 for the years ended December 31, 1997 and 1996, respectively. The pro forma net income and earnings per share for the years ended December 31, 1997 and 1996, calculated as if the Company had elected to account for the issuance of stock options under SFAS No. 123, were as follows:

                                                     1997       1996
                                                    -------    ------
Net Income........................................  $11,203    $8,298
Basic Earnings per Share..........................  $  0.72    $ 0.66
Diluted Earnings per Share........................  $  0.70    $ 0.66

14.  EARNINGS PER SHARE

     The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," in December 1997. SFAS No. 128 requires the presentation of both basic and diluted earnings per share as opposed to primary and fully diluted earnings per share, which were required under the previous standard, Accounting Principles Board Opinion No. 15. In accordance with the provisions of SFAS No. 128, prior period earnings per share data has been restated.

     Basic earnings per share of common stock are computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings per share of common stock are computed by giving effect to all dilutive potential shares. There were no reconciling items to net income to arrive at income available to common stockholders for the years ended December 31, 1997, 1996, and 1995. The number of common shares used in the computation of basic and diluted earnings per share for the years ended December 31, 1997, 1996, and 1995, including pro forma computations, are summarized as follows:

                                             1997          1996         1995
                                          ----------    ----------    ---------
Basic:
  Weighted average shares outstanding...  15,475,000    12,660,000    9,930,000
Effect of Dilutive Securities:
  Stock options and warrants............     946,000       264,000
  Contingently issuable common shares...       9,000
                                          ----------    ----------    ---------
Diluted:
  Weighted average shares outstanding...  16,430,000    12,924,000    9,930,000
                                          ==========    ==========    =========

15.  RELATED PARTY TRANSACTIONS

     In addition to the business it transacts with Applied Printing, the Company also does business and shares services with entities beneficially owned by the Chairman and the CEO, including the Daily News and U.S. News & World Report, L.P. ("U.S. News"), and occasionally utilizes an aircraft owned by ZWA, Inc.,

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

an entity owned by the Chairman. The Company also does business with Snyder Communications, Inc. and its subsidiaries, a provider of outsourced marketing services, of which both the Chairman and the CEO are members of the Board of Directors and in the aggregate own approximately 13% of the outstanding common stock.

     Due to/from affiliates -- Affiliates owed the Company $5,561 and $46 at December 31, 1997 and 1996, respectively, representing trade receivables. The Company owed affiliates $923 and $400 at December 31, 1997 and 1996, respectively.

     Affiliate sales and purchases -- The Company has entered into Production Services Agreements with U.S. News and the Daily News pursuant to which it will provide prepress services. The agreement with U.S. News, which expires on December 31, 2000, is renewable annually thereafter by mutual agreement of the parties. The agreement with the Daily News commenced in October 1995 and is renewable annually by mutual agreement of the parties. In 1995, the Company entered into a two-year agreement to digitize the entire library of photographs of an affiliate. In addition, the Company occasionally provides services to and purchases services from related parties that are negotiated on an arms-length basis. Sales to and purchases from related parties for the years ended December 31, 1997, 1996, and 1995, were as follows:

                                                  1997       1996       1995
                                                 -------    -------    ------
Affiliate sales................................  $16,845    $11,610    $7,901
Affiliate purchases............................  $ 4,683    $ 3,097    $  421

     Sales to affiliates represented 9.1%, 8.8%, and 6.7% of the Company's revenues for the years ended December 31, 1997, 1996, and 1995, respectively.

     Allocated costs -- Prior to the Initial Offering Date, Applied Printing and other related parties provided to the Company certain administrative services that included cash management, financial reporting, legal, and other similar services. The costs allocated to the Company were based on either specific identification of expenses attributable to the Prepress Business, where practicable, or an allocation of the total costs incurred. For such services, the Company incurred charges of $1,534 and $6,645 for the period ended April 16, 1996, and for the year ended December 31, 1995, respectively.

     In the opinion of management, such allocated costs have been made on a basis that is considered to be reasonable; however, these costs are not necessarily indicative of the total costs that the Company would have incurred had it operated on a stand-alone basis.

     Shared costs -- Pursuant to shared services agreements, the Company receives certain legal and computer services from the Daily News and U.S. News. For such services, the Company incurred charges of $308, $303, and $150 for the years ended December 31, 1997, 1996, and 1995, respectively. In 1995, the shared costs are included as part of the allocated costs.

     Technology development agreement -- Under an arrangement with the Daily News, the Company was reimbursed for the costs incurred in the development of certain digital technologies. Such reimbursements totaled $100 and $1,184 in the years ended December 31, 1996, and 1995, respectively. There was no reimbursement in the year ended December 31, 1997.

     Leases -- The Company leases office space in Washington, D.C. from U.S. News. The charges incurred for the lease were $301, $293, and $281 for the years ended December 31, 1997, 1996, and 1995, respectively. In addition, the Company leases office space in New York City from Applied Printing and incurred charges of $385 and $289 for the years ended December 31, 1997 and 1996, respectively. The Company also leases a facility from the Daily News and incurred charges of $72 and $53 for the years ended December 31, 1997 and 1996, respectively.

     Vendor Agreement -- The Company is a party to an agreement originally entered into in January 1992 by Applied Printing with a vendor and its affiliate. Pursuant to such agreement, the Company and Applied Printing are obligated to purchase a specified cumulative annual minimum amount of the vendor's products provided that the prices are market competitive and that the products meet technological and customer

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

specifications. The Company receives a significant rebate from the vendor that varies based on the volume of products purchased. In addition, in 1995, the vendor prepaid to the Company $2,745 of the rebate expected to be earned in future periods. If the Company does not earn the full amount of the prepaid rebate in future periods, it would be required to repay the difference to the vendor along with interest accrued since 1995. At December 31, 1997, "Other current liabilities" in the Company's Consolidated Balance Sheet include approximately $2,917 related to prepaid rebates of which approximately $2,621 represents an amount expected to be applied to this obligation based on purchases made during 1997. Such amount to be applied is also included as part of the total rebate receivable from the vendor included in "Other current assets" in the Consolidated Balance Sheet at December 31, 1997. The Chairman is a guarantor of the Company's contingent repayment obligation.

     In connection with the agreement, the vendor's affiliate loaned $15,000 to the Chairman. The loan, which matures on December 31, 1998, bears interest at the lender's commercial paper rate. The Company believes that the terms for its purchases of the products covered by this agreement are no less favorable to the Company than those that could be obtained from another vendor.

16.  RETIREMENT PLANS

     The Company has a defined contribution plan in which employees are eligible to participate upon the completion of six months of service and the attainment of 21 years of age. Participants can contribute into the plan on both a pre-tax and after-tax basis. In addition, the Company can make discretionary contributions into the plan. Participants vest 100% in the Company's discretionary contribution upon the completion of five years of service. The Company did not make any discretionary contributions for the years ended December 31, 1997, 1996, and 1995.

17.  COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is contingently liable as a result of transactions arising in the ordinary course of business and is involved in certain legal proceedings in which damages and other remedies are sought. In the opinion of Company management, after review with counsel, the ultimate resolution of these matters will not have a material effect on the Company's Consolidated Financial Statements.

     Applied Printing and its corporate general partner are defendants in litigation arising out of Applied Printing's business. The Company is not a defendant in any such litigation, and does not believe there is a sustainable basis for the Company to be named as a defendant in any of such litigation. If the Company were to be named or held responsible in connection with any of such litigation, the Company is indemnified by Applied Printing.

18.  CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash equivalents and trade receivables. The Company maintains cash balances and cash equivalents with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution.

     The Company provides credit to customers on an uncollateralized basis after evaluating customer credit worthiness. The Company's customers are not concentrated in any specific geographic region, but are concentrated in the publishing, advertising agency, entertainment, and catalog retailing businesses. The Company's largest customer, a group of commonly owned advertising agencies, accounted for approximately $19,120, or 10.3%, of revenues for the year ended December 31, 1997. The Company's five largest customers, excluding related parties, comprise 33%, 35%, and 37% of revenues for the years ended December 31, 1997, 1996, and 1995, respectively. In addition, amounts due from these customers represent 26% and 29% of trade accounts receivable as of December 31, 1997 and 1996, respectively. Any termination or significant disruption

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

of the Company's relationships with any of its principal customers could have a material adverse effect on the Company's business, financial condition, results of operations, and cash flows.

19.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Payments of interest and income taxes were as follows:

                                                                1997       1996      1995
                                                              --------    -------    ----
Interest paid (net of amounts capitalized)..................  $  1,138    $   702    $905
Income taxes paid...........................................  $  4,847    $   766

     Noncash investing and financing activities were as follows:

                                                                1997       1996      1995
                                                              --------    -------    ----
Notes payable issued in connection with an acquisition......  $    488
Increase in additional paid-in capital from income tax
  benefit associated with exercise of stock options.........  $  6,407
Reduction of goodwill from amortization of excess tax
  deductible goodwill.......................................  $    119
Acquisition of property, plant, and equipment in exchange
  for obligations under capital leases......................  $  1,235               $480
Additions to goodwill for contingent purchase price
  adjustments...............................................  $  3,174               $ 69
Conversion of intercompany borrowing into Applied Printing
  Note......................................................              $16,000
Distribution to Applied Printing in the form of increased
  intercompany borrowing....................................              $ 3,819
Common stock issued in exchange for the Prepress Business...              $    93
Common stock issued for acquisition.........................              $ 8,500
Acquisitions:
Fair value of assets acquired...............................  $ 22,204    $ 8,600
Cash paid...................................................   (11,024)
Fair value of common stock and warrants issued..............      (330)    (8,500)
                                                              --------    -------
Liabilities assumed.........................................  $ 10,850    $   100
                                                              ========    =======

20.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair values of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

     The carrying amount and estimated fair values of financial instruments at December 31 are summarized as follows:

                                                                1997                    1996
                                                        ---------------------   ---------------------
                                                        CARRYING   ESTIMATED    CARRYING   ESTIMATED
                                                         AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                                        --------   ----------   --------   ----------
ASSETS:
Cash and cash equivalents.............................  $12,584     $12,584      $2,567      $2,567
Marketable securities.................................  $90,150     $90,150      $1,600      $1,600
Other assets..........................................  $ 5,995     $ 5,995      $1,470      $1,470
LIABILITIES:
Applied Printing Note.................................                           $1,600      $1,600
Long-term debt........................................  $ 1,418     $ 1,263      $6,512      $6,400
Obligations under capital leases......................  $ 3,708     $ 3,629      $2,619      $2,557

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

     The following methods and assumptions were used to estimate the fair value of financial instruments presented above:

     Cash and cash equivalents -- the carrying amount is a reasonable approximation of fair value.

     Marketable securities -- the fair value of marketable securities is based on quoted market prices or dealer quotes.

     Other assets -- the carrying amount of non-trade accounts receivables is a reasonable approximation of fair value.

     Applied Printing Note -- due to the short-term nature of the obligation, the carrying amount is a reasonable approximation of fair value.

     Long-term debt -- the fair value of notes payable, including the current portion, is estimated by discounting the future streams of payments using the rate at which the Company can currently obtain funds under its revolving credit line. The carrying amount of the revolving credit line is a reasonable approximation of fair value since it is a variable-rate obligation.

     Obligations under capital leases -- the fair value of obligations under capital leases, including the current portion, is estimated by discounting the future streams of payments using the rate at which the Company can currently obtain funds under its revolving credit line.

21.  REORGANIZATION CHARGES

     During 1995, the Company reorganized its operations in response to the operational impact of acquisitions and the technological changes within the industry. As part of the reorganization, the Company consolidated several operations during 1995 in an effort to gain operational and administrative efficiencies. The Consolidated Statements of Operations include reorganization charges of $3,060 for the year ended December 31, 1995. Such charges were comprised primarily of the write off of assets, including leasehold improvements that are no longer utilized in the Company's business, and contractual lease obligations for facilities and equipment that provide no further benefit to the Company. The Company utilized a discount rate of 10% to determine the present value of the contractual lease payments. The balance of the reorganization liability, which was fully paid by December 31, 1997, was $409 as of December 31, 1996.

22.  SUBSEQUENT EVENTS

     In January 1998, the Company acquired Flying Color Graphics, Inc., a prepress company with five facilities throughout the midwest, for approximately $22,000. The purchase price was paid for with approximately $18,900 in cash from the Company's working capital and 68,103 shares of the Company's common stock.

     In February 1998, the Company entered into a definitive agreement to merge Devon Group, Inc. ("Devon"), a digital prepress and publishing company, into a newly-formed, wholly-owned subsidiary of the Company. As of and for the fiscal year ended March 31, 1997, Devon had total assets, revenues, and operating income of $163,571, $209,522, and $29,063, respectively. Under the terms of the agreement, which is subject to regulatory approval and the approval of the Company's and Devon's stockholders, the Company will pay $30 per share in cash and distribute 0.6 shares of the Company's common stock in exchange for each outstanding share of Devon common stock. The total consideration to be paid is estimated to be $450,000 including transaction costs. To fund the cash portion of the merger consideration, estimated to be $230,000 including the transaction costs, the Company has a commitment from a commercial bank that would increase its borrowing capacity to $250,000. This commitment expires on June 15, 1998.

     The Company is seeking stockholder approval at the Special Meeting in lieu of Annual Meeting relating to the merger with Devon to increase the number of authorized shares of its common stock from 40,000,000 shares to 150,000,000 shares.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

23.  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

     Prior to the Initial Offering Date, the Company was treated as a partnership for Federal and state income tax purposes and was not subject to tax. The Pro Forma Net Income Data in the Consolidated Statements of Operations presents what the provision for income taxes, net income, and earnings per common share for the years ended December 31, 1996 and 1995, would have been had the Company been treated as a C Corporation for the periods prior to the Initial Offering Date.

24.  SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                               1997 QUARTER ENDED
                                             ------------------------------------------------------
                                             MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31(1)
                                             --------    -------    ------------    ---------------
                                              (IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)
Revenues...................................  $39,761     $41,311      $50,416           $53,505
Gross profit...............................  $12,940     $15,261      $18,634           $18,140
Income before provision for income taxes...  $ 4,259     $ 5,382      $ 6,995           $ 6,071
Net income.................................  $ 2,598     $ 3,283      $ 4,142           $ 3,544
Earnings per common share:
  Basic....................................  $  0.18     $  0.23      $  0.27           $  0.20
  Diluted..................................  $  0.17     $  0.21      $  0.25           $  0.19

                                                                  1996 QUARTER ENDED
                                                ------------------------------------------------------
                                                MARCH 31     JUNE 30     SEPTEMBER 30     DECEMBER 31
                                                ---------    --------    -------------    ------------
                                                 (IN THOUSANDS OF DOLLARS, EXCEPT PER-SHARE AMOUNTS)
Revenues......................................   $30,598     $30,988        $35,177         $35,962
Gross profit..................................   $ 8,269     $ 9,352        $11,542         $11,320
Income before provision for income taxes......   $   146     $ 2,096        $ 4,216         $ 4,362
Net income....................................   $   146     $ 2,033        $ 4,005         $ 3,771
Earnings per common share:
  Basic.......................................   $  0.01     $  0.16        $  0.29         $  0.27
  Diluted.....................................   $  0.01     $  0.15        $  0.29         $  0.26

(1) Includes a pretax charge of $2,487 related to the Chapter 11 bankruptcy filing of one of the Company's on-site facilities management customers, Nobody Beats the Wiz.

                          INDEPENDENT AUDITOR'S REPORT

The Board of Directors and Stockholders
  Devon Group Inc.:

     We have audited the accompanying consolidated balance sheets of Devon Group, Inc. and subsidiaries as of March 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three year period ended March 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Devon Group, Inc. as of March 31, 1997 and 1996, and the results of their operations and their cash flows for each of the years in the three year period ended March 31, 1997, in conformity with generally accepted accounting principles.

                                              /s/ KPMG PEAT MARWICK LLP

                                          --------------------------------------
                                                  KPMG Peat Marwick LLP

Stamford, Connecticut
May 8, 1997,
except for Note 6 and 14, as to which
the date is February 24, 1998

                               DEVON GROUP, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                     YEARS ENDED MARCH 31,
                                                             --------------------------------------
                                                                1997          1996          1995
                                                             ----------    ----------    ----------
                                                             ($ IN THOUSANDS EXCEPT PER SHARE DATA)
Sales......................................................   $209,522      $194,442      $172,645
Operating costs and expenses:
  Cost of sales............................................    121,089       104,047        92,308
  Selling, general, and administrative.....................     59,370        54,935        50,295
                                                              --------      --------      --------
Income from operations.....................................     29,063        35,460        30,042
Interest income (expense), net.............................      1,197           752          (513)
Other income, net..........................................        885           401           149
                                                              --------      --------      --------
Income from continuing operations before income taxes......     31,145        36,613        29,678
Provision for income taxes.................................     12,243        14,651        12,204
                                                              --------      --------      --------
Income from continuing operations..........................     18,902        21,962        17,474
Income from discontinued operations........................      2,426         2,069         4,033
                                                              --------      --------      --------
          Net income.......................................   $ 21,328      $ 24,031      $ 21,507
                                                              ========      ========      ========
Income per common share:
Basic
  Continuing operations....................................   $   2.57      $   2.99      $   2.39
  Discontinued operations..................................        .33           .28           .55
                                                              --------      --------      --------
          Net income.......................................   $   2.90      $   3.27      $   2.94
                                                              ========      ========      ========
Diluted
  Continuing operations....................................   $   2.53      $   2.92      $   2.34
  Discontinued operations..................................        .32           .28           .54
                                                              --------      --------      --------
          Net income.......................................   $   2.85      $   3.20      $   2.88
                                                              ========      ========      ========

          See accompanying notes to consolidated financial statements.

                               DEVON GROUP, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                   MARCH 31,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
                                                                ($ IN THOUSANDS)
Assets
  Current assets:
     Cash and cash equivalents..............................  $ 28,901    $ 27,857
     Receivables, less allowance for doubtful accounts of
      $1,821 in 1997 and $2,095 in 1996.....................    37,615      31,670
     Inventories, at lower of cost or market:
       Raw materials........................................       572         744
       Work-in-process......................................    19,178      14,841
       Finished goods.......................................     3,453       2,486
                                                              --------    --------
          Total inventories.................................    23,203      18,071
     Deferred income tax benefits...........................     3,070       3,005
     Prepaid expenses and other current assets..............     6,624       5,408
     Net assets of discontinued operation...................    27,762          --
                                                              --------    --------
          Total current assets..............................   127,175      86,011
Property, plant, and equipment, net.........................    24,194      22,554
Deferred charges and other assets...........................     4,918       3,450
Deferred income tax benefits................................     1,095       1,268
Net assets of discontinued operation........................        --      27,326
Excess of cost over fair value of net assets acquired.......     6,369       6,421
                                                              --------    --------
                                                              $163,751    $147,030
                                                              ========    ========
Liabilities and Stockholders' Equity
  Current liabilities:
     Current installments of long-term debt.................  $     92    $    110
     Accounts payable.......................................     6,803       6,774
     Accrued expenses.......................................     9,614       9,558
     Accrued compensation...................................     7,913       7,738
     Income taxes...........................................     1,327       1,476
                                                              --------    --------
          Total current liabilities.........................    25,749      25,656
Long-term debt, excluding current installments..............     1,916       2,003
Deferred and other compensation.............................     5,005       6,413
Stockholders' equity:
  Common stock, $0.01 par value. Authorized 30,000,000
     shares; issued 8,383,317 shares in 1997 and 8,304,317
     in 1996................................................        84          83
  Additional paid-in capital................................    35,658      34,538
  Retained earnings.........................................   112,334      91,006
                                                              --------    --------
                                                               148,076     125,627
  Less: 1,099,500 shares of common stock held in treasury,
     at cost, at March 31, 1997 and 925,000 at March 31,
     1996...................................................   (16,995)    (12,669)
                                                              --------    --------
          Total stockholders' equity........................   131,081     112,958
                                                              --------    --------
                                                              $163,751    $147,030
                                                              ========    ========

          See accompanying notes to consolidated financial statements.

                               DEVON GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED MARCH 31,
                                                              ------------------------------
                                                               1997       1996        1995
                                                              -------    -------    --------
                                                                     ($ IN THOUSANDS)
Operating activities:
  Net income................................................  $21,328    $24,031    $ 21,507
  Adjustments to reconcile income to net cash provided by
     operating activities:
       Depreciation and amortization........................    6,164      5,308       4,894
       Provision for doubtful accounts......................      641        767         996
       Income from discontinued operations..................   (2,426)    (2,069)     (4,033)
       Loss on disposal of facility.........................       --         --         415
  Changes in assets and liabilities, net of the effects of
     purchases and disposition of subsidiaries:
       Receivables..........................................   (6,586)    (7,593)      5,975
       Inventories..........................................   (5,132)      (953)     (2,766)
       Deferred charges and other assets....................   (2,639)    (1,735)       (254)
       Accounts payable.....................................       29        310      (1,486)
       Accrued expenses.....................................       56     (1,461)      2,573
       Accrued compensation.................................      175        348         685
       Income taxes.........................................      360        558       1,596
       Deferred income taxes................................      108       (178)     (1,879)
       Deferred and other compensation......................   (1,408)     1,218         153
                                                              -------    -------    --------
Net cash provided by continuing operations..................   10,670     18,551      28,376
Net cash provided by discontinued operations................    1,990      2,563       3,007
                                                              -------    -------    --------
Net cash provided by operating activities...................   12,660     21,114      31,383
                                                              -------    -------    --------
Investing activities:
  Capital expenditures......................................   (7,352)    (4,538)     (3,889)
  Payments for purchases of subsidiaries, net of cash
     acquired...............................................     (400)    (5,109)       (516)
                                                              -------    -------    --------
  Net cash used in investing activities.....................   (7,752)    (9,647)     (4,405)
                                                              -------    -------    --------
Financing activities:
  Purchase of treasury stock................................   (4,326)    (1,294)         --
  Proceeds from long-term borrowings........................       --         --      12,129
  Payments of long-term debt................................     (105)      (289)    (23,850)
  Proceeds from the exercise of stock options and other.....      567        806         576
                                                              -------    -------    --------
  Net cash used in financing activities.....................   (3,864)      (777)    (11,145)
                                                              -------    -------    --------
Net increase in cash and cash equivalents...................    1,044     10,690      15,833
Cash and cash equivalents, beginning of year................   27,857     17,167       1,334
                                                              -------    -------    --------
Cash and cash equivalents, end of year......................  $28,901    $27,857    $ 17,167
                                                              =======    =======    ========

          See accompanying notes to consolidated financial statements.

                               DEVON GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                   YEARS ENDED MARCH 31, 1997, 1996, AND 1995

                                                  ADDITIONAL
                                        COMMON     PAID-IN      RETAINED    TREASURY
                                        STOCK      CAPITAL      EARNINGS     STOCK       TOTAL
                                        ------    ----------    --------    --------    --------
                                                            ($ IN THOUSANDS)
Balances at March 31, 1994............   $81       $31,413      $ 45,468    $(11,375)   $ 65,587
Exercise of stock options and other...     1         1,058            --          --       1,059
Net income............................    --            --        21,507          --      21,507
                                         ---       -------      --------    --------    --------
Balances at March 31, 1995............    82        32,471        66,975     (11,375)     88,153
Purchase of treasury stock............    --            --            --      (1,294)     (1,294)
Exercise of stock options and other...     1         2,067            --          --       2,068
Net income............................    --            --        24,031          --      24,031
                                         ---       -------      --------    --------    --------
Balances at March 31, 1996............    83        34,538        91,006     (12,669)    112,958
Purchase of treasury stock............    --            --            --      (4,326)     (4,326)
Exercise of stock options and other...     1         1,120            --          --       1,121
Net income............................    --            --        21,328          --      21,328
                                         ---       -------      --------    --------    --------
Balances at March 31, 1997............   $84       $35,658      $112,334    $(16,995)   $131,081
                                         ===       =======      ========    ========    ========

          See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   YEARS ENDED MARCH 31, 1997, 1996, AND 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Presentation: The consolidated financial statements reflect the operations of the Company and its subsidiaries, all of which are wholly-owned except for Portal Aird Publications Pty. Ltd. (Portal Aird) which is 50% owned. All significant intercompany transactions are eliminated in consolidation.

     (b) Use of Estimates: The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     (c) Property, Plant, and Equipment: The Company provides for depreciation and amortization of property, plant, and equipment principally by use of the straight-line method over estimated useful lives or lease terms, as applicable. Significant improvements are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed based on the following useful lives: buildings (20 to 32 years), building improvements (5 to 8 years), leasehold improvements (1 to 9 years), and furniture, fixtures, and equipment (3 to 10 years).

     (d) Excess of Cost Over Fair Value of Net Assets Acquired: The excess of cost over fair value of net assets of companies acquired is amortized on a straight-line basis over periods of 15 or 25 years. The Company periodically evaluates the recoverability of goodwill by assessing whether the unamortized amount can be recovered over its remaining life through undiscounted cash flows.

     (e) Income Taxes: The provision for income taxes, as determined using the liability method, includes deferred taxes resulting from temporary differences in income for financial and tax purposes. Such temporary differences primarily result from differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The cumulative effect on deferred taxes of changes in corporate income tax rates is recognized as an adjustment to income tax expense. The Company and its U.S. subsidiaries file a consolidated Federal income tax return.

     (f) Inventories: Inventories are stated at the lower of cost or market, using the first-in, first-out (FIFO) method.

     (g) Cash and Cash Equivalents: For purposes of the consolidated statements of cash flows, the Company considers all cash funds and short-term investments with original maturities of three months or less to be cash equivalents. At March 31, 1997 and 1996, the Company had $18,498,000 and $23,735,000,
respectively, invested in U.S. government securities under agreements to resell on April 1, 1997 and 1996, respectively. The market value of the underlying securities approximated their carrying value. Due to the short-term nature of the agreements, the Company did not take possession of the securities which were instead held by financial institutions. Additionally, at March 31, 1997, the Company had $9,961,000 in U.S. Treasury bills with a maturity date of April 3, 1997.

     (h) Stock-based Compensation: In fiscal 1997 the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-based Compensation," regarding disclosure of pro forma information for stock compensation which is included in
Note 11. As is allowed by Statement No. 123, the Company will continue to measure compensation expense using the methods described in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

     (i) Revenue Recognition: The pre-press business recognizes revenue when a job is substantially complete and the publishing business recognizes revenue at the time products are shipped.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.  BUSINESS

     Devon Group, Inc. is a diversified graphic arts company that provides the following services and products: advertising and editorial production, conventional and digital photography, interactive multimedia, computerized typesetting, composition, color separation and related services to corporate, retail, advertising, and publishing customers, and publishing/distribution of posters, art reproductions, original art, greeting cards, notecards, calendars, and related products.

     During the years ended March 31, 1997, 1996, and 1995, sales to the Company's two largest customers amounted to $46,218,000 and $28,882,000; $52,425,000 and $30,610,000; and $46,008,000 and $19,987,000, respectively.

3.  STOCKHOLDERS' EQUITY

     In fiscal 1997 and 1996, 79,000 and 100,500 stock options, respectively, were exercised at prices between $5.00 and $16.75 per share (see Note 11). In March 1995, the Company's Board of Directors authorized the purchase of up to 700,000 shares of its outstanding common stock in the open market from time to time. Under this authorization, 174,500 shares were acquired by the Company during fiscal 1997, and 50,000 shares were acquired during fiscal 1996.

4.  ACQUISITIONS AND DISPOSITIONS

     In fiscal 1996, the Company acquired two businesses, Proof Positive/Farrowlyne Associates, Inc. (PP/FA), and Nobart, Inc. (Nobart). PP/FA was acquired effective July 31, 1995 for $4,000,000 in cash and earnings-related, contingent consideration, $400,000 of which has been earned and paid through March 31, 1997. Located in Evanston, Illinois, PP/FA is a provider of editorial and creative services to the publishing industry, primarily in the educational sector. The purchase price exceeded the fair value of net assets acquired by $3,770,000, including the aforementioned additional contingent consideration. Nobart, acquired effective March 1, 1996, is a full-service design, art, photography, and production studio located in Chicago, Illinois. The purchase price of $1,217,000 was equal to the net book value of assets acquired.

     In fiscal 1995, the Company acquired Ahrens Interactive, Inc. (now Taproot Interactive, Inc.) and a 50% interest in Portal Aird. Taproot, which is located in Chicago, Illinois, is a developer of interactive multimedia products and services for the corporate, retail, advertising, and publishing markets. Located in Adelaide, South Australia, Portal Aird is a distributor of cards, stationery, and related products. This investment is accounted for using the equity method. During the third quarter of fiscal 1995 the Company sold the publishing subsidiary's contract art and framing operation located in Decatur, Georgia. The sale resulted in a charge of $415,000 which is included in "Other income, net" on the accompanying consolidated statements of income.

     All of the aforementioned acquisitions were accounted for as purchases. The cumulative excess of cost over the fair value of net assets acquired (goodwill) was recorded on the consolidated balance sheets. Goodwill amortization charged to operations for the years ended March 31, 1997, 1996, and 1995 was $452,000, $357,000, and $199,000, respectively. As of March 31, 1997 and 1996, the balance of accumulated amortization was $2,252,000 and $1,800,000, respectively.

     Effective December 18, 1990, the Company announced its intention to withdraw from the financial printing business and a reserve was established to provide for the related costs of the discontinuance. During the fourth quarter of fiscal 1995, the Company recorded net income of $2,206,000 related to the favorable resolution of certain liabilities that were recorded in fiscal 1991 for the discontinuance of the financial printing business.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.  INCOME TAXES

     The income tax provisions for the years ended March 31, 1997, 1996, and 1995 follow:

                                                CURRENT    DEFERRED     TOTAL
                                                -------    --------    -------
                                                       ($ IN THOUSANDS)
1997
  Federal.....................................  $10,034    $   (67)    $ 9,967
  State.......................................    2,101        175       2,276
                                                -------    -------     -------
          Total...............................  $12,135    $   108     $12,243
                                                =======    =======     =======
1996
  Federal.....................................  $12,198    $  (146)    $12,052
  State.......................................    2,631        (32)      2,599
                                                -------    -------     -------
          Total...............................  $14,829    $  (178)    $14,651
                                                =======    =======     =======
1995
  Federal.....................................  $11,910    $(1,556)    $10,354
  State.......................................    2,173       (323)      1,850
                                                -------    -------     -------
          Total...............................  $14,083    $(1,879)    $12,204
                                                =======    =======     =======

     Income tax provisions vary from the amounts which would have been computed by applying the applicable U.S. statutory Federal income tax rate to income before taxes. The primary reasons for the differences between the expected and effective rates stated as a percent of pretax income are as follows:

                                                         1997    1996    1995
                                                         ----    ----    ----
Computed "expected" tax expense........................  35.0%   35.0%   35.0%
Increase (decrease) in taxes resulting from:
  State income taxes, net of Federal income tax
     benefit...........................................   4.8     4.6     4.1
Other..................................................   (.5)     .4     2.0
                                                         ----    ----    ----
                                                         39.3%   40.0%   41.1%
                                                         ====    ====    ====

     The actual amounts of income taxes paid during the years ended March 31, 1997, 1996, and 1995 were $14,331,000, $17,167,000, and $13,288,000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities at March 31, 1997 and 1996 are presented below:

                                                               1997       1996
                                                              -------    -------
                                                               ($ IN THOUSANDS)
Deferred tax assets:
  Deferred compensation.....................................  $ 3,474    $ 4,024
  Inventory.................................................    2,272      1,978
  Accounts receivable.......................................      742        929
  Other.....................................................    1,084      1,302
                                                              -------    -------
          Total deferred tax assets.........................    7,572      8,233
                                                              -------    -------
Deferred tax liabilities:
  Accelerated depreciation..................................   (1,885)    (2,050)
  Prepaid expenses..........................................   (1,205)    (1,491)
  Other.....................................................     (317)      (419)
                                                              -------    -------
          Total deferred tax liabilities....................   (3,407)    (3,960)
                                                              -------    -------
Net deferred tax asset......................................  $ 4,165    $ 4,273
                                                              =======    =======

     The Company believes that no valuation allowance is necessary for deferred tax assets based on its estimate that it is more likely than not that future taxable income will be sufficient to offset the expenses to which the deferred tax assets relate.

6.  INCOME PER SHARE

     Earnings per share is presented on a Basic and Diluted basis. The computation of Basic earnings per share is based on income available to common stockholders and the weighted average number of common shares outstanding. Diluted earnings per share reflects the potential dilution that could occur if dilutive stock options were exercised resulting in the issuance of common stock that then shared in the earnings of the Company. The following table details the computation of Basic and Diluted earnings per share.

                                                               1997       1996       1995
                                                              -------    -------    -------
INCOME ($ IN THOUSANDS)
Income from continuing operations...........................  $18,902    $21,962    $17,474
Discontinued operations.....................................    2,426      2,069      4,033
                                                              -------    -------    -------
     Net income.............................................  $21,328    $24,031    $21,507
                                                              =======    =======    =======
SHARES (IN THOUSANDS)
Basic shares................................................    7,360      7,340      7,303
Effect of dilutive stock options............................      120        181        154
                                                              -------    -------    -------
     Diluted shares.........................................    7,480      7,521      7,457
                                                              =======    =======    =======
BASIC EPS
Income from continuing operations...........................  $  2.57    $  2.99    $  2.39
Discontinued operations.....................................      .33        .28        .55
                                                              -------    -------    -------
     Net income.............................................  $  2.90    $  3.27    $  2.94
                                                              =======    =======    =======
DILUTED EPS
Income from continuing operations...........................  $  2.53    $  2.92    $  2.34
Discontinued operations.....................................      .32        .28        .54
                                                              -------    -------    -------
     Net income.............................................  $  2.85    $  3.20    $  2.88
                                                              =======    =======    =======

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.  PROPERTY, PLANT, AND EQUIPMENT

     A summary of property, plant, and equipment at March 31, 1997 and 1996, at cost, follows:

                                                            1997       1996
                                                           -------    -------
                                                            ($ IN THOUSANDS)
Land.....................................................  $ 1,120    $ 1,120
Buildings and improvements...............................   15,261     14,388
Leasehold improvements...................................    2,744      2,707
Furniture, fixtures, and equipment.......................   39,816     35,823
                                                           -------    -------
                                                            58,941     54,038
Less accumulated depreciation and amortization...........   34,747     31,484
                                                           -------    -------
     Net property, plant, and equipment..................  $24,194    $22,554
                                                           =======    =======

8.  LONG-TERM DEBT

     The following is a summary of long-term debt at March 31, 1997 and 1996:

                                                              1997      1996
                                                             ------    ------
                                                             ($ IN THOUSANDS)
Revolving credit facility(a)...............................  $   --    $   --
6.5% IDA bond(b)...........................................     900       900
Miscellaneous notes payable(c).............................   1,108     1,213
                                                             ------    ------
                                                              2,008     2,113
Less current installments..................................      92       110
                                                             ------    ------
                                                             $1,916    $2,003
                                                             ======    ======

     Annual maturities of long-term debt for the next five fiscal years are $92,000 per year. Interest paid for the years ended March 31, 1997, 1996, and 1995 was $163,000, $195,000, and $649,000, respectively.

     (a) The Company's $35,000,000 revolving credit facility extends through April 1, 2000, is unsecured, and provides interest rate options no less favorable than prime and generally based upon a competitively bid "auction" rate. Under the facility agreement, the Company pays fees which range from .100 to .250 on various portions of the revolving credit facility. At March 31, 1997 and 1996, the Company had no outstanding balance under this agreement.

     (b) The 6.5% IDA bond is payable in full on August 1, 2004 and is secured by real estate.

     (c) The Company has various acquisition-related notes payable at interest rates ranging from 7.5% to 10.0%.

9.  LEASE COMMITMENTS

     At March 31, 1997, minimum rental payments due under operating leases in subsequent fiscal years were as follows: 1998, $3,347,000; 1999, $2,356,000; 2000, $1,529,000; 2001, $785,000; 2002, $445,000; and later years, $126,000.

     Total rental expense for the years ended March 31, 1997, 1996, and 1995 was $4,231,000, $3,443,000, and $2,817,000, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Most of the Company's leases are for facilities and provide that the Company pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased properties. Management expects that, in the normal course of business, leases which expire will be renewed or replaced by other leases.

10.  PROFIT SHARING, PENSION, AND BONUS PLANS

     The Company has various profit sharing and pension plans covering substantially all employees who meet eligibility requirements. Amounts contributed to profit sharing plans are at the discretion of the appropriate subsidiary's Board of Directors. Benefits for pension plans accrue and are vested based on compensation levels and years of service. The amounts charged to operations for all plans combined for the years ended March 31, 1997, 1996, and 1995 were $2,104,000, $1,896,000, and $1,998,000, respectively.

     The Company has various bonus plans covering key corporate and subsidiary personnel. The amounts charged to operations under all bonus plans for the years ended March 31, 1997, 1996, and 1995 were $2,343,000, $4,741,000, and
$4,206,000, respectively.

11.  STOCK OPTION PLANS

     The Company has three stock option plans which provide for the grant of nonqualified stock options to employees and certain directors. As of March 31, 1997, 927,500 options were outstanding with exercise prices ranging from $5.00 to $34.25 per share with 241,000 exercisable at a weighted average exercise price of $17.34. As of March 31, 1997, there were no options available for future grants under the Company's existing stock option plans. Pursuant to the terms of the option agreements, options are exercisable in increments over five- or ten-year periods. A total of 927,500 shares are reserved for issuance under the option plans.

     The tables below summarize stock option activity and options outstanding for the years ended March 31, 1997, 1996, and 1995:

            OPTION ACTIVITY                 1997         1996         1995
            ---------------               ---------    ---------    ---------
Options outstanding, beginning of
  year..................................    851,500      532,000      621,000
Options granted.........................    155,000      420,000           --
Options exercised.......................    (79,000)    (100,500)     (89,000)
                                          ---------    ---------    ---------
Options outstanding, end of year........    927,500      851,500      532,000
                                          =========    =========    =========
Weighted average fair value of options
  granted...............................  $    7.74    $    9.79           --
                                          =========    =========    =========

                                                  OPTIONS      EXPIRATION      OPTIONS
RECAP OF OPTIONS OUTSTANDING AT MARCH 31, 1997  OUTSTANDING       DATE       EXERCISABLE
----------------------------------------------  -----------    ----------    -----------
$ 5.00 Exercise price.......................       58,000         8/97          58,000
$10.63 Exercise price.......................        8,000         4/00              --
$12.25 Exercise price.......................       33,000         5/98          12,000
$16.75 Exercise price.......................      253,500        12/99         113,500
$26.00 Exercise price.......................      155,000         7/02          15,500
$34.25 Exercise price.......................      420,000         7/01          42,000
                                                  -------                      -------
                                                  927,500                      241,000
                                                  =======                      =======

     The estimated fair value of stock options at the grant date using the Black-Scholes option-pricing model is used to compute pro forma net income and earnings per share in accordance with SFAS No. 123. The weighted average assumptions used for grants in fiscal 1997 include risk-free interest rates ranging from 6.25% to 6.62% and a volatility factor of 27.64%, while fiscal 1996 is based on risk-free interest rates of 5.94% to 6.19% and a volatility factor of 26.68%. The calculations for both fiscal 1997 and 1996 are based on expected

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS lives of five years and a dividend yield of 0%. If compensation cost for the Company's stock-based compensation plans had been recognized in the income statements based on the fair value method, net income and earnings per share would have been reduced to pro forma amounts of $20,631,000, or $2.80 and $2.76 on a basic and diluted basis, and $23,357,000, or $3.18 and $3.11 on a basic and diluted basis, for fiscal years 1997 and 1996, respectively.

12.  CONTINGENT LIABILITIES

     The Company, in the ordinary course of business, is contingently liable on pending lawsuits and claims. Based upon advice from legal counsel, management believes such pending items will not have a material effect on the Company's consolidated financial position or results of operations.

13.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     The quarterly results for the years ended March 31, 1997 and 1996 are summarized below:

                                               FIRST    SECOND     THIRD    FOURTH     FISCAL
                                              QUARTER   QUARTER   QUARTER   QUARTER     YEAR
                                              -------   -------   -------   -------   --------
                                                   ($ IN THOUSANDS EXCEPT PER SHARE DATA)
1997
Sales.......................................  $47,866   $55,031   $56,514   $50,111   $209,522
Gross profit................................   20,581    24,612    23,332    19,908     88,433
Income from continuing operations...........    4,176     5,786     5,417     3,523     18,902
Income from discontinued operations.........      583       525       678       640      2,426
                                              -------   -------   -------   -------   --------
Net income..................................  $ 4,759   $ 6,311   $ 6,095   $ 4,163   $ 21,328
                                              =======   =======   =======   =======   ========
Income per share from continuing
  operations(1):
  Basic.....................................  $   .57   $   .78   $   .74   $   .48   $   2.57
  Diluted...................................      .56       .77       .73       .47       2.53
Net income per share(1):
  Basic.....................................  $   .64   $   .85   $   .83   $   .57   $   2.90
  Diluted...................................      .63       .84       .82       .56       2.85
1996
Sales.......................................  $46,011   $50,288   $52,378   $45,765   $194,442
Gross profit................................   21,661    25,666    23,404    19,664     90,395
Income from continuing operations...........    5,299     6,847     5,883     3,933     21,962
Income from discontinued operations.........      462       555       465       587      2,069
                                              -------   -------   -------   -------   --------
Net income..................................  $ 5,761   $ 7,402   $ 6,348   $ 4,520   $ 24,031
                                              =======   =======   =======   =======   ========
Income per share from continuing
  operations(1):
  Basic.....................................  $   .73   $   .94   $   .80   $   .53   $   2.99
  Diluted...................................      .71       .91       .79       .52       2.92
Net income per share(1):
  Basic.....................................  $   .79   $  1.01   $   .86   $   .61   $   3.27
  Diluted...................................      .77       .98       .84       .60       3.20

---------------
(1) Per share amounts for each quarter are computed independently; and, due to the computation formula, the sum of the four quarters may not equal the year.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.  SUBSEQUENT EVENTS

     On July 22, 1997, Devon Group, Inc. announced that it had reached agreement for the sale of the capital stock of its printing subsidiary, Graftek Press, Inc., to BGJ Enterprises, Inc., an affiliate of Brown Printing Company for approximately $40,000,000 in cash. The transaction was consummated on September 8, 1997 and resulted in a gain (net of applicable income taxes) for financial statement purposes of $6,818,000 and generated approximately $35,455,000 in after-tax cash. The results of the printing subsidiary have been reported separately as a discontinued operation and the financial statements have been restated. The net assets, consisting primarily of property, plant, and equipment, accounts receivable, and accounts payable, are combined and reflected on the accompanying balance sheets as "Net assets of discontinued operation." For the years ended March 31, 1997, 1996, and 1995, revenues related to the discontinued operation were $54,866,000, $54,531,000, and $53,037,000, respectively. The income from discontinued operations for the years ended March 31, 1997, 1996, and 1995, included income tax expense of $1,608,000, $1,370,000, and $1,209,000, respectively.

     Effective September 1, 1997 the Company acquired Canadian Art Prints Inc.
(CAP) for $2,527,000 in cash and a note payable of $1,086,000. Located in Richmond B.C., Canada, CAP publishes and distributes art posters, art cards, limited edition prints, and matted as well as framed art. The excess of the purchase price over the fair value of net assets acquired was $2,684,000. Since the results of the CAP acquisition are immaterial, prior year financial statements have not been restated to reflect this transaction.

     Effective December 31, 1997 the Company adopted SFAS No 128 "Earnings per Share." As a result, the EPS data presented in Note 6 of "Notes to Consolidated Financial Statements" has been restated for the years ended March 31, 1997, 1996, and 1995.

     On February 17, 1998, the Company and Applied Graphics Technologies, Inc.
(AGT) announced that they had signed a definitive agreement and plan of merger. Under the agreement, holders of Devon common stock will receive, for each Devon share, $30 in cash and a tax-free distribution of 0.6 shares of AGT common stock. The transaction is subject to the approval of both companies' shareholders and the satisfaction of other customary closing conditions, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to be completed in the second calendar quarter of 1998.

                          MARKET PRICE OF COMMON STOCK

     The Company's stock is traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) under the symbol "DEVN." The following table sets forth the high and low sales prices of the Company's common stock for the periods indicated:

                                                  YEARS ENDED MARCH 31,
                                                  ----------------------
                                                 1997              1996
                                               ---------         ---------
FISCAL QUARTER
First Quarter...............................  33 1/4- 28 1/4   29 3/4- 25 3/4
Second Quarter..............................  32 3/4- 20 1/4   44- 29
Third Quarter...............................  30- 23 1/4       45 3/4- 26 3/4
Fourth Quarter..............................  30- 26           31 3/4- 27

     The approximate number of record holders of common stock at March 31, 1997 was 128. Based on previous communications with banks and securities dealers who hold the Company's stock in "street" name for individuals, the Company estimates that the number of holders of its common stock exceeds 500.

                                                                       EXHIBIT A
================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                      APPLIED GRAPHICS TECHNOLOGIES, INC.,
                             AGT ACQUISITION CORP.
                                      AND
                               DEVON GROUP, INC.

================================================================================

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
                                      ARTICLE 1
THE MERGER...................................................................     A-2
  Section 1.1.   The Merger..................................................     A-2
  Section 1.2.   Effective Time..............................................     A-2
  Section 1.3.   Closing of the Merger.......................................     A-2
  Section 1.4.   Effects of the Merger.......................................     A-2
  Section 1.5.   Certificate of Incorporation and Bylaws.....................     A-2
  Section 1.6.   Directors...................................................     A-2
  Section 1.7.   Officers....................................................     A-2
                                      ARTICLE 2
CONVERSION OF SHARES; MERGER CONSIDERATION...................................     A-3
  Section 2.1.   Conversion of Shares........................................     A-3
  Section 2.2.   Exchange of Certificates and Cash...........................     A-4
  Section 2.3.   Stock Options...............................................     A-5
                                      ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................     A-5
  Section 3.1.   Organization and Qualification..............................     A-5
  Section 3.2.   Capitalization of the Company and its Subsidiaries..........     A-6
  Section 3.3.   Authority Relative to this Agreement........................     A-6
  Section 3.4.   SEC Reports; Financial Statements...........................     A-7
  Section 3.5.   Information Supplied........................................     A-7
  Section 3.6.   Consents and Approvals; No Violations.......................     A-8
  Section 3.7.   No Default..................................................     A-8
  Section 3.8.   No Undisclosed Liabilities; Absence of Changes..............     A-8
  Section 3.9.   Litigation..................................................     A-9
  Section 3.10.  Compliance with Applicable Law..............................     A-9
  Section 3.11.  Employee Plans..............................................     A-9
  Section 3.12.  Environmental Matters.......................................    A-10
  Section 3.13.  Tax Matters.................................................    A-12
  Section 3.14.  Intellectual Property.......................................    A-14
  Section 3.15.  Opinion of Financial Advisor................................    A-14
  Section 3.16.  Brokers.....................................................    A-14
  Section 3.17.  Material Contracts..........................................    A-14
  Section 3.18.  Labor Matters...............................................    A-15
  Section 3.19.  Insurance...................................................    A-15
  Section 3.20.  Customers...................................................    A-15
                                      ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF AGT AND ACQUISITION........................    A-16
  Section 4.1.   Organization and Qualification..............................    A-16
  Section 4.2.   Capitalization of AGT and its Subsidiaries..................    A-16
  Section 4.3.   Authority Relative to this Agreement........................    A-17
  Section 4.4.   SEC Reports; Financial Statements...........................    A-17
  Section 4.5.   Information Supplied........................................    A-18
  Section 4.6.   Consents and Approvals; No Violations.......................    A-18
  Section 4.7.   No Default..................................................    A-18

                                                                                 PAGE
                                                                                 ----
  Section 4.8.   No Undisclosed Liabilities; Absence of Changes..............    A-18
  Section 4.9.   Litigation..................................................    A-19
  Section 4.10.  Compliance with Applicable Law..............................    A-19
  Section 4.11.  Employee Plans..............................................    A-19
  Section 4.12.  Environmental Matters.......................................    A-20
  Section 4.13.  Tax Matters.................................................    A-21
  Section 4.14.  Intellectual Property.......................................    A-22
  Section 4.15.  Material Contracts..........................................    A-23
  Section 4.16.  Labor Matters...............................................    A-23
  Section 4.17.  Insurance...................................................    A-23
  Section 4.18.  Customers...................................................    A-23
  Section 4.19.  No Prior Activities.........................................    A-24
  Section 4.20.  Opinion of Financial Advisor................................    A-24
  Section 4.21.  Brokers.....................................................    A-24
  Section 4.22.  Ownership of Company Common Stock...........................    A-24
                                      ARTICLE 5
COVENANTS....................................................................    A-24
  Section 5.1.   Conduct of Business.........................................    A-24
  Section 5.2.   Preparation of S-4 and the Joint Proxy Statement............    A-27
  Section 5.3.   No Solicitation.............................................    A-27
  Section 5.4.   Letters of the Company's and AGT's Accountants..............    A-28
  Section 5.5.   Meetings....................................................    A-29
  Section 5.6.   Access to Information.......................................    A-29
  Section 5.7.   Additional Agreements; Reasonable Best Efforts..............    A-29
  Section 5.8.   Antitrust Reviews...........................................    A-30
  Section 5.9.   Public Announcements........................................    A-30
  Section 5.10.  Indemnification; Directors' and Officers' Insurance ........    A-30
  Section 5.11.  Notification of Certain Matters.............................    A-31
  Section 5.12.  Tax-Free Reorganization Treatment...........................    A-31
  Section 5.13.  Company Employee Benefits...................................    A-31
  Section 5.14.  Certain Payment of Deferred Compensation and Bonuses........    A-32
  Section 5.15.  Stock Options...............................................    A-32
  Section 5.16.  SEC Filings.................................................    A-32
  Section 5.17.  Guarantee of Performance....................................    A-32
                                      ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE MERGER.....................................    A-32
  Section 6.1.   Conditions to Each Party's Obligations to Effect the            A-32
                 Merger......................................................
  Section 6.2.   Conditions to the Obligations of the Company................    A-32
  Section 6.3.   Conditions to the Obligations of AGT and Acquisition........    A-33
                                      ARTICLE 7
TERMINATION; AMENDMENT; WAIVER...............................................    A-34
  Section 7.1.   Termination.................................................    A-34
  Section 7.2.   Effect of Termination.......................................    A-34
  Section 7.3.   Fees and Expenses...........................................    A-34
  Section 7.4.   Amendment...................................................    A-35
  Section 7.5.   Extension; Waiver...........................................    A-35

                                                                                 PAGE
                                                                                 ----
                                      ARTICLE 8
MISCELLANEOUS................................................................    A-35
  Section 8.1.   Nonsurvival of Representations and Warranties...............    A-35
  Section 8.2.   Entire Agreement; Assignment................................    A-36
  Section 8.3.   Notices.....................................................    A-36
  Section 8.4.   Governing Law...............................................    A-36
  Section 8.5.   Descriptive Headings........................................    A-36
  Section 8.6.   Interpretive Provisions; Certain Definitions................    A-36
  Section 8.7    Parties in Interest.........................................    A-37
  Section 8.8.   Severability................................................    A-37
  Section 8.9.   Specific Performance........................................    A-37
  Section 8.10.  Brokers.....................................................    A-37
  Section 8.11.  Counterparts................................................    A-37

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of February 13, 1998 (the "Agreement"), is among APPLIED GRAPHICS TECHNOLOGIES, INC., a Delaware corporation ("AGT"), AGT ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of AGT ("Acquisition"), and DEVON GROUP, INC., a Delaware corporation (the "Company").

     WHEREAS, the respective Boards of Directors of AGT, Acquisition and the Company have determined that the Merger (as defined in Section 1.1) is fair to and in the best interests of their respective stockholders and have approved the Merger in accordance with this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, concurrently with the execution hereof, certain holders of Shares (as defined in Section 2.1) are entering into an agreement (the "Stockholders Agreement") providing for certain matters with respect to their Shares, a copy of which is attached hereto as Exhibit A;

     WHEREAS, the Company has delivered to AGT a letter identifying all persons (each, a "Company Affiliate") who are, at the date hereof, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and each Company Affiliate has delivered to AGT a letter (each, an "Affiliate Letter") relating to (i) the transfer, prior to the Effective Time (as defined in Section 1.2), of the Shares beneficially owned by such Company Affiliate on the date hereof and (ii) the transfer of the shares of AGT Common Stock (as defined in Section 2.1(d)) to be received by such Company Affiliate in the Merger; and

     WHEREAS, AGT, Acquisition and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, AGT, Acquisition and the Company hereby agree as follows:

                                   ARTICLE 1

                                   THE MERGER

     Section 1.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Acquisition (the "Merger"). Following the Merger, Acquisition shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company shall cease.

     Section 1.2. Effective Time. Subject to the provisions of this Agreement, AGT, Acquisition and the Company shall cause the Merger to be consummated by filing an appropriate Certificate of Merger or other appropriate, documents (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     Section 1.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date to be specified by the parties, which shall be the third business day after satisfaction or waiver of the conditions set forth in Article 6 (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 1.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 1.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of Acquisition in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

     Section 1.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified. On or prior to the Closing Date, the number of directors of AGT shall be increased by two and the vacancies created thereby shall be initially filled by Maine Obernauer, Jr. and a designee to be determined jointly by the Company and AGT.

     Section 1.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

                                   ARTICLE 2

                   CONVERSION OF SHARES; MERGER CONSIDERATION

     Section 2.1. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of shares of the Company's common stock, par value $.01 per share (the "Company Common Stock"):

     (a) Common Stock of Acquisition. Each issued and outstanding share of common stock, par value $0.01 per share, of Acquisition shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Shares and AGT-Owned Shares. Each Share (as defined in Section 2.1(c)) that is owned by the Company, or by AGT, Acquisition or any other subsidiary of AGT shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

     (c) Common Stock of the Company. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (each, a "Share"), other than Shares to be cancelled in accordance with Section 2.1(b) and any Dissenting Shares (as defined in Section 2.1(e)), shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate evidencing any such Shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.2, the Merger Consideration (as defined in Section 2.1(d)) multiplied by the number of Shares evidenced by the cancelled certificate. The holders of such certificates previously evidencing such Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by law.

     (d) Merger Consideration. The term "Merger Consideration" means (i) a cash payment in an amount equal to $30.00 (the "Per Share Cash Amount") and (ii) .6 fully paid and nonassessable shares of common stock, par value $.01 per share of AGT ("AGT Common Stock").

     (e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand, and who properly demands, an appraisal of such Shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such Share of such holder shall be treated as a Share that had been converted as of the Effective Time into the right to receive the Merger Consideration. At the Effective Time, any holder of Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in
Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence. The Company shall give prompt notice to AGT of any demands received by the Company for appraisal of Shares, and AGT shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of AGT, make any payment with respect to, or settle or offer to settle, any such demands.

     (f) Adjustment.  If, based on the Merger Consideration payable pursuant to
Section 2.1(d), the tax opinions referred to in Sections 6.2(c) and 6.3(f) hereof cannot be delivered as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code (as reasonably determined by Weil, Gotshal & Manges LLP and O'Sullivan Graev & Karabell, LLP, such determination to be made (x) taking into account Dissenting Shares and cash issued in lieu of fractional shares, if any, (y) using the Closing Date Price as the measure of value of the shares of AGT Common Stock issued as Merger Consideration and (z) requiring that the total value of such AGT Common Stock issued as Merger Consideration represent no less than 45% of the total consideration issued and to be issued in the Merger to all holders of Shares), then the Merger Consideration shall be adjusted by reducing, to the extent necessary to enable the tax opinions to be rendered, the amount of cash to be delivered to the holders of Shares, for each Share converted, and in lieu thereof delivering to such holders such number of shares of AGT Common Stock equal to
(x) the amount by which the cash component of the Merger Consideration is reduced, pursuant to this clause, in order to enable the rendering of the tax opinions, divided by (y) the Closing Date Price.

     For purposes hereof, the "Closing Date Price" of a share of AGT Common Stock shall be the closing sales price of AGT Common Stock as reported on the Nasdaq National Market ("NASDAQ") as of the close of the trading day immediately prior to the Closing Date.

     Section 2.2.  Exchange of Certificates and Cash.

     (a) Exchange Agent. On the Effective Date, AGT shall deposit, or shall cause to be deposited, with or for the account of a bank or trust company designated by AGT, which shall be reasonably satisfactory to the Company (the "Exchange Agent"), for the benefit of the holders of Shares (other than Dissenting Shares), for exchange in accordance with this Article 2, through the Exchange Agent, (i) certificates evidencing the whole shares of AGT Common Stock issuable pursuant to Sections 2.1(d) and 2.1(f), to the extent applicable, in exchange for outstanding Shares, (ii) cash in the aggregate amount required to be exchanged for Shares pursuant to Sections 2.1(d) and 2.1(f), to the extent applicable, and (iii) cash in an amount sufficient to permit payment of cash payable in lieu of fractional shares pursuant to Section 2.2(d) (the cash described in (ii) and (iii) is hereafter collectively referred to as the "Exchange Cash Consideration" and such certificates for shares of AGT Common Stock, together with any dividends or distributions with respect thereto, and the Exchange Cash Consideration are hereafter collectively referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration to holders of Shares. Except as contemplated by Section 2.2(d) hereof, the Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund (except for dividends on shares of AGT Common Stock) shall be for the account of AGT.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, AGT will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares (the "Certificates"), other than Dissenting Shares, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as AGT may reasonably specify) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of AGT Common Stock and cash. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, multiplied by the number of Shares evidenced by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, shares of AGT Common Stock and cash may be issued and paid in accordance with this Article 2 to a transferee if the Certificate evidencing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration, multiplied by the number of Shares previously evidenced by such Certificate.

     (c) Distributions With Respect to Unexchanged Shares of AGT Common
Stock. No dividends or other distributions with respect to shares of AGT Common Stock, with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate with respect to the shares of AGT Common Stock they are entitled to receive until the holder of such Certificate shall surrender such Certificate.

     (d) Fractional Shares. No fraction of a share of AGT Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Shares entitled to receive shares of AGT Common Stock in the Merger, upon surrender of a Certificate for exchange pursuant to this Section 2.2, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (x) the per share closing price of a share of AGT Common Stock on the NASDAQ on the date of the Effective Time (or the last bid price in the absence of a trade) by (y) the fractional interest in AGT Common Stock to which such holder would otherwise be entitled (after taking into account all Shares then held of record by such holder).

     (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to AGT, upon demand, and any holders of Shares who have not theretofore complied with this Article 2 shall thereafter look only to AGT for the Merger Consideration to which they are entitled pursuant to this
Article 2.

     (f) No Liability. Neither AGT nor the Company shall be liable to any holder of Shares for any such shares of AGT Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (g) Withholding Rights. AGT or the Exchange Agent shall be entitled to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, such amounts as AGT or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by AGT or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by AGT or the Exchange Agent.

     Section 2.3. Stock Options. At the Effective Time, each holder of a then outstanding option to purchase Shares (collectively, "Options") under the Company's Non-Qualified Stock Option Plan, 1993 Non-Qualified Stock Option Plan or 1995 Non-Qualified Stock Option Plan (collectively, the "Stock Option Plans"), whether or not then exercisable or fully vested, in settlement thereof, shall be entitled to receive from the Company for each Share subject to such Option (whether or not then exercisable) an amount in cash equal to the difference between $60.00 and the per share exercise price of such Option, to the extent $60.00 is greater than the per share exercise price of such Option and all such Options under the Stock Option Plans shall be cancelled and cease to exist and the Stock Option Plans shall be terminated.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each of AGT and Acquisition as follows:

     Section 3.1.  Organization and Qualification.

     (a) The Company and each of its subsidiaries (as defined in Section 3.1(b)) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have or constitute a Material Adverse Effect (as defined below) on the Company.

     When used in any clause of this Agreement in connection with any party hereto, the term "Material Adverse Effect" means (i) a material adverse effect, or any development that is reasonably likely to result in a material adverse effect, on the business, financial condition or results of operations of such party and its subsidiaries, taken as whole, or (ii) an event, change, effect or development that is reasonably likely to materially impair or materially delay the ability of such party to consummate the transactions contemplated hereby.

     (b) Except as set forth in Section 3.1(b) of the Disclosure Schedule previously delivered by the Company to AGT (the "Company Disclosure Schedule"), the Company has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity. The term "subsidiary" shall mean, when used with reference to any party to this Agreement, any entity more than fifty percent (50%) of either the outstanding voting securities or the value of the outstanding equity securities or interests (including membership interests) of which are owned directly or indirectly by such party.

     (c) The Company and each of its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have or constitute a Material Adverse Effect on the Company.

     (d) The Company has heretofore delivered to AGT accurate and complete copies of the certificate of incorporation and by-laws, as currently in effect, of the Company and each of its subsidiaries.

     Section 3.2.  Capitalization of the Company and its Subsidiaries.

     (a) The authorized capital stock of the Company consists of: (i) 30,000,000 shares of Company Common Stock, of which, as of December 31, 1997, 7,358,817 shares were issued and outstanding and 1,099,500 shares were held in treasury and (ii) 5,000,000 shares of Preferred Stock, par value $.01 per share, 24,060 shares of Redeemable Preferred Stock -- Series A, par value $1.00 per share and 21,940 shares of Redeemable Preferred Stock -- Series B, par value $1.00 per share, no shares of which were issued and outstanding. All of the issued and outstanding shares of Company Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of December 31, 1997, 842,500 shares of Company Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding Options issued pursuant to the Stock Option Plans. Since December 31, 1997, no shares of the Company's capital stock have been issued other than pursuant to the exercise of Options already in existence on such date and, since December 31, 1997, no stock options have been granted. Except as set forth above in this Section 3.2(a), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries, and no obligations of the Company or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (iv) no equity equivalents, interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "Company Securities"). There are no outstanding obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule and except as contemplated by this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or to which it is bound relating to the voting of any shares of capital stock of the Company.

     (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

     Section 3.3.  Authority Relative to this Agreement.

     (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the

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

Board of Directors of the Company (the "Company Board") and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Company Common Stock). This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) The Company Board has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the Company Board for the consummation of, the transactions contemplated hereby, including the Merger, and resolved to recommend that the stockholders of the Company approve and adopt this Agreement. The action of the Company Board in approving this Agreement and the transactions contemplated hereby, including the Merger, is sufficient to render inapplicable to the Merger and this Agreement the provisions of Section 203 of the DGCL and, to the knowledge of the Company, no Delaware or other State takeover statute or similar statute or regulation applies to the Merger, this Agreement or any of the transactions contemplated hereby.

     Section 3.4.  SEC Reports; Financial Statements.

     (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since April 1, 1995, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as in effect on the dates such forms, reports and documents were filed. The Company has heretofore delivered to AGT, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended March 31, 1997 and March 31, 1996,
(ii) all definitive proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since April 1, 1995 and (iii) all other reports or registration statements filed by the Company with the SEC since April 1, 1995 (the "Company SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since April 1, 1997, except as set forth in the Company SEC Reports, there has not been any change, or any application or request for any change, by the Company or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

     (b) The Company has heretofore made available to AGT a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

     Section 3.5. Information Supplied. None of the information supplied or to be supplied by the Company in writing for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by AGT in connection with the issuance of shares of AGT Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the proxy statement relating to the meetings of the Company's stockholders and AGT's stockholders to be held in connection with the Merger (the "Joint Proxy Statement") will, at the date mailed to stockholders of the Company and AGT and at the times of the meetings of stockholders of the Company and AGT to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to the Company, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, the Company shall promptly so advise AGT and such event shall be so described, and such amendment or supplement (which AGT and the Company shall have a reasonable opportunity to review) shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Joint Proxy Statement, insofar as it relates to the meeting of the Company's stockholders to vote on the Merger, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 3.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in Section 3.6 to the Company Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on the Company. Except as set forth in Section 3.6 to the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) for violations, breaches or defaults which would not have a Material Adverse Effect on the Company.

     Section 3.7. No Default. None of the Company or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have or constitute a Material Adverse Effect on the Company.

     Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports filed prior to the date of this Agreement or disclosed in Section 3.8 of the Company Disclosure Schedule, since April 1, 1997, (a) neither the Company nor its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which in the aggregate would have a

Material Adverse Effect on the Company, (b) the business of the Company and its subsidiaries has been carried on only in the ordinary course consistent with past practices, (c) the Company has not paid any dividend or distribution in respect of, or redeemed or repurchased any Company Securities, (d) other than consistent with past practices, the Company has not entered into or consummated any transaction with any officer, director or affiliate of the Company or any person known by the Company to be an affiliate of any of them and (e) the Company has not changed its methods of accounting.

     Section 3.9. Litigation. Except as publicly disclosed by the Company in the Company SEC Reports or disclosed in Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets which (a) individually or in the aggregate, would have a Material Adverse Effect on the Company or (b) questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries is subject to any outstanding order, writ, injunction or decree which would have a Material Adverse Effect on the Company.

     Section 3.10. Compliance with Applicable Law. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined and addressed in Section 3.12(a)) and except for violations or possible violations which would not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports or as disclosed in Section 3.10 of the Company Disclosure Schedule, no investigation or review by any Governmental Entity with respect to the Company or its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have a Material Adverse Effect on the Company.

     Section 3.11.  Employee Plans.

     (a) Section 3.11(a) of the Company Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee benefit plans or other benefit arrangements, including executive compensation, directors' benefit, bonus or other incentive compensation, severance and deferred compensation plans and practices which the Company or any of its subsidiaries maintains, is a party to, contributes to or has any obligation to or liability for (each a "Company Benefit Plan" and collectively, the "Company Benefit Plans").

     (b) True, correct and complete copies or descriptions of each Company Benefit Plan (and, where applicable, the most recent summary plan description, actuarial report, determination letter, most recent Form 5500 and trust agreement) have been delivered to AGT for review prior to the date hereof.

     (c) As of the date hereof, except as disclosed on Section 3.11(c) of the Company Disclosure Schedule, (i) all material payments required to be made by or under any Company Benefit Plan, any related trusts, or any collective bargaining agreement have been made; (ii) the Company and its subsidiaries have performed all material obligations required to be performed by them under any Company Benefit Plan; (iii) the Company Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of the Company, threatened with respect to any

Company Benefit Plan; and (v) the Company and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

     (d) Except as disclosed on Section 3.11(d) of the Company Disclosure Schedule, none of the Company Benefit Plans is subject to Title IV of ERISA.

     (e) Except as set forth on Section 3.11(e) of the Company Disclosure Schedule, the Company and its subsidiaries have not incurred any unsatisfied withdrawal liability with respect to any multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

     (f) Section 3.11(f) of the Company Disclosure Schedule sets forth a list of all "employee pension plans," as defined on Section 3(2) of ERISA, maintained by the Company or any of its subsidiaries on any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with the Company under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), or to which the Company, its Subsidiaries or any ERISA Affiliate contributed or is obligated to contribute thereunder ("Company Pension Plans"). Except as set forth on Section 3.11(f) of the Company Disclosure Schedule, each of the Pension Plans which is intended to be "qualified" within the meaning of Section 401(a) and 401(k), if applicable, and 501(a) of the Code has been determined by the Internal Revenue Service to be so "qualified" and, to the knowledge of the Company, there is no fact which would adversely affect the qualified status of any such Company Pension Plan.

     (g) Except as set forth on Section 3.11(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of the Company or any of its subsidiaries; (ii) increase any benefits otherwise payable under any Company Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (h) If and to the extent applicable, no Company Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 412 of the Code been requested of or granted by the IRS with respect to any Company Benefit Plan, nor has any lien in favor of any such plan arisen under Section 412(n) of the Code or Section 302(f) of ERISA. Except as indicated on Schedule 3.11(h) of the Company Disclosure Schedule, no Company Benefit Plan is self funded by the Company. Except as disclosed on Schedule 3.11(h) of the Company Disclosure Schedule, with respect to any insurance policy providing funding for benefits under any Company Benefit Plan, there is no liability of the Company in the nature of a retroactive rate adjustment, loss sharing arrangement, or other actual or contingent liability, and there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if the Company cancelled such policy as of the date hereof.

     Section 3.12.  Environmental Matters.  (a) As used in this Agreement:

          (1) "Environmental Law" means any applicable federal, state or local law, statute, code, ordinance, policy, rule, regulation or other governmental requirement from any U.S. or foreign jurisdiction concerning the Release (as defined herein), handling, storage, processing, transportation or other use of any solid waste, industrial waste or Hazardous Substance (as defined herein) including, by way of example but not limitation, the Comprehensive Environmental Response, Compensation and liability Act (43 U.S.C. ss.9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Clean Water Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (33 U.S.C. ss.2601 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.136 et seq.) and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), as such laws have been amended, and the regulations promulgated pursuant thereto, and any applicable and analogous state or local statutes, codes, policies or related requirements of governmental entities of foreign jurisdictions.

          (2) "Environmental Claim" means any allegation, notice of violation, action, claim, lien, demand, order, injunction, judgment, decree, ruling, assessment or arbitration award or directive (conditional or otherwise) by any court, arbitrator or governmental entity or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, diminution in value, damage to the environment or natural resources, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden accidental or non-accidental Release) of, or exposure to, any Hazardous Substance, odor, audible noise or any solid or industrial waste; (b) the transportation, storage, treatment or disposal of solid waste, industrial waste or Hazardous Substances, in connection with the past or present operations of the Company, any of its subsidiaries or any of their respective predecessors or assigns; or (c) the violation, or alleged violation, of any Environmental Laws, orders, injunctions, judgments, decrees, rulings, assessments, arbitration awards, Environmental Permits or rulings, orders or decisions of any court arbitrator or Government Entity relating to environmental matters.

          (3) "Environmental Permit" means any permit, approval, authorization, license, variance, registration, permit application, notification, program development and implementation, or permission required under any applicable Environmental Law.

          (4) "Hazardous Substance" means any substance, material or waste which is regulated under any Environmental Law or by any applicable governmental entity, governmental entity in the jurisdictions in which the Company or any subsidiary or any of their respective predecessors or assigns conducts or has conducted business, or the United States, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste," "subject waste," "contaminant," "toxic waste," "toxic substance" or "residual waste"' under any Environmental Law, including, but not limited to, radioactive materials, petroleum products, asbestos and polychlorinated biphenyls.

          (5) "Property" means any land, facility or operations currently or previously owned, leased, subleased or otherwise used by the Company, any of its subsidiaries or any of their respective predecessors or assigns.

          (6) "Release" means any intentional or unintentional, continuous or intermittent release, spill, emission, seepage, leaking, pumping, uncontrolled loss, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment, or any building surface, or onto or from any Property of any Hazardous Substance, including the movement of any Hazardous Substance through or in the air, soil, surface water, ground water or otherwise.

          (7) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required or voluntarily undertaken to
     (i) clean up, remove, treat, or in any other way address any Hazardous Substance or any other material required pursuant to applicable Environmental Law; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Substance or any other material required pursuant to applicable Environmental Law, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care including the conduct of risk assessments and negotiation with applicable governmental entities regarding Hazardous Substance or any other material required pursuant to applicable Environmental Law; or (iv) bring the Properties into compliance with all applicable Environmental Laws and Environmental Permits.

     (b) Except as disclosed in Section 3.12(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, with respect to its use of and operations at each Property, is in compliance in all respects with all applicable Environmental Laws, except where the failure to so be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) Except as disclosed in Section 3.12(c) of the Company Disclosure Schedule or as disclosed in any Company SEC document filed with the SEC prior to the date hereof, as of the date hereof, neither the Company nor any of its subsidiaries or any of their respective predecessors has received any written communication form a court, arbitrator or governmental entity or any other person that alleges that the Company or any such subsidiary or predecessor is not in compliance, in any respect, with any Environmental Law or has liability thereunder, except, in each case it is reasonably unlikely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     (d) Except as disclosed in Section 3.12(d) of the Company Disclosure Schedule, none of the operations or Properties of the Company or any of its subsidiaries or any of their respective predecessors or assigns is the subject of investigation by any governmental entity whether U.S., State, local or foreign, respecting (A) Environmental Laws, (B) Remedial Action or (C) any Environmental Claim arising from a Release or otherwise of any Hazardous Substance or any other substance regulated under any Environmental Law, which in each case would, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (e) Except as disclosed in Section 3.12(e) of the Company Disclosure Schedule, the Company, each of its subsidiaries and any of their respective predecessors have filed all notices required to be filed under all Environmental Laws reporting any Release, except where failure to file such notices would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (f) Except as disclosed in Section 3.12(f) of the Company Disclosure Schedule, or as disclosed in any Company SEC Report, neither the Company nor any of its subsidiaries has any contingent liabilities with respect to its business or that of its predecessors in connection with any Hazardous Substance or Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (g) Except as disclosed in Section 3.12(g) of the Company Disclosure Schedule, or as disclosed in any Company SEC Report, as of the date hereof, underground storage tanks are not located on or under any Property and there have been no Releases of Hazardous Substances on, in or under any Property or other real property for which the Company or any of its subsidiaries would be responsible or potentially responsible and that would have a Material Adverse Effect on the Company.

     (h) Except as disclosed in Section 3.12(h) of the Company Disclosure Schedule, or as disclosed in any Company SEC Report filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries or any of their respective predecessors is subject to any judicial, administrative or arbitral actions, suits, proceedings (public or private), written claims or governmental proceedings alleging the violation of any Environmental Law or Environmental Permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     (i) Except as disclosed in Section 3.12(i) of the Company Disclosure Schedule, or as disclosed in any Company SEC Document filed with the SEC prior to the date hereof, neither the Company nor any of its subsidiaries or any of their respective predecessors or assigns, as a result of their respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of, either on or under any Property or on any real property not permitted to accept, store or dispose of such Hazardous Substances, that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

     Section 3.13. Tax Matters. Except as disclosed on Section 3.13 of the Company Disclosure Schedule:

     (a) The Company and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company or any of its subsidiaries is or has ever been a member, has (or, by the Closing Date, will have) timely filed with the appropriate taxing authorities all federal income tax returns and all other material tax returns and reports required to be filed by it through the Closing Date. All such tax returns are (or will be) complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, the Company and each of its subsidiaries has (or, by the Closing Date, will have) paid (or the Company has paid on its subsidiaries' behalf) all taxes due in respect of the taxable periods covered by such tax returns. The most recent consolidated financial statements contained in the Company SEC Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. The Company has previously made available or delivered to AGT copies of all income and franchise tax returns filed by the Company and each of its subsidiaries for their taxable years ended in 1995, 1996 and 1997. For purposes of this Agreement, "tax" or "taxes" shall mean all taxes, charges, fees, imposts,

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levies, gaming or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) and shall include any joint and/or transferee liability in respect of taxes or any liability in respect of taxes imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement. "Tax returns" shall mean any report, return, document, declaration or any other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to taxes, including, without limitation, information returns, any document with respect to or accompanying payments or estimated taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information.

     (b) No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of the Company and its subsidiaries, no State where the Company or one of its subsidiaries does not file an income or franchise tax return has asserted in writing during the preceding five years that such corporation should be so filing, no requests for waivers of the time to assess any taxes are pending, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority. No material issues relating to taxes have been raised in writing by the relevant taxing authority during any presently pending audit or examination. The federal income tax returns of the Company and each of its subsidiaries consolidated in such tax returns have been reviewed or passed upon by the Internal Revenue Service for all years through March 31, 1994.

     (c) No material Liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for statutory liens for taxes not yet due.

     (d) None of the Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority) (other than any such tax sharing agreement among the Company and its subsidiaries as set forth in Section 3.13(d) of the Company Disclosure Schedule).

     (e) None of the Company or any of its subsidiaries has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     (f) Neither the Company nor any of its subsidiaries has made, will make, is obligated to make or is party to any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect which provides for the making of any payment (whether in cash or property or the vesting of property) that would not be deductible by reason of Sections 280G or 162(m) of the Code.

     (g) The Company and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes.

     (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending or threatened in writing with regard to any federal income or material state, local or foreign taxes or tax returns of the Company or its subsidiaries and neither the Company nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

     (i) Neither the Company nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

     (j) Neither the Company nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign law or (iii) received or filed any requests for rulings or determinations in respect of any taxes within the last five years.

     (k) No property owned by the Company or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (l) The Company and each of its subsidiaries are not currently, have not been within the last five years and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code.

     (m) The Company is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

     (n) No subsidiary of the Company owns any Shares.

     Section 3.14.  Intellectual Property.

     (a) Except as set forth in Section 3.14 of the Company Disclosure Schedule, the Company or one of its subsidiaries owns or possesses (and will own or possess as of the Effective Time) all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property (as defined below), and all of the right, benefits and privileges associated therewith, that is material to the conduct of the business of the Company and its subsidiaries as currently conducted (and as conducted as of the Effective Time). To the knowledge of the Company, neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of the Company, no person is materially infringing upon any Intellectual Property right of the Company or any of its subsidiaries.

     (b) The term "Intellectual Property" means all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all mask works; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the compositions, know-how, manufacturing and production processes and techniques, research information, drawings, specifications, design plans, improvements, proposals, technical and computer data, documentation and software, financial proposals, technical and computer data, documentation and software, financial business and marketing plans, customer and supplier lists and related proprietary information, marketing materials and all other proprietary rights.

     Section 3.15. Opinion of Financial Advisor. Donaldson, Lufkin & Jenrette Securities Corp. (the "Company Financial Advisor") has delivered to the Company Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or modified.

     Section 3.16. Brokers. No broker, finder or investment banker (other than the Company Financial Advisor, a true and correct copy of whose engagement agreement has been provided to AGT) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its affiliates.

     Section 3.17.  Material Contracts.

     (a) The Company has delivered or otherwise made available to AGT true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which the Company is a party affecting the obligations of any party thereunder) to which the Company or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of the Company and its subsidiaries taken as a whole, including, without limitation, (I) contracts or agreements with any supplier or customer, in each case which could result in the payment or receipt of monies in excess of $2,500,000 in any calendar year period; (II) to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of the Company and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance or indemnification contracts (including, without limitation, any contract to which the Company or any of its subsidiaries is a party involving employees of the Company or any of its subsidiaries); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale, lease or other disposition of material properties or assets of the Company or its subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since April 1, 1995 and (vi) contracts or agreements with any Governmental Entity and (III) all commitments and agreements to enter into any of the foregoing items in (I) or (II) above (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "Contracts").

     (b) Each of the Contracts is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any Contract so listed either by the Company or, to the knowledge of the Company, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or, to the knowledge of the Company, any other party, in any such case in which such default or event would have a Material Adverse Effect on the Company.

     (c) No party to any such Contract has given notice to the Company of or made a claim against the Company with respect to any breach or default thereunder, in any such case in which such breach or default would have a Material Adverse Effect on the Company.

     Section 3.18. Labor Matters. Except as set forth in Section 3.18 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by any employment, severance compensation, labor or collective bargaining agreement pertaining to any current or former directors, officers, employees or consultants of the Company or any of its subsidiaries. No labor organization or group of employees of the Company or any of its subsidiaries has made a pending written demand for recognition or certification.

     Section 3.19. Insurance. Except as set forth in Section 3.19 of the Company Disclosure Schedule, each of the Company and its subsidiaries is, and has been continuously since April 1, 1996, insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by the Company and its subsidiaries during such time period. Except as set forth in Section 3.19 of the Company Disclosure Schedule, since April 1, 1996, neither the Company nor any of its subsidiaries has received notice of cancellation or termination (or a denial of coverage) with respect to any material insurance policy of the Company or its subsidiaries. The insurance policies of the Company and its subsidiaries are valid and enforceable policies.

     Section 3.20. Customers. Except as set forth in Section 3.20 of the Company Disclosure Schedule, no customer from which the Company has received revenues of at least $2,500,000 in any of the past three fiscal years has: (a) threatened within the last twelve months to terminate, or to the knowledge of the Company, intends to cancel or otherwise terminate, the relationship of such person with the Company or any of its subsidiaries or (b) has during the last twelve months decreased materially or threatened in writing to decrease or limit materially its usage or purchase of the services or products of the Company or any of its subsidiaries, or, to the knowledge of the Company, intends to modify materially its relationship with the Company or any of its subsidiaries.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF AGT AND ACQUISITION

     AGT and Acquisition hereby represent and warrant to the Company as follows:

     Section 4.1.  Organization and Qualification.

     (a) AGT is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect on AGT.

     (b) Except as set forth in Section 4.1(b) of the Disclosure Schedule previously delivered by AGT to the Company (the "AGT Disclosure Schedule"), AGT has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

     (c) AGT is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have or constitute a Material Adverse Effect on AGT.

     (d) AGT has heretofore made available to the Company accurate and complete copies of the Certificates of Incorporation and Bylaws, as currently in effect, of AGT and Acquisition.

     Section 4.2.  Capitalization of AGT and its Subsidiaries.

     (a) The authorized capital stock of AGT consists of (i) 40,000,000 shares of AGT Common Stock, of which, as of December 31, 1997, 17,836,383 shares were issued and outstanding, and (ii) 10,000,000 shares of preferred stock, no par value, no shares of which were issued and outstanding. All of the issued and outstanding shares of AGT Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of December 31, 1997, 2,209,200 shares of AGT Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options. Except as described in the AGT SEC Reports (as defined in Section 4.4(a)) and except as set forth in Section 4.2(a) of the AGT Disclosure Schedule since December 31, 1997, no shares of AGT's capital stock have been issued other than pursuant to stock options already in existence on such date, and no stock options have been granted. Except (i) as described in the AGT SEC Reports and
(ii) as set forth above, as of the date hereof, there are outstanding (A) no shares of capital stock or other voting securities of AGT, (B) no securities of AGT or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of AGT, (C) no options or other rights to acquire from AGT or its subsidiaries, and no obligations of AGT or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of AGT, and (D) no equity equivalents, interests in the ownership or earnings of AGT or its subsidiaries or other similar rights (including stock appreciation rights) (collectively, "AGT Securities"). There are no outstanding obligations of AGT or any of its subsidiaries to repurchase, redeem or otherwise acquire any AGT Securities. Except as set forth in the AGT SEC Reports, there are no stockholder agreements, voting trusts or other agreements or understandings to which AGT is a party or to which it is bound relating to the voting of any shares of capital stock of AGT.

     (b) All of the outstanding capital stock of AGT's subsidiaries (including Acquisition) is owned by AGT, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of AGT or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from AGT or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of AGT. There are no outstanding contractual obligations of AGT or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of AGT.

     Section 4.3.  Authority Relative to this Agreement.

     (a) Each of AGT and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of AGT (the "AGT Board") and Acquisition and by AGT as the sole stockholder of Acquisition, and no other corporate proceedings on the part of AGT or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the issuance of AGT Common Stock as required by the terms of this Agreement (the "Share Issuance"), the approval and adoption of the Share Issuance by the holders of a majority of the total votes cast on the approval and adoption of the Share Issuance at the meeting of AGT's stockholders called for such purpose). This Agreement has been duly and validly executed and delivered by each of AGT and Acquisition and constitutes a valid, legal and binding agreement of each of AGT and Acquisition, enforceable against each of AGT and Acquisition in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) The AGT Board has, by unanimous vote of those present, duly and validly approved, and taken all corporate actions required to be taken by the AGT Board for the consummation of, the transactions contemplated hereby, including the Merger, and resolved to recommend that the stockholders of AGT approve and adopt the Share Issuance. The action of the AGT Board in approving this Agreement and the transactions contemplated hereby, including the Merger, is sufficient to render inapplicable to the Merger and this Agreement the provisions of Section 203 of the DGCL and, to the knowledge of AGT, no Delaware or other State takeover statute or similar statute or regulation applies to the Merger, this Agreement or any of the transactions contemplated hereby.

     Section 4.4.  SEC Reports; Financial Statements.

     (a) AGT has filed all required forms, reports and documents with the SEC since April 16, 1996, each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. AGT has heretofore made available to the Company, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for the fiscal year ended December 31, 1996, (ii) all definitive proxy statements relating to AGT's meetings of stockholders (whether annual or special) held since April 16, 1996 and (iii) all other reports or registration statements filed by AGT with the SEC since April 16, 1996 (the "AGT SEC Reports"). None of such forms, reports or documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of AGT included in the AGT SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of AGT and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). Since January 1, 1997, except as set forth in the AGT SEC Reports, there has not been any change, or any application or request for any change, by AGT or any of its subsidiaries in accounting principles, methods or policies for financial accounting or tax purposes (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

     (b) AGT has heretofore made available to the Company a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by AGT with the SEC pursuant to the Exchange Act.

     Section 4.5. Information Supplied. None of the information supplied or to be supplied by AGT or Acquisition in writing for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Joint Proxy Statement will, at the date mailed to stockholders of the Company and AGT and at the times of the meetings of stockholders of the Company and AGT to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to AGT, its officers and directors or any of its subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the S-4 or the Joint Proxy Statement, AGT shall promptly so advise the Company and such event shall be so described, and such amendment or supplement (which the Company and AGT shall have a reasonable opportunity to review) shall be promptly filed with the SEC. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     Section 4.6. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the filing and recordation of the Certificate of Merger as required by the DGCL and as otherwise set forth in
Section 4.6 of the AGT Disclosure Schedule, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by AGT or Acquisition of this Agreement or the consummation by AGT or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have or constitute a Material Adverse Effect on AGT. Except as set forth in Section
4.6 of the AGT Disclosure Schedule, neither the execution, delivery and performance of this Agreement by AGT or Acquisition nor the consummation by AGT or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of AGT or Acquisition or any of AGT's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which AGT or Acquisition or any of AGT's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to AGT or Acquisition or any of AGT's subsidiaries or any of their respective properties or assets, except in the case of (ii) for violations, breaches or defaults which would not have or constitute a Material Adverse Effect on AGT.

     Section 4.7. No Default. None of AGT or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which AGT or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to AGT, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have or constitute a Material Adverse Effect on AGT.

     Section 4.8. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent publicly disclosed by AGT in the AGT SEC Reports filed prior to the date of this Agreement, or as set forth in

Section 4.8 of the AGT Disclosure Schedule, since January 1, 1997, (a) neither AGT nor its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, and whether due or to become due or asserted or unasserted, which would have a Material Adverse Effect on AGT, (b) AGT has conducted its business in the ordinary course consistent with past practices, (c) AGT has not paid any dividend or distribution in respect of, or redeemed or repurchased any AGT Securities, (d) other than consistent with past practices, AGT has not entered into or consummated any transaction with any officer, director or affiliate of AGT or any person known by AGT to be an affiliate of any of them and (e) AGT has not changed its methods of accounting.

     Section 4.9. Litigation. Except as publicly disclosed by AGT in the AGT SEC Reports or disclosed in Section 4.9 of the AGT Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of AGT, threatened against AGT or any of its subsidiaries or any of their respective properties or assets which (a) individually or in the aggregate, would have or constitute a Material Adverse Effect on AGT or (b) questions the validity of this Agreement or any action to be taken by AGT in connection with the consummation of the transactions contemplated hereby or could otherwise prevent or materially delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by AGT in the AGT SEC Reports, none of AGT or its subsidiaries is subject to any outstanding order, writ, injunction or decree which would have a Material Adverse Effect on AGT.

     Section 4.10. Compliance with Applicable Law. Except as publicly disclosed by AGT in the AGT SEC Reports, AGT and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "AGT Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on AGT. Except as publicly disclosed by AGT in the AGT SEC Reports, AGT and its subsidiaries are in compliance with the terms of the AGT Permits, except where the failure so to comply could not reasonably be expected to have a Material Adverse Effect on AGT. Except as publicly disclosed by AGT in the AGT SEC Reports, the businesses of AGT and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this
Section 4.10 with respect to Environmental Laws and except for violations or possible violations which would not have a Material Adverse Effect on AGT. Except as publicly disclosed by AGT in the AGT SEC Reports or as disclosed in
Section 4.10 of the AGT Disclosure Schedule, no investigation or review by any Governmental Entity with respect to AGT or its subsidiaries is pending or, to the knowledge of AGT, threatened, nor to the knowledge of AGT, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those the outcome of which would not have a Material Adverse Effect on AGT.

     Section 4.11.  Employee Plans.

     (a) Section 4.11(a) of the AGT Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the ERISA and all other employee benefit plans or other benefit arrangements, including executive compensation, directors' benefit, bonus or other incentive compensation, severance and deferred compensation plans and practices which AGT or any of its subsidiaries maintains, is a party to, contributes to or has any obligation to or liability for (each an "AGT Benefit Plan" and collectively, the "AGT Benefit Plans").

     (b) True, correct and complete copies or descriptions of each AGT Benefit Plan (and, where applicable, the most recent summary plan description, actuarial report, determination letter, most recent Form 5500 and trust agreement) have been made available to the Company for review prior to the date hereof.

     (c) As of the date hereof, except as disclosed on Section 4.11(c) of the AGT Disclosure Schedule, (i) all material payments required to be made by or under any AGT Benefit Plan, any related trusts, or any collective bargaining agreement have been made; (ii) AGT and its subsidiaries have performed all material obligations required to be performed by them under any AGT Benefit Plan; (iii) the AGT Benefit Plans have been administered in material compliance with their terms and the requirements of ERISA, the Code and other applicable laws; (iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefit) pending or, to the knowledge of AGT, threatened with respect to any AGT Benefit Plan; and

(v) AGT and its subsidiaries have no liability as a result of any "prohibited transaction" (as defined in Section 406 of ERISA and Section 4975 of the Code) for any excise tax or civil penalty.

     (d) Except as disclosed on Section 4.11(d) of the AGT Disclosure Schedule, none of the AGT Benefit Plans is subject to Title IV of ERISA.

     (e) Except as set forth on Section 4.11(e) of the AGT Disclosure Schedule, AGT and its subsidiaries have not incurred any unsatisfied withdrawal liability with respect to any multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     (f) Section 4.11(f) of the AGT Disclosure Schedule sets forth a list of all "employee pension plans," as defined on Section 3(2) of ERISA, maintained by AGT or any of its subsidiaries on any trade or business (whether or not incorporated) which are under control, or which are treated as a single employer, with AGT under Section 414(b), (c), (m) or (o) of the Code (an "AGT ERISA Affiliate"), or to which AGT, its Subsidiaries or any AGT ERISA Affiliate contributed or is obligated to contribute thereunder ("AGT Pension Plans"). Except as set forth on Section 4.11(f) of the AGT Disclosure Schedule, each of the AGT Pension Plans which is intended to be "qualified" within the meaning of
Section 401(a) and 401(k), if applicable, and 501(a) of the Code has been determined by the Internal Revenue Service to be so "qualified" and, to the knowledge of AGT, there is no fact which would adversely affect the qualified status of any such AGT Pension Plan.

     (g) Except as set forth on Section 4.11(g) of the AGT Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former employee of AGT or any of its subsidiaries; (ii) increase any benefits otherwise payable under any AGT Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

     (h) If and to the extent applicable, no AGT Benefit Plan has or has incurred an accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, nor has any waiver of the minimum funding standards of Section 302 of ERISA and Section 4.12 of the Code been requested of or granted by the IRS with respect to any AGT Benefit Plan, nor has any lien in favor of any such plan arisen under Section 4.12(n) of the Code or Section 302(f) of ERISA. Except as indicated on Schedule 4.11(h) of the AGT Disclosure Schedule, no AGT Benefit Plan is self funded by AGT. Except as disclosed on
Schedule 4.11(h) of the AGT Disclosure Schedule, with respect to any insurance policy providing funding for benefits under any AGT Benefit Plan, there is no liability of AGT in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, and there will be no such liability arising wholly or partially out of events occurring prior to the execution of this Agreement, nor would there be any such liability if AGT cancelled such policy as of the date hereof.

     Section 4.12. Environmental Matters. (a) Except as disclosed in Section 4.12(a) of the AGT Disclosure Schedule, AGT and each of its subsidiaries, with respect to its use of and operations at each Property, is in compliance in all respects with all applicable Environmental Laws, except where the failure to so be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on AGT.

     (b) Except as disclosed in Section 4.12(b) of the AGT Disclosure Schedule or as disclosed in any AGT SEC document filed with the SEC prior to the date hereof, as of the date hereof, neither AGT nor any of its subsidiaries or any of their respective predecessors has received any written communication form a court, arbitrator or governmental entity or any other person that alleges that AGT or any such subsidiary or predecessor is not in compliance, in any respect, with any Environmental Law or has liability thereunder, except, in each case it is reasonably unlikely, individually or in the aggregate, to have a Material Adverse Effect on AGT.

     (c) Except as disclosed in Section 4.12(c) of the AGT Disclosure Schedule, none of the operations or Properties of AGT or any of its subsidiaries or any of their respective predecessors or assigns is the subject of investigation by any governmental entity whether U.S., State, local or foreign, respecting (A) Environmental Laws, (B) Remedial Action or (C) any Environmental Claim arising from a Release or otherwise of any

Hazardous Substance or any other substance regulated under any Environmental Law, which in each case would, individually or in the aggregate, have a Material Adverse Effect on AGT.

     (d) Except as disclosed in Section 4.12(d) of the AGT Disclosure Schedule, AGT, each of its subsidiaries and any of their respective predecessors have filed all notices required to be filed under all Environmental Laws reporting any Release, except where failure to file such notices would not, individually or in the aggregate, have a Material Adverse Effect on AGT.

     (e) Except as disclosed in Section 4.12(e) of the AGT Disclosure Schedule, or as disclosed in any AGT SEC Report, neither AGT nor any of its subsidiaries has any contingent liabilities with respect to its business or that of its predecessors in connection with any Hazardous Substance or Environmental Law that would, individually or in the aggregate, have a Material Adverse Effect on AGT.

     (f) Except as disclosed in Section 4.12(f) of the AGT Disclosure Schedule, or as disclosed in any AGT SEC Report, as of the date hereof, underground storage tanks are not located on or under any Property and there have been no Releases of Hazardous Substances on, in or under any Property or other real property for which AGT or any of its subsidiaries would be responsible or potentially responsible and that would have a Material Adverse Effect on AGT.

     (g) Except as disclosed in Section 4.12(g) of the AGT Disclosure Schedule, or as disclosed in any AGT SEC Report filed with the SEC prior to the date hereof, neither AGT nor any of its subsidiaries or any of their respective predecessors is subject to any judicial, administrative or arbitral actions, suits, proceedings (public or private), written claims or governmental proceedings alleging the violation of any Environmental Law or Environmental Permit that is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on AGT.

     (h) Except as disclosed in Section 4.12(h) of the AGT Disclosure Schedule, or as disclosed in any AGT SEC Document filed with the SEC prior to the date hereof, neither AGT nor any of its subsidiaries or any of their respective predecessors or assigns, as a result of their respective past and current operations, has caused or permitted any Hazardous Substances to remain or be disposed of, either on or under any Property or on any real property not permitted to accept, store or dispose of such Hazardous Substances, that would, individually or in the aggregate, have a Material Adverse Effect on AGT.

     Section 4.13. Tax Matters. Except as disclosed on Section 4.13 of the AGT Disclosure Schedule:

     (a) AGT and each of its subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which AGT or any of its subsidiaries is or has ever been a member, has (or, by the Closing Date, will have) timely filed with the appropriate taxing authorities all federal income tax returns and all other material tax returns and reports required to be filed by it through the Closing Date. All such tax returns are (or will be) complete and correct in all material respects. Except to the extent adequately reserved for in accordance with GAAP, AGT and each of its subsidiaries has (or, by the Closing Date, will have) paid (or AGT has paid on its subsidiaries' behalf) all taxes due in respect of the taxable periods covered by such tax returns. The most recent consolidated financial statements contained in AGT SEC Reports reflect an adequate reserve in accordance with GAAP for all taxes payable by AGT and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements. AGT has made available to the Company copies of all income and franchise tax returns filed by AGT and each of its subsidiaries for their taxable years ended in 1995, 1996 and 1997.

     (b) No material deficiencies for any taxes have been proposed, asserted or assessed against AGT or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of AGT and its subsidiaries, no State where AGT or one of its subsidiaries does not file an income or franchise tax return has asserted in writing during the preceding five years that such corporation should be so filing, no requests for waivers of the time to assess any taxes are pending, and no power of attorney with respect to any taxes has been executed or filed with any taxing authority. No material issues relating to taxes have been raised in writing by the relevant taxing authority during any presently pending audit or examination. The federal income tax returns of AGT and each of its subsidiaries consolidated in such tax returns have not been reviewed or passed upon by the Internal Revenue Service.

     (c) No material Liens for taxes exist with respect to any assets or properties of AGT or any of its subsidiaries, except for statutory liens for taxes not yet due.

     (d) None of AGT or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority) (other than any such tax sharing agreement among AGT and its subsidiaries as set forth in Section 4.13(d) of the AGT Disclosure Schedule).

     (e) None of AGT or any of its subsidiaries has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     (f) Neither AGT nor any of its subsidiaries has made, will make, is obligated to make or is party to any employment, severance or termination agreement, other compensation arrangement or AGT Benefit Plan currently in effect which provides for the making of any payment (whether in cash or property or the vesting of property) that would not be deductible by reason of Sections 280G or 162(m) of the Code.

     (g) AGT and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of taxes.

     (h) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending or threatened in writing with regard to any federal income or material state, local or foreign taxes or tax returns of AGT or its subsidiaries and neither AGT nor any of its subsidiaries has received a written notice of any pending audit or proceeding.

     (i) Neither AGT nor any of its subsidiaries has agreed to or is required to make any adjustment under Section 481(a) of the Code.

     (j) Neither AGT nor any of its subsidiaries has (i) with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by AGT or any of its subsidiaries, (ii) executed or entered into a closing agreement pursuant to
Section 7121 of the Code or any similar provision of state, local or foreign law or (iii) received or filed any requests for rulings or determinations in respect of any taxes within the last five years.

     (k) No property owned by AGT or any of its subsidiaries (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986;
(ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code; or (iii) is "tax exempt bond financed property" within the meaning of Section 168(g) of the Code.

     (l) AGT and each of its subsidiaries are not currently, have not been within the last five years and do not anticipate becoming a "United States real property holding company" within the meaning of Section 897(c) of the Code.

     (m) AGT is not a foreign person within the meaning of Section 1445(b)(2) of the Code.

     Section 4.14. Intellectual Property. Except as set forth in Section 4.14 of the AGT Disclosure Schedule, AGT or one of its subsidiaries owns or possesses (and will own or possess as of the Effective Time) all right, title and interest in and to, or a valid and enforceable license or other right to use all of the Intellectual Property (as defined below), and all of the right, benefits and privileges associated therewith, that is material to the conduct of the business of AGT and its subsidiaries as currently conducted (and as conducted as of the Effective Time). To the knowledge of AGT, neither AGT nor any of its subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property of any other person. To the knowledge of AGT, no person is materially infringing upon any Intellectual Property right of AGT or any of its subsidiaries.

     Section 4.15.  Material Contracts.

     (a) AGT has made available to the Company true, correct and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which AGT is a party affecting the obligations of any party thereunder) to which AGT or any of its subsidiaries is a party or by which any of its properties or assets are bound that are material to the business, properties or assets of AGT and its subsidiaries taken as a whole, including, without limitation, (I) contracts or agreements with any supplier or customer, in each case which could result in the payment or receipt of monies in excess of $2,500,000 in any calendar year period; (II) to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of AGT and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance or indemnification contracts (including, without limitation, any contract to which AGT or any of its subsidiaries is a party involving employees of AGT or any of its subsidiaries); (ii) licensing, merchandising or distribution agreements; (iii) contracts granting a right of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale, lease or other disposition of material properties or assets of AGT or its subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since April 16, 1996 and (vi) contracts or agreements with any Governmental Entity and
(III) all commitments and agreements to enter into any of the foregoing items in
(I) or (II) above (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "AGT Contracts").

     (b) Each of the AGT Contracts is valid and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no default under any AGT Contract so listed either by AGT or, to the knowledge of AGT, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by AGT or, to the knowledge of AGT, any other party, in any such case in which such default or event would have a Material Adverse Effect on AGT.

     (c) No party to any such AGT Contract has given notice to AGT of or made a claim against AGT with respect to any breach or default thereunder, in any such case in which such breach or default would have a Material Adverse Effect on AGT.

     Section 4.16. Labor Matters. Except as set forth in Section 4.16 of the AGT Disclosure Schedule, neither AGT nor any of its subsidiaries is a party to or bound by any employment, severance compensation, labor or collective bargaining agreement pertaining to any current or former directors, senior executive officers or general managers of AGT or any of its subsidiaries. No labor organization or group of employees of AGT or any of its subsidiaries has made a pending written demand for recognition or certification.

     Section 4.17. Insurance. Except as set forth in Section 4.17 of the AGT Disclosure Schedule, each of AGT and its subsidiaries, is, and has been continuously since April 16, 1996 or as to those subsidiaries acquired by AGT subsequent to April 16, 1996, since becoming a subsidiary insured with financially responsible insurers in such amounts and against such risks and losses as are customary for companies conducting the business as conducted by AGT and its subsidiaries during such time period. Except as set forth in Section
4.17 of the AGT Disclosure Schedule, since April 16, 1996 or as to those subsidiaries acquired by AGT subsequent to April 16, 1996, since becoming a subsidiary, neither AGT nor any of its subsidiaries has received notice of cancellation or termination (or a denial of coverage) with respect to any material insurance policy of AGT or its subsidiaries. The insurance policies of AGT and its subsidiaries are valid and enforceable policies.

     Section 4.18. Customers. Except as set forth in Section 4.18 of the AGT Disclosure Schedule, no customer from which AGT has received revenues of at least $2,500,000 in any of the past three fiscal years has: (a) threatened within the last twelve months to terminate, or to the knowledge of AGT, intends to cancel or otherwise terminate, the relationship of such person with AGT or any of its subsidiaries or (b) has during the last twelve months decreased materially or threatened in writing to decrease or limit materially its usage or purchase of the services or products of AGT or any of its subsidiaries, or, to the knowledge of AGT, intends to modify materially its relationship with AGT or any of its subsidiaries.

     Section 4.19. No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person or entity.

     Section 4.20. Opinion of Financial Advisor. Goldman, Sachs & Co. (the "AGT Financial Advisor") has delivered to the AGT Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of AGT Common Stock from a financial point of view, and such opinion has not been withdrawn or modified.

     Section 4.21. Brokers. No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of AGT or Acquisition or any of their affiliates.

     Section 4.22. Ownership of Company Common Stock. AGT does not own any shares of Company Common Stock.

                                   ARTICLE 5

                                   COVENANTS

     Section 5.1. Conduct of Business. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, each of the Company and AGT will, and will cause each of their respective subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company, nor AGT, nor any of their respective subsidiaries will, without the prior written consent of the other, which consent shall not be unreasonably withheld:

     (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument), except as may be necessary to effectuate the transactions contemplated hereby;

     (b) other than in connection with a Business Acquisition (as hereinafter defined), authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance of options by AGT to employees of AGT and its subsidiaries in the ordinary course of business and the issuance or sale of shares of common stock by the Company or AGT pursuant to outstanding options granted prior to the date hereof;

     (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

     (d) other than in connection with a Business Acquisition, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company, AGT or any of their respective subsidiaries (other than the Merger);

     (e) other than in connection with a Business Acquisition, alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any subsidiary;

     (f) except as may be required by law or as contemplated by this Agreement, and other than in connection with a Business Acquisition, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as set forth in Section 5.1(f) of the Company Disclosure Schedule or Section 5.1(f) of the AGT Disclosure Schedule and except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or AGT, as the case may be, and as required under existing agreements or in the ordinary course of business generally consistent with past practice) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

     (g) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

     (h) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

     (i) make or revoke any tax election or settle or compromise any tax liability material to the Company and its subsidiaries or AGT and its subsidiaries, as the case may be, taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

     (j) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and its subsidiaries or AGT and its subsidiaries, as the case may be, or incurred in the ordinary course of business consistent with past practice;

     (k) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby; or

     (l) other than in connection with a Business Acquisition, take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(k) or any action which would make any of the representations or warranties of the Company or AGT and Acquisition contained in this Agreement untrue or incorrect in any material respect.

     In addition, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of AGT, which consent shall not be unreasonably withheld:

     (m) enter into or modify in any material respect (i) any agreement which, if in effect on the date hereof, would have been a Contract or (ii) any employment, consulting, non-competition or severance agreement as disclosed in
Section 3.18 of the Company Disclosure Schedule.

     In addition, prior to the Effective Time, neither the Company nor its subsidiaries will, without the prior written consent of AGT:

     (n) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business and in amounts not material to the Company and its subsidiaries, taken as a whole; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to the Company and its subsidiaries, taken as a whole, and except for obligations of wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of the Company or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

     (o) acquire, sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights;

     (p) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $500,000 or, in the aggregate, are in excess of $2.0 million; provided, that none of the foregoing shall limit any capital expenditure already included in the Company's fiscal 1998 capital expenditure budget provided to AGT prior to the date hereof; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; or

     (q) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(n) through (p).

     In addition, prior to the Effective Time, neither AGT nor its subsidiaries will, other than in conjunction with this Merger, without the prior written consent of the Company, which consent shall not be unreasonably withheld:

     (r) enter into or modify in any material respect any agreement which, if in effect on the date hereof, would have been an AGT Contract pursuant to Section 4.15.

     In addition, prior to the Effective Time, neither AGT nor its subsidiaries will, other than in conjunction with this Merger, without the prior written consent of the Company:

     (s) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business, borrowings in conjunction with Sections (t) and (u) of this
Section 5.1; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice, and except for obligations of wholly owned subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of AGT or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of AGT or its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon; provided, however, that notwithstanding the foregoing provisions of the paragraph (s), AGT shall be permitted to take any action under this paragraph (s), which without this proviso would otherwise require the Company's prior written consent, without the prior written consent of the Company if such actions in the aggregate are in an amount not in excess of $20,000,000;

     (t) acquire, sell, lease or dispose of any assets outside the ordinary course of business in a transaction or series of transactions for which AGT would be required to amend the Form S-4 filed with the SEC pursuant to Section
5.2 below had the Form S-4 been filed on the date hereof, enter into any commitment or transaction outside the ordinary course of business or grant any exclusive distribution rights;

     (u) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein for which AGT would be required to amend the Form S-4 filed with the SEC pursuant to Section 5.2 below had the Form S-4 been filed on the date hereof; (ii) authorize any new capital expenditure or expenditures which, in the aggregate, are in excess of $3,000,000; provided, that none of the foregoing shall limit any capital expenditure already included in AGT's fiscal 1998 capital expenditure budget provided to the Company prior to the date hereof; or

(iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder; or

     (v) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(s) through (u).

     For purposes hereof, a "Business Acquisition" shall be any acquisition by AGT or any of its subsidiaries of any assets, capital stock or operating businesses as may be approved by the Board of Directors of AGT and, if required by this Section 5.1, by the Company.

     Section 5.2. Preparation of S-4 and the Joint Proxy Statement. AGT and the Company will, as promptly as practicable, jointly prepare and file with the SEC the Joint Proxy Statement in connection with the vote of the stockholders of the Company with respect to the Merger and the vote of the stockholders of AGT with respect to the Share Issuance. AGT will, as promptly as practicable, prepare and following receipt of notification from the SEC that it has no further comments on the Joint Proxy Statement, file with the SEC the S-4, containing the Joint Proxy Statement and forms of proxy, in connection with the registration under the Securities Act of the shares of AGT Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. AGT and the Company will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 to be declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions, consents and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process. Each of AGT and the Company will use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its stockholders at the earliest practicable date after the effectiveness of the S-4.

     Section 5.3.  No Solicitation.

     (a) Until the termination of this Agreement, the Company shall not, and shall not permit any of its subsidiaries, or any of its or its subsidiaries' officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its subsidiaries), to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing non-public information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of its officers, directors or employees or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of it or any of its subsidiaries to take any such action; provided, however, that this Section 5.3(a) shall not prohibit the Company from furnishing non-public information regarding the Company to, or entering into discussions and negotiations with, any person in response to an unsolicited written Acquisition Proposal submitted by such person if (i) the Company Board concludes in good faith, after having received the advice of its financial advisor, that such Acquisition Proposal, if consummated, could result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the Merger, including as part of the Company Board's determination, that, as to any cash consideration to be paid pursuant to such Acquisition Proposal, the person making the Acquisition Proposal has all requisite funds on hand or has provided customary financing commitments for the requisite funds to consummate the Acquisition Proposal, (ii) not later than 24 hours after receipt of any unsolicited Acquisition Proposal, the Company gives AGT notice (which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof) of the receipt of such Acquisition Proposal unless the Company Board determines in good faith, after having received the advice of its legal counsel, that giving such notice is inconsistent with the Company Board's fiduciary duties to the Company's stockholders under applicable law, (iii) prior to furnishing any such non-public information to such Person, the Company enters into a confidentiality agreement with terms not materially less favorable to the Company than the Confidentiality Agreement (as defined in Section 5.6(d)) and (iv) prior to furnishing such non-public information to such Person, the Company furnishes such non-public information to AGT to the extent such non-public information has not previously been furnished by the Company to AGT. Notwithstanding anything to the contrary in this Agreement, the Company may give a copy of this Section 5.3 to any person who inquires about submitting an unsolicited Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its subsidiaries: (w) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (x) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20 percent or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (y) any tender offer or exchange offer that if consummated would result in any person beneficially owning more than 20 percent of the outstanding shares of Company Common Stock or the filing of a registration statement under the Securities Act in connection therewith; or
(z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     (b) Except as set forth in this Section 5.3(b), the Company Board shall not
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to AGT, the approval or recommendation of the Merger and this Agreement by the Company Board, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any agreement (including, without limitation, any letter of intent) with respect to any Acquisition Proposal (any of (i), (ii) or (iii), "Withdraw"); provided, however, that nothing in this Agreement shall prevent the Company Board from withdrawing, amending or modifying its recommendation of the Merger and this Agreement if (i) an unsolicited bona fide written Acquisition Proposal is submitted to the Company, (ii) the Company Board concludes in good faith, after having received the advice of its independent financial advisor, that such Acquisition Proposal would result in a transaction that is more favorable from a financial point of view to the Company's stockholders than the Merger (a "Superior Proposal") and
(iii) the Company Board concludes in good faith, after consultation with its legal counsel, that the withdrawal, amendment or modification of such recommendation in connection with the Superior Proposal is consistent with the fiduciary obligations of the Company Board to the Company's stockholders under applicable law. Nothing herein shall prevent the Company Board from recommending that its stockholders accept an unsolicited tender offer or exchange offer commenced by a third party with respect to the Company's Common Stock if (u) such tender offer or exchange offer constitutes an Acquisition Proposal, (v) the Company Board shall have withdrawn its recommendation in favor of the Merger in accordance with and as permitted by the preceding sentence, (w) the Company Board shall have concluded in good faith, after having received the advice of its financial advisor, that such tender offer or exchange offer is a Superior Proposal, (x) the Company Board shall have concluded in good faith, after consultation with legal counsel, that the recommendation in favor of acceptance of such tender offer or exchange offer is consistent with the fiduciary obligations of the Company Board to the Company's stockholders under applicable law, (y) the Company shall have given AGT notice of the Company Board's intention to Withdraw and (z) AGT does not make within five days of AGT's receipt of such notice, an offer which the Company Board, after consultation with its financial advisors, determines is superior to such Superior Proposal. In addition, if the Company Withdraws, it shall concurrently pay, or cause to be paid, to AGT the fee required by Section 7.3(a) hereof.

     Section 5.4.  Letters of the Company's and AGT's Accountants.

     (a) The Company shall use all reasonable best efforts to cause to be delivered to AGT a letter of KPMG Peat Marwick LLP (or its successor firm), the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to AGT, in form and substance reasonably satisfactory to AGT and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     (b) AGT shall use all reasonable best efforts to cause to be delivered to the Company a letter of Deloitte & Touche LLP (or its successor firm), AGT's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     Section 5.5. Meetings. The Company and AGT each shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger (with respect to the Company) and the Share Issuance (with respect to AGT). Subject to Section 5.3(b), the Company agrees that its obligations pursuant to the first sentence of this Section 5.5 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal. AGT and the Company will, through their respective Boards of Directors, recommend to their respective stockholders approval of this Agreement and the Merger (with respect to the Company) and the Share Issuance (with respect to AGT), subject to the right of the Company Board to modify or withdraw its recommendation pursuant to
Section 5.3(b). The Company and AGT shall coordinate and cooperate with respect to the timing of such meetings and each of the Company and AGT shall use its best efforts to hold such meeting as soon as practicable after the date hereof.

     Section 5.6.  Access to Information.

     (a) Between the date hereof and the Effective Time, each of the parties hereto will give the other party hereto and their authorized representatives reasonable access to all its employees, plants, offices, warehouses and other facilities and to all its and its subsidiaries' books and records, will permit the other parties hereto to make such inspections as the other parties may reasonably require and will cause its officers and those of its subsidiaries to furnish the other parties with such financial and operating data and other information with respect its and its subsidiaries' business, properties and personnel as the other parties may from time to time reasonably request, provided that no investigation pursuant to this Section 5.6(a) shall affect or be deemed to modify any of the representations or warranties made by any party hereto.

     (b) Between the date hereof and the Effective Time, the Company shall furnish to AGT and Acquisition (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to Company management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for the Company's SEC filings, which (in the case of this clause
(ii)), shall be in accordance with the books and records of the Company.

     (c) Between the date hereof and the Effective Time, AGT shall furnish to the Company (i) within five business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to AGT management and (ii) at the earliest time they are available, such quarterly and annual financial statements as are prepared for AGT's SEC filings, which (in the case of this clause (ii)), shall be in accordance with the books and records of AGT.

     (d) Each of AGT and Acquisition will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the Company and its subsidiaries furnished to AGT or Acquisition in connection with the transactions contemplated by this Agreement to the extent required by that certain confidentiality agreement entered into between the Company and AGT dated November 25, 1997 (the "Confidentiality Agreement").

     Section 5.7. Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Joint Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof; (ii) cooperation in obtaining, prior to the Effective Time, the approval for quotation on the NASDAQ, effective upon the official notice of issuance, of the shares of AGT Common Stock into which the Company Common Stock will be converted pursuant to Article I hereof; (iii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents of all third parties and Governmental Entities, including those relating to existing debt obligations of the Company, AGT and their respective subsidiaries;
(iv) contesting any legal proceeding relating to the Merger; and (v) the execution of any additional instruments, including the Certificate of Merger, necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, AGT and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the shareholder vote with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

     Section 5.8. Antitrust Reviews. Each party hereto will use all reasonable efforts (a) to file with the US Department of Justice and US Federal Trade Commission, as soon as practicable after the date hereof, the Notification and Report Form under the HSR Act and any supplemental information or material requested pursuant to the HSR Act, and (b) to comply as soon as practicable after the date hereof with any other laws of any country and the European Union under which any consent, authorization, registration, declaration or other action with respect to the transactions contemplated herein may be required. Each party hereto shall furnish to the other such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act or other such laws, and shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity under the HSR Act or other such laws. Each of the Company and AGT shall take any and all action reasonably necessary to prevent the entry of any order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Merger or any related transactions contemplated by this Agreement, and to lift, mitigate or rescind the effect of any litigation or administrative proceeding adversely affecting this Agreement or any transactions contemplated herein.

     Section 5.9. Public Announcements. Each of AGT, Acquisition and the Company will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any agreement with NASDAQ, as determined by AGT, Acquisition or the Company, as the case may be.

     Section 5.10.  Indemnification; Directors' and Officers' Insurance.

     (a) Indemnification. From and after the Effective Time, AGT shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after the Effective Time that are in whole or in part (i) based on, or arising out of, the fact that such person is or was a director, officer or employee of such party or a subsidiary of such party or (ii) based on, arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Effective
Time), (i) AGT shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to AGT, promptly after statements therefor are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the DGCL and upon receipt of any affirmation and undertaking required by the DGCL, (ii) AGT will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL and AGT's articles of incorporation or bylaws shall be made by independent counsel mutually acceptable to AGT and the Indemnified Party; provided, however, that AGT shall not be liable for any settlement effected without its written consent (which consent shall not be reasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties.

     (b) Insurance. For a period of six years after the Effective Time, AGT shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by the Company for the benefit of those persons who are covered by such policies at the Effective Time (or AGT may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to AGT not greater than 150 percent of the premium for the current Company directors' and officers' liability insurance; provided that if such insurance cannot be so maintained or obtained at such costs, AGT shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 150 percent of the current annual premiums of the Company for such insurance.

     (c) Successors. In the event AGT or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of AGT shall assume the obligations set for in this
Section 5.10.

     (d) Survival of Indemnification. To the fullest extent permitted by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in the Company's articles of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of the lesser of six years from the Effective Time and the expiration of the applicable statute of limitations.

     (e) Benefit. The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     Section 5.11. Notification of Certain Matters. The Company shall give prompt notice to AGT and Acquisition, and AGT and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, AGT or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of it and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or
(v) the occurrence of any Material Adverse Effect; provided, however, that the delivery of any notice pursuant to this Section 5.11 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.12. Tax-Free Reorganization Treatment. The Company, Company Affiliates, AGT and Acquisition shall execute and deliver to O'Sullivan Graev & Karabell, LLP, counsel to the Company, and Weil, Gotshal & Manges LLP, counsel to AGT, certificates containing customary representations substantially in the forms agreed to by the parties on or prior to the date hereof (with such changes as may be reasonably requested by such law firms) at such time or times as may be reasonably requested by such law firms in connection with their respective deliveries of opinions, pursuant to Sections 6.2(c) and 6.3(f) hereof, with respect to the tax-free reorganization treatment of the Merger. Prior to the Effective Time, none of the Company, Company Affiliates, AGT or Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such previously-agreed upon certificates.

     Section 5.13. Company Employee Benefits. Through December 31, 1998, the employees of the Company shall continue to receive employee benefits substantially comparable in the aggregate to those provided for under Company Benefit Plans (other than the plans being terminated as set forth on Schedule
5.14 of the Company Disclosure Schedule) provided by the Company on the date prior to the Effective Time.

     Section 5.14.  Certain Payment of Deferred Compensation and
Bonuses. Notwithstanding anything to the contrary herein, the Company shall take such action as necessary (i) to terminate the Company Benefit Plans as indicated on Schedule 5.14 of the Company Disclosure Schedule and (ii) make the payments required to be made or elected by the Company to be made under all Company Benefit Plans as set forth on Schedule 5.14 of the Company Disclosure Schedule on or immediately prior to the Effective Time.

     Section 5.15. Stock Options. The Company shall take any actions required under the terms of the Stock Option Plans, including, but not limited to, obtaining any required written consents of the Option holders, in order to effectuate the provisions of Section 2.3 hereof.

     Section 5.16. SEC Filings. Each of AGT and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     Section 5.17. Guarantee of Performance. AGT hereby guarantees the performance by Acquisition of its obligations under this Agreement.

                                   ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 6.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company and, the Share Issuance shall have been approved by the requisite vote of the stockholders of AGT;

     (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority and continued in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger;

     (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired, and any other governmental or regulatory notices or approvals required with respect to the transactions contemplated hereby shall have been either filed or received;

     (d) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and AGT shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of AGT Common Stock in exchange for the Shares in the Merger;

     (e) the AGT Common Stock issuable in the Merger shall have been authorized for quotation on the NASDAQ, upon official notice of issuance; and

     (f) the number of directors of AGT shall have been increased by two, and the vacancies created thereby shall have been initially filled by Marne Obernauer, Jr. and a designee to be determined jointly by the Company and AGT.

     Section 6.2. Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations and warranties of AGT and Acquisition contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing AGT and Acquisition shall have delivered to the Company a certificate to that effect;

     (b) each of the obligations of AGT and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing AGT and Acquisition shall have delivered to the Company a certificate to that effect;

     (c) the opinion of O'Sullivan Graev & Karabell, LLP, dated the Closing Date and addressed to the Company substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of AGT, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by the Company as a result of the Merger or by a stockholder of the Company as a result of the Merger with respect to Shares converted into shares of AGT Common Stock (other than with respect to the Per Share Cash Amount and cash received in lieu of fractional shares of AGT Common Stock), shall have been delivered and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, O'Sullivan Graev & Karabell, LLP shall have received and may rely upon the representations contained in the certificates referred to in
Section 5.12; and

     (d) other than a change in the price of AGT Common Stock, there shall have been no events, changes or effects with respect to AGT or its subsidiaries which would have a Material Adverse Effect on AGT.

     Section 6.3. Conditions to the Obligations of AGT and Acquisition. The respective obligations of AGT and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

     (a) the representations and warranties of the Company contained in this Agreement or in any other document delivered pursuant hereto shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time, and at the Closing the Company shall have delivered to AGT and Acquisition a certificate to that effect;

     (b) each of the obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Closing the Company shall have delivered to AGT and Acquisition a certificate to that effect;

     (c) the Dissenting Shares shall constitute not more than ten percent (10%) of the Shares;

     (d) the Company shall have delivered to AGT and Acquisition all consents or notices necessary to effect valid assignments of the contracts listed on Section
3.18 of the Company Disclosure Schedule, except for the contracts indicated thereon with an asterisk, all in form and substance reasonably acceptable to AGT;

     (e) there shall have been no events, changes or effects with respect to the Company or its subsidiaries which would have a Material Adverse Effect on the Company;

     (f) the opinion of Weil, Gotshal & Manges LLP, dated the Closing Date and addressed to AGT, substantially to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of AGT, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by AGT, Acquisition or the Company as a result of the Merger, shall have been delivered and such opinion shall not have been withdrawn or modified in any material respect. In rendering such opinion, Well, Gotshal & Manges LLP shall have received and may rely upon the representations contained in the certificates referred to in
Section 5.12;

     (g) employment agreements between Black Dot Graphics, Inc., a wholly-owned subsidiary of the Company, and each of Ettore G. Nardulli and Howard A. Fiedler, each dated August 1, 1989, as amended, shall be in full force and effect unless terminated due to death or disability (as defined therein).

                                   ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

     Section 7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time:

     (a) by mutual written consent of AGT, Acquisition and the Company;

     (b) by AGT and Acquisition or the Company if the Merger has not been consummated by July 31, 1998, provided that no party may terminate this Agreement pursuant to this Section 7.1(b) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

     (c) by AGT and Acquisition or the Company if (i) the Company shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve this agreement and the Merger, (ii) AGT shall have convened a meeting of its stockholders and failed to obtain the requisite vote to approve the Share Issuance, or (iii) the U.S. Department of Justice or U.S. Federal Trade Commission shall have obtained or stated its intention in writing to seek an order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Merger or any related transactions contemplated by this Agreement.

     (d) by the Company if (i) there shall have been a breach of any representation or warranty on the part of AGT or Acquisition set forth in this Agreement, or if any representation or warranty of AGT or Acquisition shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) would be incapable of being satisfied by July 31, 1998 (or as otherwise extended), (ii) there shall have been a breach by AGT or Acquisition of any of their respective covenants or agreements hereunder having or constituting a Material Adverse Effect on AGT or Acquisition, as the case may be, has not cured such breach within 15 days after notice by the Company thereof, or (iii) the Company enters into a definitive agreement relating to a Superior Proposal in accordance with Section 5.3(b), so long as the Company is not then in breach of its obligations under Section 5.3 (provided that such termination shall not be effective until payment of the amount required under Section 7.3(a)); or

     (e) by AGT and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would be incapable of being satisfied by July 31, 1998 (or as otherwise extended), (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having or constituting a Material Adverse Effect on the Company and the Company has not cured such breach within 15 days after notice by AGT or Acquisition thereof or (iii) the Company Board shall have withdrawn, modified or changed its approval or recommendation of this Agreement or the Merger, shall have recommended to the Company's stockholders any Acquisition Proposal (other than the Merger), shall have failed to call, give notice of, convene or hold a stockholders' meeting to vote upon the Merger, or shall have adopted any resolution to effect any of the foregoing, or the Company shall have entered into a definitive agreement relating to a Superior Proposal.

     Section 7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders, other than the provisions of this Section 7.2 and Sections 5.6(c) and 7.3, and nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

     Section 7.3.  Fees and Expenses.

     (a) In the event that this Agreement shall be terminated pursuant to:

          (i) Sections 7.1(e)(i) or 7.1(e)(ii), and, within twelve months thereafter, the Company enters into an agreement with respect to any Acquisition Proposal (other than the Merger); or

          (ii) Sections 7.1(d)(iii) or 7.1(e)(iii), then AGT and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate

     AGT and Acquisition for such damages, the Company shall pay to AGT the amount of $13 million as liquidated damages and not a penalty as follows:
     (i) in the case of a termination under Sections 7.1(e)(i) or 7.1(e)(ii), such amount shall be paid on the date the Company enters into an agreement with respect to any Acquisition Proposal and (ii) in the case of a termination under Section 7.1(d)(iii) or 7.1(e)(iii), such amount shall be paid concurrently with and, in the case of Section 7.1(d)(iii), as a precondition of, such termination.

     (b) Upon the termination of this Agreement pursuant to Sections 7.1(c)(i), 7.1(d)(iii), or 7.1(e)(iii), in addition to any amounts that may otherwise be payable under Section 7.3(a), the Company shall reimburse AGT, Acquisition and their affiliates for all actual documented out-of-pocket fees and expenses, not to exceed $3 million, actually incurred by any of them or on their behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). If AGT or Acquisition shall submit a request for reimbursement hereunder, AGT or Acquisition will provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. The Company shall in any event pay the amount (not to exceed $3 million) within 10 business days from when invoices are received by the Company.

     (c) Upon the termination of this Agreement pursuant to Section 7.1(c)(ii), AGT shall reimburse the Company for all actual documented out-of-pocket fees and expenses, not to exceed $3 million, actually incurred by the Company or on its behalf in connection with the Merger and the consummation of all transactions contemplated by this Agreement (including, without limitation, fees payable to investment bankers, counsel to any of the foregoing, and accountants). If the Company shall submit a request for reimbursement hereunder, the Company will provide AGT in due course with invoices or other reasonable evidence of such expenses upon request. AGT shall in any event pay the amount (not to exceed $3 million) within 10 business days from when invoices are received by AGT.

     (d) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. The cost of printing the S-4 and the Joint Proxy Statement of filing any required notification under the HSR Act shall be borne equally by the Company and AGT.

     Section 7.4. Amendment. This Agreement may be amended by action taken by the Company, AGT and Acquisition at any time before or after approval of the Merger by the stockholders of the Company and stockholders of AGT but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 7.5. Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, AGT and Acquisition shall together be deemed one party and the Company shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8

                                 MISCELLANEOUS

     Section 8.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.

     Section 8.2.  Entire Agreement; Assignment.  This Agreement:

     (a) and the Confidentially Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and

     (b) shall not be assigned by operation of law or otherwise; provided, however, that Acquisition may assign any or all of its rights and obligations under this Agreement to any direct or indirect wholly-owned subsidiary of AGT, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

     Section 8.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, facsimile or telex, or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

    if to AGT or to Acquisition to:

     Applied Graphics Technologies, Inc.
     450 West 33rd Street
     New York, New York 10001
     Attention: Martin D. Krall/Louis Salamone, Jr.

     with a copy to:

     Weil, Gotshal & Manges LLP
     767 Fifth Avenue
     New York, NY 10153
     Attention: Jeffrey J. Weinberg, Esq.
     Facsimile: (212) 310-8007

     if to the Company to:

     Devon Group, Inc.
     450 Park Avenue
     New York, New York 10022
     Attention: Marne Obernauer, Jr.

     with a copy to:

     O'Sullivan Graev & Karabell, LLP
     30 Rockefeller Plaza
     New York, NY 10112
     Attention: Lawrence G. Graev, Esq.
     Facsimile: (212) 408-2420

or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

     Section 8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

     Section 8.5. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     Section 8.6. Interpretive Provisions; Certain Definitions. Whenever used in this Agreement, "to the Company's knowledge" or "to the knowledge of the Company" shall mean the actual knowledge of those persons who are listed on
Exhibit 1 and "to AGT's knowledge" or "to the knowledge of AGT" shall mean the actual knowledge of the Persons listed on Exhibit 2. The inclusion of any information on any schedule to this Agreement shall not be deemed to be an admission or acknowledgement by the Company, in and of itself, that such information is required to be listed on such Schedule or is material to or outside the ordinary course of the business of the Company. Nothing contained herein or in any of the exhibits or schedules hereto shall constitute an admission of liability or an admission against the Company's interest.

     Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Sections 5.10 and 8.2 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.8. Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

     Section 8.9. Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and, shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     Section 8.10. Brokers. Except as otherwise provided in Section 7.3, the Company agrees to indemnify and hold harmless AGT and Acquisition, and AGT and Acquisition agree to indemnify and hold harmless the Company, from and against any and all liability to which AGT and Acquisition, on the one hand, or the Company, on the other hand, may be subjected by reason of any brokers, finder's or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of the Company, or AGT or Acquisition, as the case may be.

     Section 8.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          APPLIED GRAPHICS TECHNOLOGIES, INC.

                                          By: /s/ FRED DRASNER

                                          --------------------------------------
                                          Name: Fred Drasner
                                          Title:  Chief Executive Officer

                                          AGT ACQUISITION CORP.

                                          By: /s/ FRED DRASNER

                                          --------------------------------------
                                          Name: Fred Drasner
                                          Title:  Chief Executive Officer

                                          DEVON GROUP, INC.

                                          By: /s/ MARNE OBERNAUER, JR.

                                          --------------------------------------
                                          Name: Marne Obernauer, Jr.
                                          Title:  Chief Executive Officer

                                                                       Exhibit 1

Marne Obernauer, Jr.
Bruce K. Koch
Robert H. Donovan
Robert A. Frasco

                                                                       Exhibit 2

Fred Drasner
Martin D. Krall
Louis Salamone, Jr.

      [Letterhead of Donaldson, Lufkin & Jenrette Securities Corporation]

                                                                       EXHIBIT B

                                                               February 13, 1998
Board of Directors
Devon Group, Inc.
450 Park Avenue
Suite 2001
New York, NY 10022

Dear Sirs:

     You have requested our opinion as to the fairness from a financial point of view to the stockholders of Devon Group, Inc. (the "Company") of the consideration to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger, to be dated as of February 13, 1998 (the "Agreement"), among Applied Graphics Technologies, Inc. ("Applied Graphics"), a newly formed, wholly owned subsidiary of Applied Graphics ("Merger Sub"), and the Company, pursuant to which the Company will be merged (the "Merger") with and into Merger Sub.

     Pursuant to the Agreement, each share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive $30 in cash and 0.6 shares of common stock, par value $.01 per share, of Applied Graphics ("Applied Graphics Common Stock").

     In arriving at our opinion, we have reviewed the draft dated February 11, 1998 of the Agreement and the exhibits thereto. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and Applied Graphics including information provided during discussions with their respective managements. Included in the information provided during discussions with respective managements were certain financial projections of the Company for the period beginning April 1, 1997 and ending March 31, 2001 prepared by the management of the Company. In addition, we have compared certain financial and securities data of the Company and Applied Graphics with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of Company Common Stock and Applied Graphics Common Stock, reviewed prices and premiums paid in certain other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by the Company or Applied Graphics or their respective representatives, or that was otherwise reviewed by us. With respect to the financial projections supplied to us by the Company, we have assumed that they have been reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company. We have not assumed any responsibility for making an independent evaluation of the Company's assets or liabilities or for making any independent verification of any of the information reviewed by us.

     Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We are expressing no opinion herein as to the prices at which Applied Graphics Common Stock will actually trade at any time. Our opinion does not address the relative merits of the Merger and other business strategies being considered by the Company's Board of Directors, nor does it address the Board's decision to proceed with the Merger. Our opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed transaction.

     Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. DLJ has provided investment banking services to Applied

Graphics and certain of its affiliates in the past and has received usual and customary compensation for such services.

     Based upon the foregoing and such other factors as we deem relevant, we are of the opinion that the consideration to be received is fair to the holders of Company Common Stock pursuant to the Agreement from a financial point of view.

                                          Very truly yours,

                                          DONALDSON, LUFKIN & JENRETTE
                                          SECURITIES CORPORATION

                                                                       EXHIBIT C

                      [LETTERHEAD OF GOLDMAN, SACHS & CO.]

PERSONAL AND CONFIDENTIAL

February 13, 1998

Board of Directors
Applied Graphics Technologies, Inc.
28 West 23(rd) Street
New York, New York 10010

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to Applied Graphics Technologies, Inc. ("AGT") of the Merger Consideration (as defined below) to be paid by AGT to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Company Shares"), of The Devon Group, Inc. (the "Company") pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of February 13, 1998, among AGT, AGT Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of AGT, and the Company. Pursuant to the Agreement, the Company will be merged with and into Acquisition (the "Merger"), and each outstanding Company Share will be converted into the right to receive 0.6 shares of Common Stock, par value $0.01 per share (the "AGT Shares"), of AGT (the "Stock Consideration") and $30.00 in cash (the "Cash Consideration"), subject to certain adjustments as more fully set forth in the Agreement. The aggregate of the Stock Consideration and the Cash Consideration is referred to herein as the "Merger Consideration".

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with AGT having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of AGT and the Company for the two fiscal years ended December 31, 1996 for AGT and March 31, 1997 for the Company; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of AGT and the Company; certain other communications from AGT and the Company to their respective stockholders; and certain internal financial analyses and forecasts for AGT and the Company prepared by their respective managements. We also have held discussions with members of the senior management of AGT and the Company regarding the strategic rationale for, and the potential benefits of, the Merger and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for AGT Shares and the Company Shares, compared certain financial and stock market information for AGT and the Company with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the prepress industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have taken into account, with AGT's consent, the view of management that existing relationships with certain significant customers and suppliers would continue after consummation of the Merger. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of AGT or the Company or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of AGT in connection with its consideration of the Merger and such opinion does not constitute a recommendation as to how any holder of AGT Shares should vote with respect to the Merger.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Merger Consideration to be paid to the holders of Company Shares pursuant to the Agreement is fair from a financial point of view to AGT.

Very truly yours,

---------------------------------------------------------
(GOLDMAN, SACHS & CO.)

                                                                       EXHIBIT D

                             STOCKHOLDERS AGREEMENT

     THIS STOCKHOLDERS AGREEMENT, dated as of February 13, 1998 (the "Agreement"), is made and entered into by APPLIED GRAPHICS TECHNOLOGIES, INC., a Delaware corporation ("AGT"), AGT ACQUISITION CORP., a Delaware corporation and a direct wholly-owned subsidiary of AGT ("Acquisition"), and Robert S. Blank, William G. Gisel, Thomas J. Harrington, John W. Dinzole, Howard A. Fiedler, Terence M. Flynn, Marne Obernauer, Marne Obernauer, Jr. and Edward L. Palmer (collectively, the "Stockholders" and individually a "Stockholder"). In addition to the above parties, DEVON GROUP, INC., a Delaware corporation (the "Company"), hereby joins in the execution and delivery of this Agreement for purposes of
Section 5.

                              W I T N E S S E T H

     WHEREAS, concurrently herewith, AGT, Acquisition and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which the Company will be merged with and into Acquisition (the "Merger"); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, AGT has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Definitions.  For purposes of this Agreement:

     (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meaning of Section 13(d)(3) of the Exchange Act.

     (b) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     2.  Provisions Concerning Company Common Stock.

     (a) Each Stockholder hereby, severally and not jointly and severally, agrees that during the period commencing on the date hereof and continuing until the first to occur of the Effective Time, the termination of this Agreement or the termination of the Merger Agreement in accordance with its terms, at any meeting of the holders of Company Common Stock, however called, such Stockholder shall vote (or cause to be voted) all of the issued and outstanding Shares held of record or Beneficially Owned by such Stockholder, whether heretofore owned or hereafter acquired: (i) in favor of the approval and adoption of the Merger Agreement and the Merger; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by AGT, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries except as permitted in the Merger Agreement; (B) a sale, lease or transfer of a material amount of assets of the Company or its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its Subsidiaries except as permitted in the Merger Agreement; (C)(1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any material change in the Company's Certificate of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business except as permitted in the Merger Agreement; or (4) any other action which, in the case of each of the matters referred to in clauses (C)(1), (2), (3) or (4), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement, and during such period such Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 2.

     (b) Each Stockholder hereby grants to AGT a proxy to vote the Shares of such Stockholder in the manner required under this Agreement. Each Stockholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to such Shares.

     3.  Covenants, Representations and Warranties of Each Stockholder.

     (a) Each Stockholder hereby, severally and not jointly and severally, represents and warrants to AGT as follows:

          (i) Ownership of Shares. Such Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of Shares and Options respectively set forth opposite the Stockholder's name on Schedule I and II hereto. On the date hereof, the Shares and Options respectively set forth opposite such Stockholder's name on Schedules I and II hereto constitute all of the Shares and Options owned of record or Beneficially Owned by such Stockholder. Such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 2 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares set forth opposite such Stockholder's name on Schedule I hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

          (ii) Power; Binding Agreement. Such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby. If such Stockholder is married and such Stockholder's Shares or Options constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

          (iii) No Conflicts. Except for filings under the Exchange Act or HSR Act, if applicable, and the filings required under the Merger Agreement (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with such Stockholder's ability to perform its obligations hereunder, and
     (B) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (i) conflict with or result in any breach of any applicable organizational documents applicable to such Stockholder, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of such Stockholder to perform its obligations hereunder.

          (iv) No Encumbrances. Except the proxy granted under Section 2(b), such Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever.

          (v) No Finder's Fees. No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (vi) No Solicitation. Such Stockholder shall, in its capacity as such, comply with the terms of Section 5.3(a) of the Merger Agreement.

          (vii) Restriction on Transfer, Proxies and Non-Interference. At any time during the period beginning on the date hereof and ending upon the earlier to occur of the Effective Time or the termination of this Agreement or the Merger Agreement, such Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge (unless the pledgee thereof agrees in writing to abide by the terms and conditions hereof as if he/she were a Stockholder), encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares, Options or any interest therein;
     (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that could reasonably by expected to have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

          (viii) Waiver of Appraisal Rights. Such Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

          (ix) Reliance by AGT. Such Stockholder understands and acknowledges that AGT is entering into, and causing Acquisition to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

          (x) Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

     (b) AGT hereby represents and warrants to each Stockholder as follows:

          (i) Organization, Standing and Corporate Power. AGT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with adequate corporate power and authority to own its properties and carry on its business as presently conducted. AGT has the corporate power and authority to enter into and perform all of AGT's obligations under this Agreement and to consummate the transactions contemplated hereby.

          (ii) No Conflicts. Except for filings under the HSR Act, if applicable, and the filings required under the Merger Agreement, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by AGT and the consummation by AGT of the transactions contemplated hereby, except where the failure to obtain such consent, permit, authorization, approval or filing would not interfere with AGT's ability to perform its obligations hereunder, and (B) none of the execution and delivery of this Agreement by AGT, the consummation by AGT of the transactions contemplated hereby or compliance by AGT with any of the provisions hereof shall (1) conflict with or result in any breach of any applicable organizational documents applicable to AGT, (2) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which AGT is a party or by, which AGT or any of AGT's properties or assets may be bound, or (3) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to AGT or any of AGT's properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of AGT to perform its obligations hereunder.

          (iii) Execution, Delivery and Performance by AGT. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of AGT, and AGT has taken all other actions required by law, its Certificate of Incorporation and its Bylaws in order to consummate the transactions contemplated by this Agreement. This Agreement constitutes the valid and binding obligations of AGT and is enforceable in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally.

     4. Stop Transfer. Each Stockholder agrees with, and covenants to, AGT that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Section 3(a)(vii) hereof). In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     5. Termination. Except as otherwise provided herein, the covenants and agreements contained herein with respect to the Shares shall terminate upon the termination of the Merger Agreement in accordance with its terms by AGT or the Company.

     6. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer and nothing herein shall limit or affect any action taken by such person in his or her capacity as a director or officer. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares.

     7.  Miscellaneous.

     (a) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     (b) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

     (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party provided that AGT may assign, in its sole discretion, its rights and obligations hereunder to any affiliate of AGT, but no such assignment shall relieve AGT of its obligations hereunder if such assignee does not perform such obligations.

     (d) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that either Schedule I or II hereto may be supplemented by AGT by adding the name and other relevant information concerning any stockholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

     (e) Notices. All notices, requests claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

     If to Stockholder: At the addresses set forth on signature pages hereto

     If to AGT or Acquisition:

     Applied Graphics Technologies, Inc.
     450 West 33rd Street
     New York, New York 10001
     Attn:  Martin D. Krall
         Louis Salamone, Jr.

     copy to:

     Weil, Gotshal & Manges LLP
     767 Fifth Avenue
     New York, New York 10153
     Attn: Jeffrey J. Weinberg, Esq.
     Telecopy: (212) 310-8007

     If to the Company:

     Devon Group, Inc.
     450 Park Avenue
     New York, New York 10022
     Attn: Marne Obernauer, Jr.
     Telecopy: (212) 888-0896

     copy to:

     O'Sullivan Graev & Karabell, LLP
     30 Rockefeller Plaza
     New York, New York 10112
     Attention: Lawrence G. Graev, Esq.
     Telecopy: (212) 408-2420

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

     (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

     (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of a Stockholder's death, the benefit to be received by the Stockholder hereunder shall inure to his successors and heirs.

     (k) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     (l) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with the Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (1) and shall not be deemed to be a general submission to the jurisdiction of said Court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

     (m) Descriptive Headings. The descriptive headings used herein are inserted for convenience or reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     (n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

     IN WITNESS WHEREOF, AGT, Acquisition and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                          APPLIED GRAPHICS TECHNOLOGIES, INC.

                                          By: /s/     FRED DRASNER

                                            ------------------------------------
                                            Name: Fred Drasner
                                            Title: Chief Executive Officer

                                          AGT ACQUISITION CORP.

                                          By: /s/     FRED DRASNER

                                            ------------------------------------
                                            Name: Fred Drasner
                                            Title: Chief Executive Officer

                                          Stockholders:

                                          /s/       ROBERT S. BLANK

                                          --------------------------------------
                                          Robert S. Blank
                                          1187 Wrack Road
                                          Meadowbrook, PA 19046

                                          /s/      WILLIAM G. GISEL

                                          --------------------------------------
                                          William G. Gisel
                                          58 Rumsey Road
                                          Buffalo, NY 14209

                                          /s/    THOMAS J. HARRINGTON

                                          --------------------------------------
                                          Thomas J. Harrington
                                          71 Arrowhead Way
                                          Darien, CT 06820

                                          /s/       JOHN W. DINZOLE

                                          --------------------------------------
                                          John W. Dinzole
                                          9706 Partridge Lane
                                          Crystal Lake, Illinois 60014

                                          /s/      HOWARD A. FIEDLER

                                          --------------------------------------
                                          Howard A. Fiedler
                                          760 Country Club Road
                                          Crystal Lake, Illinois 60014

                                          /s/      TERENCE M. FLYNN

                                          --------------------------------------
                                          Terence M. Flynn
                                          87 Marina Vista Drive
                                          Larkspur, CA 94939

                                          /s/       MARNE OBERNAUER

                                          --------------------------------------
                                          Marne Obernauer
                                          777 Lake Avenue
                                          Greenwich, CT 06830

                                          /s/    MARNE OBERNAUER, JR.

                                          --------------------------------------
                                          Marne Obernauer, Jr.
                                          1100 Park Avenue
                                          Apt. 9A
                                          New York, New York 10128

                                          /s/      EDWARD L. PALMER

                                          --------------------------------------
                                          Edward L. Palmer
                                          108 Horseshoe Road
                                          Mill Neck, NY 11765
AGREED TO AND ACKNOWLEDGED
(with respect to Section 4 hereof and for purposes of acknowledging its consent hereto):

DEVON GROUP, INC.

By: /s/  MARNE OBERNAUER, JR.

    ----------------------------------
Name: Marne Obernauer, Jr.
Title: Chief Executive Officer

                                 SCHEDULE I TO
                             STOCKHOLDERS AGREEMENT

                    NAME OF STOCKHOLDER                       NUMBER OF SHARES OWNED
                    -------------------                       ----------------------
Marne Obernauer, Jr.........................................         857,999
Maine Obernauer.............................................         300,000
John W. Dinzole.............................................         160,500
Howard A. Fiedler...........................................         106,393
Terence M. Flynn............................................         200,068
Thomas J. Harrington........................................          14,000
Edward L. Palmer............................................          87,874
William G. Gisel............................................           3,000
Robert S. Blank.............................................          30,000

                                 SCHEDULE II TO
                             STOCKHOLDERS AGREEMENT

                    NAME OF STOCKHOLDER                           OPTIONS
                    -------------------                       ---------------
Howard A. Fiedler...........................................  50,000 @ $34.25
                                                              35,000 @ $16.75
                                                              15,000 @ $26.00

                                                                       EXHIBIT E

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

                        1998 INCENTIVE COMPENSATION PLAN

1.0  DEFINITIONS

     The following terms shall have the following meanings unless the context indicates otherwise:

     1.1 "Affiliated Person" shall mean an employee of an entity other than the Company whose activities may benefit the Company and who has been designated by the Board to be eligible to participate in the Plan.

     1.2 "Award" shall mean either a Stock Option, an SAR, a Stock Award, a Stock Unit, a Performance Share, a Performance Unit, or a Cash Award.

     1.3 "Award Agreement" shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

     1.4  "Board" shall mean the Board of Directors of the Company.

     1.5 "Cash Award" shall mean the grant by the Committee to a Participant of an Award of cash as described in Section 11 below.

     1.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     1.7 "Committee" shall mean (i) the Board or (ii) a committee or subcommittee of the Board appointed by the Board from among its members. The Committee may be the Board's Compensation Committee. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as (x) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act and (y) an "outside director" within the meaning of Section 162(m) of the Code and the Treasury Regulations thereunder.

     1.8 "Common Stock" shall mean the common stock, $.01 par value per share, of the Company.

     1.9 "Company" shall mean Applied Graphics Technologies, Inc., a Delaware corporation.

     1.10 "Dividend Equivalent Right" shall mean the right to receive an amount equal to the amount of any dividend paid with respect to a share of Common Stock multiplied by the number of hypothetical shares of Common Stock underlying a Stock Unit or a Performance Unit, and which shall be payable in cash, in Common Stock, in the form of additional Stock Units or Performance Units (as the case may be), or a combination of all of the foregoing.

     1.11 "Effective Date" shall mean the date on which the Plan is approved by the Company's stockholders.

     1.12 "Employee" shall mean an employee of the Company or any Subsidiary as described in Treasury Regulation Section 1.421-7(h).

     1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

     1.14  "Fair Market Value of the Common Stock" shall mean:

          (a) if the Common Stock is readily tradeable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

          (b) if the Common Stock is not readily tradeable on a national securities exchange or other market system:

             (i) the book value of a share of Common Stock as of the last day of the last completed fiscal quarter preceding the date of calculation; or

             (ii) any other value as otherwise determined in good faith by the Board.

     1.15 "Independent Contractor" shall mean a person or an entity that renders services to the Company, but -- if a person -- is not an Employee or a Nonemployee Director.

     1.16 "ISO" shall mean an "incentive stock option" as such term is used in Code Section 422.

     1.17 "Nonemployee Director" shall mean a member of the Board who is not an Employee.

     1.18 "Nonqualified Stock Option" shall mean a Stock Option that does not qualify as an ISO.

     1.19 "Participant" shall mean any Employee, Nonemployee Director, Affiliated Person or Independent Contractor to whom an Award has been granted by the Committee under the Plan.

     1.20 "Performance-Based Award" shall mean an Award subject to the achievement of certain performance goal or goals as described in Section 12 below.

     1.21 "Performance Share" shall mean the grant by the Committee to a Participant of an Award as described in Section 10.1 below.

     1.22 "Performance Unit" shall mean the grant by the Committee to a Participant of an Award as described in Section 10.2 below.

     1.23 "Plan" shall mean the Applied Graphics Technologies, Inc. 1998 Incentive Compensation Plan.

     1.24 "SAR" shall mean the grant by the Committee to a Participant of a stock appreciation right as described in Section 8 below.

     1.25 "Stock Award" shall mean the grant by the Committee to a Participant of an Award of Common Stock under Section 9.1 below.

     1.26 "Stock Option" shall mean the grant by the Committee to a Participant of an option to purchase Common Stock under Section 7 below.

     1.27 "Stock Unit" shall mean the grant by the Committee to a Participant of an Award as described in Section 9.2 below.

     1.28 "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the Voting Stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

     1.29 "Treasury Regulations" shall mean the regulations promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

     1.30  "Vest" shall mean:

          (a) with respect to Stock Options and SARs, when the Stock Option or SAR (or a portion of such Stock Option or SAR) first becomes exercisable and remains exercisable subject to the terms and conditions of such Stock Option or SAR; or

          (b) with respect to Awards other than Stock Options and SARs, when the Participant has:

             (i) an unrestricted right, title and interest to receive the compensation (whether payable in cash, Common Stock, or a combination of both) attributable to an Award (or a portion of such Award) or to otherwise enjoy the benefits underlying such Award; and

             (ii) a right to transfer an Award subject to no Company-imposed restrictions or limitations other than those restrictions and/or limitations imposed by Section 14 below.

     1.31  "Vesting Date" shall mean the date or dates on which an Award Vests.

     1.32 "Voting Stock" shall mean the capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

2.0  PURPOSE AND TERM OF PLAN

     2.1 Purpose. The purpose of the Plan is to provide motivation to certain Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors to put forth maximum efforts toward the growth, profitability, and success of the Company and Subsidiaries by providing incentives to such Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors either through cash payments and/ or through the ownership and performance of the Common Stock. In addition, the Plan is intended to provide incentives which will attract and retain highly qualified individuals as Employees and Nonemployee Directors and to assist in aligning the interests of such Employees and Nonemployee Directors with those of its stockholders.

     2.2 Term. The Plan shall be effective as of the Effective Date. The Plan shall terminate on the 10th anniversary of the Effective Date (unless sooner terminated by the Board).

3.0  ELIGIBILITY AND PARTICIPATION

     3.1 Eligibility and Participation. All Employees of the Company, all Nonemployee Directors, Affiliated Persons and Independent Contractors shall be eligible to participate in the Plan and to receive Awards. Participants shall consist of such Employees, Nonemployee Directors, Affiliated Persons and Independent Contractors as the Committee in its sole discretion designates to receive Awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person or entity to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

4.0  ADMINISTRATION

     4.1 Responsibility. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms.

     4.2 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement which shall be signed by the Committee and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

     4.3 Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to the following:

          (a) to determine eligibility for participation in the Plan;

          (b) to determine eligibility for and the type and size of an Award granted under the Plan;

          (c) to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect;

          (d) to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

          (e) to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

          (f) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

          (g) to accelerate the Vesting of any Award when such action or actions would be in the best interest of the Company;

          (h) to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company; and

          (i) to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

     4.4 Action by the Committee. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

     4.5 Delegation of Authority. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 4.5, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the Subsidiary whose employees have benefitted from the Plan, as determined by the Committee.

     4.6 Determinations and Interpretations by the Committee. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

     4.7 Liability. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.

     4.8 Indemnification. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

5.0  SHARES SUBJECT TO PLAN

     5.1 Available Shares. The aggregate number of shares of Common Stock which shall be available for grants of Awards under the Plan during its term shall be 4,000,000, which shall include the number of shares of Common Stock available for grants as of the Effective Date under the Company's Revised 1996 Stock Option Plan (the "1996 Plan"). On or about the Effective Date, the Board shall amend the 1996 Plan so that no further grants shall be made under the 1996 Plan and all available shares under the 1996 Plan as of the Effective Date shall be transferred to the Plan. Shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company's treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 5.2 below. Any shares of Common Stock underlying Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Awards under the Plan.

     5.2 Adjustment to Shares. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Award so that each such Award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Award had such Award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Stock Options and SARs, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of performance periods; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as "performance-based compensation" under Code Section 162(m). In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; provided, however, that with respect to Performance-Based Awards, such modifications and/or changes do not disqualify compensation attributable to such Awards as "performance-based compensation" under Code Section 162(m). Notwithstanding anything contained in the Plan, any adjustment with respect to an ISO due to a change or distribution described in this Section 5.2 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any ISO granted hereunder other than an incentive stock option for purposes of Code
Section 422.

6.0  MAXIMUM INDIVIDUAL AWARDS

     6.1 Maximum Aggregate Number of Shares Underlying Stock-Based Awards Granted Under the Plan to Any Single Participant. The maximum aggregate number of shares of Common Stock underlying all Awards measured in shares of Common Stock (whether payable in cash, Common Stock, or a combination of both) that may be granted to any single Participant during the life of the Plan shall be 4,000,000 shares, subject to adjustment as provided in Section 5.2 above. For purposes of the preceding sentence, such Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant during the life of the Plan.

     6.2 Maximum Dollar Amount Underlying Cash-Based Awards Granted Under the Plan to Any Single Participant. The maximum dollar amount that may be paid to any single Participant with respect to all Awards granted to such Participant measured in cash (whether payable in cash, Common Stock, or a combination of both) during the life of the Plan shall be $30,000,000.

7.0  STOCK OPTIONS

     7.1 In General. The Committee may, in its sole discretion, grant Stock Options to Employees, Nonemployee Directors, Affiliated Persons and/or Independent Contractors. The Committee shall, in its sole discretion, determine the Employees, the Nonemployee Directors, Affiliated Persons and Independent Contractors who will receive Stock Options and the number of shares of Common Stock underlying each Stock Option. With respect to Employees who become Participants, the Committee may grant such Participants ISOs or Nonqualified Stock Options or a combination of both. With respect to Nonemployee Directors, Affiliated Persons and Independent Contractors who become Participants, the Committee may grant such Participants only Nonqualified Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the terms and conditions set forth in Sections 7.2 through 7.8 below.

     7.2 Exercise Price. The Committee shall specify the exercise price of each Stock Option in the Award Agreement; provided, however, that (i) the exercise price of any ISO shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant, and (ii) the exercise price of any Nonqualified Stock Option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant unless the Committee -- in its sole discretion and due to special circumstances -- determines otherwise on the date of grant.

     7.3 Term of Stock Option. The Committee shall specify the term of each Stock Option in the Award Agreement; provided, however, that:

          (a) no ISO shall be exercised after the 10th anniversary of the date of grant of such ISO; and

          (b) no Nonqualified Stock Option shall be exercised after the 10th anniversary of the date of grant of such Nonqualified Stock Option, unless the Committee, in its sole discretion, provides otherwise.

     Each Stock Option shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant.

     7.4 Vesting Date. The Committee shall specify the Vesting Date with respect to each Stock Option in the Award Agreement. The Committee may grant Stock Options that are Vested, either in whole or in part, on the date of grant. If the Committee fails to specify a Vesting Date in the Award Agreement, such Stock Option shall become exercisable in accordance with the following schedule:

                                                                  CUMULATIVE
                ANNIVERSARY OF DATE OF GRANT                  PERCENT THAT VESTS
                ----------------------------                  ------------------
Less than 1 year............................................           0%
On the first anniversary date...............................          20%
On the second anniversary date..............................          25%
On the third anniversary date...............................          30%
On the fourth anniversary date..............................          35%
On the fifth anniversary date...............................         100%

The Vesting of a Stock Option may also be subject to such other terms and conditions as shall be determined by the Committee, including, without limitation, accelerating the Vesting (i) based on individual performance or (ii) if certain performance goals are achieved.

     7.5 Exercise of Stock Options. The Stock Option exercise price may be paid in cash or, in the sole discretion of the Committee, by the delivery of shares of Common Stock owned by the Participant for a period of greater than six months, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the sole discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a Participant, providing the Company with a notarized statement attesting to the number of shares owned by the Participant, where upon verification by the Company, the Company would issue to the Participant only the number of incremental shares to which the Participant is entitled upon exercise of the Stock Option. In determining which methods a Participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to ISOs, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Award Agreement.

     7.6 Restrictions Relating to ISOs. In addition to being subject to the terms and conditions of this Section 7, ISOs shall comply with all other requirements under Code Section 422. Accordingly, ISOs may be granted only to Participants who are employees (as described in Treasury Regulation Section 1.421-7(h)) of the Company or of any "Parent Corporation" (as defined in Code
Section 424(e)) or of any "Subsidiary Corporation" (as defined in Code Section 424(f)) on the date of grant. The aggregate market value (determined as of the time the ISO is granted) of the Common Stock with respect to which ISOs (under all option plans of the Company and of any Parent Corporation and of any Subsidiary Corporation) are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) ISOs shall be taken into account in the order in which they are granted and (ii) ISOs granted before 1987 shall not be taken into account. ISOs shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by such Participant. The Committee shall not grant ISOs to any Employee who, at the time the ISO is granted, owns stock possessing (after the application of the attribution rules of Code Section 424(d)) more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or of any Subsidiary Corporation unless the exercise price of the ISO is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such ISO is prohibited by its terms after the 5th anniversary of the ISO's date of grant. In addition, no ISO shall be issued to a Participant in tandem with a Nonqualified Stock Option issued to such Participant in accordance with Treasury Regulation Section 14a.422A-1, Q/A-39.

     7.7 Additional Terms and Conditions. The Committee may, by way of the Award Agreements or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any Stock Option, provided they are not inconsistent with the Plan, including, without limitation, the requirement that the Participant not engage in competition with the Company.

     7.8 Conversion Stock Options. The Committee may, in its sole discretion, grant a Stock Option to any holder of an option (an "Original Option") to purchase shares of the stock of any corporation:

          (i) the stock or assets of which were acquired, directly or indirectly, by the Company or any Subsidiary; or

          (ii) which was merged with and into the Company or a Subsidiary;

so that the Original Option is "converted" into a Stock Option (a "Conversion Stock Option"); provided, however, that such Conversion Stock Option as of the date of its grant (the "Conversion Stock Option Grant Date") shall have the same economic value as the Original Option as of the Conversion Stock Option Grant Date. In addition, unless the Committee in its sole discretion determines otherwise, a Conversion Stock Option which is converting an Original Option intended to qualify as an ISO shall have the same terms and conditions as applicable to the Original Option in accordance with Code Section 424 and the Treasury Regulations thereunder so that the conversion (x) is treated as the issuance or assumption of a stock option under Code Section 424(a) and (y) is not treated as a modification, extension or renewal of a stock option under Code
Section 424(h).

8.0  SARS

     8.1 In General. The Committee may, in its sole discretion, grant SARs to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors. An SAR is a right to receive a payment in cash, Common Stock or a combination of both, in an amount equal to the excess of:

          (x) the Fair Market Value of the Common Stock, or other specified valuation, of a specified number of shares of Common Stock on the date the SAR is exercised; over

          (y) the Fair Market Value of the Common Stock, or other specified valuation (which shall be no less than the Fair Market Value of the Common Stock), of such shares of Common Stock on the date the SAR is granted, all as determined by the Committee;

provided, however, that if a SAR is granted retroactively in tandem with or in substitution for a Stock Option, the designated Fair Market Value of the Common Stock in the Award Agreement may be the Fair Market Value of the Common Stock on the date such Stock Option was granted. Each SAR shall be subject to such terms and conditions, including, but not limited to, a provision that automatically converts a SAR into a Stock Option on a conversion date specified at the time of grant, as the Committee shall impose from time to time in its sole discretion and subject to the terms of the Plan.

9.0  STOCK AWARDS AND STOCK UNITS

     9.1 Stock Awards. The Committee may, in its sole discretion, grant Stock Awards to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Stock Award shall consist of shares of Common Stock which shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, restrictions on the sale or other disposition of such shares, the Vesting Date with respect to such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the Participant's employment within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. With respect to the shares of Common Stock subject to a Stock Award granted to a Participant, such Participant shall have all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares, unless the Committee determines otherwise on the date of grant.

     9.2 Stock Units. The Committee may, in its sole discretion, grant Stock Units to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Stock Unit is a hypothetical share of Common Stock represented by a notional account established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Stock Units. Stock Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determinations of the Vesting Date with respect to such Stock Units and the criteria for the Vesting of such Stock Units. A Stock Unit granted by the Committee shall provide for payment in shares of Common Stock at such time or times as the Award Agreement shall specify. The Committee shall determine whether a Participant who has been granted a Stock Unit shall also be entitled to a Dividend Equivalent Right.

     9.3 Payout of Stock Units. Subject to a Participant's election to defer in accordance with Section 17.3 below, upon the Vesting of a Stock Unit, the shares of Common Stock representing the Stock Unit shall be distributed to the Participant, unless the Committee, in its sole discretion, provides for the payment of the Stock Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

10.0  PERFORMANCE SHARES AND PERFORMANCE UNITS

     10.1 Performance Shares. The Committee may, in its sole discretion, grant Performance Shares to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Performance Share shall consist of a share or shares of Common Stock which shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Shares that will be paid out or distributed to the Participant who has been granted Performance Shares. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

     10.2 Performance Units. The Committee may, in its sole discretion, grant Performance Units to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Performance Unit is a hypothetical share or shares of Common Stock represented by a notional account which shall be established and maintained (or caused to be established or maintained) by the Company for such Participant who receives a grant of Performance Units. Performance Units shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the performance goal or goals which, depending on the extent to which such goals are met, will determine the number and/or value of the Performance Units that will be accrued with respect to the Participant who has been granted Performance Units. Performance goals may be based on, without limitation, Company-wide, divisional and/or individual performance, as the Committee, in its sole discretion, may determine, and may be based on the performance measures listed in Section 12.3 below.

     10.3 Adjustment of Performance Goals. With respect to those Performance Shares or Performance Units that are not intended to qualify as Performance-Based Awards (as described in Section 12 below), the Committee shall have the authority at any time to make adjustments to performance goals for any outstanding Performance Shares or Performance Units which the Committee deems necessary or desirable unless at the time of establishment of the performance goals the Committee shall have precluded its authority to make such adjustments.

     10.4 Payout of Performance Shares or Performance Units. Subject to a Participant's election to defer in accordance with Section 17.3 below, upon the Vesting of a Performance Share or a Performance Unit, the Performance Share or the Performance Unit shall be distributed to the Participant in shares of Common Stock, unless the Committee, in its sole discretion, provides for the payment of the Performance Share or a Performance Unit in cash (or partly in cash and partly in shares of Common Stock) equal to the value of the shares of Common Stock which would otherwise be distributed to the Participant.

11.0  CASH AWARDS

     11.1 In General. The Committee may, in its sole discretion, grant Cash Awards to Employees, Nonemployee Directors, Affiliated Persons, and/or Independent Contractors as additional compensation or in lieu of other compensation for services to the Company. A Cash Award shall be subject to such terms and conditions as the Committee, in its sole discretion, determines appropriate -- including, without limitation, determining the Vesting Date with respect to such Cash Award, the criteria for the Vesting of such Cash Award, and the right of the Company to require the Participant to repay the Cash Award (with or without interest) upon termination of the Participant's employment within specified periods.

12.0  PERFORMANCE-BASED AWARDS

     12.1 In General. The Committee, in its sole discretion, may designate and design Awards granted under the Plan as Performance-Based Awards (as defined below) if it determines that compensation attributable to such Awards might not otherwise be tax deductible by the Company due to the deduction limitation imposed by Code Section 162(m). Accordingly, an Award granted under the Plan may be granted in such a manner that the compensation attributable to such Award is intended by the Committee to qualify as "performance-based compensation" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder) and thus be exempt from the deduction limitation imposed by Code
Section 162(m) ("Performance-Based Awards").

     12.2 Qualification of Performance-Based Awards. Awards shall qualify as Performance-Based Awards under the Plan only if:

          (a) at the time of grant the Committee is comprised solely of two or more "outside directors" (as such term is used in Code Section 162(m) and the Treasury Regulations thereunder);

          (b) with respect to either the granting or Vesting of an Award (other than (i) a Nonqualified Stock Option or (ii) an SAR, which are granted with an exercise price at or above the Fair Market Value of the Common Stock on the date of grant), such Award is subject to the achievement of a performance goal or goals based on one or more of the performance measures specified in Section 12.3 below;

          (c) the Committee establishes in writing (i) the objective performance-based goals applicable to a given performance period and (ii) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such performance period (but in no event after 25 percent of such performance period has elapsed);

          (d) no compensation attributable to a Performance-Based Award will be paid to or otherwise received by a Participant until the Committee certifies in writing that the performance goal or goals (and any other material terms) applicable to such performance period have been satisfied; and

          (e) after the establishment of a performance goal, the Committee shall not revise such performance goal (unless such revision will not disqualify compensation attributable to the Award as "performance-based compensation" under Code Section 162(m)) or increase the amount of compensation payable with respect to such Award upon the attainment of such performance goal.

     12.3 Performance Measures. The Committee may use the following performance measures (either individually or in any combination) to set performance goals with respect to Awards intended to qualify as Performance-Based Awards: net sales; pre-tax income before allocation of corporate overhead and bonus; budget; cash flow; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; increase in number of customers; and/or reductions in costs.

     12.4 Shareholder Reapproval. As required by Treasury Regulation Section 1.162-27(e)(vi), the material terms of performance goals as described in this
Section 12 shall be disclosed to and reapproved by the Company's stockholders no later than the first stockholder meeting that occurs in the 5th year following the year in which the Company stockholders previously approved such performance goals.

13.0  CHANGE IN CONTROL

     13.1 Accelerated Vesting or Payout. Notwithstanding any other provision of this Plan to the contrary, if there is a change in control of the Company, the Committee, in its sole discretion, may take such actions as it deems appropriate with respect to outstanding awards, including, without limitation, accelerating the Vesting Date and/or payout of such Awards; provided, however, that such action shall not conflict with any provision contained in an Award Agreement unless such provision is amended in accordance with Section 16.3 below.

     13.2 Cashout. The Committee, in its sole discretion, may determine that, upon the occurrence of a change in control of the Company, all or a portion of certain outstanding Awards shall terminate within a specified number of days after notice to the holders, and each such holder shall receive an amount equal to the value of such Award on the date of the change in control, and with respect to each share of Common Stock subject to a Stock Option or SAR, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such change in control over the exercise price per share of such Stock Option or SAR. Such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its sole discretion, shall determine.

     13.3 Assumption or Substitution of Awards. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion, provide that an Award may be assumed by any entity which acquires control of the Company or may be substituted by a similar award under such entity's compensation plans.

14.0  TERMINATION OF EMPLOYMENT IF PARTICIPANT IS AN EMPLOYEE

     14.1 Termination of Employment Due to Death or Disability. Subject to any written agreement between the Company and a Participant, if a Participant's employment is terminated due to death or disability:

          (a) all non-Vested portions of Awards held by the Participant on the date of the Participant's death or the date of the termination of his or her employment, as the case may be, shall immediately be forfeited by such Participant as of such date; and

          (b) all Vested portions of Stock Options and SARs held by the Participant on the date of the Participant's death or the date of the termination of his or her employment, as the case may be, shall remain exercisable until the earlier of:

             (i) the end of the 12-month period following the date of the Participant's death or the date of the termination of his or her employment, as the case may be; or

             (ii) the date the Stock Option or SAR would otherwise expire.

     14.2 Termination of Employment for Cause. Subject to any written agreement between the Company and a Participant, if a Participant's employment is terminated by the Company for cause, all Awards held by a Participant on the date of the termination of his or her employment for cause, whether Vested or non-Vested, shall immediately be forfeited by such Participant as of such date.

     14.3 Other Terminations of Employment. Subject to any written agreement between the Company and a Participant, if a Participant's employment is terminated for any reason other than for cause or other than due to death or disability:

          (a) all non-Vested portions of Awards held by the Participant on the date of the termination of his or her employment shall immediately be forfeited by such Participant as of such date; and

          (b) all Vested portions of Stock Options and/or SARs held by the Participant on the date of the termination of his or her employment shall remain exercisable until the earlier of:

              (i) the end of the 90-day period following the date of the termination of the Participant's employment; or

             (ii) the date the Stock Option or SAR would otherwise expire.

     14.4 Committee Discretion. Notwithstanding anything contained in the Plan to the contrary, the Committee may, in its sole discretion and at anytime, provide that:

          (a) any or all non-Vested portions of Stock Options and/or SARs held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall immediately become exercisable as of such date and, except with respect to ISOs, shall remain exercisable until a date that occurs on or prior to the date the Stock Option or SAR is scheduled to expire;

          (b) any or all Vested portions of Nonqualified Stock Options and/or SARs held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall remain exercisable until a date that occurs on or prior to the date the Stock Option or SAR is scheduled to expire; and/or

          (c) any or all non-Vested portions of Stock Awards, Stock Units, Performance Shares, Performance Units, and/or Cash Awards held by the Participant on the date of the Participant's death and/or the date of the termination of his or her employment shall immediately Vest or shall become Vested on a date that occurs on or prior to the date the Award is scheduled to vest.

     14.5 ISOs. Notwithstanding anything contained in the Plan to the contrary, (i) the provisions contained in this Section 14 shall be applied to an ISO only if the application of such provision maintains the treatment of such ISO as an ISO and (ii) the exercise period of an ISO in the event of a termination of the Participant's employment due to disability provided in
Section 14.1 above shall be applied only if the Participant is "permanently and totally disabled" (as such term is defined in Code Section 22(e)(3)).

15.0  TAXES

     15.1 Withholding Taxes. With respect to Employees, the Company, or the applicable Subsidiary, may require a Participant who has become vested in his or her Stock Award, Stock Unit, Performance Share or Performance Unit granted hereunder, or who exercises a Stock Option or SAR granted hereunder to reimburse the corporation which employs such Participant for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by such corporation or entity in respect of the issuance or disposition of such shares or the payment of any amounts. In lieu thereof, the corporation or entity which employs such Participant shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation or entity to the Participant upon such terms and conditions as the Committee shall prescribe. The corporation or entity that employs such Participant may, in its discretion, hold the stock certificate to which such Participant is entitled upon the vesting of a Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Stock Option or SAR as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

     15.2 Use of Common Stock to Satisfy Withholding Obligation. With respect to Employees, at any time that the Company, Subsidiary or other entity that employs such Participant becomes subject to a withholding obligation under applicable law with respect to the vesting of a Stock Award, Stock Unit, Performance Share or Performance Unit or the exercise of a Nonqualified Stock Option (the "Tax Date"), except as set forth below, a holder of such Award may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (i) directing the Company, Subsidiary or other entity that employs such Participant to withhold from shares issuable in the related vesting or exercise either a specified number of shares or shares of Common Stock having a specified value (in each case not in excess of the related personal tax liabilities), (ii) tendering shares of Common Stock previously issued pursuant to the exercise of a Stock Option or other shares of the Common Stock owned by the holder, or (iii) combining any or all of the foregoing Elections in any fashion. An Election shall be irrevocable. The withheld shares and other shares of Common Stock tendered in payment shall be valued at their Fair Market Value of the Common Stock on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate, including conditions or restrictions with respect to Section 16 of the Exchange Act.

     15.3 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

16.0  AMENDMENT AND TERMINATION

     16.1 Termination of Plan. The Board may suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 16.1 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent.

     16.2 Amendment of Plan. The Board may amend the Plan at any time with or without prior notice; provided, however, that no action authorized by this
Section 16.2 shall reduce the amount of any outstanding Award or change the terms and conditions thereof without the Participant's consent. No amendment of the Plan shall, without the approval of the stockholders of the Company:

          (a) increase the total number of shares which may be issued under the Plan;

          (b) increase the maximum number of shares with respect to all Awards measured in Common Stock that may be granted to any individual under the Plan;

          (c) increase the maximum dollar amount with respect to all Awards measured in cash that may be paid to any individual under the Plan; or

          (d) modify the requirements as to eligibility for Awards under the Plan.

     In addition, the Plan shall not be amended without the approval of such amendment by the Company's stockholders if such amendment (i) is required under the rules and regulations of the stock exchange or national market system on which the Common Stock is listed or (ii) will disqualify any ISO granted hereunder.

     16.3 Amendment or Cancellation of Award Agreements. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to an Employee, Nonemployee Director, Affiliated Person or Independent Contractor in substitution and exchange for, and in cancellation of, any Awards previously granted to such Employee, Nonemployee Director, Affiliated Person or Independent Contractor under the Plan, or any award previously granted to such Employee, Nonemployee Director, Affiliated Person or Independent Contractor under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

17.0  MISCELLANEOUS

     17.1 Other Provisions. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, to assist the Participant in financing the acquisition of Common Stock, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any Stock Option, for the acceleration of Vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to Participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the Participant's employment in addition to those specifically provided for under the Plan.

     17.2 Transferability. Each Award granted under the Plan to a Participant shall not be transferable otherwise than by will or the laws of descent and distribution, and Stock Options and SARs shall be exercisable, during the Participant's lifetime, only by the Participant. In the event of the death of a Participant, each Stock Option or SAR theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall, in its sole discretion, set forth in the Award Agreement on the date of grant and then only by the executor or administrator of the estate of the deceased Participant or the person or persons to whom the deceased Participant's rights under the Stock Option or SAR shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee, in its sole discretion and on a case-by-case basis, may permit the transferability of a Nonqualified Stock Option by a Participant, including, but not limited to, members of the Participant's immediate family or trusts or family partnerships or other similar entities for the benefit of such persons, and all such transfers shall be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish and include in the Award Agreement.

     17.3 Election to Defer Compensation Attributable to Award. The Committee may, in its sole discretion, allow a Participant to elect to defer the receipt of any compensation attributable to an Award under guidelines and procedures to be established by the Committee after taking into account the advice of the Company's tax counsel.

     17.4 Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     17.5 No Right, Title, or Interest in Company Assets. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

     17.6 No Right to Continued Employment or Service or to Grants. The Participant's rights, if any, to continue to serve the Company as a director, officer, employee, independent contractor or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any Employee or the services of any Independent Contractor or director at any time. The adoption of the Plan shall not be deemed to give any Employee, Nonemployee Director, Affiliated Person or Independent Contractor or any other individual any right to be selected as a Participant or to be granted an Award.

     17.7 Awards Subject to Foreign Laws. The Committee may grant Awards to individual Participants who are subject to the tax laws of nations other than the United States, and such Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign governmental entity; provided, however, that no such Awards may be granted pursuant to this Section 17.7 and no action may be taken which would result in a violation of the Exchange Act or any other applicable law.

     17.8 Governing Law. The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

     17.9 Other Benefits. No Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect.

     17.10 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Common Stock, Stock Options, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                                                                       EXHIBIT F

                            DELAWARE CODE ANNOTATED
                             TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

SECTION 262.  APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                      APPLIED GRAPHICS TECHNOLOGIES, INC.

      PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1998
                                  COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Fred Drasner, Martin D. Krall and Louis Salamone, Jr., and any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Special Meeting in lieu of Annual Meeting (including all adjournments thereof) of Stockholders of Applied Graphics Technologies, Inc. to be held on Wednesday, May 27, 1998, at 10:00 a.m. local time at 450 West 33rd Street, 3rd floor, New York, New York.

    The Board of Directors recommends a vote FOR Proposal 1.

    Proposal 1. Approval of the issuance of 4,427,290 shares of Common Stock in connection with the Agreement and Plan of Merger, dated as of February 13, 1998, among Devon Group, Inc., Applied Graphics Technologies, Inc. and AGT Acquisition Corp.

            [ ] FOR                                  [
] AGAINST                              [ ] ABSTAIN

The Board of Directors recommends a vote FOR Proposal 2.

    Proposal 2. Increase in Authorized Number of Shares of Common Stock from 40,000,000 to 150,000,000 shares.

            [ ] FOR                                  [
] AGAINST                              [ ] ABSTAIN

The Board of Directors recommends a vote FOR Proposal 3.

    Proposal 3.  Adoption of the 1998 Incentive Compensation Plan.

            [ ] FOR                                  [
] AGAINST                              [ ] ABSTAIN

The Board of Directors recommends a vote FOR Proposal 4.

    Proposal 4.  Election of Directors.

            [ ] FOR all nominees                     [ ] WITHHOLD AUTHORITY                     [ ] EXCEPTIONS
              listed below                             to vote for all
                                                       nominees listed below

Nominees: Mortimer B. Zuckerman, Fred Drasner, Martin D. Krall, John R. Harris, Edward H. Linde, Howard Stringer, Linda J. Wachner, John Zuccotti, Marne Obernauer, Jr. and David R. Parker.

(INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

* EXCEPTIONS
--------------------------------------------------------------------------------

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR each of the Proposals IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF APPLIED GRAPHICS TECHNOLOGIES, INC.

                                            Signature(s):
                                            ------------------------------------

                                            Title/Authority:
                                            ------------------------------------

Dated:
------------------------------ , 1998

NOTED: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the Meeting and all adjournments and postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               DEVON GROUP, INC.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                                  MAY 27, 1998
                                  COMMON STOCK

This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby appoints Marne Obernauer, Jr., Bruce K. Koch and Robert A. Frasco, and any of them, attorneys and proxies, with power of substitution and revocation, to vote, as designated below, all shares of Common Stock that the undersigned is entitled to vote, with all powers that the undersigned would possess if personally present at the Meeting (including all adjournments thereof) of Stockholders of Devon Group, Inc. to be held on Wednesday, May 27, 1998, at 10:00 a.m. local time at Stamford Marriott Hotel, 2 Stamford Forum, Stamford, Connecticut.

The Board of Directors recommends a vote FOR Proposal 1.

     Proposal 1. Approval and Adoption of the Agreement and Plan of Merger, dated as of February 13, 1998, among Devon Group, Inc., Applied Graphics Technologies, Inc. and AGT Acquisition Corp.

            [ ] FOR              [ ] AGAINST             [ ] ABSTAIN

The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, the shares represented by this Proxy will be voted FOR Proposal 1. IN ADDITION, THE PROXIES MAY VOTE IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF DEVON GROUP, INC.

                                          Signature(s):
                                          --------------------------------------

                                          Title/Authority:

--------------------------------------------------------------------------------

Dated:
------------------------------, 1998

NOTED: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. The proxies are authorized in their discretion, to vote such shares upon any other business that may properly come before the Meeting and all adjournments and postponements thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            The Delaware General Corporation Law (the "Delaware Law") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derives an improper personal benefit. The Certificate of Incorporation and Bylaws provide for the elimination and limitation of the personal liability of directors of Applied Graphics Technologies, Inc. for monetary damages to the fullest extent permitted by the Delaware Law. In addition, the Certificate of Incorporation and Bylaws provide that if the Delaware Law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the Delaware Law, as so amended. The effect of this provision is to eliminate the rights of Applied Graphics Technologies, Inc. and its stockholders (through stockholders' derivative suits on behalf of Applied Graphics Technologies, Inc.) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. The provision does not limit or eliminate the rights of Applied Graphics Technologies, Inc. or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Bylaws provide that Applied Graphics Technologies, Inc. shall, to the full extent permitted by the Delaware Law, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

ITEM 21.       EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

      (2.1) Agreement and Plan of Merger, dated as of February 13, 1998, among Devon Group, Inc., a Delaware corporation, Applied Graphics Technologies, Inc., a Delaware corporation, and AGT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Applied Graphics Technologies, Inc. (Exhibit A to the Proxy Statement/Prospectus included in this Registration Statement).

      (3.1) First Restated Certificate of Incorporation of Applied Graphics Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 forming part of the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      (3.2) Amended and Restated Bylaws of Applied Graphics Technologies, Inc. (incorporated by reference to Exhibit No.
                    3.2 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      3.3 Form of Resolutions of the Board of Directors of Applied Graphics Technologies, Inc., adopted at a Board meeting on February 13, 1998, amending the Bylaws.

      (4.1) Specimen Stock Certificate (incorporated by reference to Exhibit No. 4 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      5.1 Opinion of Weil, Gotshal & Manges LLP regarding the legality of the securities being registered.

      8.1 Opinion of Weil, Gotshal & Manges LLP regarding certain federal income tax matters.

      8.2 Opinion of O'Sullivan Graev & Karabell, LLP regarding certain federal income tax matters.

      (9.1) Stockholders Agreement, dated as of February 13, 1998, among Applied Graphics Technologies, Inc., a Delaware corporation, AGT Acquisition Corp., a Delaware corporation, Robert S. Blank, William G. Gisel, Thomas J. Harrington, John W. Dinzole, Howard A. Fiedler, Terence M. Flynn, Marne Obernauer, Marne Obernauer, Jr. and Edward L. Palmer (incorporated by reference to Exhibit D to the Proxy Statement/Prospectus included in this Registration Statement).

      (10.2) Applied Graphics Technologies, Inc. 1996 Stock Option Plan (Incorporated by reference to Exhibit No. 10.2 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      (10.3) Applied Graphics Technologies, Inc. Non-Employee Directors Nonqualified Stock Option Plan (Incorporated by reference to Exhibit No. 10.3 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      (10.4)* Loan and Purchase Agreement, dated January 8, 1992, as amended (Incorporated by reference to Exhibit No. 10.4 forming part of Registrant's Report on form 10-K/A (File No. 0-28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended for the fiscal year ended December 31, 1996).

      (10.4(a))*    Second Amendment to Loan and Purchase Agreement dated April
                    19, 1996 (Incorporated by reference to Exhibit No. 10.4(a) forming part of the Registrant's Report on Form 10-K/A (File
                    No. 0-28208) filed with the Securities and Exchange
                    Commission under the Securities Exchange Act of 1934, as amended, for the fiscal year ended December 31, 1996).

      (10.4(b))*    Third Amendment to Loan and Purchase Agreement dated June
                    30, 1997 (Incorporated by reference to Exhibit No. 10.4(b) forming part of the Registrant's Report on Form 10-Q/A (File
                    No. 0-28208) filed with the Securities and Exchange
                    Commission under the Securities Exchange Act of 1934, as amended, for the quarterly period ended June 30, 1997).

      (10.5) Agreement, dated May 1, 1979, between WAMM Associates and Publisher Phototype International, L.P., as amended (Incorporated by reference to Exhibit No. 10.5 forming part of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333- 00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      (10.6(a)(i))  Employment Agreement, effective as of April 1, 1996, between the Company and Diane Romano (Incorporated by reference to Exhibit No. 10.6 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      10.6(a)(ii)   Employment Agreement Extension dated March 23, 1998 between
                    Applied Graphics Technologies, Inc. and Diane Romano.

      (10.6(b)(i))  Employment Agreement, effective as of April 1, 1996, between the Company and Georgia L. McCabe (Incorporated by reference to Exhibit No. 10.6 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      10.6(b)(ii)   Employment Agreement Extension dated March 23, 1998 between
                    Applied Graphics Technologies, Inc. and Georgia McCabe.

      (10.6(c))     Employment Agreement, effective as of March 13, 1996,
                    between the Company and Melvin A. Ettinger (Incorporated by reference to Exhibit No. 10.6 forming part of Amendment No.
                    3 to the Registrant's Registration Statement on Form S-1
                    (File No. 333-00478) filed with the Securities and Exchange
                    Commission under the Securities Act of 1933, as amended).

      (10.6(d)(i))  Employment Agreement, effective as of April 1, 1996, between the Company and Scott A. Brownstein (Incorporated by reference to Exhibit No. 10.6 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      10.6(d)(ii)   Employment Agreement Extension dated March 23, 1998 between
                    Applied Graphics Technologies, Inc. and Scott Brownstein.

      (10.6(e)(i))  Employment Agreement, effective as of June 1, 1996, between the Company and Louis Salamone, Jr. (Incorporated by reference to Exhibit No. 10.6(e) forming part of the Registrant's Report on Form 10-Q (File No. 0-28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended for the quarterly period ended March 31, 1997).

      (10.6(e)(ii)) Noncompetition, Nonsolicitation, and Confidentiality
                    Agreement, effective as of June 1, 1996, between the Company and Louis Salamone, Jr. (Incorporated by reference to Exhibit No. 10.6(e) forming part of the Registrant's Report on Form 10-K (File No. 0-28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended for the quarterly period ended December 31,
                    1996).

      10.6(e)(iii)  Employment Agreement Extension dated March 23, 1998 between
                    Applied Graphics Technologies, Inc. and Louis Salamone, Jr.

      (10.7) Form of Registration Rights Agreement (Incorporated by reference to Exhibit No. 10.7 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478)
                    filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      (16.1) Letter regarding Change in Certifying Accountant (incorporated by reference to the Registrant's Report on Form 8-K (File No. 0-28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on October 4, 1996).

      23.1(a)       Consent of Deloitte & Touche LLP.

      23.1(b)       Consent of Deloitte & Touche LLP.

      23.2          Consent of Coopers & Lybrand L.L.P.

      23.3          Consent of KPMG Peat Marwick LLP.

      23.4          Consent of Goldman, Sachs & Co.

      23.5 Consent of Weil, Gotshal & Manges LLP (included in the opinions filed as Exhibits 5.1 and 8.1).

      23.6 Consent of O'Sullivan Graev & Karabel, LLP (included in the opinion filed as Exhibit 8.2).

      23.7          Consent of Marne Obernauer, Jr.

      23.8          Consent of David R. Parker.

      23.9          Consent of John Zuccotti.

      24.1          Power of Attorney (included on signature page).

      27.1          Financial Data Schedules (Edgar version only).

      (99.1) Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (Exhibit B to the Proxy Statement/Prospectus included in this Registration Statement).

      (99.2) Opinion of Goldman, Sachs & Co. (Exhibit C to the Proxy Statement/Prospectus included in this Registration Statement).

      99.3          Consent of Donaldson, Lufkin & Jenrette Securities
                    Corporation.


* Confidential portions omitted and supplied separately to the Securities and Exchange Commission.

ITEM 22.                     UNDERTAKINGS.

        The Registrant hereby undertakes:

        (1) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (4) That every prospectus: (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

        (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 20, 1998.


                             APPLIED GRAPHICS TECHNOLOGIES, INC.
                             (Registrant)



                             By: /s/           FRED DRASNER
                                 -----------------------------------------------
                                               Fred Drasner
                                      Chairman and Chief Executive Officer



                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fred Drasner, Mortimer B. Zuckerman and Martin D. Krall, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments, including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.


                   Signature                                     Title                                     Date
                   ---------                                     -----                                     ----


/s/                    FRED DRASNER                       Director, Chairman                         April 20, 1998
---------------------------------------------------         and Chief Executive
                       Fred Drasner                         Officer (Principal
                                                            Executive Officer)



/s/                    DIANE ROMANO                       President                                  April 20, 1998
---------------------------------------------------
                       Diane Romano


/s/                 MELVIN A. ETTINGER                    Director, Vice                             April 20, 1998
---------------------------------------------------         Chairman and Chief
                    Melvin A. Ettinger                      Operating Officer



/s/                 LOUIS SALAMONE, JR.                   Senior Vice President                      April 20, 1998
---------------------------------------------------         and Chief Financial
                    Louis Salamone, Jr.                     Officer (Principal
                                                            Financial Officer)



/s/                   MARTIN D. KRALL                     Director, Executive Vice                   April 20, 1998
---------------------------------------------------         President, Chief Legal
                      Martin D. Krall                       Officer and Secretary



/s/                MORTIMER B. ZUCKERMAN                  Chairman of the Board                      April 20, 1998
---------------------------------------------------         of Directors
                   Mortimer B. Zuckerman


/s/                   JOHN R. HARRIS                      Director                                   April 20, 1998
---------------------------------------------------
                      John R. Harris


/s/                   EDWARD H. LINDE                     Director                                   April 20, 1998
---------------------------------------------------
                      Edward H. Linde

                   Signature                                     Title                                     Date
                   ---------                                     -----                                     ----



/s/                   HOWARD STRINGER                     Director                                   April 20, 1998
---------------------------------------------------
                      Howard Stringer


/s/                  LINDA J. WACHNER                     Director                                   April 20, 1998
---------------------------------------------------
                     Linda J. Wachner

                                EXHIBIT INDEX
                                -------------

      (a) Exhibits identified in parentheses below are on file with the Securities and Exchange Commission and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.

      (2.1) Agreement and Plan of Merger, dated as of February 13, 1998, among Devon Group, Inc., a Delaware corporation, Applied Graphics Technologies, Inc., a Delaware corporation, and AGT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Applied Graphics Technologies, Inc. (Exhibit A to the Proxy Statement/Prospectus included in this Registration Statement).

      (3.1) First Restated Certificate of Incorporation of Applied Graphics Technologies, Inc. (incorporated by reference to Exhibit No. 3.1 forming part of the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      (3.2) Amended and Restated Bylaws of Applied Graphics Technologies, Inc. (incorporated by reference to Exhibit No.
                    3.2 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      3.3 Form of Resolutions of the Board of Directors of Applied Graphics Technologies, Inc., adopted at a Board meeting on February 13, 1998, amending the Bylaws.

      (4.1) Specimen Stock Certificate (incorporated by reference to Exhibit No. 4 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      5.1 Opinion of Weil, Gotshal & Manges LLP regarding the legality of the securities being registered.

      8.1 Opinion of Weil, Gotshal & Manges LLP regarding certain federal income tax matters.

      8.2 Opinion of O'Sullivan Graev & Karabell, LLP regarding certain federal income tax matters.

      (9.1) Stockholders Agreement, dated as of February 13, 1998, among Applied Graphics Technologies, Inc., a Delaware corporation, AGT Acquisition Corp., a Delaware corporation, Robert S. Blank, William G. Gisel, Thomas J. Harrington, John W. Dinzole, Howard A. Fiedler, Terence M. Flynn, Marne Obernauer, Marne Obernauer, Jr. and Edward L. Palmer (incorporated by reference to Exhibit D to the Proxy Statement/Prospectus included in this Registration Statement).

      (10.2) Applied Graphics Technologies, Inc. 1996 Stock Option Plan (Incorporated by reference to Exhibit No. 10.2 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                                EXHIBIT INDEX
                                -------------

      (10.3) Applied Graphics Technologies, Inc. Non-Employee Directors Nonqualified Stock Option Plan (Incorporated by reference to Exhibit No. 10.3 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      (10.4)* Loan and Purchase Agreement, dated January 8, 1992, as amended (Incorporated by reference to Exhibit No. 10.4 forming part of Registrant's Report on form 10-K/A (File No. 0-28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended for the fiscal year ended December 31, 1996).

      (10.4(a))*    Second Amendment to Loan and Purchase Agreement dated April
                    19, 1996 (Incorporated by reference to Exhibit No. 10.4(a) forming part of the Registrant's Report on Form 10-K/A (File
                    No. 0-28208) filed with the Securities and Exchange
                    Commission under the Securities Exchange Act of 1934, as amended, for the fiscal year ended December 31, 1996).

      (10.4(b))*    Third Amendment to Loan and Purchase Agreement dated June
                    30, 1997 (Incorporated by reference to Exhibit No. 10.4(b) forming part of the Registrant's Report on Form 10-Q/A (File
                    No. 0-28208) filed with the Securities and Exchange
                    Commission under the Securities Exchange Act of 1934, as amended, for the quarterly period ended June 30, 1997).

      (10.5) Agreement, dated May 1, 1979, between WAMM Associates and Publisher Phototype International, L.P., as amended (Incorporated by reference to Exhibit No. 10.5 forming part of Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (File No. 333- 00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      (10.6(a)(i))  Employment Agreement, effective as of April 1, 1996, between the Company and Diane Romano (Incorporated by reference to Exhibit No. 10.6 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      10.6(a)(ii)   Employment Agreement Extension dated March 23, 1998 between
                    Applied Graphics Technologies, Inc. and Diane Romano.

                                EXHIBIT INDEX
                                -------------

      (10.6(b)(i))  Employment Agreement, effective as of April 1, 1996, between the Company and Georgia L. McCabe (Incorporated by reference to Exhibit No. 10.6 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      10.6(b)(ii)   Employment Agreement Extension dated March 23, 1998 between
                    Applied Graphics Technologies, Inc. and Georgia McCabe.

      (10.6(c))     Employment Agreement, effective as of March 13, 1996,
                    between the Company and Melvin A. Ettinger (Incorporated by reference to Exhibit No. 10.6 forming part of Amendment No.
                    3 to the Registrant's Registration Statement on Form S-1
                    (File No. 333-00478) filed with the Securities and Exchange
                    Commission under the Securities Act of 1933, as amended).

      (10.6(d)(i))  Employment Agreement, effective as of April 1, 1996, between the Company and Scott A. Brownstein (Incorporated by reference to Exhibit No. 10.6 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

      10.6(d)(ii)   Employment Agreement Extension dated March 23, 1998 between
                    Applied Graphics Technologies, Inc. and Scott Brownstein.

      (10.6(e)(i))  Employment Agreement, effective as of June 1, 1996, between the Company and Louis Salamone, Jr. (Incorporated by reference to Exhibit No. 10.6(e) forming part of the Registrant's Report on Form 10-Q (File No. 0-28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended for the quarterly period ended March 31, 1997).

      (10.6(e)(ii)) Noncompetition, Nonsolicitation, and Confidentiality
                    Agreement, effective as of June 1, 1996, between the Company and Louis Salamone, Jr. (Incorporated by reference to Exhibit No. 10.6(e) forming part of the Registrant's Report on Form 10-K (File No. 0- 28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended for the quarterly period ended December 31,
                    1996).

      10.6(e)(iii)  Employment Agreement dated March 23, 1998 between Applied
                    Graphics Technologies, Inc. and Louis Salamone, Jr.

      (10.7) Form of Registration Rights Agreement (Incorporated by reference to Exhibit No. 10.7 forming part of Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (File No. 333-00478) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

                                EXHIBIT INDEX
                                -------------

      (16.1) Letter regarding Change in Certifying Accountant (incorporated by reference to the Registrant's Report on Form 8-K (File No. 0-28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, on October 4, 1996).

      23.1(a)       Consent of Deloitte & Touche LLP.

      23.1(b)       Consent of Deloitte & Touche LLP.

      23.2          Consent of Coopers & Lybrand L.L.P.

      23.3          Consent of KPMG Peat Marwick LLP.

      23.4          Consent of Goldman, Sachs & Co.

      23.5 Consent of Weil, Gotshal & Manges LLP (included in the opinions filed as Exhibits 5.1 and 8.1).

      23.6 Consent of O'Sullivan Graev & Karabel, LLP (included in the opinion filed as Exhibit 8.2).

      23.7          Consent of Marne Obernauer, Jr.

      23.8          Consent of David R. Parker.

      23.9          Consent of John Zuccotti.

      24.1          Power of Attorney (included on signature page).

      27.1          Financial Data Schedules (Edgar version only).

      (99.1) Opinion of Donaldson, Lufkin & Jenrette Securities Corporation (Exhibit B to the Proxy Statement/Prospectus included in this Registration Statement).

      (99.2) Opinion of Goldman, Sachs & Co. (Exhibit C to the Proxy Statement/Prospectus included in this Registration Statement).

      99.3          Consent of Donaldson, Lufkin & Jenrette Securities
                    Corporation.


* Confidential portions omitted and supplied separately to the Securities and Exchange Commission.